                                                                  EXECUTION COPY

                      BANC OF AMERICA FUNDING CORPORATION,

                                  as Depositor,

                             WELLS FARGO BANK, N.A.,

                    as Servicer and Securities Administrator,

                                       and

                         U.S. BANK NATIONAL ASSOCIATION,

                                   as Trustee

                         POOLING AND SERVICING AGREEMENT

                               Dated June 29, 2006

                                   ----------

                       Mortgage Pass-Through Certificates

                                  Series 2006-F

                                TABLE OF CONTENTS

                                                                                   Page
                                                                                   ----

PRELIMINARY STATEMENT                                                                 1

   Section 2.02.    Acceptance by the Trustee or Custodian of the Mortgage
                    Loans.......................................................     33
   Section 2.03.    Representations, Warranties and Covenants of the Servicer...     37
   Section 2.04.    Representations and Warranties of the Depositor as to the

   Section 3.02.    Subservicing; Enforcement of the Obligations of the

   Section 3.06.    Rights of the Depositor, the Securities Administrator and
                    the Trustee in Respect of the Servicer......................     45
   Section 3.07.    Trustee to Act as Servicer..................................     46
   Section 3.08.    Collection of Taxes, Assessments and Similar Items; Escrow
                    Accounts....................................................     46
   Section 3.09.    Collection of Mortgage Loan Payments; Servicer Custodial
                    Account; Certificate Account................................     48
   Section 3.10.    Access to Certain Documentation and Information Regarding
                    the Mortgage Loans..........................................     51
   Section 3.11.    Permitted Withdrawals from the Certificate Account and the

   Section 3.15.    Trustee and Custodian to Cooperate; Release of Mortgage
                    Files.......................................................     57

                                       ii

   Section 3.16.    Documents, Records and Funds in Possession of the Servicer

ARTICLE IV SERVICER'S CERTIFICATE                                                    69

   Section 5.07.    Rights of the Tax Matters Person in Respect of the
                    Securities Administrator....................................     82
   Section 5.08.    REMIC Related Covenants.....................................     82
   Section 5.09.    Servicer, Securities Administrator and Trustee

   Section 7.03.    Limitation on Liability of the Depositor, the Servicer and

   Section 8.03.    Directions by Certificateholders and Duties of Trustee
                    During Event of Default.....................................     94
   Section 8.04.    Action upon Certain Failures of the Servicer and upon Event
                    of Default..................................................     94

                                       iii

   Section 9.02.    Certain Matters Affecting the Trustee and the Securities
                    Administrator...............................................     98
   Section 9.03.    Neither Trustee nor Securities Administrator Liable for
                    Certificates or Mortgage Loans..............................     99
   Section 9.04.    Trustee and Securities Administrator May Own Certificates...    100
   Section 9.05.    Eligibility Requirements for Trustee and Securities
                    Administrator...............................................    101
   Section 9.06.    Resignation and Removal of Trustee and Securities
                    Administrator...............................................    102
   Section 9.07.    Successor Trustee or Securities Administrator...............    102
   Section 9.08.    Merger or Consolidation of Trustee or Securities

   Section 9.11.    Trustee's Fees and Expenses and Securities Administrator's

   Section 9.15.    Trustee or Securities Administrator May Enforce Claims
                    Without Possession of Certificates.                             108

   Section 10.01.   Termination upon Purchase or Liquidation of All Mortgage

   Section 11.10.   Regulation AB Compliance; Intent of the Parties;
                    Reasonableness..............................................    116

                                       iv

EXHIBITS

Exhibit A-1A1   Form of Face of Class 1-A-1 Certificate
Exhibit A-1A2   Form of Face of Class 1-A-2 Certificate
Exhibit A-1AR   Form of Face of Class 1-A-R Certificate
Exhibit A-2A1   Form of Face of Class 2-A-1 Certificate
Exhibit A-2A2   Form of Face of Class 2-A-2 Certificate
Exhibit A-3A1   Form of Face of Class 3-A-1 Certificate
Exhibit A-3A2   Form of Face of Class 3-A-2 Certificate
Exhibit B-B1    Form of Face of Class B-1 Certificate
Exhibit B-B2    Form of Face of Class B-2 Certificate
Exhibit B-B3    Form of Face of Class B-3 Certificate
Exhibit B-B4    Form of Face of Class B-4 Certificate
Exhibit B-B5    Form of Face of Class B-5 Certificate
Exhibit B-B6    Form of Face of Class B-6 Certificate
Exhibit C       Form of Reverse of all Certificates
Exhibit D-1     Loan Group 1 Mortgage Loan Schedule
Exhibit D-2     Loan Group 2 Mortgage Loan Schedule
Exhibit D-3     Loan Group 3 Mortgage Loan Schedule
Exhibit E       Request for Release of Documents
Exhibit F       Form of Certification of Establishment of Account
Exhibit G-1     Form of Transferor's Certificate
Exhibit G-2A    Form 1 of Transferee's Certificate
Exhibit G-2B    Form 2 of Transferee's Certificate
Exhibit H       Form of Transferee Representation Letter
                for ERISA Restricted Certificates
Exhibit I       Form of Affidavit Regarding Transfer of Residual Certificate
Exhibit J       List of Recordation States
Exhibit K       Form of Initial Certification
Exhibit L       Form of Final Certification
Exhibit M       Relevant Servicing Criteria
Exhibit N       Additional Form 10-D Disclosure
Exhibit O       Additional Form 10-K Disclosure
Exhibit P       Form 8-K Disclosure Information
Exhibit Q       Form of Sarbanes-Oxley Certification
Exhibit R       Form of Back-up Certification
Exhibit S       Form of Additional Disclosure Notification
Exhibit T       Data Elements for Servicer's Certificate

                                        v

                         POOLING AND SERVICING AGREEMENT

     THIS POOLING AND SERVICING AGREEMENT, dated June 29, 2006, is hereby executed by and among BANC OF AMERICA FUNDING CORPORATION, as depositor
(together with its permitted successors and assigns, the "Depositor"), WELLS
FARGO BANK, N.A., as servicer (together with its permitted successors and assigns, in such capacity, the "Servicer") and as securities administrator
(together with its permitted successors and assigns, in such capacity, the
"Securities Administrator"), and U.S. BANK NATIONAL ASSOCIATION, as trustee
(together with its permitted successors and assigns, the "Trustee").

                                WITNESSETH THAT:

     In consideration of the mutual agreements herein contained, the Depositor, the Servicer, the Securities Administrator and the Trustee agree as follows:

                              PRELIMINARY STATEMENT

     In exchange for the Certificates, the Depositor hereby conveys the Trust
Estate to the Trustee to create the Trust. The Trust Estate for federal income tax purposes will be treated as two separate real estate mortgage investment conduits (the "Upper-Tier REMIC" and the "Lower-Tier REMIC," respectively, and each, a "REMIC"). The Certificates (other than the Class 1-A-R Certificate) are referred to collectively as the "Regular Certificates" and shall constitute
"regular interests" in the Upper-Tier REMIC within the meaning of the REMIC
Provisions. The Class UR Interest shall constitute the "residual interest" in the Upper-Tier REMIC within the meaning of the REMIC Provisions. The
Uncertificated Lower-Tier Interests shall constitute the "regular interests" in the Lower-Tier REMIC within the meaning of the REMIC Provisions. The Class LR
Interest shall constitute the "residual interest" in the Lower-Tier REMIC within the meaning of the REMIC Provisions. The Class 1-A-R Certificate shall represent ownership of the Class LR Interest and the Class UR Interest. The Certificates
and the Uncertificated Lower-Tier Interests will represent the entire beneficial ownership interest in the Trust. The "latest possible maturity date" for federal income tax purposes of all interests created hereby will be the REMIC
Certificate Maturity Date.

     The following table sets forth characteristics of the Certificates, together with the minimum denominations and integral multiples in excess thereof in which the Classes of Certificates shall be issuable:

               INITIAL CLASS     PASS-
                CERTIFICATE     THROUGH     MINIMUM      INTEGRAL MULTIPLES IN
  CLASSES         BALANCE         RATE    DENOMINATION     EXCESS OF MINIMUM
-----------   ---------------   -------   ------------   ---------------------
Class 1-A-1   $196,119,000.00     (1)        $ 1,000              $  1
Class 1-A-2   $ 20,405,000.00     (1)        $ 1,000              $  1
Class 1-A-R   $        100.00     (1)        $   100               N/A
Class 2-A-1   $192,425,000.00     (2)        $ 1,000              $  1
Class 2-A-2   $ 20,021,000.00     (2)        $ 1,000              $  1
Class 3-A-1   $ 97,840,000.00     (3)        $ 1,000              $  1
Class 3-A-2   $ 10,180,000.00     (3)        $ 1,000              $  1
Class B-1     $ 14,621,000.00     (4)        $25,000              $  1
Class B-2     $  3,936,000.00     (4)        $25,000              $  1
Class B-3     $  2,531,000.00     (4)        $25,000              $  1
Class B-4     $  1,406,000.00     (4)        $25,000              $  1
Class B-5     $  1,405,000.00     (4)        $25,000              $  1
Class B-6     $  1,406,497.00     (4)        $25,000              $  1

----------
(1)  For each Distribution Date, interest will accrue on these Certificates at a per annum rate equal to the Net WAC for the Group 1 Mortgage Loans. For
     United States federal income tax purposes, interest will accrue on these
     Certificates as of any Distribution Date at a per annum rate equal to the weighted average of the Class 1-L Interest.

(2)  For each Distribution Date, interest will accrue on these Certificates at a per annum rate equal to the Net WAC for the Group 2 Mortgage Loans. For
     United States federal income tax purposes, interest will accrue on these
     Certificates as of any Distribution Date at a per annum rate equal to the weighted average of the Class 2-L Interest.

(3)  For each Distribution Date, interest will accrue on these Certificates at a per annum rate equal to the Net WAC for the Group 3 Mortgage Loans. For
     United States federal income tax purposes, interest will accrue on these
     Certificates as of any Distribution Date at a per annum rate equal to the weighted average of the Class 3-L Interest.

(4)  For each Distribution Date, interest will accrue on these Certificates at a per annum rate equal to the weighted average (based on the Group
     Subordinate Amount for each Loan Group) of the Net WAC for each of the
     Group 1 Mortgage Loans, Group 2 Mortgage Loans and Group 3 Mortgage Loans.
     For United States federal income tax purposes, interest will accrue on these Certificates as of any Distribution Dates at a per annum rate equal to the weighted average of the Class 1-LS Interest, Class 2-LS Interest and
     Class 3-LS Interest.

                                    ARTICLE I

                                   DEFINITIONS

     Section 1.01. Defined Terms.

     Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this
Article:

                                       -2-

     10-K Filing Deadline: As defined in Section 3.22(c).

     1933 Act: The Securities Act of 1933, as amended.

     Accrued Certificate Interest: For any Distribution Date and each Class, one month's interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate on the applicable Class Certificate Balance.

     Additional Disclosure Notification: The form of notification to be included with any Additional Form 10-D Disclosure, Additional Form 10-K Disclosure or
Form 8-K Disclosure Information which is attached hereto as Exhibit S.

     Additional Form 10-D Disclosure: As defined in Section 3.22(b).

     Additional Form 10-K Disclosure: As defined in Section 3.22(c).

     Additional Servicer: A Subcontractor engaged by the Servicer or the Trustee that is a "servicer" within the meaning of Item 1101 of Regulation AB and meets the criteria in Item 1108(a)(2)(i) through (iii) of Regulation AB.

     Adjusted Pool Amount: With respect to any Distribution Date and Loan Group, the Cut-off Date Pool Principal Balance of the Mortgage Loans in such Loan Group minus the sum of (i) all amounts in respect of principal received in respect of the Mortgage Loans in such Loan Group (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Principal Prepayments,
Liquidation Proceeds and Substitution Adjustment Amounts) and distributed to
Holders of the Certificates on such Distribution Date and all prior Distribution
Dates and (ii) the principal portion of all Realized Losses (other than Debt
Service Reductions) incurred on the Mortgage Loans in such Loan Group from the
Cut-off Date through the end of the month preceding such Distribution Date.

     Administrative Fee Rate: With respect to each Mortgage Loan, the sum of (i)
the Servicing Fee Rate and (ii) the Securities Administration Fee Rate.

     Advance: A Periodic Advance or a Servicing Advance.

     Agreement: This Pooling and Servicing Agreement together with all amendments hereof and supplements hereto.

     Amount Held for Future Distribution: As to any Distribution Date and any
Loan Group, the total of the amounts held in the Servicer Custodial Account at the close of business on the preceding Determination Date on account of (i)
Principal Prepayments and Liquidation Proceeds received or made on the Mortgage
Loans in such Loan Group in the month of such Distribution Date and (ii)
payments which represent receipt of Monthly Payments on the Mortgage Loans in such Loan Group in respect of a Due Date or Due Dates subsequent to the related
Due Date.

     Appraised Value: With respect to any Mortgaged Property, either (i) the lesser of (a) the appraised value determined in an appraisal obtained by the originator generally no more than four months prior to origination (or, with respect to newly constructed properties, no more than

                                       -3-

twelve months prior to origination) and (b) the sales price for such property, except that, in the case of Mortgage Loans the proceeds of which were used to refinance an existing mortgage loan, the Appraised Value of the related
Mortgaged Property is the appraised value thereof determined in an appraisal obtained at the time of refinancing or (ii) the appraised value determined in an appraisal made at the request of a Mortgagor subsequent to origination in order to eliminate the Mortgagor's obligation to keep a Primary Mortgage Insurance
Policy in force.

     Assessment of Compliance: As defined in Section 3.21(a).

     Assignment of Mortgage: An individual assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to give record notice of the sale of the Mortgage.

     Attestation Report: As defined in Section 3.21(b).

     Authenticating Agents: As defined in Section 9.10.

     Back-up Certification: As defined in Section 3.22(e).

     BAFC: Banc of America Funding Corporation.

     BANA: Bank of America, National Association, a national banking association, or its successor in interest.

     Book-Entry Certificate: All Classes of Certificates other than the Physical
Certificates.

     Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of North Carolina, the State of New
York, the State of Minnesota, the State of California, the State of Iowa, the
State of South Carolina, the state in which the servicing offices of the
Servicer are located or any state in which a Corporate Trust Office is located are required or authorized by law or executive order to be closed.

     Buy-Down Account: The separate Eligible Account or Accounts created and maintained by a Servicer as set forth in Section 3.08.

     Buy-Down Agreement: An agreement governing the application of Buy-Down
Funds with respect to a Buy-Down Mortgage Loan.

     Buy-Down Funds: Money advanced by a builder, seller or other interested party to reduce a Mortgagor's monthly payment during the initial years of a
Buy-Down Mortgage Loan.

     Buy-Down Mortgage Loan: Any Mortgage Loan in respect of which, pursuant to a Buy-Down Agreement, the monthly interest payments made by the related
Mortgagor will be less than the scheduled monthly interest payments on such
Mortgage Loan, with the resulting difference in interest payments being provided from related Buy-Down Funds.

     Calculated Principal Distribution: As defined in Section 5.03(d).

                                       -4-

     Certificate: Any of the Banc of America Funding Corporation Mortgage
Pass-Through Certificates, Series 2006-F that are issued pursuant to this
Agreement.

     Certificate Account: The Eligible Account created and maintained by the
Securities Administrator pursuant to Section 3.09(c) in the name of the
Securities Administrator for the benefit of the Certificateholders and designated "Wells Fargo Bank, N.A., as Securities Administrator for U.S. Bank
National Association, as Trustee, in trust for registered holders of Banc of
America Funding Corporation Mortgage Pass-Through Certificates, Series 2006-F."
The Certificate Account shall be deemed to consist of five sub-accounts; one for each of the Loan Groups (the "Loan Group 1 Sub-Account," "Loan Group 2
Sub-Account" and "Loan Group 3 Sub-Account") and one for each of the Lower-Tier
Certificate Sub-Account and the Upper-Tier Certificate Sub-Account. Funds in the
Certificate Account shall be held in trust for the Holders of the Certificates for the uses and purposes set forth in this Agreement.

     Certificate Balance: With respect to any Certificate at any date, the maximum dollar amount of principal to which the Holder thereof is then entitled hereunder, such amount being equal to the product of the Percentage Interest of such Certificate and the Class Certificate Balance of the Class of Certificates
of which such Certificate is a part.

     Certificate Custodian: Initially, Wells Fargo Bank, N.A.; thereafter any other Certificate Custodian acceptable to the Depository and selected by the
Securities Administrator.

     Certificate Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of a Book-Entry Certificate. With respect to any
Definitive Certificate, the Certificateholder of such Certificate.

     Certificate Register: The register maintained pursuant to Section 6.02.

     Certificate Registrar: The registrar appointed pursuant to Section 6.02.

     Certificateholder: The Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor, the Servicer or any affiliate thereof shall be deemed not to be outstanding and the Percentage Interest and Voting Rights evidenced thereby shall not be taken into account in determining whether the requisite amount of
Percentage Interests or Voting Rights, as the case may be, necessary to effect any such consent has been obtained, unless such entity is the registered owner of the entire Class of Certificates, provided that neither the Securities
Administrator nor the Trustee shall be responsible for knowing that any
Certificate is registered in the name of an affiliate of the Depositor or the
Servicer unless one of its Responsible Officers has actual knowledge thereof.

     Certification Parties: As defined in Section 3.22(e).

     Certifying Person: As defined in Section 3.22(e).

     Class: As to the Certificates, the Class 1-A-1, Class 1-A-2, Class 1-A-R,
Class 2-A-1, Class 2-A-2, Class 3-A-1, Class 3-A-2, Class B-1, Class B-2, Class
B-3, Class B-4, Class B-5 and Class B-6 Certificates, as the case may be.

                                       -5-

     Class 1-A-1 Loss Amount: With respect to any Distribution Date after the
Senior Credit Support Depletion Date, the amount, if any, by which the Class
Certificate Balance of the Class 1-A-1 Certificates would be reduced as a result of the allocation of any reduction pursuant to Section 5.03(b) to such Class, without regard to the operation of Section 5.03(e)(i).

     Class 1-A-2 Loss Allocation Amount: With respect to any Distribution Date after the Senior Credit Support Depletion Date, the lesser of (a) the Class
Certificate Balance of the Class 1-A-2 Certificates with respect to such
Distribution Date prior to any reduction for the Class 1-A-2 Loss Allocation
Amount and (b) the Class 1-A-1 Loss Amount with respect to such Distribution
Date.

     Class 2-A-1 Loss Amount: With respect to any Distribution Date after the
Senior Credit Support Depletion Date, the amount, if any, by which the Class
Certificate Balance of the Class 2-A-1 Certificates would be reduced as a result of the allocation of any reduction pursuant to Section 5.03(b) to such Class, without regard to the operation of Section 5.03(e)(ii).

     Class 2-A-2 Loss Allocation Amount: With respect to any Distribution Date after the Senior Credit Support Depletion Date, the lesser of (a) the Class
Certificate Balance of the Class 2-A-2 Certificates with respect to such
Distribution Date prior to any reduction for the Class 2-A-2 Loss Allocation
Amount and (b) the Class 2-A-1 Loss Amount with respect to such Distribution
Date.

     Class 3-A-1 Loss Amount: With respect to any Distribution Date after the
Senior Credit Support Depletion Date, the amount, if any, by which the Class
Certificate Balance of the Class 3-A-1 Certificates would be reduced as a result of the allocation of any reduction pursuant to Section 5.03(b) to such Class, without regard to the operation of Section 5.03(e)(iii).

     Class 3-A-2 Loss Allocation Amount: With respect to any Distribution Date after the Senior Credit Support Depletion Date, the lesser of (a) the Class
Certificate Balance of the Class 3-A-2 Certificates with respect to such
Distribution Date prior to any reduction for the Class 3-A-2 Loss Allocation
Amount and (b) the Class 3-A-1 Loss Amount with respect to such Distribution
Date.

     Class B Certificates: The Class B-1, Class B-2, Class B-3, Class B-4, Class
B-5 and Class B-6 Certificates.

     Class Certificate Balance: With respect to any Class of Certificates and any date of determination, and subject to Section 5.03(f), the Initial Class
Certificate Balance of such Class minus (A) the sum of (i) all distributions of principal made with respect thereto, (ii) all reductions in Class Certificate
Balance previously allocated thereto pursuant to Section 5.03(b) and (iii) in the case of the Class 1-A-2, Class 2-A-2 and Class 3-A-2 Certificates, any
reduction allocated thereto pursuant to Section 5.03(e) plus (B) the sum of (i)
all increases in Class Certificate Balance previously allocated thereto pursuant to Section 5.03(b) and (ii) in the case of the Class 1-A-2, Class 2-A-2 and
Class 3-A-2 Certificates, any increases allocated thereto pursuant to Section
5.03(e).

     Class Interest Shortfall: For any Distribution Date and each Class, the amount by which Accrued Certificate Interest for such Class (as reduced pursuant to Section 5.02(c)) exceeds the

                                      -6-

amount of interest actually distributed on such Class on such Distribution Date pursuant to clause (i) of the definition of "Interest Distribution Amount."

     Class Unpaid Interest Shortfall: As to any Distribution Date and each
Class, the amount by which the aggregate Class Interest Shortfalls for such
Class on prior Distribution Dates exceeds the amount of interest actually distributed on such Class on such prior Distribution Dates pursuant to clause
(ii) of the definition of "Interest Distribution Amount."

     Closing Date: June 29, 2006.

     Code: The Internal Revenue Code of 1986, as amended.

     Commission: The U.S. Securities and Exchange Commission.

     Compensating Interest: With respect to any Distribution Date, an amount equal to the lesser of (a) the aggregate of the Prepayment Interest Shortfalls for such Distribution Date and (b) one-twelfth of 0.2500% of the aggregate
Stated Principal Balance of the Mortgage Loans as of the Due Date in the month preceding the month of such Distribution Date.

     Compliance Statement: As defined in Section 3.20.

     Cooperative: A private, cooperative housing corporation which owns or leases land and all or part of a building or buildings, including apartments, spaces used for commercial purposes and common areas therein and whose board of directors authorizes, among other things, the sale of Cooperative Stock.

     Cooperative Apartment: A dwelling unit in a multi-dwelling building owned or leased by a Cooperative, which unit the Mortgagor has an exclusive right to occupy pursuant to the terms of a proprietary lease or occupancy agreement.

     Cooperative Lease: With respect to a Cooperative Loan, the proprietary lease or occupancy agreement with respect to the Cooperative Apartment occupied by the Mortgagor and relating to the related Cooperative Stock, which lease or agreement confers an exclusive right to the holder of such Cooperative Stock to occupy such apartment.

     Cooperative Loans: Any of the Mortgage Loans made in respect of a
Cooperative Apartment, evidenced by a Mortgage Note and secured by (i) a
Security Agreement, (ii) the related Cooperative Stock Certificate, (iii) an assignment or mortgage of the Cooperative Lease, (iv) financing statements and
(v) a stock power (or other similar instrument), and ancillary thereto, a
Recognition Agreement, each of which was transferred and assigned to the Trust pursuant to Section 2.01.

     Cooperative Stock: With respect to a Cooperative Loan, the single outstanding class of stock, partnership interest or other ownership instrument in the related Cooperative.

     Cooperative Stock Certificate: With respect to a Cooperative Loan, the stock certificate or other instrument evidencing the related Cooperative Stock.

                                      -7-

     Corporate Trust Office: With respect to the Trustee, the office of the
Trustee, which office at the date of the execution of this instrument is located at 209 South LaSalle Street, Suite 300, Chicago, Illinois 60604, Attention:
Corporate Trust Services, BAFC, Series 2006-F, or at such other address as the
Trustee may designate from time to time by notice to the Certificateholders, the
Depositor, the Servicer and the Securities Administrator. With respect to the
Securities Administrator, the principal corporate trust office of the Securities
Administrator at which at any particular time its corporate trust business with respect to this Agreement is conducted, which office at the date of the execution of this instrument is located at 9062 Old Annapolis Road, Columbia,
Maryland 21045-1951, Attention: Corporate Trust Services - BAFC 2006-F, and for
certificate transfer purposes is located at Sixth Street and Marquette Avenue,
Minneapolis, Minnesota 55479, Attention: Corporate Trust Services - BAFC 2006-F,
or at such other address as the Securities Administrator may designate from time to time by notice to the Certificateholders, the Depositor, the Servicer and the
Trustee.

     Custodian: Initially, the Trustee, and thereafter any custodian appointed by the Trustee pursuant to Section 9.12. The Custodian may (but need not) be the
Trustee or any Person directly or indirectly controlling or controlled by or under common control of either of them. Neither the Servicer nor the Depositor, nor any Person directly or indirectly controlling or controlled by or under common control with any such Person, may be appointed Custodian.

     Customary Servicing Procedures: With respect to the Servicer, procedures
(including collection procedures) that the Servicer customarily employs and exercises in servicing and administering mortgage loans for its own account and which are in accordance with accepted mortgage servicing practices of prudent lending institutions servicing mortgage loans of the same type as the Mortgage
Loans in the jurisdictions in which the related Mortgaged Properties are located.

     Cut-off Date: June 1, 2006.

     Cut-off Date Pool Principal Balance: For each Loan Group, the aggregate of the Cut-off Date Principal Balances of the Mortgage Loans in such Loan Group, which is $226,727,695.54 for Loan Group 1, $222,457,521.72 for Loan Group 2 and
$113,110,379.77 for Loan Group 3.

     Cut-off Date Principal Balance: As to any Mortgage Loan, the unpaid principal balance thereof as of the close of business on the Cut-off Date, reduced by all installments of principal due on or prior thereto whether or not paid.

     Debt Service Reduction: As to any Mortgage Loan and any Determination Date,
the excess of (i) the Monthly Payment due on the related Due Date under the terms of such Mortgage Loan over (ii) the amount of the monthly payment of principal and/or interest required to be paid with respect to such Due Date by the Mortgagor as established by a court of competent jurisdiction (pursuant to an order which has become final and nonappealable) as a result of a proceeding initiated by or against the related Mortgagor under the Bankruptcy Code, as amended from time to time (11 U.S.C.); provided that no such excess shall be considered a Debt Service Reduction so long as (a) the Servicer is pursuing an appeal of the court order giving rise to any such modification and (b)(1) such
Mortgage Loan is not in default with respect to payment due thereunder in accordance with the terms of such Mortgage Loan as in effect on the Cut-off Date

                                      -8-

or (2) Monthly Payments are being advanced by the Servicer or the Trustee, as applicable, in accordance with the terms of such Mortgage Loan as in effect on the Cut-off Date.

     Debt Service Reduction Mortgage Loan: Any Mortgage Loan that became the subject of a Debt Service Reduction.

     Defective Mortgage Loan: Any Mortgage Loan which is required to be cured, repurchased or substituted for pursuant to Sections 2.02 or 2.04.

     Deficient Valuation: As to any Mortgage Loan and any Determination Date,
the excess of (i) the then outstanding indebtedness under such Mortgage Loan over (ii) the secured valuation thereof established by a court of competent jurisdiction (pursuant to an order which has become final and nonappealable) as a result of a proceeding initiated by or against the related Mortgagor under the
Bankruptcy Code, as amended from time to time (11 U.S.C.), pursuant to which such Mortgagor retained such Mortgaged Property; provided that no such excess shall be considered a Deficient Valuation so long as (a) the Servicer is pursuing an appeal of the court order giving rise to any such modification and
(b)(1) such Mortgage Loan is not in default with respect to payments due thereunder in accordance with the terms of such Mortgage Loan as in effect on the Cut-off Date or (2) Monthly Payments are being advanced by the Servicer or the Trustee, as applicable, in accordance with the terms of such Mortgage Loan as in effect on the Cut-off Date.

     Definitive Certificates: As defined in Section 6.02(c)(iii).

     Depositor: Banc of America Funding Corporation, a Delaware corporation, or its successor in interest, as depositor of the Trust Estate.

     Depository: The Depository Trust Company, the nominee of which is Cede &
Co., as the registered Holder of the Book-Entry Certificates or any successor thereto appointed in accordance with this Agreement. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform
Commercial Code of the State of New York.

     Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

     Determination Date: With respect to any Distribution Date, the 16th day of the month of the related Distribution Date or, if such 16th day is not a
Business Day, the Business Day immediately preceding such 16th day.

     Distribution Date: The 20th day of each month beginning in July 2006 (or, if such day is not a Business Day, the next Business Day).

     Document Transfer Event: The 60th day following the day on which either (i)
Wells Fargo Bank, N.A. is no longer the Servicer of any of the Mortgage Loans purchased by the Sponsor from Wells Fargo Bank, N.A. or (ii) the senior, unsecured long-term debt rating of Wells Fargo & Company is less than "BBB-" by
Fitch.

                                      -9-

     Due Date: As to any Distribution Date and each Mortgage Loan, the first day in the calendar month of such Distribution Date.

     EDGAR: The Commission's Electronic Data Gathering and Retrieval System.

     Eligible Account: Any of (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the debt obligations of such holding company) have the highest short-term ratings of each Rating Agency at the time any amounts are held on deposit therein, or (ii) an account or accounts in a depository institution or trust company in which such accounts are insured by the FDIC (to the limits established by the FDIC) and the uninsured deposits in which accounts are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to the Trustee, the Securities Administrator and to each Rating Agency, the
Certificateholders have a claim with respect to the funds in such account or a perfected first priority security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution or trust company in which such account is maintained, or (iii) a trust account or accounts maintained with the trust department of a federal or state chartered depository institution or trust company (including the Trustee and the
Securities Administrator), acting in its fiduciary capacity or (iv) any other account acceptable to each Rating Agency. Eligible Accounts may bear interest and may include, if otherwise qualified under this definition, accounts maintained with the Trustee, the Securities Administrator or BANA.

     ERISA: The Employee Retirement Income Security Act of 1974, as amended.

     ERISA Restricted Certificates: Any of the Class 1-A-R, Class B-4, Class B-5
and Class B-6 Certificates and any Certificate than no longer meets the applicable rating requirements of an Underwriter's Exemption.

     Escrow Account: As defined in Section 3.08(a).

     Escrow Payments: The amounts constituting taxes, assessments, Primary
Mortgage Insurance Policy premiums, fire and hazard insurance premiums and other payments as may be required to be escrowed by the Mortgagor with the mortgagee pursuant to the terms of any Mortgage Note or Mortgage.

     Events of Default: As defined in Section 8.01.

     Excess Proceeds: With respect to any Liquidated Mortgage Loan, the amount, if any, by which the sum of any Liquidation Proceeds of such Mortgage Loan received in the calendar month in which such Mortgage Loan became a Liquidated
Mortgage Loan, net of any amounts previously reimbursed to the Servicer as
Nonrecoverable Advance(s) with respect to such Mortgage Loan pursuant to Section
3.11(a)(iii), exceeds (i) the unpaid principal balance of such Liquidated
Mortgage Loan as of the Due Date in the month in which such Mortgage Loan became a Liquidated Mortgage Loan plus (ii) accrued interest at the Mortgage Interest
Rate from the Due Date as to which interest was last paid or for which a
Periodic Advance was made (and

                                      -10-

not reimbursed) up to the Due Date applicable to the Distribution Date immediately following the calendar month during which such liquidation occurred.

     Exchange Act: The Securities Exchange Act of 1934, as amended.

     FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

     FHLMC: The Federal Home Loan Mortgage Corporation, or any successor thereto.

     Final Distribution Date: The Distribution Date on which the final distribution in respect of some or all of the Certificates will be made pursuant to Section 10.01.

     Financial Market Service: Bloomberg LP, Intex Solutions, Inc. and any other financial information provider designated by the Depositor by written notice to the Securities Administrator.

     FIRREA: The Financial Institutions Reform, Recovery and Enforcement Act of
1989, as amended.

     Fitch: Fitch Ratings or any successor thereto.

     FNMA: Fannie Mae, or any successor thereto.

     Form 8-K Disclosure Information: As defined in Section 3.22(d).

     Fractional Interest: As defined in Section 5.02(d).

     Gross Margin: As to each Mortgage Loan, the fixed percentage set forth in the related Mortgage Note and indicated in the Mortgage Loan Schedule as the
"Gross Margin," which percentage is added to the Index on each Rate Adjustment
Date to determine (subject to rounding, the Periodic Cap and the Rate Ceiling)
the Mortgage Interest Rate on such Mortgage Loan until the next Rate Adjustment
Date.

     Group: Any of Group 1, Group 2 or Group 3.

     Group 1: The Group 1 Senior Certificates.

     Group 1 Mortgage Loan: Each Mortgage Loan listed on Exhibit D-1 hereto.

     Group 1 Senior Certificates: Class 1-A-1, Class 1-A-2 and Class 1-A-R
Certificates.

     Group 2: The Group 2 Senior Certificates.

     Group 2 Mortgage Loan: Each Mortgage Loan listed on Exhibit D-2 hereto.

     Group 2 Senior Certificates: Class 2-A-1 and Class 2-A-2 Certificates.

     Group 3: The Group 3 Senior Certificates.

     Group 3 Mortgage Loan: Each Mortgage Loan listed on Exhibit D-3 hereto.

     Group 3 Senior Certificates: Class 3-A-1 and Class 3-A-2 Certificates.

     Group Subordinate Amount: With respect to any Distribution Date and any
Loan Group, the excess of the Pool Stated Principal Balance for such Loan Group over the aggregate Class Certificate Balance of the Senior Certificates of the
Related Group immediately prior to such date.

     Holder: A Certificateholder.

     Incremental Interest: As to any Mortgage Loan, the amount of interest accrued on such Mortgage Loan attributable to the Incremental Rate; provided, however, that with respect to any payment of interest received in respect of a
Mortgage Loan (whether paid by the Mortgagor or received as Liquidation Proceeds or otherwise) which is less than the full amount of interest then due with respect to such Mortgage Loan, only that portion of such payment of interest that bears the same relationship to the total amount of such payment of interest as the Incremental Rate, if any, in respect of such Mortgage Loan bears to the
Mortgage Interest Rate shall be allocated to the Incremental Interest with respect thereto.

     Incremental Rate: Prior to the first Rate Adjustment Date for a Mortgage
Loan, the per annum increase to the initial Mortgage Interest Rate set forth in an addendum to the related Mortgage Note, which increase takes effect upon the happening of certain specified conditions and remains in effect until the first
Rate Adjustment Date.

     Independent: When used with respect to any specified Person means such a
Person who (i) is in fact independent of the Depositor, the Trustee, the
Securities Administrator and the Servicer, (ii) does not have any direct financial interest or any material indirect financial interest in the Depositor, the Trustee, the Securities Administrator or the Servicer or is an affiliate of any of them, and (iii) is not connected with the Depositor, the Trustee, the
Securities Administrator or the Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.
When used with respect to any accountants, a Person who is "independent" within the meaning of Rule 2-01(B) of the Commission's Regulation S-X.

     Index: As to any Mortgage Loan and Rate Adjustment Date, either the
One-Year CMT Index or the One-Year LIBOR Index. The Index applicable to each
Mortgage Loan will be indicated on the Mortgage Loan Schedule. In the event that any such Index is no longer available, the Servicer will select a substitute index in accordance with the terms of the related Mortgage Note and in compliance with federal and state law.

     Initial Class Certificate Balance: As to each Class of Certificates, the
Class Certificate Balance set forth in the Preliminary Statement.

     Insurance Policy: With respect to any Mortgage Loan included in the Trust
Estate, any related insurance policy, including all riders and endorsements thereto in effect, including any replacement policy or policies for any
Insurance Policies.

                                      -12-

     Insurance Proceeds: Proceeds paid by an insurer pursuant to any Insurance
Policy, in each case other than any amount included in such Insurance Proceeds in respect of Insured Expenses.

     Insured Expenses: Expenses covered by an Insurance Policy or any other insurance policy with respect to the Mortgage Loans.

     Interest Accrual Period: As to any Distribution Date and each Class of
Certificates, the period from and including the first day of the calendar month preceding the calendar month of such Distribution Date to but not including the first day of the calendar month of such Distribution Date. Interest will be calculated and payable on the basis of a 360-day year consisting of twelve
30-day months, regardless of the actual number of days in the related Interest
Accrual Period.

     Interest Distribution Amount: For any Distribution Date and each Class, the sum of (i) the Accrued Certificate Interest, subject to reduction pursuant to
Section 5.02(c) and (ii) any Class Unpaid Interest Shortfall for such Class.

     Liquidated Mortgage Loan: With respect to any Distribution Date, a defaulted Mortgage Loan (including any REO Property) that was liquidated in the
Prior Period and as to which the Servicer has certified (in accordance with this
Agreement) that it has received all proceeds it expects to receive in connection with the liquidation of such Mortgage Loan including the final disposition of an
REO Property.

     Liquidation Proceeds: Amounts, including Insurance Proceeds, received in connection with the partial or complete liquidation of defaulted Mortgage Loans, whether through trustee's sale, foreclosure sale or otherwise or amounts received in connection with any condemnation or partial release of a Mortgaged
Property and any other proceeds received in connection with an REO Property, less the sum of related unreimbursed Servicing Fees and Advances.

     Loan Group: Any of Loan Group 1, Loan Group 2 or Loan Group 3.

     Loan Group 1: The Group 1 Mortgage Loans.

     Loan Group 2: The Group 2 Mortgage Loans.

     Loan Group 3: The Group 3 Mortgage Loans.

     Loan-to-Value Ratio: With respect to any Mortgage Loan and any date of determination, the fraction, expressed as a percentage, the numerator of which is the outstanding principal balance of the related Mortgage Loan at origination and the denominator of which is the Appraised Value of the related Mortgaged
Property.

     Lower-Tier Certificate Sub-Account: The sub-account of the Certificate
Account designated by the Securities Administrator pursuant to Section 3.09(f).

     Lower-Tier Distribution Amount: As defined in Section 5.02(a) hereof.

                                      -13-

     Lower-Tier REMIC: As defined in the Preliminary Statement, the assets of which consist of the Mortgage Loans, such amounts as shall be held in the
Lower-Tier Certificate Sub-Account, the insurance policies, if any, relating to a Mortgage Loan and property which secured a Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure.

     MERS: As defined in Section 2.01(b)(iii).

     Monthly Payment: The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan which, unless otherwise specified herein, shall give effect to any related Debt Service
Reduction and any Deficient Valuation that affects the amount of the monthly payment due on such Mortgage Loan.

     Monthly Statement: As defined in Section 5.04(b).

     Mortgage: The mortgage, deed of trust or other instrument creating a first lien on a Mortgaged Property securing a Mortgage Note or creating a first lien on a leasehold interest.

     Mortgage File: The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

     Mortgage Interest Rate: As to any Mortgage Loan, the per annum rate of interest at which interest accrues on the principal balance of such Mortgage
Loan, as adjusted from time to time in accordance with the provisions of the related Mortgage Note, which rate is (a) prior to the first Rate Adjustment Date for each such Mortgage Loan, the initial Mortgage Interest Rate for such
Mortgage Loan indicated on the Mortgage Loan Schedule plus any Incremental Rate and (b) from and after such Rate Adjustment Date, the sum of the applicable
Index, as of the Rate Adjustment Date applicable to such Due Date, and the Gross
Margin, rounded as set forth in such Mortgage Note, subject to the Periodic Cap and the Rate Ceiling applicable to such Mortgage Loan at any time during the life of such Mortgage Loan.

     Mortgage Loan Purchase Agreement: The Mortgage Loan Purchase Agreement,
dated June 29, 2006, between BANA, as seller, and the Depositor, as purchaser.

     Mortgage Loan Schedule: The list of Mortgage Loans (as from time to time amended by the Servicer to reflect the addition of Substitute Mortgage Loans and the deletion of Defective Mortgage Loans pursuant to the provisions of this
Agreement) transferred to the Trustee as part of the Trust Estate and from time to time subject to this Agreement, attached hereto as Exhibit D-1, Exhibit D-2 and Exhibit D-3 setting forth the following information with respect to each
Mortgage Loan: (i) the Mortgage Loan identifying number; (ii) a code indicating whether the Mortgaged Property is owner-occupied; (iii) the property type for each Mortgaged Property; (iv) the original months to maturity or the remaining months to maturity from the Cut-off Date; (v) the Loan-to-Value Ratio at origination; (vi) the Mortgage Interest Rate as of the Cut-off Date; (vii) the
date on which the first Monthly Payment was due on the Mortgage Loan, and, if such date is not the Due Date currently in effect, such Due Date; (viii) the stated maturity date; (ix) the amount of the Monthly Payment as of the Cut-off
Date; (x) the paid-through date; (xi) the original principal amount of the
Mortgage Loan; (xii) the principal balance of the Mortgage Loan as of the close of business on the Cut-off Date, after application of payments of principal due on

                                      -14-

or before the Cut-off Date, whether or not collected, and after deduction of any payments collected of scheduled principal due after the Cut-off Date; (xiii)
a code indicating the purpose of the Mortgage Loan; (xiv) a code indicating the documentation style; (xv) the Appraised Value; (xvi) the first Rate Adjustment
Date; (xvii) the Rate Ceiling; (xviii) the Rate Floor; (xix) the Periodic Cap;
(xx) the Gross Margin; (xxi) the Index; and (xxii) the closing date of such
Mortgage Loan. With respect to the Mortgage Loans in each Loan Group in the aggregate, the Mortgage Loan Schedule shall set forth the following information, as of the Cut-off Date: (i) the number of Mortgage Loans; (ii) the Cut-off Date
Pool Principal Balance; (iii) the weighted average Mortgage Interest Rate of the
Mortgage Loans; and (iv) the weighted average months to maturity of the Mortgage
Loans.

     Mortgage Loans: Such of the mortgage loans transferred and assigned to the
Trustee pursuant to Section 2.01 as from time to time are held as a part of the
Trust Estate (including any Substitute Mortgage Loans and REO Property), the
Mortgage Loans originally so held being identified in the Mortgage Loan
Schedule.

     Mortgage Note: The originally executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan, together with all riders thereto and amendments thereof.

     Mortgaged Property: The underlying property securing a Mortgage Loan, which may include Cooperative Stock or residential long-term leases.

     Mortgagor: The obligor on a Mortgage Note.

     Net Mortgage Interest Rate: As to any Mortgage Loan and Distribution Date,
such Mortgage Loan's Mortgage Interest Rate thereon (without giving effect to any Incremental Rate) on the first day of the month preceding the month of the related Distribution Date reduced by the applicable Administrative Fee Rate for such Mortgage Loan.

     Net WAC: As to any Loan Group and any Distribution Date, the weighted average of the Net Mortgage Interest Rates of the Mortgage Loans in such Loan
Group (based on Stated Principal Balances of the Mortgage Loans in such Loan
Group on the Due Date in the month preceding the month of such Distribution
Date).

     Non-Supported Interest Shortfalls: As to any Distribution Date, the amount, if any, by which the aggregate of Prepayment Interest Shortfalls for the
Mortgage Loans exceeds Compensating Interest for such Distribution Date.

     Non-U.S. Person: A Person other than a U.S. Person.

     Nonrecoverable Advance: Any portion of an Advance previously made or proposed to be made in respect of a Mortgage Loan which has not been previously reimbursed and which, in the good faith judgment of the Servicer will not or, in the case of a proposed Advance, would not be ultimately recoverable from the related Mortgagor, related Liquidation Proceeds, Insurance Proceeds or other recoveries in respect of the related Mortgage Loan.

     NYCEMA: A New York Consolidation, Extension and Modification Agreement.

                                      -15-

     Offered Certificates: The Senior Certificates and the Class B-1, Class B-2
and Class B-3 Certificates.

     Officer's Certificate: A certificate signed by the Chairman of the Board,
Vice Chairman of the Board, President or a Vice President and by the Treasurer,
the Secretary or one of the Assistant Treasurers or Assistant Secretaries, or
any other duly authorized officer of the Depositor or the Servicer, as the case may be, and delivered to the Trustee or the Securities Administrator, as required in this Agreement.

     One-Year CMT Index: A rate per annum that is defined to be the weekly average yield on United States Treasury Securities adjusted to a constant maturity of one year, as made available by the Federal Reserve Board, published in Federal Reserve Statistical Release H.15 (519) and most recently available either (i) as of the first (1st) Business Day in the month preceding the month of the applicable Rate Adjustment Date or (ii) up to the date forty-five (45)
days before the applicable Rate Adjustment Date.

     One-Year LIBOR Index: A rate per annum that is defined to be the average of interbank offered rates for one-year U.S. dollar-denominated deposits in the
London market, as published in The Wall Street Journal and most recently available as of the date forty-five (45) days before the applicable Rate
Adjustment Date.

     Opinion of Counsel: A written opinion of counsel acceptable to the Trustee if such opinion is delivered to the Trustee, or acceptable to the Securities
Administrator if such opinion is delivered to the Securities Administrator, who may be counsel for the Depositor or the Servicer, except that any opinion of counsel relating to the qualification of the Trust Estate as two separate REMICs or compliance with the REMIC Provisions must be an opinion of Independent counsel.

     Original Fractional Interest: With respect to each of the following Classes of Subordinate Certificates, the corresponding percentage described below, as of the Closing Date:

Class B-1   1.90%
Class B-2   1.20%
Class B-3   0.75%
Class B-4   0.50%
Class B-5   0.25%
Class B-6   0.00%

     Original Subordinate Certificate Balance: $25,305,497.00.

     Originator: Wells Fargo Bank, N.A.

     OTS: The Office of Thrift Supervision.

     Outstanding Mortgage Loan: As to any Due Date, a Mortgage Loan which was not the subject of a Principal Prepayment in Full prior to such Due Date, which did not become a Liquidated Mortgage Loan prior to such Due Date and which was not purchased from the Trust prior to such Due Date pursuant to Sections 2.02 or
2.04.

                                      -16-

     Ownership Interest: As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the
Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

     Pass-Through Rate: As to each Class of Certificates, the per annum rate set forth or described in the Preliminary Statement.

     Paying Agent: As defined in Section 9.13.

     Percentage Interest: As to any Certificate, the percentage obtained by dividing the initial Certificate Balance of such Certificate by the Initial
Class Certificate Balance of the Class of which such Certificate is a part.

     Periodic Advance: The payment required to be made by the Servicer with respect to any Distribution Date pursuant to Section 3.19, the amount of any such payment being equal to the aggregate of Monthly Payments (net of the
Servicing Fee) on the Mortgage Loans (including any REO Property) serviced by the Servicer that were due on the related Due Date and not received as of the close of business on the related Determination Date, less the aggregate amount of any such delinquent payments that the Servicer has determined would constitute a Nonrecoverable Advance if advanced.

     Periodic Cap: For each Mortgage Loan, the applicable limit on adjustment of the Mortgage Interest Rate for each Rate Adjustment Date specified in the applicable Mortgage Note and designated as such in the Mortgage Loan Schedule.

     Permitted Investments: One or more of the following:

          (i) obligations of or guaranteed as to principal and interest by the
     United States, FHLMC, FNMA or any agency or instrumentality of the United
     States when such obligations are backed by the full faith and credit of the
     United States; provided that such obligations of FHLMC or FNMA shall be limited to senior debt obligations and mortgage participation certificates other than investments in mortgage-backed or mortgage participation securities with yields evidencing extreme sensitivity to the rate of principal payments on the underlying mortgages, which shall not constitute
     Permitted Investments hereunder;

          (ii) repurchase agreements on obligations specified in clause (i)
     maturing not more than one month from the date of acquisition thereof with a corporation incorporated under the laws of the United States or any state thereof rated not lower than "F1" by Fitch and "A-1+" by S & P;

          (iii) federal funds, certificates of deposit, demand deposits, time deposits and bankers' acceptances (which shall each have an original maturity of not more than ninety (90) days and, in the case of bankers'
     acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than thirty (30) days) denominated in
     United States dollars of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof, rated not lower than "F1" by Fitch and "A-1+" by S & P;

                                      -17-

          (iv) commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof which is rated not lower than "F1" by Fitch and "A-1+"
     by S & P;

          (v) investments in money market funds (including funds of the
     Securities Administrator or the Trustee or their affiliates, or funds for which an affiliate of the Securities Administrator or the Trustee acts as advisor, as well as funds for which the Securities Administrator, the
     Trustee and their affiliates may receive compensation) rated either "AAAm"
     or "AAAm G" by S&P and "AAA" by Fitch (if rated by Fitch) or otherwise approved in writing by each Rating Agency; and

          (vi) other obligations or securities that are acceptable to each
     Rating Agency and, as evidenced by an Opinion of Counsel obtained by the
     Servicer, the Securities Administrator or Trustee, as the case may be, will not affect the qualification of the Trust Estate as two separate REMICs;

provided, however, that no instrument shall be a Permitted Investment if it represents either (a) the right to receive only interest payments with respect to the underlying debt instrument or (b) the right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of such underlying obligations.

     Permitted Transferee: Any Person other than (i) the United States, or any
State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, international organization or any agency or instrumentality of either of the foregoing, (iii) an organization which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income) (except certain farmers' cooperatives described in Code Section 521), (iv) rural electric and telephone cooperatives described in Code Section 1381(a)(2)(C), (v)
a Person with respect to whom the income on a Residual Certificate is allocable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Person or any other U.S. Person, and (vi)
any other Person so designated by the Depositor based on an Opinion of Counsel to the effect that any transfer to such Person may cause the Trust or any other
Holder of a Residual Certificate to incur tax liability that would not be imposed other than on account of such transfer. The terms "United States,"
"State" and "international organization" shall have the meanings set forth in
Code Section 7701 or successor provisions.

     Person: Any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     Physical Certificates: The Class 1-A-R, Class B-4, Class B-5 and Class B-6
Certificates.

     Plan: As defined in Section 6.02(e).

     Pool Distribution Amount: As to any Distribution Date and Loan Group, the
excess of (a) the sum of (i) the aggregate of (A) the interest portion of any
Monthly Payment on a Mortgage Loan in such Loan Group (net of the Servicing Fee and any Incremental Interest) and

                                      -18-

the principal portion of any Monthly Payment on a Mortgage Loan in such Loan
Group due on the Due Date in the month in which such Distribution Date occurs and which is received prior to the related Determination Date and (B) all
Periodic Advances made by the Servicer (or the Trustee, as applicable) in respect of such Loan Group and payments of Compensating Interest allocable to such Loan Group made by the Servicer in respect of such Loan Group and such
Distribution Date deposited to the Servicer Custodial Account pursuant to
Section 3.09(b)(vi); (ii) all Liquidation Proceeds received on the Mortgage
Loans in such Loan Group during the preceding calendar month and deposited to the Servicer Custodial Account pursuant to Section 3.09(b)(iii); (iii) all
Principal Prepayments received on the Mortgage Loans in such Loan Group during the month preceding the month of such Distribution Date and deposited to the
Servicer Custodial Account pursuant to Section 3.09(b)(i) during such period;
(iv) in connection with any Mortgage Loans that are Defective Mortgage Loans in such Loan Group, the aggregate of the Purchase Prices and Substitution
Adjustment Amounts remitted on the related Remittance Date pursuant to Section
3.09(b)(vii); (v) any other amounts in the Servicer Custodial Account deposited therein pursuant to Section 3.09(b)(iv), (v) and (viii) in respect of such
Distribution Date and such Loan Group; (vi) any Reimbursement Amount required to be included pursuant to Section 5.02(a); and (vii) any Recovery with respect to such Distribution Date over (b) any amounts permitted to be withdrawn from the
Servicer Custodial Account pursuant to clauses (i) through (viii), inclusive, of
Section 3.11(a) in respect of such Loan Group.

     Pool Stated Principal Balance: As to any Distribution Date and Loan Group,
the aggregate Stated Principal Balance of all Mortgage Loans in such Loan Group that were Outstanding Mortgage Loans immediately following the Due Date in the month preceding the month in which such Distribution Date occurs.

     Prepayment Interest Shortfall: As to any Distribution Date and each
Mortgage Loan subject to a Principal Prepayment received during the Prior
Period, the amount, if any, by which one month's interest at the related
Mortgage Interest Rate (net of the Servicing Fee Rate) on such Principal
Prepayment exceeds the amount of interest paid in connection with such Principal
Prepayment.

     Primary Mortgage Insurance Policy: Each policy of primary mortgage guaranty insurance or any replacement policy therefor with respect to any Mortgage Loan, in each case issued by an insurer acceptable to FNMA or FHLMC.

     Principal Amount: As to any Distribution Date and Loan Group, the sum of
(i) the sum of (a) the principal portion of each Monthly Payment due on each
Mortgage Loan in such Loan Group on the related Due Date, (b) the Stated
Principal Balance, as of the date of repurchase, of (i) any Mortgage Loan repurchased by the Sponsor pursuant to the Mortgage Loan Purchase Agreement or a
Purchase Obligation as of such Distribution Date, (ii) any Mortgage Loan repurchased by the Depositor pursuant to a Purchase Obligation as of such
Distribution Date, (iii) any Mortgage Loan repurchased by the Originator pursuant to the Purchase Agreement as of such Distribution Date or (iv) any
Mortgage Loan purchased pursuant to Section 10.01 hereof, (c) any Substitution
Adjustment Amount in connection with a Defective Mortgage Loan in such Loan
Group received during the Prior Period, (d) any Liquidation Proceeds allocable to recoveries of principal of Mortgage Loans in such Loan Group that are not yet
Liquidated Mortgage Loans received by a Servicer during the Prior Period, (e)
with respect to each

                                      -19-

Mortgage Loan in such Loan Group that became a Liquidated Mortgage Loan during the Prior Period, the amount of Liquidation Proceeds (excluding Excess Proceeds)
allocable to principal received by the Servicer with respect to such Mortgage
Loan during such Prior Period and (f) all Principal Prepayments on the Mortgage
Loans in such Loan Group received by the Servicer during the Prior Period and
(ii) any Recovery related to such Loan Group for such Distribution Date.

     Principal Prepayment: With respect to each Mortgage Loan, any payment or other recovery of principal on a Mortgage Loan (other than Liquidation
Proceeds) which is received in advance of its scheduled Due Date and is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

     Principal Prepayment in Full: Any Principal Prepayment of the entire principal balance of a Mortgage Loan.

     Prior Period: With respect to any Distribution Date, the calendar month immediately preceding the month of such Distribution Date.

     Private Certificates: The Class B-4, Class B-5 and Class B-6 Certificates.

     Pro Rata Share: As to any Distribution Date and any Class of Subordinate
Certificates, the portion of the Subordinate Principal Distribution Amounts allocable to such Class, equal to the sum of (i) the product of the amounts determined in accordance with clause (i) of the Subordinate Principal
Distribution Amounts and a fraction, the numerator of which is the related Class
Certificate Balance thereof and the denominator of which is the aggregate Class
Certificate Balance of the Subordinate Certificates and (ii) if such class is not a Restricted Class, the product of the amounts determined in accordance with clause (ii) of the Subordinate Principal Distribution Amounts for such
Distribution Date and a fraction, the numerator of which is the related Class
Certificate Balance thereof and the denominator of which is the aggregate Class
Certificate Balance of the Subordinate Certificates that are not Restricted
Classes. The Pro Rata Share of a Restricted Class shall be 0% with respect to clause (ii) hereof.

     Purchase Agreement: Collectively, (a) the second amended and restated
master seller's warranties and servicing agreement, dated as of May 1, 2006, between the Sponsor, as purchaser, and the Originator, as seller, (b) that certain Assignment and Conveyance Agreement (W49), dated as of June 16, 2006, by and between the Sponsor and the Originator, (c) that certain Assignment and
Conveyance Agreement (W50), dated as of June 16, 2006, by and between the
Sponsor and the Originator, (d) that certain Assignment and Conveyance Agreement
(W53), dated as of June 22, 2006, by and between the Sponsor and the Originator,
(e) that certain Assignment and Conveyance Agreement (W54), dated as of June 22,
2006, by and between the Sponsor and the Originator, (f) that certain Assignment and Conveyance Agreement (W55), dated as of June 22, 2006, by and between the
Sponsor and the Originator and (g) the Assignment, Assumption and Recognition
Agreement, dated June 29, 2006, by and among the Sponsor, the Depositor, the
Trustee and Wells Fargo Bank, N.A.

                                      -20-

     Purchase Obligation: An obligation of the Sponsor or the Depositor to purchase Mortgage Loans under the circumstances and in the manner provided in
Section 2.02 or 2.04.

     Purchase Price: With respect to each Mortgage Loan that was a Defective
Mortgage Loan repurchased on any date pursuant to Sections 2.02 or 2.04 or pursuant to Section 3.03 of the Purchase Agreement, an amount equal to the sum of (i) the Stated Principal Balance of the Mortgage Loan, (ii) interest on such
Stated Principal Balance at the Mortgage Interest Rate from the date on which interest has last been paid and distributed through the last day of the month in which such repurchase takes place and (iii) any costs and damages incurred by the Trust in connection with any violation by such repurchased Mortgage Loan of any predatory or abusive lending law, less (x) amounts received or advanced in respect of such repurchased Mortgage Loan which are being held in the Servicer
Custodial Account for distribution in the month of repurchase and (y) if the
Person repurchasing such Mortgage Loan is servicing such Mortgage Loan, the
Servicing Fee for such Mortgage Loan.

     Rate Adjustment Date: As to each Mortgage Loan, the Due Date on which an adjustment to the Mortgage Interest Rate of such Mortgage Loan becomes effective under the related Mortgage Note.

     Rate Ceiling: The maximum per annum Mortgage Interest Rate permitted under the related Mortgage Note and indicated on the Mortgage Loan Schedule.

     Rate Floor: The minimum per annum Mortgage Interest Rate permitted under the related Mortgage Note and indicated on the Mortgage Loan Schedule.

     Rating Agency: Each of Fitch and S&P. If either such organization or a successor is no longer in existence, "Rating Agency" shall be such nationally recognized statistical rating organization, or other comparable Person, as is designated by the Depositor, notice of which designation shall be given to the
Trustee, the Servicer and the Securities Administrator. References herein to a given rating or rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers.

     Realized Loss: With respect to each Liquidated Mortgage Loan, an amount as of the date of such liquidation, equal to (i) the unpaid principal balance of the Liquidated Mortgage Loan as of the date of such liquidation, plus (ii)
interest at the Net Mortgage Interest Rate from the Due Date as to which interest was last paid or advanced (and not reimbursed) to Certificateholders up to the Due Date in the month in which Liquidation Proceeds are required to be distributed on the Stated Principal Balance of such Liquidated Mortgage Loan from time to time, minus (iii) the Liquidation Proceeds, if any, received during the month in which such liquidation occurred, to the extent applied as recoveries of interest at the Net Mortgage Interest Rate and to principal of the
Liquidated Mortgage Loan. With respect to each Mortgage Loan that has become the subject of a Deficient Valuation, if the principal amount due under the related
Mortgage Note has been reduced, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient
Valuation. With respect to each Mortgage Loan that has become the subject of a
Debt Service Reduction and any Distribution Date, the amount, if any, by which the principal portion of the related Monthly Payment has been reduced.

                                      -21-

     Recognition Agreement: With respect to a Cooperative Loan, the recognition agreement between the Cooperative and the originator of such Cooperative Loan.

     Record Date: With respect to each Certificate, the last day of the month
(or, if such day is not a Business Day, the preceding Business Day) preceding the month of the related Distribution Date.

     Recovery: Any amount received on a Mortgage Loan subsequent to such
Mortgage Loan being determined to be a Liquidated Mortgage Loan.

     Regular Certificates: As defined in the Preliminary Statement hereto.

     Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB),
17 C.F.R. Sections 229.1100 - 229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities
Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the
staff of the Commission, or as may be provided by the Commission or its staff from time to time.

     Reimbursement Amount: As defined in Section 2.02.

     Related Group: For Loan Group 1, Group 1; for Loan Group 2, Group 2; and
for Loan Group 3, Group 3.

     Related Loan Group: For Group 1, Loan Group 1; for Group 2, Loan Group 2;
and for Group 3, Loan Group 3.

     Relevant Servicing Criteria: The Servicing Criteria applicable to the various parties, as set forth on Exhibit M attached hereto. For clarification purposes, multiple parties can have responsibility for the same Relevant
Servicing Criteria. With respect to a Servicing Function Participant engaged by the Servicer, the Securities Administrator or the Custodian, the term "Relevant
Servicing Criteria" may refer to a portion of the Relevant Servicing Criteria applicable to such parties.

     Relief Act: The Servicemembers Civil Relief Act, as it may be amended from time to time.

     Relief Act Reduction: With respect to any Distribution Date, for any
Mortgage Loan as to which there has been a reduction in the amount of interest collectible thereon for the most recently ended calendar month as a result of the application of the Relief Act or comparable state legislation, the amount, if any, by which (i) interest collectible on such Mortgage Loan for the most recently ended calendar month is less than (ii) interest accrued pursuant to the terms of the Mortgage Note on the same principal amount and for the same period as the interest collectible on such Mortgage Loan for the most recently ended calendar month.

     REMIC: A "real estate mortgage investment conduit" within the meaning of
Section 860D of the Code.

                                      -22-

     REMIC Certificate Maturity Date: The "latest possible maturity date" of the
Regular Certificates as that term is defined in Section 2.07.

     REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations promulgated thereunder, as the foregoing may be in effect from time to time, as well as provisions of applicable state laws.

     Remittance Date: As to any Distribution Date, on the 18th calendar day of each month, or if such day is not a Business Day, the Business Day immediately preceding such day.

     REO Disposition Period: As defined in Section 3.14.

     REO Proceeds: Proceeds, net of any related expenses of the Servicer received in respect of any REO Property (including, without limitation, proceeds from the rental of the related Mortgaged Property) which are received prior to the final liquidation of such Mortgaged Property.

     REO Property: A Mortgaged Property acquired by the Servicer on behalf of the Trust through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

     Reportable Event: As defined in Section 3.22(d).

     Reporting Servicer: As defined in Section 3.22(c)(i).

     Request for Release: The Request for Release submitted by the Servicer to the Custodian, on behalf of the Trustee, substantially in
the form of Exhibit E.

     Required Insurance Policy: With respect to any Mortgage Loan, any insurance policy which is required to be maintained from time to time under this Agreement in respect of such Mortgage Loan.

     Residual Certificate: The Class 1-A-R Certificate, which represents ownership of the Class LR Interest and the Class UR Interest for the purposes of the REMIC Provisions.

     Responsible Officer: When used with respect to the Trustee or the
Securities Administrator, any officer of the Corporate Trust Department of the
Trustee or the Securities Administrator, as applicable, including any Senior
Vice President, any Vice President, any Assistant Vice President, any Assistant
Secretary, any Trust Officer or Assistant Trust Officer, or any other officer of the Trustee or Securities Administrator, as applicable, customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of this Agreement.

     Restricted Classes: As defined in Section 5.02(d).

     S&P: Standard & Poor's, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

                                      -23-

     Sarbanes-Oxley Certification: As defined in Section 3.22(e).

     Securities Administration Fee: With respect to each Mortgage Loan and
Distribution Date, the amount of the fee payable to the Securities
Administrator, which shall, for such Distribution Date, be equal to one-twelfth of the product of the Securities Administration Fee Rate with respect to such
Mortgage Loan and the Stated Principal Balance of such Mortgage Loan. Such fee shall be payable monthly, computed on the basis of the same Stated Principal
Balance and period respecting which any related interest payment on a Mortgage
Loan is computed.

     Securities Administration Fee Rate: With respect to each Mortgage Loan,
0.0035% per annum.

     Securities Administrator: Wells Fargo Bank, N.A., and its
successors-in-interest and, if a successor securities administrator is appointed hereunder, such successor, as securities administrator.

     Security Agreement: With respect to a Cooperative Loan, the agreement or mortgage creating a security interest in favor of the originator of the
Cooperative Loan in the related Cooperative Stock.

     Senior Certificates: The Class 1-A-1, Class 1-A-2, Class 1-A-R, Class
2-A-1, Class 2-A-2, Class 3-A-1 and Class 3-A-2 Certificates.

     Senior Credit Support Depletion Date: The date on which the aggregate Class
Certificate Balance of the Subordinate Certificates is reduced to zero.

     Senior Percentage: With respect to any Distribution Date and Loan Group, the percentage, carried to six places rounded up, obtained by dividing (i) the aggregate Class Certificate Balance of the Senior Certificates of the Related
Group immediately prior to such Distribution Date, by (ii) the Pool Stated
Principal Balance of such Loan Group for such Distribution Date.

     Senior Prepayment Percentage: For any Loan Group and any Distribution Date
during the seven years beginning on the first Distribution Date, 100%. The
Senior Prepayment Percentage for any Loan Group and any Distribution Date
occurring on or after the seventh anniversary of the first Distribution Date will, except as provided herein, be as follows: for any Distribution Date in the first year thereafter, the Senior Percentage for such Loan Group plus 70% of the
Subordinate Percentage for such Loan Group for such Distribution Date; for any
Distribution Date in the second year thereafter, the Senior Percentage for such
Loan Group plus 60% of the Subordinate Percentage for such Loan Group for such
Distribution Date; for any Distribution Date in the third year thereafter, the
Senior Percentage for such Loan Group plus 40% of the Subordinate Percentage for such Loan Group for such Distribution Date; for any Distribution Date in the fourth year thereafter, the Senior Percentage for such Loan Group plus 20% of the Subordinate Percentage for such Loan Group for such Distribution Date; and
for any Distribution Date in the fifth or later years thereafter, the Senior
Percentage for such Loan Group for such Distribution Date unless (i) on any of the foregoing Distribution Dates the Total Senior Percentage for such
Distribution Date exceeds the Total Senior Percentage calculated as of the

                                      -24-

Closing Date, in which case the Senior Prepayment Percentage for each Loan Group for such Distribution Date will once again equal 100%, (ii) on any Distribution
Date before the Distribution Date occurring in July 2009, the Total Subordinate
Percentage for such Distribution Date is greater than or equal to twice the
Total Subordinate Percentage calculated as of the Closing Date, in which case the Senior Prepayment Percentage for each Loan Group for such Distribution Date will equal the Senior Percentage for such Loan Group plus 50% of the Subordinate
Percentage for such Loan Group, or (iii) on any Distribution Date occurring on or after the Distribution Date in July 2009, the Total Subordinate Percentage
for such Distribution Date is greater than or equal to twice the Total
Subordinate Percentage calculated as of the Closing Date, in which case the
Senior Prepayment Percentage for each Loan Group for such Distribution Date will equal the Senior Percentage for such Loan Group. Notwithstanding the foregoing, no decrease in the share of the applicable Subordinate Percentage (for calculating the applicable Senior Prepayment Percentage for such Loan Group)
will occur and the Senior Prepayment Percentage for such Loan Group will be calculated without regard to clause (ii) or (iii) in the preceding sentence unless both of the Senior Step Down Conditions are satisfied.

     Senior Principal Distribution Amount: As to any Distribution Date and Loan
Group, the sum of (i) the Senior Percentage for such Loan Group of the amounts described in clauses (i)(a) through (d) of the definition of "Principal Amount"
for such Distribution Date and Loan Group and (ii) the Senior Prepayment
Percentage for such Loan Group of the amounts described in clauses (i)(e) and
(f) and the amount described in clause (ii) of the definition of "Principal
Amount" for such Distribution Date and Loan Group.

     Senior Step Down Conditions: As of any Distribution Date as to which any decrease in the Senior Prepayment Percentage for any Loan Group applies, (i) the outstanding principal balance of all Mortgage Loans (including, for this purpose, any Mortgage Loans in foreclosure, any REO Property and any Mortgage
Loan for which the Mortgagor has filed for bankruptcy after the Closing Date)
delinquent sixty (60) days or more (averaged over the preceding six month period), as a percentage of the aggregate Class Certificate Balance of the
Subordinate Certificates, is not equal to or greater than 50% or (ii) cumulative
Realized Losses with respect to the Mortgage Loans as of the applicable
Distribution Date do not exceed the percentages of the Original Subordinate
Certificate Balance set forth below:

                                 PERCENTAGE OF ORIGINAL SUBORDINATE
DISTRIBUTION DATE OCCURRING IN          CERTIFICATE BALANCE
------------------------------   ----------------------------------
July 2006 through June 2009                      20%
July 2009 through June 2014                      30%
July 2014 through June 2015                      35%
July 2015 through June 2016                      40%
July 2016 through June 2017                      45%
July 2017 and thereafter                         50%

     Servicer: Wells Fargo Bank, N.A., in its capacity as servicer of the
Mortgage Loans, or any successor servicer appointed as herein provided.

     Servicer Custodial Account: The account or accounts created and maintained by the Servicer pursuant to Section 3.09(b) which must be an Eligible Account.

                                      -25-

     Servicer Custodial Account: The account or accounts created and maintained by the Servicer pursuant to Section 3.09(b) which must be an Eligible Account.

     Servicer Custodial Account Reinvestment Income: For each Distribution Date, all income and gains net of any losses realized since the preceding Distribution
Date from Permitted Investments of funds in the Servicer Custodial Account.

     Servicer's Certificate: The monthly report required by Section 4.01.

     Servicing Advance: All customary, reasonable and necessary "out of pocket"
costs and expenses incurred in the performance by the Servicer of its servicing obligations, including, but not limited to (i) the preservation, restoration and protection of a Mortgaged Property, (ii) expenses reimbursable to the Servicer pursuant to Section 3.14 and any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv)
compliance with the obligations under Section 3.12.

     Servicing Criteria: The criteria set forth in paragraph (d) of Item 1122 of
Regulation AB, as such may be amended from time to time.

     Servicing Fee: With respect to each Mortgage Loan and Distribution Date, the amount of the fee payable to the Servicer, which shall, for such
Distribution Date, be equal to one-twelfth of the product of the Servicing Fee
Rate with respect to such Mortgage Loan and the Stated Principal Balance of such
Mortgage Loan, subject to reduction as provided in Section 3.17. Such fee shall be payable monthly, computed on the basis of the same Stated Principal Balance and period respecting which any related interest payment on a Mortgage Loan is computed. The Servicer's right to receive the Servicing Fee is limited to, and payable solely from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds and other proceeds, to the extent permitted by Section 3.11) of related Monthly Payments collected by the Servicer, or as otherwise provided under Section 3.11.

     Servicing Fee Rate: With respect to each Mortgage Loan, 0.2500% per annum.

     Servicing Function Participant: Any Subcontractor utilized by the Servicer, the Securities Administrator or the Custodian that is "participating in the servicing function" within the meaning of Item 1122 of Regulation AB.

     Servicing Officer: Any officer of the Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished to the Trustee and the Securities
Administrator by the Servicer, as such list may from time to time be amended.

     Servicing Transfer Costs: All reasonable costs and expenses (including attorney's fees) incurred by the Trustee in connection with the transfer of servicing from a predecessor servicer, including, without limitation, any costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Trustee to correct any errors or insufficiencies in the servicing data or otherwise to enable the Trustee to service the Mortgage Loans properly and effectively.

     Similar Law: As defined in Section 6.02(e).

                                      -26-

     Sponsor: Bank of America, National Association, a national banking association, or its successor in interest, as seller of the Mortgage Loans under the Mortgage Loan Purchase Agreement.

     Stated Principal Balance: As to any Mortgage Loan and Due Date, the unpaid principal balance of such Mortgage Loan as of such date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period) after giving effect to any previous partial Principal Prepayments and Liquidation Proceeds allocable to principal (other than with respect to any
Liquidated Mortgage Loan) and to the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor, and after giving effect to any Deficient Valuation.

     Subcontractor: Any vendor, subcontractor or other Person that is not responsible for the overall servicing of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to
Mortgage Loans under the direction or authority of the Servicer, the Securities
Administrator or the Custodian.

     Subordinate Balance Ratio: As of any date of determination, the ratio among the principal balances of the Class 1-LS Interest, Class 2-LS Interest and Class
3-LS Interest, equal to the ratio among the Group Subordinate Amounts of Loan
Group 1, Loan Group 2 and Loan Group 3.

     Subordinate Certificates: The Class B Certificates.

     Subordinate Percentage: As of any Distribution Date and Loan Group, 100%
minus the Senior Percentage for such Loan Group for such Distribution Date.

     Subordinate Prepayment Percentage: As to any Distribution Date and Loan
Group, 100% minus the Senior Prepayment Percentage for such Loan Group and such
Distribution Date.

     Subordinate Principal Distribution Amount: With respect to any Distribution
Date and Loan Group, an amount equal to the sum of (i) the Subordinate
Percentage for such Loan Group of the amounts described in clauses (i)(a)
through (d) of the definition of "Principal Amount" for such Distribution Date and Loan Group and (ii) the Subordinate Prepayment Percentage for such Loan
Group of the amounts described in clauses (i)(e) and (f) and the amount described in clause (ii) of the definition of "Principal Amount" for such
Distribution Date and Loan Group.

     Subservicer: Any Person that services Mortgage Loans on behalf of the
Servicer or any Subservicer and is responsible for the performance (whether directly or through Subservicers or Subcontractors) of a substantial portion of the material servicing functions required to be performed by the Servicer under this Agreement or any reconstitution agreement that are identified in Item
1122(d) of Regulation AB.

     Substitute Mortgage Loan: A Mortgage Loan substituted for a Defective
Mortgage Loan which must, on the date of such substitution, (i) have a Stated
Principal Balance, after deduction of the principal portion of the Monthly
Payment due in the month of substitution, not in excess of the Stated Principal
Balance of the Defective Mortgage Loan; (ii) have a Net Mortgage Interest

                                      -27-

Rate not less than, and not more than two percent (2%) greater than that of the
Defective Mortgage Loan; (iii) be of the same type as the Defective Mortgage
Loan; (iv) have a Loan-to-Value Ratio not higher than that of the Defective
Mortgage Loan; (v) have a credit score not less than that of the Defective
Mortgage Loan; (vi) have a Gross Margin not less than that of the Defective
Mortgage Loan; (vii) have a credit grade not lower in quality than that of the
Defective Mortgage Loan; (viii) have a remaining term to maturity not greater than (and not more than one year less than) that of the Defective Mortgage Loan;
(ix) have the same lien priority as the Defective Mortgage Loan; (x) have the same Index as the Defective Mortgage Loan; and (xi) comply with each Mortgage
Loan representation and warranty set forth in this Agreement, the Mortgage Loan
Purchase Agreement and the Purchase Agreement. More than one Substitute Mortgage
Loan may be substituted for a Defective Mortgage Loan if such Substitute
Mortgage Loans meet the foregoing attributes in the aggregate.

     Substitution Adjustment Amount: As defined in Section 2.02.

     Tax Matters Person: Any person designated as "tax matters person" in accordance with Section 5.06 and the manner provided under Treasury Regulation
Section 1.860F-4(d) and Treasury Regulation Section 301.6231(a)(7)-1.

     Total Senior Percentage: With respect to any Distribution Date, the percentage, carried six places rounded up, obtained by dividing the aggregate
Class Certificate Balance of the Senior Certificates immediately prior to such
Distribution Date by the aggregate Pool Stated Principal Balance for all Loan
Groups with respect to such Distribution Date.

     Total Subordinate Percentage: As to any Distribution Date, the aggregate
Class Certificate Balance of the Subordinate Certificates divided by the aggregate Pool Stated Principal Balance for all Loan Groups.

     Treasury Regulations: The final and temporary regulations promulgated under the Code by the U.S. Department of the Treasury.

     Trust: The trust created by this Agreement, which shall be named "Banc of
America Funding 2006-F Trust."

     Trust Estate: The segregated pool of assets subject hereto, constituting the primary trust created hereby and to be administered hereunder, with respect to a portion of which two REMIC elections are to be made, such entire Trust
Estate consisting of: (i) such Mortgage Loans as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto, and together with all collections thereon and proceeds thereof, (ii) any REO
Property, together with all collections thereon and proceeds thereof, (iii) the
Trustee's rights with respect to the Mortgage Loans under all insurance policies required to be maintained pursuant to this Agreement and any proceeds thereof,
(iv) the right to receive amounts, if any, payable on behalf of any Mortgagor from the Buy-Down Account relating to any Buy-Down Mortgage Loan, (v) the
Depositor's rights under the Mortgage Loan Purchase Agreement and the Purchase
Agreement (including any security interest created thereby) and (vi) the
Servicer Custodial Account and the Certificate Account and such assets that are deposited therein from time to time

                                      -28-

and any investments thereof, together with any and all income, proceeds and payments with respect thereto. The Buy-Down Account shall not be part of the
Trust Estate.

     Trustee: U.S. Bank National Association, and its successors-in-interest and, if a successor trustee is appointed hereunder, such successor, as trustee.

     Uncertificated Lower-Tier Interests: Any of the Class 1-L Interest, Class
1-LS Interest, Class 2-L Interest, Class 2-LS Interest, Class 3-L Interest and
Class 3-LS Interest.

     Undercollateralized Amount: As defined in Section 5.03(b)(ix).

     Undercollateralized Group: As defined in Section 5.03(b)(ix).

     Underwriter's Exemption: An exemption listed in footnote 1 of, and amended by, Prohibited Transaction Exemption 2002-41, 67 Fed. Reg. 54487 (2002), or any
successor exemption.

     Unscheduled Principal Amount: As to any Distribution Date and Loan Group,
the sum of the amounts described in clauses (e) and (f) of the definition of
"Principal Amount."

     Upper-Tier Certificate Sub-Account: The sub-account of the Certificate
Account designated by the Securities Administrator pursuant to Section 3.09(g).

     Upper-Tier REMIC: As defined in the Preliminary Statement, the assets of which consist of the Uncertificated Lower-Tier Interests and such amounts as shall from time to time be deemed held in the Upper-Tier Certificate
Sub-Account.

     U.S. Person: A citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury Regulations are adopted that provide otherwise) created or organized in or under the laws of the
United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury Regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

     Voting Rights: The portion of the voting rights of all of the Certificates which is allocated to any Certificate. As of any date of determination, (a) 1%
of all Voting Rights shall be allocated to the Holder of the Residual
Certificate and (b) the remaining Voting Rights shall be allocated among Holders of the remaining Classes of Certificates in proportion to the Certificate
Balances of their respective Certificates on such date.

     Section 1.02. Calculations.

     All dollar amounts calculated hereunder shall be rounded to the nearest penny with one-half of one penny being rounded down.

                                      -29-

                                   ARTICLE II

                     CONVEYANCE OF MORTGAGE LOANS; ORIGINAL
                            ISSUANCE OF CERTIFICATES

     Section 2.01. Conveyance of Mortgage Loans.

     (a) The Depositor, concurrently with the execution and delivery hereof, hereby sells, transfers, assigns, sets over and otherwise conveys to the Trustee on behalf of the Trust for the benefit of the Certificateholders, without recourse, all the right, title and interest of the Depositor in and to the
Mortgage Loans, including all interest and principal received on or with respect to the Mortgage Loans (other than payments of principal and interest due and payable on the Mortgage Loans on or before the Cut-off Date), and the
Depositor's rights under the Mortgage Loan Purchase Agreement. The foregoing sale, transfer, assignment and set over does not and is not intended to result in a creation of an assumption by the Trustee of any obligation of the Depositor or any other Person in connection with the Mortgage Loans or any agreement or instrument relating thereto, except as specifically set forth herein. It is agreed and understood by the parties hereto that it is not intended that any mortgage loan be included in the Trust that is a "High-Cost Home Loan" as defined in any of (i) the New Jersey Home Ownership Act effective November 27,
2003, (ii) the New Mexico Home Loan Protection Act effective January 1, 2004,
(iii) the Massachusetts Predatory Home Loan Practices Act effective November 7,
2004 or (iv) the Indiana Home Loan Practices Act, effective January 1, 2005.

     (b) In connection with such transfer and assignment, the Depositor has delivered or caused to be delivered to the Trustee (or a Custodian on behalf of the Trustee) for the benefit of the Certificateholders, the following documents or instruments with respect to each Mortgage Loan so assigned:

          (i) the original Mortgage Note, endorsed by manual or facsimile signature in the following form: "Pay to the order of U.S. Bank National
     Association, as trustee for holders of Banc of America Funding Corporation
     Mortgage Pass-Through Certificates, Series 2006-F, without recourse," with all necessary intervening endorsements showing a complete chain of endorsement from the originator to the Trustee (each such endorsement being sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note)
     and, in the case of any Mortgage Loan originated in the State of New York documented by a NYCEMA, the NYCEMA, the new Mortgage Note, if applicable, the consolidated Mortgage Note and the consolidated Mortgage;

          (ii) subject to the provisos at the end of this paragraph, a duly executed Assignment of Mortgage to "U.S. Bank National Association, as
     trustee for the holders of Banc of America Funding Corporation Mortgage
     Pass-Through Certificates, Series 2006-F" (which may be included in a blanket assignment or assignments); provided that, if the related Mortgage has not been returned from the applicable public recording office, such
     Assignment of Mortgage may exclude the information to be provided by the recording office; and provided, further, if the related Mortgage has been recorded in the name of Mortgage Electronic Registration Systems, Inc.
     ("MERS") or its designee, no

                                      -30-

     Assignment of Mortgage in favor of the Trustee will be required to be prepared or delivered and instead, the Servicer shall enforce the obligations of the Servicer to take all actions as are necessary to cause the Trust to be shown as the owner of the related Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS;

          (iii) the originals of all assumption, modification, consolidation or extension agreements, if any, with evidence of recording thereon, if any;

          (iv) the original of any guarantee executed in connection with the
     Mortgage Note;

          (v) for each Mortgage Loan, if any, which is secured by a residential long-term lease, a copy of the lease with evidence of recording indicated
     thereon, or, if the lease is in the process of being recorded, a photocopy of the lease, certified by an officer of the respective prior owner of such
     Mortgage Loan or by the applicable title insurance company, closing/settlement/escrow agent or company or closing attorney to be a true and correct copy of the lease transmitted for recordation; and

          (vi) the original of any security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage;

provided, however, that on the Closing Date, with respect to item (iii), if an
Assignment of Mortgage is required to be recorded as set forth below, the
Depositor has delivered to the Trustee (or a Custodian on behalf of the Trustee)
a copy of such Assignment of Mortgage in blank rather than in the name of the
Trustee and has caused the Servicer to retain the completed Assignment of
Mortgage for recording as described below, unless such Mortgage has been recorded in the name of MERS or its designee. In addition, if the Depositor is unable to deliver or cause the delivery of any original Mortgage Note due to the loss of such original Mortgage Note, the Depositor may deliver a copy of such
Mortgage Note, together with a lost note affidavit, and shall thereby be deemed to have satisfied the document delivery requirements of this Section 2.01(b).

     If in connection with any Mortgage Loans, the Depositor cannot deliver all assumption, modification, consolidation or extension agreements, if any, satisfying the requirements of clause (iii) above, concurrently with the execution and delivery hereof because such document or documents have not been returned from the applicable public recording office in the case of clause (iii)
above, the Depositor shall promptly deliver or cause to be delivered to the
Trustee (or a Custodian on behalf of the Trustee), such assumption, modification, consolidation or extension agreement with evidence of recording indicated thereon upon receipt thereof from the public recording office, but in no event shall any such delivery of any such documents or instruments be made later than one year following the Closing Date, unless there has been a continuing delay at the applicable recording office and the Depositor has delivered the Officer's Certificate to such effect to the Trustee (or a
Custodian on behalf of the Trustee). The Depositor shall forward or cause to be forwarded to the Trustee (or a Custodian on behalf of the Trustee) (1) from time to time additional original documents evidencing an assumption or modification of a Mortgage Loan and (2) any other documents required to be delivered by the
Depositor or the Servicer to

                                      -31-

the Trustee (or a Custodian on behalf of the Trustee). In the event that in connection with the payment in full of the related Mortgage Loan the public recording office requires the presentation of a "lost instruments affidavit and indemnity" or any equivalent document, because only a copy of the Mortgage can be delivered with the instrument of satisfaction or reconveyance, the Depositor or the Servicer shall prepare, execute and deliver or cause to be prepared, executed and delivered, on behalf of the Trust, such a document to the public recording office.

     (c) Upon discovery by the Depositor or notice from the Servicer, the
Securities Administrator or the Trustee that a Document Transfer Event has occurred, the Depositor shall deliver or cause to be delivered to the Trustee or a Custodian, on behalf of the Trustee, within sixty (60) days copies (which may be in electronic form mutually agreed upon by the Depositor and the Trustee or such Custodian) of the following additional documents or instruments to the
Mortgage File with respect to each such Mortgage Loan; provided, however, that originals of such documents or instruments shall be delivered to the Trustee or a Custodian on behalf of the Trustee, as applicable, if originals are required under the law in which the related Mortgaged Property is located in order to exercise all remedies available to the Trust under applicable law following default by the related Mortgagor:

          (i) other than if the related Mortgage has been recorded in the name of MERS or its designee, an original copy of any intervening assignment of
     Mortgage showing a complete chain of assignments;

          (ii) the original or a certified copy of the lender's title insurance policy;

          (iii) the original Mortgage with evidence of recording thereon, and the original recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon or, if such Mortgage or power of attorney has been submitted for recording but has not been returned from the applicable public recording office, has been lost or is not otherwise available, a copy of such Mortgage or power of attorney, as the case may be, certified to be a true and complete copy of the original submitted for recording; and

          (iv) for each Mortgage Loan secured by Cooperative Stock, the originals of the following documents or instruments:

               (A) The Cooperative Stock Certificate;

               (B) The stock power executed in blank;

               (C) The executed Cooperative Lease;

               (D) The executed Recognition Agreement;

               (E) The executed assignment of Recognition Agreement, if any;

                                      -32-

               (F)  The executed UCC-1 financing statement with evidence of recording thereon; and

               (G)  Executed UCC-3 financing statements or other appropriate UCC financing statements required by state law, evidencing a
                    complete and unbroken line from the mortgagee to the Trustee with evidence of recording thereon (or in a form suitable
                    for recordation).

     (d) With respect to each Mortgage Loan, as promptly as practicable subsequent to such transfer and assignment, the Servicer shall (except for any
Mortgage which has been recorded in the name of MERS or its designee) (i) cause each Assignment of Mortgage to be in proper form for recording in the appropriate public office for real property records within thirty (30) days of the Closing Date and (ii) at the Depositor's expense, cause to be delivered for recording in the appropriate public office for real property records the
Assignments of the Mortgages to the Trustee, except that, with respect to any
Assignment of a Mortgage as to which the Servicer has not received the information required to prepare such assignment in recordable form, the
Servicer's obligation to do so and to deliver the same for such recording shall be as soon as practicable after receipt of such information and in any event within thirty (30) days after the receipt thereof.

     No recording of an Assignment of Mortgage will be required in a state if either (i) the Depositor furnishes to the Trustee and the Securities
Administrator an unqualified Opinion of Counsel reasonably acceptable to the
Trustee and the Securities Administrator to the effect that recordation of such assignment is not necessary under applicable state law to preserve the Trustee's interest in the related Mortgage Loan against the claim of any subsequent transferee of such Mortgage Loan or any successor to, or creditor of, the
Depositor or the originator of such Mortgage Loan or (ii) the recordation of an
Assignment of Mortgage in such state is not required by either Rating Agency in order to obtain the initial ratings on the Certificates on the Closing Date. As set forth on Exhibit J attached hereto is a list of all states where recordation is required by either Rating Agency to obtain the initial ratings of the
Certificates. The Trustee and the Securities Administrator may rely and shall be protected in relying upon the information contained in such Exhibit J.

     (e) In the case of Mortgage Loans that have been prepaid in full as of the
Closing Date, the Depositor, in lieu of delivering the above documents to the
Trustee (or a Custodian on behalf of the Trustee), will cause the Servicer to deposit in the Servicer Custodial Account the portion of such payment that is required to be deposited in such account pursuant to Section 3.09(c).

     Section 2.02. Acceptance by the Trustee or Custodian of the Mortgage Loans.

     Subject to the provisions of the following paragraph, the Trustee declares that it (or a Custodian on its behalf) will hold the documents referred to in
Section 2.01 and the other documents delivered to it (or a Custodian on its behalf) constituting the Mortgage Files, and that it will hold such other assets as are included in the Trust Estate delivered to it, in trust for the exclusive use and benefit of all present and future Certificateholders. Upon execution and

                                      -33-

delivery of this document, the Trustee (or a Custodian on its behalf) shall deliver to the Depositor and the Servicer a certification in the form of Exhibit
K hereto (the "Initial Certification") to the effect that, except as may be specified in a list of exceptions attached thereto, it has received the original
Mortgage Note relating to each of the Mortgage Loans listed on the Mortgage Loan
Schedule.

     Within ninety (90) days after the execution and delivery of this Agreement, the Trustee (or a Custodian on its behalf) shall review the Mortgage Files in its possession, and shall deliver to the Depositor and the Servicer a certification in the form of Exhibit L hereto (the "Final Certification") to the effect that, as to each Mortgage Loan listed in the Mortgage Loan Schedule, except as may be specified in a list of exceptions attached to such Final
Certification, such Mortgage File contains all of the items required to be delivered pursuant to Section 2.01.

     If, in the course of such review, the Trustee (or a Custodian on its behalf) finds any document constituting a part of a Mortgage File which does not meet the requirements of Section 2.01 or is omitted from such Mortgage File or if the Depositor, the Servicer, the Securities Administrator, the Trustee or a
Custodian discovers a breach by the Originator, the Sponsor or the Depositor of any representation, warranty or covenant under the Purchase Agreement, the
Mortgage Loan Purchase Agreement or this Agreement, as the case may be, in respect of any Mortgage Loan and such breach materially adversely affects the interest of the Certificateholders in the related Mortgage Loan (provided that any such breach that causes the Mortgage Loan not to be a "qualified mortgage"
within the meaning of Section 860G(a)(3) of the Code shall be deemed to materially and adversely affect the interests of the Certificateholders), then such party shall promptly so notify the Sponsor, the Originator, the Servicer, the Trustee, the Securities Administrator and the Depositor of such failure to meet the requirements of Section 2.01 or of such breach and request that the
Originator, the Sponsor or the Depositor, as the case may be, deliver such missing documentation or cure such defect or breach within ninety (90) days of its discovery or its receipt of notice of any such failure to meet the requirements of Section 2.01 or of such breach. If the Trustee receives written notice that the Originator, the Sponsor or the Depositor, as the case may be, has not delivered such missing document or cured such defect or breach in all material respects during such period, the Trustee, on behalf of the Trust, shall enforce the obligation of the Originator, the Sponsor or the Depositor, as the
case may be, under the Purchase Agreement, the Mortgage Loan Purchase Agreement
or this Agreement, as applicable, and cause the Originator, the Sponsor or the
Depositor, as the case may be, to either (a) substitute for the related Mortgage
Loan a Substitute Mortgage Loan, which substitution shall be accomplished in the manner and subject to the conditions set forth below or (b) purchase such
Mortgage Loan from the Trust at the Purchase Price for such Mortgage Loan;
provided, however, that in no event shall such a substitution occur more than two years from the Closing Date; provided, further, that such substitution or repurchase must occur within ninety (90) days of when such defect was discovered if such defect will cause the Mortgage Loan not to be a "qualified mortgage"
within the meaning of Section 860G(a)(3) of the Code.

     In performing any such review, the Trustee (or a Custodian on its behalf)
may conclusively rely on the purported genuineness of any such document and any signature thereon. It is understood that the scope of the Trustee's review (or a
Custodian's review on its behalf) of the Mortgage Files is limited solely to confirming that the documents listed in Section 2.01 have been received and further confirming that any and all documents delivered pursuant to

                                      -34-

Section 2.01 appear on their face to have been executed and relate to the
Mortgage Loans identified in the Mortgage Loan Schedule based solely upon the review of items (i) and (xi) in the definition of Mortgage Loan Schedule.
Neither the Trustee nor any Custodian on its behalf shall have any responsibility for determining whether any document is valid and binding, whether the text of any assignment or endorsement is in proper or recordable form, whether any document has been recorded in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction.

     If the Trustee receives written notice from the Depositor, the Servicer, the Securities Administrator or a Custodian of a breach of any representation or warranty of the Originator, the Sponsor or the Depositor, as the case may be, the Trustee, on behalf of the Trust, shall enforce the rights of the Trust under the Purchase Agreement, the Mortgage Loan Purchase Agreement or this Agreement, as applicable, for the benefit of the Certificateholders. In addition, if the
Trustee receives written notice from the Depositor, the Servicer, the Securities
Administrator or a Custodian of a breach of a representation set forth in clauses (f) and (oo) of Section 3 of the Mortgage Loan Purchase Agreement that occurs as a result of a violation of an applicable predatory or abusive lending law, the Trustee, on behalf of the Trust, shall enforce the right of the Trust to reimbursement by the Sponsor for all costs or damages incurred by the Trust as a result of the violation of such law (such amount, the "Reimbursement
Amount"), but only to the extent the Originator does not so reimburse the Trust as part of the applicable Purchase Price. It is understood and agreed that, except for any indemnification provided for in the Purchase Agreement and the payment of any Reimbursement Amount, the obligation of the Originator, the
Sponsor or the Depositor to cure or to repurchase or substitute any Mortgage
Loan as to which a document is missing, a material defect in a constituent document exists or as to which such a breach has occurred and is continuing shall constitute the sole remedy against the Originator, the Sponsor or the
Depositor, as the case may be, in respect of such omission, defect or breach available to the Trustee on behalf of the Trust and the Certificateholders.

     It is understood and agreed that the representations and warranties set forth in the Purchase Agreement, the Mortgage Loan Purchase Agreement or this
Agreement shall survive delivery of the Mortgage Files to the Trustee (or a
Custodian on behalf of the Trustee) and shall inure to the benefit of the
Certificateholders notwithstanding any restrictive or qualified endorsement or assignment. With respect to the representations and warranties set forth in the
Mortgage Loan Purchase Agreement that are made to the best of the Sponsor's knowledge or as to which the Sponsor had no knowledge, if it is discovered by the Depositor or the Trustee that the substance of such representation or warranty is inaccurate and such inaccuracy materially and adversely affects the interest of the Certificateholders in the related Mortgage Loan then, notwithstanding the Sponsor's lack of knowledge with respect to the substance of such representation or warranty being inaccurate as the time the representation or warranty was made, such inaccuracy shall be deemed a breach of the applicable representation or warranty.

     The representations and warranties of the Originator with respect to the
Mortgage Loans in the Purchase Agreement, which have been assigned to the
Trustee hereunder, were made as of the dates specified in such Purchase
Agreement. To the extent that any fact, condition or event with respect to a
Mortgage Loan constitutes a breach of both (i) a representation or warranty of the Originator under the Purchase Agreement and (ii) a representation or warranty of the Sponsor under the Mortgage Loan Purchase Agreement, the only right or remedy of the Trustee or of any

                                      -35-

Certificateholder shall be the Trustee's right, on behalf of the Trust, to enforce the obligations of the Originator under any applicable representation or warranty made by it. It is hereby acknowledged that the Sponsor shall have no obligation or liability with respect to any breach of a representation or warranty made by it with respect to the Mortgage Loans if the fact, condition or event constituting such breach also constitutes a breach of a representation or warranty made by the Originator in the Purchase Agreement, without regard to whether the Originator fulfills its contractual obligations in respect of such representation or warranty. It is hereby further acknowledged that the Depositor shall have no obligation or liability with respect to any breach of any representation or warranty with respect to the Mortgage Loans (except as set forth in Section 2.04) under any circumstances.

     With respect to each Substitute Mortgage Loan, the Originator, the Sponsor or the Depositor, as the case may be, shall deliver to the Trustee (or a
Custodian on behalf of the Trustee), for the benefit of the Certificateholders, the Mortgage Note, the related Assignment of Mortgage (except for any Mortgage which has been recorded in the name of MERS or its designee), and such other documents and agreements as are otherwise required by Section 2.01, with the
Mortgage Note endorsed as required by Section 2.01. No substitution is permitted to be made in any calendar month after the Determination Date for such month.
Monthly Payments due with respect to any such Substitute Mortgage Loan in the month of substitution shall not be part of the Trust Estate. For the month of substitution, distributions to Certificateholders will include the Monthly
Payment due for such month on any Defective Mortgage Loan for which the
Originator, the Sponsor or the Depositor, as applicable, has substituted a
Substitute Mortgage Loan.

     The Servicer shall amend the Mortgage Loan Schedule for the benefit of the
Certificateholders to reflect the removal of each Mortgage Loan that has become a Defective Mortgage Loan and the substitution of the Substitute Mortgage Loan or Loans and the Servicer shall deliver the amended Mortgage Loan Schedule to the Trustee, the Securities Administrator and any Custodian. Upon such substitution, each Substitute Mortgage Loan shall be subject to the terms of this Agreement in all respects, and the Sponsor shall be deemed to have made to the Trustee with respect to such Substitute Mortgage Loan, as of the date of substitution, the representations and warranties made pursuant to Section 3 of the Mortgage Loan Purchase Agreement and the Originator (if the Originator is
the substituting party) shall be deemed to have made to the Trustee with respect to such Substitute Mortgage Loan, as of the date of substitution, the mortgage loan representations and warranties made pursuant to the Purchase Agreement.
Upon any such substitution and the deposit to the Servicer Custodial Account of any required Substitution Adjustment Amount (as described in the next paragraph)
and receipt of a Request for Release, the Trustee (or a Custodian on behalf of the Trustee) shall upon receipt of written notice from the Servicer of such deposit, release the Mortgage File relating to such Defective Mortgage Loan to the Originator, the Sponsor or the Depositor, as applicable, and the Trustee shall execute and deliver at such party's direction such instruments of transfer or assignment prepared by such party, in each case without recourse, as shall be necessary to vest title in the Originator, the Sponsor or the Depositor, as the
case may be, or such party's designee, to the Trustee's interest in any
Defective Mortgage Loan substituted for pursuant to this Section 2.02.

     For any month in which the Originator, the Sponsor or the Depositor substitutes one or more Substitute Mortgage Loans for one or more Defective
Mortgage Loans, the amount (if any)

                                      -36-

by which the aggregate principal balance of all such Substitute Mortgage Loans in a Loan Group as of the date of substitution is less than the aggregate Stated
Principal Balance of all such Defective Mortgage Loans in a Loan Group (after application of the principal portion of the Monthly Payments due in the month of substitution) (the "Substitution Adjustment Amount" for such Loan Group) plus an amount equal to the aggregate of any unreimbursed Advances with respect to such
Defective Mortgage Loans shall be remitted to the Servicer Custodial Account by the Originator, the Sponsor or the Depositor, as the case may be, on or before the Remittance Date for the Distribution Date in the month succeeding the calendar month during which the related Mortgage Loan is required to be purchased or replaced hereunder. The Purchase Price of any repurchase and the
Substitution Adjustment Amount, if any, shall be deposited in the Servicer
Custodial Account. The Servicer shall give the Trustee and the Securities
Administrator written notice of such deposits.

     The Trustee (or a Custodian on its behalf) shall retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions set forth herein. The Servicer shall cause to be promptly delivered to the Trustee (or a Custodian on its behalf), upon the execution or, in the case of documents requiring recording, receipt thereof, the originals of such other documents or instruments constituting the Mortgage File as come into the
Servicer's possession from time to time.

     Neither the Trustee nor any Custodian shall be under any duty or obligation
(i) to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they are other than what they purport to be on their face or (ii) to determine whether any Mortgage File should include any of the documents specified in Section 2.01(b)(iii), (iv), (v) and (vi).

     Section 2.03. Representations, Warranties and Covenants of the Servicer.

     (a) The Servicer hereby makes the following representations and warranties to the Depositor, the Securities Administrator and the Trustee, as of the
Closing Date:

          (i) The Servicer is a national banking association duly organized, validly existing and in good standing under the laws of the United States and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each of the states where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Servicer. The Servicer has power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the
     Servicer and the consummation of the transactions contemplated hereby have been duly and validly authorized. This Agreement, assuming due authorization, execution and delivery by the other parties hereto, evidences the valid, binding and enforceable obligation of the Servicer, subject to applicable law except as enforceability may be limited by (A)
     bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws administered by the FDIC affecting the contract obligations of insured banks and (B) general principles of equity, whether enforcement is sought in a proceeding in equity or at law. All requisite corporate action

                                      -37-

     has been taken by the Servicer to make this Agreement valid and binding upon the Servicer in accordance with its terms.

          (ii) No consent, approval, authorization or order is required for the transactions contemplated by this Agreement from any court, governmental agency or body, or federal or state regulatory authority having jurisdiction over the Servicer is required or, if required, such consent, approval, authorization or order has been or will, prior to the Closing
     Date, be obtained.

          (iii) The consummation of the transactions contemplated by this
     Agreement are in the ordinary course of business of the Servicer and will not result in the breach of any term or provision of the amended and restated article of association or by-laws of the Servicer or result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any agreement, indenture or loan or credit agreement or other instrument to which the Servicer or its property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which the
     Servicer or its property is subject.

          (iv) There is no action, suit, proceeding or investigation pending or, to the best knowledge of the Servicer, threatened against the Servicer which, either individually or in the aggregate, would result in any material adverse change in the business, operations, financial condition, properties or assets of the Servicer, or in any material impairment of the right or ability of the Servicer to carry on its business substantially as now conducted or which would draw into question the validity of this
     Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the Servicer contemplated herein, or which would materially impair the ability of the Servicer to perform under the terms of this Agreement.

     (b) The representations and warranties made pursuant to this Section 2.03 shall survive delivery of the Mortgage Files to the Trustee (or a Custodian on
its behalf) for the benefit of the Certificateholders.

     Section 2.04. Representations and Warranties of the Depositor as to the
                   Mortgage Loans.

     The Depositor hereby represents and warrants to the Trustee with respect to the Mortgage Loans or each Mortgage Loan, as the case may be, as of the date hereof or such other date set forth herein that as of the Closing Date:

          (i) Immediately prior to the transfer and assignment contemplated herein, the Depositor was the sole owner and holder of the Mortgage Loans.
     The Mortgage Loans were not assigned or pledged by the Depositor and the
     Depositor had good and marketable title thereto, and the Depositor had full right to transfer and sell the Mortgage Loans to the Trustee free and clear of any encumbrance, participation interest, lien, equity, pledge, claim or security interest and had full right and authority subject to no interest or participation in, or agreement with any other party to sell or otherwise transfer the Mortgage Loans.

                                      -38-

          (ii) As of the Closing Date, the Depositor has transferred all right, title and interest in the Mortgage Loans to the Trustee on behalf of the
     Trust.

          (iii) As of the Closing Date, the Depositor has not transferred the
     Mortgage Loans to the Trustee on behalf of the Trust with any intent to hinder, delay or defraud an of its creditors.

          (iv) Each Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code.

     It is understood and agreed that the representations and warranties set forth in this Section 2.04 shall survive delivery of the Mortgage Files to the
Trustee or a Custodian on the Trustee's behalf and shall inure to the benefit of the Certificateholders.

     Upon discovery by any of the Depositor, the Servicer, the Securities
Administrator, the Trustee or the Custodian that any of the representations and warranties set forth in this Section 2.04 is not accurate (referred to herein as a "breach") and that such breach materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties; provided that a breach of the representation that each Mortgage Loan is a "qualified mortgage"
within the meaning of Section 860G(a)(3) of the Code shall be deemed to materially and adversely affect the interests of the Certificateholders. Within ninety (90) days of its discovery or its receipt of notice of any such breach, the Depositor shall cure such breach in all material respects or shall either
(i) repurchase the Mortgage Loan or any property acquired in respect thereof from the Trustee at a price equal to the Purchase Price or (ii) if within two years of the Closing Date, substitute for such Mortgage Loan in the manner described in Section 2.02; provided that if the breach relates to the representation that each Mortgage Loan is a "qualified mortgage" as defined in
Section 860G(a)(3) of the Code, any such repurchase or substitution must occur within ninety (90) days from the date the breach was discovered. The Purchase
Price of any repurchase described in this paragraph and the Substitution
Adjustment Amount, if any shall be remitted to the Servicer for deposit to the
Servicer Custodial Account. It is understood and agreed that, except with respect to the second preceding sentence, the obligation of the Depositor to repurchase or substitute for any Mortgage Loan or Mortgaged Property as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to Certificateholders, or to the Trust and the
Trustee on behalf of Certificateholders, and such obligation shall survive until termination of the Trust hereunder.

     Section 2.05. Designation of Interests in the REMICs.

     The Depositor hereby designates the Classes of Senior Certificates (other than the Class 1-A-R Certificate) and the Classes of Subordinate Certificates as
"regular interests" and the Class UR Interest as the single class of "residual interest" in the Upper Tier REMIC for the purposes of Code Sections 860G(a)(1)
and 860G(a)(2), respectively. The Depositor hereby further designates the Class
1-L Interest, Class 1-LS Interest, Class 2-L Interest, Class 2-LS Interest,
Class 3-L Interest and Class 3-LS Interest as the classes of "regular interests"
and the Class LR Interest as the single class of "residual interest" in the
Lower-Tier REMIC for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively.

                                      -39-

     Section 2.06. Designation of Start-up Day.

     The Closing Date is hereby designated as the "start-up day" of each REMIC within the meaning of Section 860G(a)(9) of the Code.

     Section 2.07. REMIC Certificate Maturity Date.

     Solely for purposes of satisfying Section 1.860G-1(a)(4)(iii) of the
Treasury Regulations, the "latest possible maturity date" of the regular interests in each REMIC is one month after the maturity of the latest maturing
Mortgage Loan.

     Section 2.08. Execution and Delivery of Certificates.

     The Trustee acknowledges the issuance of and hereby declares that it holds the Uncertificated Lower-Tier Interests on behalf of the Upper-Tier REMIC and the Certificateholders and it has caused the Securities Administrator to execute and deliver to or upon the order of the Depositor, in exchange for the Mortgage
Loans and the Uncertificated Lower-Tier Interests, together with all other assets included in the definition of "Trust Estate," receipt of which is hereby acknowledged, Certificates in authorized denominations which, together with the
Uncertificated Lower-Tier Interests, evidence ownership of the entire Trust
Estate.

     Section 2.09. Establishment of the Trust.

     The Depositor does hereby establish, pursuant to the further provisions of this Agreement and the laws of the State of New York, an express trust to be known, for convenience, as "Banc of America Funding 2006-F Trust" and does hereby appoint U.S. Bank National Association as Trustee in accordance with the provisions of this Agreement.

     Section 2.10. Purpose and Powers of the Trust.

     The purpose of the common law trust, as created hereunder, is to engage in the following activities:

     (a) to acquire and hold the Mortgage Loans and the other assets of the
Trust Estate and the proceeds therefrom;

     (b) to issue the Certificates sold to the Depositor in exchange for the
Mortgage Loans;

     (c) to make payments on the Certificates;

     (d) to engage in those activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

     (e) subject to compliance with this Agreement, to engage in such other activities as may be required in connection with conservation of the Trust
Estate and the making of distributions to the Certificateholders.

                                      -40-

     The trust is hereby authorized to engage in the foregoing activities.
Neither the Trustee nor the Securities Administrator shall cause the trust to engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement (or those ancillary thereto) while any Certificate is outstanding, and this Section 2.10 may not be amended, without the consent of the Certificateholders evidencing 51% or more of the aggregate voting rights of the Certificates.

                                  ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF MORTGAGE LOANS

     Section 3.01. Servicer to Service the Mortgage Loans.

     For and on behalf of the Certificateholders, the Servicer shall service and administer the Mortgage Loans in accordance with the terms of this Agreement,
Customary Servicing Procedures, applicable law and the terms of the related
Mortgage Notes and Mortgages. In connection with such servicing and administration, the Servicer shall have full power and authority, acting alone and/or through Subservicers as provided in Section 3.02, to do or cause to be done any and all things that it may deem necessary or desirable in connection with such servicing and administration including, but not limited to, the power and authority, subject to the terms hereof, (a) to execute and deliver, on behalf of the Certificateholders, the Securities Administrator and the Trustee,
customary consents or waivers and other instruments and documents, (b) to consent, with respect to the Mortgage Loans, to transfers of any Mortgaged
Property and assumptions of the Mortgage Notes and related Mortgages (but only in the manner provided in this Agreement), (c) to collect any Insurance Proceeds and other Liquidation Proceeds relating to the Mortgage Loans, and (d) to effectuate foreclosure or other conversion of the ownership of the Mortgaged
Property securing any Mortgage Loan. The Servicer shall represent and protect the interests of the Trust in the same manner as it protects its own interests in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a Mortgage Loan and shall not make or permit any modification, waiver or amendment of any term of any Mortgage Loan, except as provided pursuant to
Section 3.18. Without limiting the generality of the foregoing, the Servicer, in its own name or in the name of any Subservicer or the Depositor, the Securities
Administrator and the Trustee, is hereby authorized and empowered by the
Depositor, the Securities Administrator and the Trustee, when the Servicer or any Subservicer, as the case may be, believes it appropriate in its reasonable judgment, to execute and deliver, on behalf of the Trustee, the Depositor, the
Securities Administrator, the Certificateholders or any of them, any and all instruments and agreements of satisfaction, cancellation, default, assumption, modification, discharge, partial or full release, and all other comparable instruments and agreements, with respect to the Mortgage Loans, and with respect to the related Mortgaged Properties held for the benefit of the
Certificateholders. To the extent that the Servicer is not permitted to execute and deliver such documents pursuant to the preceding sentence, the Servicer shall prepare and deliver to the Depositor and/or the Trustee and/or the
Securities Administrator such documents requiring execution and delivery by any or all of them as are necessary or appropriate to enable the Servicer to service and administer the Mortgage Loans. Upon receipt of such documents, the Depositor and/or the Trustee and/or the Securities Administrator, upon the direction of the Servicer, shall promptly execute such documents and

                                      -41-

deliver them to the Servicer. Alternatively, upon the request of the Servicer, the Trustee and the Securities Administrator shall execute and deliver to the
Servicer any additional powers of attorney or other documents prepared by the
Servicer that are reasonably necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement.

     In accordance with the standards of the preceding paragraph, the Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the payment of taxes and assessments on the Mortgaged Properties relating to the Mortgage Loans, which Servicing Advances shall be reimbursable in the first instance from related collections from the Mortgagors pursuant to
Section 3.09, and further as provided in Section 3.11. The costs incurred by the
Servicer, if any, in effecting the timely payments of taxes and assessments on the Mortgaged Properties and related insurance premiums shall not, for the purpose of calculating monthly distributions to the Certificateholders, be added to the Stated Principal Balances of the Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit.

     The relationship of the Servicer (and of any successor to the Servicer as servicer under this Agreement) to the Trustee and the Securities Administrator
under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

     Section 3.02. Subservicing; Enforcement of the Obligations of the Servicer.

     (a) The Servicer may arrange for the subservicing of any Mortgage Loan by a
Subservicer pursuant to a Subservicing Agreement; provided, however, that such subservicing arrangement and the terms of the related Subservicing Agreement must provide for the servicing of such Mortgage Loan in a manner consistent with the servicing arrangements contemplated hereunder. Notwithstanding the provisions of any Subservicing Agreement, any of the provisions of this
Agreement relating to agreements or arrangements between the Servicer and a
Subservicer or reference to actions taken through a Subservicer or otherwise, the Servicer shall remain obligated and liable to the Depositor, the Securities
Administrator, the Trustee and the Certificateholders for the servicing and administration of the Mortgage Loans in accordance with the provisions of this
Agreement without diminution of such obligation or liability by virtue of such
Subservicing Agreements or arrangements or by virtue of indemnification from the
Subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering those Mortgage Loans. All actions of each Subservicer performed pursuant to the related Subservicing
Agreement shall be performed as agent of the Servicer with the same force and effect as if performed directly by the Servicer.

     (b) For purposes of this Agreement, the Servicer shall be deemed to have received any collections, recoveries or payments with respect to the Mortgage
Loans that are received by a Subservicer regardless of whether such payments are remitted by the Subservicer to the Servicer.

     (c) As part of its servicing activities hereunder, the Servicer, for the benefit of the Trustee, the Securities Administrator and the Certificateholders,
shall use its best reasonable efforts to enforce the obligations of each
Subservicer engaged by the Servicer under the related

                                      -42-

Subservicing Agreement, to the extent that the non-performance of any such obligation would have a material and adverse effect on a Mortgage Loan. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Subservicing Agreements and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i)
from a general recovery resulting from such enforcement to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage
Loan or (ii) from a specific recovery of costs, expenses or attorneys fees against the party against whom such enforcement is directed.

     (d) Any Subservicing Agreement entered into by the Servicer shall provide that it may be assumed or terminated by the Trustee, if the Trustee has assumed the duties of the Servicer, or any successor Servicer, at the Trustee's or successor Servicer's option, as applicable, without cost or obligation to the assuming or terminating party or the Trust Estate, upon the assumption by such party of the obligations of the Servicer pursuant to Section 8.05.

     (e) If the Trustee acts as Servicer, it will not assume liability for the representations and warranties of the Servicer, if any, that it replaces.

     (f) The Servicer shall promptly upon request provide to the Depositor a written description (in form and substance satisfactory to the Depositor) of the role and function of each Subcontractor utilized by the Servicer, specifying (i)
the identity of each such Subcontractor that is a Servicing Function Participant and (ii) which elements of the Servicing Criteria will be addressed in
Assessments of Compliance provided by each Servicing Function Participant. As a condition to the utilization by the Servicer of any Servicing Function
Participant, the Servicer shall cause any such Servicing Function Participant for the benefit of the Depositor to comply with the provisions of Section 3.21 of this Agreement to the same extent as if such Servicing Function Participant were the Servicer. The Servicer shall be responsible for obtaining from each such Servicing Function Participant and delivering to the applicable Persons any
Assessment of Compliance and related Attestation Report required to be delivered by such Servicing Function Participant under Section 3.21, in each case as and when required to be delivered.

     Notwithstanding the foregoing, if the Servicer engages a Subcontractor in connection with the performance of any of its duties under this Agreement, the
Servicer shall be responsible for determining whether such Subcontractor is an
Additional Servicer.

     The Servicer shall indemnify the Depositor, the Sponsor, the Securities
Administrator, the Custodian and the Trustee and any of their respective directors, officers, employees or agents and hold them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that any of them may sustain in any way related to a breach of the
Servicer's obligation set forth in the preceding paragraph or the failure of the
Servicer to perform any of its obligations under this Section 3.02(f), Section
3.20, Section 3.21 or Section 3.22.

                                      -43-

     Section 3.03. Fidelity Bond; Errors and Omissions Insurance.

     The Servicer shall maintain, at its own expense, a blanket fidelity bond and an errors and omissions insurance policy, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Mortgage
Loans. These policies must insure the Servicer against losses resulting from dishonest or fraudulent acts committed by the Servicer's personnel, any employees of outside firms that provide data processing services for the
Servicer, and temporary contract employees or student interns. Such fidelity bond shall also protect and insure the Servicer against losses in connection with the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this
Section 3.03 requiring such fidelity bond and errors and omissions insurance shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by FNMA in the FNMA Servicing Guide or by FHLMC in the FHLMC Sellers' & Servicers' Guide,
as amended or restated from time to time, or in an amount as may be permitted to the Servicer by express waiver of FNMA or FHLMC.

     Section 3.04. Access to Certain Documentation.

     The Servicer shall provide to the OTS and the FDIC and to comparable regulatory authorities supervising Holders of Certificates and the examiners and supervisory agents of the OTS, the FDIC and such other authorities, access to the documentation required by applicable regulations of the OTS and the FDIC with respect to the Mortgage Loans. Such access shall be afforded without charge, but only upon reasonable and prior written request and during normal business hours at the offices designated by the Servicer. Nothing in this
Section 3.04 shall limit the obligation of the Servicer to observe any applicable law and the failure of the Servicer to provide access as provided in this Section 3.04 as a result of such obligation shall not constitute a breach of this Section 3.04.

     Section 3.05. Maintenance of Primary Mortgage Insurance Policy; Claims.

     With respect to each Mortgage Loan with a Loan-to-Value Ratio in excess of
80% or such other Loan-to-Value Ratio as may be required by law, the Servicer shall, without any cost to the Trust Estate, maintain or cause the Mortgagor to maintain in full force and effect a Primary Mortgage Insurance Policy insuring that portion of the Mortgage Loan in excess of a percentage in conformity with
FNMA requirements. The Servicer shall pay or shall cause the Mortgagor to pay the premium thereon on a timely basis, at least until the Loan-to-Value Ratio of such Mortgage Loan is reduced to 80% or such other Loan-to-Value Ratio as may be required by law. If such Primary Mortgage Insurance Policy is terminated, the
Servicer shall obtain from another insurer a comparable replacement policy, with a total coverage equal to the remaining coverage of such terminated Primary
Mortgage Insurance Policy. If the insurer shall cease to be an insurer acceptable to FNMA, the Servicer shall notify the Securities Administrator and the Trustee in writing, it being understood that the Servicer shall not have any responsibility or liability for any failure to recover under the Primary
Mortgage Insurance Policy for such reason. If the Servicer determines that recoveries under the Primary Mortgage Insurance Policy are jeopardized by the financial condition of the insurer, the Servicer shall obtain from another insurer which meets the

                                      -44-

requirements of this Section 3.05 a replacement insurance policy. The Servicer shall not take any action that would result in noncoverage under any applicable
Primary Mortgage Insurance Policy of any loss that, but for the actions of the
Servicer, would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section
3.13, the Servicer shall promptly notify the insurer under the related Primary
Mortgage Insurance Policy, if any, of such assumption or substitution of liability in accordance with the terms of such Primary Mortgage Insurance Policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under such Primary Mortgage Insurance Policy. If such Primary Mortgage Insurance Policy is terminated as a result of such assumption or substitution of liability, the Servicer shall obtain a replacement
Primary Mortgage Insurance Policy as provided above.

     In connection with its activities as servicer, the Servicer agrees to prepare and present, on behalf of itself, the Trust, the Trustee, the Securities
Administrator and the Certificateholders, claims to the insurer under any
Primary Mortgage Insurance Policy in a timely fashion in accordance with the terms of such Primary Mortgage Insurance Policy and, in this regard, to take such action as shall be necessary to permit recovery under any Primary Mortgage
Insurance Policy respecting a defaulted Mortgage Loan. Pursuant to Section
3.08(a), any amounts collected by the Servicer under any Primary Mortgage
Insurance Policy shall be deposited in the Escrow Account, subject to withdrawal pursuant to Section 3.08(b).

     The Servicer will comply with all provisions of applicable state and federal law relating to the cancellation of, or collection of premiums with respect to, Primary Mortgage Insurance, including, but not limited to, the provisions of the Homeowners Protection Act of 1998, and all regulations promulgated thereunder, as amended from time to time.

     Section 3.06. Rights of the Depositor, the Securities Administrator and the
                   Trustee in Respect of the Servicer.

     The Depositor may, but is not obligated to, enforce the obligations of the
Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Servicer hereunder and in connection with any such defaulted obligation to exercise the related rights of the Servicer hereunder; provided that the Servicer shall not be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee. None of the Trustee, the Securities Administrator or the Depositor
shall have any responsibility or liability for any action or failure to act by the Servicer, nor shall the Trustee, the Securities Administrator or the
Depositor be obligated to supervise the performance of the Servicer hereunder or otherwise.

     Any Subservicing Agreement, and any other transactions or services relating to the Mortgage Loans involving a Subservicer, shall be deemed to be between the
Servicer and such Subservicer alone, and the Trustee, the Securities
Administrator and the Certificateholders shall not be deemed parties thereto and shall have no claims or rights of action against, rights, obligations, duties or liabilities to or with respect to the Subservicer or its officers, directors or employees, except as set forth in Section 3.01. The Servicer shall be solely liable for all fees owed by it to any Subservicer, irrespective of whether the
Servicer's compensation pursuant to this Agreement is sufficient to pay such fees.

                                      -45-

     Section 3.07. Trustee to Act as Servicer.

     If the Servicer shall for any reason no longer be the Servicer hereunder
(including by reason of an Event of Default), the Trustee shall within ninety
(90) days of such time, assume, if it so elects, or shall appoint a successor
Servicer to assume, all of the rights and obligations of the Servicer hereunder arising thereafter (except that the Trustee shall not be (a) liable for losses of the Servicer pursuant to Section 3.12 or any acts or omissions of the predecessor Servicer hereunder, (b) obligated to make Advances if it is prohibited from doing so by applicable law or (c) deemed to have made any representations and warranties of the Servicer hereunder). Any such assumption shall be subject to Sections 7.02 and 8.05. If the Servicer shall for any reason no longer be the Servicer (including by reason of any Event of Default), the
Trustee or the successor Servicer may elect to succeed to any rights and obligations of the Servicer under each Subservicing Agreement or may terminate each Subservicing Agreement. If it has elected to assume the Subservicing
Agreement, the Trustee or the successor Servicer shall be deemed to have assumed all of the Servicer's interest therein and to have replaced the Servicer as a party to any Subservicing Agreement entered into by the Servicer as contemplated by Section 3.02 to the same extent as if the Subservicing Agreement had been assigned to the assuming party except that the Servicer shall not be relieved of any liability or obligations under any such Subservicing Agreement.

     The Servicer that is no longer a Servicer hereunder shall, upon request of the Trustee, but at the expense of such predecessor Servicer, deliver to the assuming party all documents and records relating to each Subservicing Agreement or substitute servicing agreement and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected or held by it and otherwise use its best efforts to effect the orderly and efficient transfer of such substitute Subservicing Agreement to the assuming party. The Trustee shall be entitled to be reimbursed from the predecessor Servicer (or the Trust if the predecessor Servicer is unable to fulfill its obligations hereunder) for all
Servicing Transfer Costs.

     Section 3.08. Collection of Taxes, Assessments and Similar Items; Escrow
                   Accounts.

     (a) To the extent required by the related Mortgage Note and not violative of current law, the Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan which constitute Escrow Payments in trust separate and apart from any of its own funds and general assets and for such purpose shall establish and maintain one or more escrow accounts
(collectively, the "Escrow Account"), titled "Wells Fargo Bank, N.A., in trust for registered holders of Banc of America Funding Corporation Mortgage
Pass-Through Certificates, Series 2006-F and various Mortgagors." The Escrow
Account shall be established with a commercial bank, a savings bank or a savings and loan association that meets the guidelines set forth by FNMA or FHLMC as an eligible institution for escrow accounts and which is a member of the Automated
Clearing House. In any case, the Escrow Account shall be insured by the FDIC to the fullest extent permitted by law. The Servicer shall deposit in the appropriate Escrow Account within two (2) Business Days of receipt, and retain therein: (i) all Escrow Payments collected on account of the Mortgage Loans,
(ii) all amounts representing proceeds of any hazard insurance policy which are to be applied to the restoration or repair of any related Mortgaged Property;
and (iii) all amounts representing proceeds of any Primary

                                      -46-

Mortgage Insurance Policy. Nothing herein shall require the Servicer to compel a
Mortgagor to establish an Escrow Account in violation of applicable law.

     (b) Withdrawals of amounts so collected from the Escrow Account may be made by the Servicer only (i) to effect timely payment of taxes, assessments, mortgage insurance premiums, fire and hazard insurance premiums, condominium or
PUD association dues, or comparable items constituting Escrow Payments for the related Mortgage, (ii) to reimburse the Servicer out of related Escrow Payments made with respect to a Mortgage Loan for any Servicing Advance made by the
Servicer pursuant to Section 3.08(c) with respect to such Mortgage Loan, (iii)
to refund to any Mortgagor any sums determined to be overages, (iv) for transfer to the Servicer Custodial Account upon default of a Mortgagor or in accordance with the terms of the related Mortgage Loan and if permitted by applicable law,
(v) for application to restore or repair the Mortgaged Property, (vi) to pay to the Mortgagor, to the extent required by law, any interest paid on the funds deposited in the Escrow Account, (vii) to pay to itself any interest earned on funds deposited in the Escrow Account (and not required to be paid to the
Mortgagor), (viii) to the extent permitted under the terms of the related
Mortgage Note and applicable law, to pay late fees with respect to any Monthly
Payment which is received after the applicable grace period, (ix) to withdraw suspense payments that are deposited into the Escrow Account, (x) to withdraw any amounts inadvertently deposited in the Escrow Account; or (xi) to clear and terminate the Escrow Account upon the termination of this Agreement in accordance with Section 10.01. Any Escrow Account shall not be a part of the
Trust Estate.

     (c) With respect to each Mortgage Loan, the Servicer shall maintain accurate records reflecting the status of taxes, assessments and other charges which are or may become a lien upon the Mortgaged Property and the status of
Primary Mortgage Insurance Policy premiums and fire and hazard insurance coverage. The Servicer shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor in the Escrow Account, if any, which shall have been estimated and accumulated by the Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage. To the extent that a
Mortgage does not provide for Escrow Payments, the Servicer shall determine that any such payments are made by the Mortgagor. The Servicer assumes full responsibility for the timely payment of all such bills and shall effect timely payments of all such bills irrespective of each Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments. The Servicer shall advance any such payments that are not timely paid, but the Servicer shall be required so to advance only to the extent that such Servicing Advances, in the good faith judgment of the Servicer, will be recoverable by the Servicer out of
Insurance Proceeds, Liquidation Proceeds or otherwise.

     (d) The Servicer shall establish and maintain a Buy-Down Account, with records to be kept with respect thereto on a Mortgage Loan by Mortgage Loan basis, into which account any Buy-Down Funds shall be deposited within forty-eight (48) hours (or as of such other time specified in the Purchase
Agreement) of receipt thereof. The Servicer may employ the Escrow Account as the
Buy-Down Account to the extent that the Servicer can separately identify any
Buy-Down Funds deposited therein. The Servicer is hereby authorized to make withdrawals from and deposits to the Buy-Down Account for purposes required or permitted by this

                                      -47-

Agreement. In addition, the Servicer shall withdraw from the Buy-Down Account and deposit in immediately available funds in the Servicer Custodial Account an amount which, when added to such Mortgagor's payment, will equal the full monthly payment due under the related Mortgage Note.

     Section 3.09. Collection of Mortgage Loan Payments; Servicer Custodial
                   Account; Certificate Account.

     (a) Continuously from the date hereof until the principal and interest on all Mortgage Loans are paid in full, the Servicer will proceed diligently, in accordance with this Agreement, to collect all payments due under each of the
Mortgage Loans when the same shall become due and payable. Further, the Servicer will in accordance with all applicable law and Customary Servicing Procedures ascertain and estimate taxes, assessments, fire and hazard insurance premiums, mortgage insurance premiums and all other charges with respect to the Mortgage
Loans that, as provided in any Mortgage, will become due and payable to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable. Consistent with the foregoing, the Servicer may in its discretion (i) waive any late payment charge or any prepayment penalties or penalty interest in connection with the prepayment of a
Mortgage Loan and (ii) extend the due dates for payments due on a Mortgage Note for a period not greater than one hundred eighty (180) days; provided, however, that the Servicer cannot extend the maturity of any such Mortgage Loan past the date on which the final payment is due on the latest maturing Mortgage Loan as of the Cut-Off Date. In the event of any such arrangement, the Servicer shall make Periodic Advances on the related Mortgage Loan in accordance with the provisions of Section 3.19 during the scheduled period in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements. The Servicer shall not be required to institute or join in litigation with respect to collection of any payment (whether under a
Mortgage, Mortgage Note or otherwise or against any public or governmental authority with respect to a taking or condemnation) if it reasonably believes that enforcing the provision of the Mortgage or other instrument pursuant to which such payment is required is prohibited by applicable law.

     (b) The Servicer shall establish and maintain the Servicer Custodial
Account. The Servicer shall deposit or cause to be deposited into the Servicer
Custodial Account within two (2) Business Days of receipt, except as otherwise specifically provided herein, the following payments and collections remitted by
Subservicers or received by it in respect of the Mortgage Loans subsequent to the Cut-Off Date (other than in respect of principal and interest due on the
Mortgage Loans on or before the Cut-Off Date) and the following amounts required to be deposited hereunder with respect to the Mortgage Loans it services:

          (i) all payments on account of principal of the Mortgage Loans, including Principal Prepayments;

          (ii) all payments on account of interest on the Mortgage Loans, net of the related Servicing Fee and any Incremental Interest;

          (iii) with respect to each Mortgage Loan, (A) all Insurance Proceeds and Liquidation Proceeds, other than Insurance Proceeds to be (1) applied to the restoration or

                                      -48-

     repair of the Mortgaged Property, (2) released to the Mortgagor in accordance with Customary Servicing Procedures or (3) required to be deposited to an Escrow Account pursuant to Section 3.08 and (B) any
     Insurance Proceeds released from an Escrow Account;

          (iv) any amount required to be deposited by the Servicer pursuant to
     Section 3.09(d) in connection with any losses on Permitted Investments with respect to the Servicer Custodial Account;

          (v) any amounts required to be deposited by the Servicer pursuant to
     Section 3.14;

          (vi) Periodic Advances made by the Servicer pursuant to Section 3.19 and any Compensating Interest;

          (vii) all Purchase Prices, all Substitution Adjustment Amounts and all
     Reimbursement Amounts to the extent received by the Servicer;

          (viii) any Recoveries;

          (ix) any Buy-Down Funds required to be deposited pursuant to Section
     3.08; and

          (x) any other amounts required to be deposited hereunder.

     The foregoing requirements for deposits to the Servicer Custodial Account by the Servicer shall be exclusive. If the Servicer shall deposit in the
Servicer Custodial Account any amount not required to be deposited, it may at any time withdraw or direct the institution maintaining the Servicer Custodial
Account to withdraw such amount from the Servicer Custodial Account, any provision herein to the contrary notwithstanding. The Servicer Custodial Account may contain funds that belong to one or more trust funds created for mortgage pass-through certificates of other series and may contain other funds respecting payments on mortgage loans belonging to the Servicer or serviced by the Servicer on behalf of others. Notwithstanding such commingling of funds, the Servicer shall keep records that accurately reflect the funds on deposit in the Servicer
Custodial Account that have been identified by it as being attributable to the
Mortgage Loans. The Servicer shall maintain adequate records with respect to all withdrawals made pursuant to this Section 3.09. All funds required to be deposited in the Servicer Custodial Account shall be held in trust for the
Certificateholders until withdrawn in accordance with Section 3.11.

     (c) The Securities Administrator shall establish and maintain, on behalf of the Certificateholders, the Certificate Account, which shall be deemed to consist of five sub-accounts. The Securities Administrator shall, promptly upon receipt, deposit in the Certificate Account and retain therein the following:

          (i) the aggregate amount remitted by the Servicer to the Securities
     Administrator pursuant to Section 3.11(a)(viii);

                                      -49-

          (ii) any amount paid by the Securities Administrator pursuant to
     Section 3.09(d) in connection with any losses on Permitted Investments with respect to the Certificate Account; and

          (iii) any other amounts deposited hereunder which are required to be deposited in the Certificate Account.

     If the Servicer shall remit any amount not required to be remitted, it may at any time direct the Securities Administrator to withdraw such amount from the
Certificate Account, any provision herein to the contrary notwithstanding. Such direction may be accomplished by delivering an Officer's Certificate to the
Securities Administrator which describes the amounts deposited in error in the
Certificate Account. All funds required to be deposited in the Certificate
Account shall be held by the Securities Administrator in trust for the
Certificateholders until disbursed in accordance with this Agreement or withdrawn in accordance with Section 3.11. In no event shall the Securities
Administrator incur liability for withdrawals from the Certificate Account at the direction of the Servicer.

     (d) Each institution at which the Servicer Custodial Account or the
Certificate Account is maintained may invest the funds therein as directed in writing by the Servicer (in the case of the Servicer Custodial Account) or the
Securities Administrator (in the case of the Certificate Account) in Permitted
Investments, which shall mature not later than (i) in the case of the Servicer
Custodial Account, the Business Day next preceding the related Remittance Date
(except that if such Permitted Investment is an obligation of the institution that maintains such account, then such Permitted Investment shall mature not later than such Remittance Date) and (ii) in the case of the Certificate
Account, the Business Day next preceding the Distribution Date (except that if such Permitted Investment is an obligation of the institution that maintains such account, then such Permitted Investment shall mature not later than such
Distribution Date). All such Permitted Investments shall be made in the name of the Trustee, for the benefit of the Certificateholders. All Servicer Custodial
Account Reinvestment Income shall be for the benefit of the Servicer as part of its Servicing Compensation and shall be retained by it monthly as provided herein. All income or gain (net of any losses) realized from any such investment of funds on deposit in the Certificate Account shall be for the benefit of the
Securities Administrator as additional compensation and shall be retained by it monthly as provided herein. The amount of any losses realized in the Servicer
Custodial Account or the Certificate Account incurred in respect of any such investments shall promptly be deposited by the Servicer in the Servicer
Custodial Account or by the Securities Administrator in the Certificate Account,
as applicable.

     (e) The Servicer shall give prior notice to the Securities Administrator of any proposed change of location of the Servicer Custodial Account. The
Securities Administrator shall give notice to the Depositor, the Trustee, the
Servicer and the Rating Agencies of any proposed change of the location of the
Certificate Account maintained by the Securities Administrator not later than thirty (30) days after and not more than forty-five (45) days prior to any change thereof. The creation of the Servicer Custodial Account and the
Certificate Account shall be evidenced by a certification substantially in the form of Exhibit F hereto.

                                      -50-

     (f) The Securities Administrator shall designate each of the Lower-Tier
Certificate Sub-Account and the Upper-Tier Certificate Sub-Account as a
sub-account of the Certificate Account. On each Distribution Date (other than the Final Distribution Date, if such Final Distribution Date is in connection with a purchase of the remaining assets of the Trust Estate by the Servicer), the Securities Administrator shall (i) from funds available on deposit in the
Certificate Account, be deemed to deposit into the Lower-Tier Certificate
Sub-Account all funds deemed on deposit in the Loan Group 1 Sub-Account, Loan
Group 2 Sub-Account and the Loan Group 3 Sub-Account and (ii) immediately thereafter, be deemed to deposit into the Upper-Tier Certificate Sub-Account, the Lower-Tier Distribution Amount.

     Section 3.10. Access to Certain Documentation and Information Regarding the
                   Mortgage Loans.

     The Servicer shall afford the Trustee and the Securities Administrator reasonable access to all records and documentation regarding the Mortgage Loans and all accounts, insurance information and other matters relating to this
Agreement, such access being afforded without charge, but only upon reasonable request and during normal business hours at the office designated by the
Servicer.

     Section 3.11. Permitted Withdrawals from the Certificate Account and the
                   Servicer Custodial Account.

     (a) The Servicer may from time to time make withdrawals from the Servicer
Custodial Account for the following purposes:

          (i) to pay to the Servicer (to the extent not previously retained), the Servicing Fee to which it is entitled pursuant to Section 3.17 and any
     Incremental Interest;

          (ii) to reimburse the Servicer for unreimbursed Advances made by it, such right of reimbursement pursuant to this clause (ii) being limited to amounts received on the Mortgage Loans in the same Loan Group as the
     Mortgage Loan(s) in respect of which any such Advance was made;

          (iii) to reimburse the Servicer for any Nonrecoverable Advance previously made, such right of reimbursement pursuant to this clause (iii)
     being limited first to amounts received on the Mortgage Loans in the same
     Loan Group as the Mortgage Loan(s) in respect of which such Nonrecoverable
     Advance was made;

          (iv) to reimburse the Servicer for Insured Expenses from the related
     Insurance Proceeds;

          (v) to pay to the purchaser, with respect to each Mortgage Loan or REO
     Property that has been purchased pursuant to Section 2.02 or Section 2.04, all amounts received thereon after the date of such purchase;

          (vi) to reimburse itself or the Depositor for expenses incurred by either of them and reimbursable pursuant to this Agreement, including but not limited to, Section 3.02 and Section 7.03;

                                      -51-

          (vii) to withdraw any amount deposited in the Servicer Custodial
     Account and not required to be deposited therein;

          (viii) on or prior to the Remittance Date, to withdraw an amount equal to the related Pool Distribution Amount for such Distribution Date, to the extent on deposit, and remit such amount in immediately available funds to the Trustee for deposit in the Certificate Account; and

          (ix) to clear and terminate the Servicer Custodial Account upon termination of this Agreement pursuant to Section 10.01.

     The Servicer shall keep and maintain separate accounting, on a Mortgage
Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Servicer Custodial Account pursuant to clauses (i), (ii), (iv) and (v)
above. Prior to making any withdrawal from the Servicer Custodial Account pursuant to clause (iii) above, the Servicer shall deliver to the Trustee and the Securities Administrator an Officer's Certificate of a Servicing Officer
indicating the amount of any previous Advance determined by the Servicer to be a
Nonrecoverable Advance and identifying the related Mortgage Loan(s) and their respective portions of such Nonrecoverable Advance.

     (b) The Securities Administrator shall withdraw funds from the Certificate
Account for distributions to Certificateholders in the manner specified in this
Agreement. In addition, the Securities Administrator may from time to time make withdrawals from the Certificate Account for the following purposes:

          (i) to pay to itself the Securities Administration Fee;

          (ii) to pay (a) to itself as additional compensation earnings on or investment income with respect to funds in the Certificate Account, and
     (b) any other amounts (including, but not limited to, all amounts provided for under Section 3.02, Section 3.07, Section 8.05 and Section 9.11, other than the amounts provided for in the first sentence of Section 9.11 or the
     Securities Administration Fee) due to it, the Trustee or the Custodian
     under this Agreement for the related Distribution Date;

          (iii) to withdraw and return to the Servicer any amount deposited in the Certificate Account and not required to be deposited therein; and

          (iv) to clear and terminate the Certificate Account upon termination of this Agreement pursuant to Section 10.01.

     (c) On each Distribution Date, funds on deposit in the Certificate Account and deemed to be on deposit in the Upper-Tier Certificate Sub-Account shall be used to make payments on the Regular Certificates and the Class 1-A-R
Certificate as provided in Sections 5.01 and 5.02. The Certificate Account shall be cleared and terminated upon termination of this Agreement pursuant to Section
10.01.

     Section 3.12. Maintenance of Hazard Insurance and Other Insurance.

     The Servicer shall cause to be maintained for each Mortgage Loan fire and hazard insurance with extended coverage customary in the area where the
Mortgaged Property is located

                                      -52-

in an amount which is at least equal to the lesser of (a) the full insurable value of the Mortgaged Property or (b) the greater of (i) the outstanding principal balance owing on the Mortgage Loan and (ii) an amount such that the proceeds of such insurance shall be sufficient to avoid the application to the
Mortgagor or loss payee of any coinsurance clause under the policy. If the
Mortgaged Property is in an area identified in the Federal Register by the
Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) the Servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration and the requirements of FNMA or FHLMC. The Servicer shall also maintain on REO Property serviced by it, fire and hazard insurance with extended coverage in an amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required, flood insurance in an amount required above. Any amounts collected by the Servicer under any such policies (other than amounts to be deposited in an Escrow Account and applied to the restoration or repair of the property subject to the related Mortgage or property acquired in liquidation of the Mortgage Loan, or to be released to the
Mortgagor in accordance with Customary Servicing Procedures) shall be deposited in the Servicer Custodial Account, subject to withdrawal pursuant to Section
3.11(a). It is understood and agreed that no earthquake or other additional insurance need be required by the Servicer of any Mortgagor or maintained on REO
Property, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. All policies required hereunder shall be endorsed with standard mortgagee clauses with loss payable to the Servicer, and shall provide for at least thirty (30)
days prior written notice of any cancellation, reduction in amount or material change in coverage to the Servicer.

     The hazard insurance policies for each Mortgage Loan secured by a unit in a condominium development or planned unit development shall be maintained with respect to such Mortgage Loan and the related development in a manner which is consistent with FNMA requirements.

     Notwithstanding the foregoing, the Servicer may maintain a blanket policy insuring against hazard losses on all of the Mortgaged Properties relating to the Mortgage Loans in lieu of maintaining the required hazard insurance policies for each Mortgage Loan and may maintain a blanket policy insuring against special flood hazards in lieu of maintaining any required flood insurance. Any such blanket policies shall (A) be consistent with prudent industry standards,
(B) name the Servicer as loss payee, (C) provide coverage in an amount equal to the aggregate unpaid principal balance on the related Mortgage Loans without co-insurance and (D) otherwise comply with the requirements of this Section
3.12. Any such blanket policy may contain a deductible clause; provided that if any Mortgaged Property is not covered by a separate policy otherwise complying with this Section 3.12 and a loss occurs with respect to such Mortgaged Property which loss would have been covered by such a policy, the Servicer shall deposit in the Servicer Custodial Account the difference, if any, between the amount that would have been payable under a separate policy complying with this Section
3.12 and the amount paid under such blanket policy.

                                      -53-

     Section 3.13. Enforcement of Due-On-Sale Clauses; Assumption Agreements.

     (a) Except as otherwise provided in this Section 3.13, when any Mortgaged
Property subject to a Mortgage has been conveyed by the Mortgagor, the Servicer shall use reasonable efforts, to the extent that it has actual knowledge of such conveyance, to enforce any due-on-sale clause contained in any Mortgage Note or
Mortgage, to the extent permitted under applicable law and governmental regulations, but only to the extent that such enforcement will not adversely affect or jeopardize coverage under any Required Insurance Policy.
Notwithstanding the foregoing, the Servicer is not required to exercise such rights with respect to a Mortgage Loan if the Person to whom the related
Mortgaged Property has been conveyed or is proposed to be conveyed satisfies the terms and conditions contained in the Mortgage Note and Mortgage related thereto and the consent of the mortgagee under such Mortgage Note or Mortgage is not otherwise required under such Mortgage Note or Mortgage as a condition to such transfer. If (i) the Servicer is prohibited by law from enforcing any such due-on-sale clause, (ii) coverage under any Required Insurance Policy would be adversely affected, (iii) the Mortgage Note does not include a due-on-sale clause or (iv) nonenforcement is otherwise permitted hereunder, the Servicer is authorized, subject to Section 3.13(b), to take or enter into an assumption and modification agreement from or with the Person to whom such Mortgaged Property has been or is about to be conveyed, pursuant to which such Person becomes liable under the Mortgage Note and, unless prohibited by applicable state law, the Mortgagor remains liable thereon; provided that the Mortgage Loan shall continue to be covered (if so covered before the Servicer enters such agreement)
by the applicable Required Insurance Policies. The Servicer, subject to Section
3.13(b), is also authorized with the prior approval of the insurers under any
Required Insurance Policies to enter into a substitution of liability agreement with such Person, pursuant to which the original Mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the Mortgage Note. Notwithstanding the foregoing, the Servicer shall not be deemed to be in default under this Section 3.13 by reason of any transfer or assumption which it reasonably believes it is restricted by law from preventing, for any reason whatsoever.

     (b) Subject to the Servicer's duty to enforce any due-on-sale clause to the extent set forth in Section 3.13(a), in any case in which a Mortgaged Property has been conveyed to a Person by a Mortgagor, and such Person is to enter into an assumption agreement or modification agreement or supplement to the Mortgage
Note or Mortgage or if an instrument of release is required releasing the
Mortgagor from liability on the Mortgage Loan, the Servicer shall prepare and execute the assumption agreement with the Person to whom the Mortgaged Property is to be conveyed and such modification agreement or supplement to the Mortgage
Note or Mortgage or other instruments as are reasonable or necessary to carry out the terms of the Mortgage Note or Mortgage or otherwise to comply with any applicable laws regarding assumptions or the transfer of the Mortgaged Property to such Person. In connection with any such assumption, no material term of the
Mortgage Note may be changed. In addition, the substitute Mortgagor and the
Mortgaged Property must be acceptable to the Servicer in accordance with its underwriting standards as then in effect. Together with each such substitution, assumption or other agreement or instrument, the Servicer shall execute an
Officer's Certificate signed by a Servicing Officer stating that the requirements of this subsection have been met. The Servicer shall notify the
Trustee that any such substitution or assumption agreement has been completed by forwarding to the Trustee (or at the direction of the Trustee,

                                      -54-

the Custodian) a copy of the Officer's Certificate described in the previous sentence and the original of such substitution or assumption agreement, which in the case of the original shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. Any fee collected by the Servicer for entering into an assumption or substitution of liability agreement may be retained by it as additional servicing compensation.

     Section 3.14. Realization Upon Defaulted Mortgage Loans; REO Property.

     (a) Subject to Section 3.18, the Servicer shall use reasonable best efforts to foreclose upon or otherwise comparably convert the ownership of Mortgaged
Properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such foreclosure or other conversion, the Servicer shall follow Customary Servicing Procedures and shall meet the requirements of the insurer under any Required Insurance Policy. Notwithstanding the foregoing, the Servicer shall not be required to expend its own funds in connection with any foreclosure or towards the restoration of any Mortgaged
Property unless it shall determine (i) that such restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage Loan after reimbursement to itself of such expenses and (ii) that such expenses will be recoverable to it through proceeds of the liquidation of the Mortgage Loan
(respecting which it shall have priority for purposes of withdrawals from the
Servicer Custodial Account). Any such expenditures shall constitute Servicing
Advances for purposes of this Agreement.

     (b) With respect to any REO Property, the deed or certificate of sale shall be taken in the name of the Trust for the benefit of the Certificateholders, or its nominee, on behalf of the Certificateholders. The name of the Trust shall be placed on the title to such REO Property. The Servicer shall ensure that the title to such REO Property references this Agreement. Pursuant to its efforts to sell such REO Property, the Servicer shall either itself or through an agent selected by it manage, conserve, protect and operate such REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account and in the same manner that similar property in the same locality as the REO Property is managed. Incident to its conservation and protection of the interests of the Certificateholders, the Servicer may rent the same, or any part thereof, as it deems to be in the best interest of the
Certificateholders for the period prior to the sale of such REO Property. The
Servicer shall prepare for and deliver to the Securities Administrator a statement with respect to each REO Property serviced by it that has been rented, if any, showing the aggregate rental income received and all expenses incurred in connection with the management and maintenance of such REO Property at such times as is necessary to enable the Securities Administrator to comply with the reporting requirements of the REMIC Provisions; provided, however, that the
Servicer shall have no duty to rent any REO Property on behalf of the Trust. The net monthly rental income, if any, from such REO Property shall be deposited in the Servicer Custodial Account no later than the close of business on each
Determination Date. The Servicer shall perform, with respect to the Mortgage
Loans, the tax reporting and withholding required by Sections 1445 and 6050J of the Code with respect to foreclosures and abandonments, the tax reporting required by Section 6050H of the Code with respect to the receipt of mortgage interest from individuals and, if required by Section 6050P of the Code with respect to the cancellation of indebtedness by

                                      -55-

certain financial entities, by preparing such tax and information returns as may be required, in the form required.

     If the Trust acquires any Mortgaged Property as described above or otherwise in connection with a default or a default which is reasonably foreseeable on a Mortgage Loan, the Servicer shall dispose of such Mortgaged
Property prior to the end of the third calendar year following the year of its acquisition by the Trust (such period, the "REO Disposition Period") unless (A)
the Trustee and the Securities Administrator shall have been supplied by the
Servicer with an Opinion of Counsel to the effect that the holding by the Trust of such Mortgaged Property subsequent to the REO Disposition Period will not result in the imposition of taxes on "prohibited transactions" (as defined in
Section 860F of the Code) on any REMIC or cause any REMIC Estate to fail to qualify as a separate REMIC at any time that any Certificates are outstanding, or (B) the Trustee or Securities Administrator (at the Servicer's expense), or the Servicer shall have applied for, prior to the expiration of the REO
Disposition Period, and received an extension of the REO Disposition Period in the manner contemplated by Section 856(e)(3) of the Code. If such an Opinion of
Counsel is provided or such an exemption is obtained, the Trust may continue to hold such Mortgaged Property (subject to any conditions contained in such
Opinion of Counsel) for the applicable period. Notwithstanding any other provision of this Agreement, no Mortgaged Property acquired by the Trust shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Trust in such a manner or pursuant to any terms that would (i) cause such Mortgaged Property to fail to qualify as
"foreclosure property" within the meaning of Section 860G(a)(8) of the Code or
(ii) subject any REMIC to the imposition of any federal, state or local income taxes on the income earned from such Mortgaged Property under Section 860G(c) of the Code or otherwise, unless the Servicer has agreed to indemnify and hold harmless the Trust with respect to the imposition of any such taxes. The
Servicer shall identify to the Trustee and the Securities Administrator any
Mortgaged Property relating to a Mortgage Loan held by the Trust for thirty (30)
months for which no plans to dispose of such Mortgaged Property by the Servicer have been made. After delivery of such identification, the Servicer shall proceed to dispose of any such Mortgaged Property by holding a commercially reasonable auction for such property.

     The income earned from the management of any REO Properties, net of reimbursement to the Servicer for expenses incurred (including any property or other taxes) in connection with such management and net of unreimbursed
Servicing Fees, Periodic Advances and Servicing Advances, shall be applied to the payment of principal of and interest on the related defaulted Mortgage Loans
(solely for the purposes of allocating principal and interest, interest shall be treated as accruing as though such Mortgage Loans were still current) and all such income shall be deemed, for all purposes in this Agreement, to be payments on account of principal and interest on the related Mortgage Notes and shall be deposited into the Servicer Custodial Account. To the extent the net income received during any calendar month is in excess of the amount attributable to amortizing principal and accrued interest at the related Mortgage Interest Rate on the related Mortgage Loan for such calendar month, such excess shall be considered to be a partial prepayment of principal of the related Mortgage Loan.

     The proceeds from any liquidation of a Mortgage Loan, as well as any income from an REO Property, will be applied in the following order of priority: first, to reimburse the Servicer for any related unreimbursed Servicing Advances and
Servicing Fees; second, to reimburse the

                                      -56-

Servicer for any unreimbursed Periodic Advances and to reimburse the Servicer
Custodial Account for any Nonrecoverable Advances (or portions thereof) that were previously withdrawn by the Servicer pursuant to Section 3.11(a)(iii) that related to such Mortgage Loan; third, to accrued and unpaid interest (to the extent no Periodic Advance has been made for such amount or any such Periodic
Advance has been reimbursed) on the Mortgage Loan or related REO Property, at the Mortgage Rate to the Due Date occurring in the month in which such amounts are required to be distributed; and fourth, as a recovery of principal of the
Mortgage Loan. Excess Proceeds, if any, from the liquidation of a Liquidated
Mortgage Loan will be retained by the Servicer as additional servicing compensation pursuant to Section 3.17.

     Section 3.15. Trustee and Custodian to Cooperate; Release of Mortgage
                   Files.

     Upon the payment in full of any Mortgage Loan, or the receipt by the
Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer will immediately notify the Trustee
(or, at the direction of the Trustee, the Custodian) by delivering, or causing to be delivered, two copies (one of which will be returned to the Servicer with the Mortgage File) of a Request for Release (which may be delivered in an electronic format acceptable to the Trustee and the Servicer). Upon receipt of such request, the Trustee or the Custodian, as applicable, shall within seven
(7) Business Days release the related Mortgage File to the Servicer and deliver to the Servicer the Mortgage Note with written evidence of cancellation thereon.
If the Mortgage has been recorded in the name of MERS or its designee, the
Servicer shall take all necessary action to reflect the release of the Mortgage on the records of MERS. Expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the related
Mortgagor. From time to time and as shall be appropriate for the servicing or foreclosure of any Mortgage Loan, including for such purpose collection under any policy of flood insurance, any fidelity bond or errors or omissions policy, or for the purposes of effecting a partial release of any Mortgaged Property from the lien of the Mortgage or the making of any corrections to the Mortgage
Note or the Mortgage or any of the other documents included in the Mortgage
File, the Trustee or the Custodian, as applicable, shall, upon delivery to the
Trustee (or, at the direction of the Trustee, the Custodian) of a Request for
Release signed by a Servicing Officer, release the Mortgage File within seven
(7) Business Days to the Servicer. Subject to the further limitations set forth below, the Servicer shall cause the Mortgage File so released to be returned to the Trustee or the Custodian, as applicable, when the need therefor by the
Servicer no longer exists, unless the Mortgage Loan is liquidated and the proceeds thereof are deposited in the Servicer Custodial Account, in which case the Servicer shall deliver to the Trustee or the Custodian, as applicable, a
Request for Release, signed by a Servicing Officer.

     Upon prepayment in full of any Mortgage Loan or the receipt of notice that funds for such purpose have been placed in escrow, the Servicer shall give an instrument of satisfaction (or Assignment of Mortgage without recourse)
regarding the Mortgaged Property relating to such Mortgage Loan, which instrument of satisfaction or Assignment of Mortgage, as the case may be, shall be delivered to the Person entitled thereto against receipt of the prepayment in full. If the Mortgage is registered in the name of MERS or its designee, the
Servicer shall take all necessary action to reflect the release on the records of MERS. In lieu of executing such satisfaction or Assignment of Mortgage, or if another document is required to be executed by the Trustee, the Servicer may deliver or cause to be delivered to the Trustee, for signature, as

                                      -57-

appropriate, any court pleadings, requests for trustee's sale or other documents necessary to effectuate such foreclosure or any legal action brought to obtain judgment against the Mortgagor on the Mortgage Note or the Mortgage or to obtain a deficiency judgment or to enforce any other remedies or rights provided by the
Mortgage Note or the Mortgage or otherwise available at law or in equity.

     Section 3.16. Documents, Records and Funds in Possession of the Servicer to
                   be Held for the Trustee.

     The Servicer shall transmit to the Trustee or, at the direction of the
Trustee, the Custodian, as required by this Agreement all documents and instruments in respect of a Mortgage Loan serviced by it coming into the possession of the Servicer from time to time and shall account fully to the
Trustee for any funds received by the Servicer or which otherwise are collected by the Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any
Mortgage Loan. The documents constituting the Servicing File shall be held by the Servicer as custodian and bailee for the Trustee. All Mortgage Files and funds collected or held by, or under the control of, the Servicer in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds, including but not limited to, any funds on deposit in the Servicer Custodial Account, shall be held by the Servicer for and on behalf of the Trustee and shall be and remain the sole and exclusive property of the Trustee, subject to the applicable provisions of this Agreement.
The Servicer also agrees that it shall not knowingly create, incur or subject any Mortgage File or any funds that are deposited in the Servicer Custodial
Account, Certificate Account or any Escrow Account, or any funds that otherwise are or may become due or payable to the Trustee for the benefit of the
Certificateholders, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance created by the Servicer, or assert by legal action or otherwise any claim or right of setoff against any Mortgage File or any funds collected on, or in connection with, a Mortgage Loan, except, however, that the Servicer shall be entitled to set off against and deduct from any such funds any amounts that are properly due and payable to the Servicer under this
Agreement.

     Section 3.17. Servicer Compensation.

     The Servicer shall be entitled out of each payment of interest on a
Mortgage Loan (or portion thereof) included in the Trust Estate to retain or withdraw from the Servicer Custodial Account an amount equal to the Servicing
Fee for such Distribution Date; provided, however, that the aggregate Servicing
Fee for the Servicer relating to the Mortgage Loans shall be reduced (but not below zero) by an amount equal to the Compensating Interest.

     Additional servicing compensation in the form of Excess Proceeds, prepayment penalties, assumption fees, late payment charges and all income and gain net of any losses realized from Permitted Investments and all other customary and ancillary income and fees shall be retained by the Servicer to the extent not required to be deposited in the Servicer Custodial Account pursuant to Section 3.09(b). The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided in this
Agreement.

                                      -58-

     Section 3.18. Modifications, Waivers, Amendments and Consents.

     (a) Subject to this Section 3.18, the Servicer may agree to any modification, waiver, forbearance, or amendment of any term of any Mortgage Loan without the consent of the Trustee, the Securities Administrator or any
Certificateholder. All modifications, waivers, forbearances or amendments of any
Mortgage Loan shall be in writing and shall be consistent with Customary
Servicing Procedures.

     (b) The Servicer shall not agree to enter into, and shall not enter into, any modification, waiver (other than a waiver referred to in Section 3.13, which waiver, if any, shall be governed by Section 3.13), forbearance or amendment of any term of any Mortgage Loan if such modification, waiver, forbearance, or amendment would:

          (i) affect the amount or timing of any related payment of principal, interest or other amount payable thereunder;

          (ii) in the Servicer's judgment, materially impair the security for such Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon; or

          (iii) otherwise constitute a "significant modification" within the meaning of Treasury Regulations Section 1.860G-2(b);

unless (A) such Mortgage Loan is ninety (90) days or more past due or (B) the
Servicer delivers to the Trustee and the Securities Administrator an Opinion of
Counsel to the effect that such modification, waiver, forbearance or amendment would not affect the REMIC status of any REMIC and such modification, waiver, forbearance or amendment is reasonably likely to produce a greater recovery with respect to such Mortgage Loan than would liquidation. Notwithstanding the foregoing, no Opinion of Counsel need be delivered if the purpose of the modification is to reduce the Monthly Payment on a Mortgage Loan as a result of a partial Principal Prepayment provided that the Mortgage Loan is fully amortized by its original maturity date. Subject to Customary Servicing
Procedures, the Servicer may permit a forbearance for a Mortgage Loan which in the Servicer's judgment is subject to imminent default.

     (c) Any payment of interest, which is deferred pursuant to any modification, waiver, forbearance or amendment permitted hereunder, shall not, for purposes hereof, including, without limitation, calculating monthly distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan or such modification, waiver or amendment so permit.

     (d) The Servicer may, as a condition to granting any request by a Mortgagor for consent, modification, waiver, forbearance or amendment, the granting of which is within the Servicer's discretion pursuant to the Mortgage Loan and is permitted by the terms of this Agreement, require that such Mortgagor pay to the
Servicer, as additional servicing compensation, a reasonable or customary fee for the additional services performed in connection with such request, together with any related costs and expenses incurred by it, which amount shall be retained by the Servicer as additional servicing compensation.

                                      -59-

     (e) The Servicer shall notify the Trustee and the Securities Administrator, in writing, of any modification, waiver, forbearance or amendment of any term of any Mortgage Loan and the date thereof, and shall deliver to the Trustee (or, at the direction of the Trustee, the Custodian) for deposit in the related Mortgage
File, an original counterpart of the agreement relating to such modification, waiver, forbearance or amendment, promptly (and in any event within ten Business
Days) following the execution thereof; provided, however, that if any such modification, waiver, forbearance or amendment is required by applicable law to be recorded, the Servicer (i) shall deliver to the Trustee (or, at the direction of the Trustee, the Custodian) a copy thereof and (ii) shall deliver to the
Trustee (or, at the direction of the Trustee, the Custodian) such document, with evidence of notification upon receipt thereof from the public recording office.

     Section 3.19. Advances.

     The Servicer shall determine on or before each Determination Date whether it is required to make a Periodic Advance pursuant to the definition thereof. If the Servicer determines it is required to make a Periodic Advance, it shall, on or before the Remittance Date, either (a) deposit into the Servicer Custodial
Account an amount equal to the Advance and/or (b) make an appropriate entry in its records relating to the Servicer Custodial Account that any portion of the
Amount Held for Future Distribution in the Servicer Custodial Account has been used by the Servicer in discharge of its obligation to make any such Periodic
Advance. Any funds so applied shall be replaced by the Servicer by deposit in the Servicer Custodial Account no later than the close of business on the
Business Day preceding the next Remittance Date. The Servicer shall be entitled to be reimbursed from the Servicer Custodial Account for all Advances of its own
funds made pursuant to this Section 3.19 as provided in Section 3.11. The obligation to make Periodic Advances with respect to any Mortgage Loan shall continue until the ultimate disposition of the REO Property or Mortgaged
Property relating to such Mortgage Loan. The Servicer shall deliver to the
Securities Administrator on the related Remittance Date an Officer's Certificate of a Servicing Officer indicating the amount of any proposed Periodic Advance determined by the Servicer to be a Nonrecoverable Advance. Notwithstanding
anything to the contrary, the Servicer shall not be required to make any
Periodic Advance or Servicing Advance that would be a Nonrecoverable Advance.

     Section 3.20. Annual Statement of Compliance.

     Each of the Servicer and the Securities Administrator shall deliver, and shall cause any Additional Servicer engaged by it to deliver, or otherwise make available to the Securities Administrator, no later than March 15th of each calendar year beginning in 2007, an Officer's Certificate (each, a "Compliance
Statement"), signed by an officer of such party, stating, as to the signer thereof, that (a) a review of the activities of such party during the preceding calendar year or portion thereof and of performance of such party under this
Agreement or such applicable agreement in the case of an Additional Servicer has been made under such officer's supervision and (b) to the best of such officers'
knowledge, based on such review, such party has fulfilled all of its obligations under this Agreement or such applicable agreement in the case of an Additional
Servicer in all material respects throughout such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof. Such
Compliance Statements shall contain no

                                      -60-

restrictions or limitations on its use. The obligations of the Servicer and the
Securities Administrator under this Section apply to each entity that acted as
Servicer or Securities Administrator, as applicable, during the applicable period, whether or not such entity is acting as Servicer or Securities
Administrator at the time such Compliance Statement is required to be delivered.

     In the event the Servicer or the Securities Administrator is terminated or resigns pursuant to the terms of this Agreement, such party shall provide, and shall use its reasonable efforts to cause any Additional Servicer that resigns or is terminated under any applicable servicing agreement to provide, a
Compliance Statement pursuant to this Section 3.20 with respect to the period of time that the Servicer or the Securities Administrator was subject to this
Agreement or such applicable agreement in the case of an Additional Servicer or the period of time that the Additional Servicer was subject to such other servicing agreement.

     Section 3.21. Assessments of Compliance and Attestation Reports.

     (a) Each of the Servicer, the Securities Administrator and the Custodian,
each at its own expense, shall deliver, and shall cause each Servicing Function
Participant engaged by it to deliver, or otherwise make available to the
Depositor and the Securities Administrator on or before March 15th of each calendar year beginning in 2007, a report regarding such party's assessment of compliance with the Relevant Servicing Criteria (each, an "Assessment of
Compliance"), that contains (i) a statement by such party of its responsibility for assessing compliance with the Relevant Servicing Criteria, (ii) a statement that such party used the Relevant Servicing Criteria to assess compliance with the Relevant Servicing Criteria, (iii) such party's assessment of compliance with the Relevant Servicing Criteria as of and for the fiscal year covered by the Form 10-K required to be filed pursuant to Section 3.22(c), including, if there has been any material instance of noncompliance with the Relevant
Servicing Criteria, a discussion of each such failure and the nature and status thereof and (iv) a statement that a registered public accounting firm has issued an attestation report on such party's assessment of compliance with the Relevant
Servicing Criteria as of and for such period.

     No later than February 1 of each fiscal year for the Trust for which a Form
10-K is required to be filed, the Servicer, the Securities Administrator and the
Custodian shall each forward to the Depositor the name of each Servicing
Function Participant engaged by it and what Relevant Servicing Criteria will be addressed in the report on assessment of compliance prepared by such Servicing
Function Participant. When the Servicer, the Securities Administrator and the
Custodian (or any Servicing Function Participant engaged by them) submit their assessments to the Depositor and the Securities Administrator (except with respect to the Servicer, to the Securities Administrator), such parties will also at such time include the assessment (and attestation pursuant to Section
3.21(b)) of each Servicing Function Participant engaged by it.

     Promptly after receipt of such Assessments of Compliance, the Securities
Administrator shall confirm that the Assessments of Compliance, taken individually, address the Relevant Servicing Criteria for each party as set forth on Exhibit M and notify the Depositor of any exceptions. None of such parties shall be required to deliver any such Assessments of Compliance until
April 15 in any given year so long as it has received written confirmation from

                                      -61-

the Depositor that a Form 10-K is not required to be filed in respect of the
Trust for the preceding calendar year. The Custodian and any Servicing Function
Participant engaged by it shall not be required to deliver or cause the delivery of such Assessments of Compliance in any given year so long as it has received written confirmation from the Depositor that a Form 10-K is not required to be filed in respect of the Trust for the preceding fiscal year.

     (b) Each of the Servicer, the Securities Administrator and the Custodian,
each at its own expense, shall cause, and shall cause each Servicing Function
Participant engaged by it to cause, on or before March 15th of each calendar year beginning in 2007, a registered public accounting firm (which may also render other services to the Servicer, the Securities Administrator, the
Custodian or such other Servicing Function Participants, as the case may be) and that is a member of the American Institute of Certified Public Accountants to
furnish a report (each, an "Attestation Report") to the Depositor and the
Securities Administrator, to the effect that (i) it has obtained a representation regarding certain matters from the management of such party, which includes an assertion that such party has complied with the Relevant
Servicing Criteria, and (ii) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, it is expressing an opinion as to whether such party's compliance with the Relevant Servicing Criteria was fairly stated in all material respects, or it cannot express an overall opinion regarding such party's assessment of compliance with the Relevant Servicing
Criteria. In the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such Attestation Report why it was unable to express such an opinion. Each such related Attestation Report shall be made in accordance with Rules 1-02(a)(3) and 2-02(g) of the
Commission's Regulation S-X. Such Attestation Reports must be available for general use and not contain restricted use language. If requested by the
Depositor, such report shall contain or be accompanied by a consent of such accounting firm to inclusion or incorporation of such report in the Depositor's registration statement on Form S-3 relating to the Offered Certificates and the
Form 10-K for the Trust.

     Promptly after receipt of such Attestation Reports, the Securities
Administrator shall confirm that each Assessment of Compliance is coupled with a related Attestation Report and shall notify the Depositor of any exceptions.
None of such parties shall be required to deliver or cause the delivery of such
Attestation Reports until April 15 in any given year so long as it has received written confirmation from the Depositor that a Form 10-K is not required to be filed in respect of the Trust for the preceding fiscal year. The Custodian and any Servicing Function Participant engaged by it shall not be required to deliver or cause the delivery of such Attestation Report in any given year so long as it has received written confirmation from the Depositor that a Form 10-K is not required to be filed in respect of the Trust for the preceding fiscal year.

     (c) In the event the Servicer, the Securities Administrator or the
Custodian is terminated or resigns pursuant to the terms of this Agreement, such party shall provide, and each such party shall cause any Servicing Function
Participant engaged by it to provide, an Assessment of Compliance pursuant to this Section 3.21, coupled with an Attestation Report as required in this
Section 3.21, with respect to the period of time that the Servicer, the
Securities Administrator or the Custodian was subject to this Agreement.

                                      -62-

     Section 3.22. Reports to the Commission.

     (a) The Securities Administrator and the Servicer shall reasonably cooperate with the Depositor in connection with the Trust's satisfying its reporting requirements under the Exchange Act. Without limiting the generality of the foregoing, the Securities Administrator shall prepare and file on behalf of the Trust any Form 8-K, Form 10-D and Form 10-K required by the Exchange Act and the rules and regulations of the Commission thereunder, and the Depositor shall sign such Forms on behalf of the Trust. Notwithstanding the previous sentence, the Depositor shall file the Form 8-K in connection with the filing of this Agreement.

     (b) Within fifteen (15) days after each Distribution Date (subject to permitted extensions under the Exchange Act), the Securities Administrator shall prepare and file on behalf of the Trust any Form 10-D required by the Exchange
Act, in form and substance as required by the Exchange Act. The Securities
Administrator shall file each Form 10-D with a copy of the Monthly Statement for such Distribution Date attached thereto. Any disclosure in addition to the
Monthly Statement for such Distribution Date that is required to be included on
Form 10-D ("Additional Form 10-D Disclosure") shall be reported by the parties set forth on Exhibit N to the Depositor and the Securities Administrator and
approved by the Depositor pursuant to the following paragraph, and the
Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-D Disclosure except as set forth in this Section 3.22(b).

     As set forth on Exhibit N hereto, within five (5) calendar days after the related Distribution Date, (i) the parties described on Exhibit R shall be required to provide to the Securities Administrator (at
cts.sec.notifications@wellsfargo.com with a copy by facsimile to 410-715-2380)
and the Depositor, to the extent known by a responsible officer thereof, in
EDGAR-compatible format, or in such other format as otherwise agreed upon by the
Securities Administrator and such party, any Additional Form 10-D Disclosure, if applicable, together with an Additional Disclosure Notification in the form of
Exhibit S and (ii) the Depositor shall approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-D
Disclosure on Form 10-D. The Securities Administrator shall compile all such information provided to it in a Form 10-D prepared by it. The Securities
Administrator has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit N of their duties under this paragraph or proactively solicit or procure from such parties any Additional
Form 10-D Disclosure information. The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Securities
Administrator in connection with including any Additional Form 10-D Disclosure on Form 10-D pursuant to this paragraph.

     After preparing the Form 10-D, the Securities Administrator shall forward electronically a copy of the Form 10-D to the Depositor for review. Within two
(2) Business Days prior to the 15th calendar day after the related Distribution
Date, a duly authorized officer of the Depositor shall sign the Form 10-D and return an electronic or fax copy of such signed Form 10-D (with an original executed hard copy to immediately follow) to the Securities Administrator. If a
Form 10-D cannot be filed on time or if a previously filed Form 10-D needs to be amended, the Securities Administrator will follow the procedures set forth in
Section 3.22(g)(ii). Form 10-D requires the registrant to indicate (by checking
"yes" or "no") that it "(1) has filed all reports required to be filed by
Section 13 or 15(d) of the Exchange Act during the preceding 12 months

                                      -63-

(or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days." The Depositor hereby represents to the Securities Administrator that the
Depositor has filed all such required reports during the preceding 12 months and that is has been subject to such filing requirement for the past 90 days. The
Depositor shall notify the Securities Administrator in writing, no later than the fifth calendar day after the related Distribution Date with respect to the filing of a report on Form 10-D, if the answer to either question should be
"no." The Securities Administrator shall be entitled to rely on such representations in preparing, executing and/or filing any such report. Promptly
(but no later than 1 Business Day) after filing with the Commission, the
Securities Administrator will make available on its internet website a final executed copy of each Form 10-D prepared and filed by the Securities
Administrator. The signing party at the Depositor can be contacted at the address specified in Section 11.05. Each party to this Agreement acknowledges that the performance by the Securities Administrator of its duties under this
Section 3.22(b) related to the timely preparation, arrangement for execution and filing of Form 10-D is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under this Section
3.22(b) and also contingent on the Custodian and any Servicing Function
Participant strictly observing deadlines no later than those set forth in this paragraph that are applicable to parties to this Agreement in the delivery to the Securities Administrator of any necessary Additional Form 10-D Disclosure pursuant to any custodial agreement or any other applicable agreement. The
Securities Administrator shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, arrange for execution and/or timely file such Form 10-D, where such failure results from the Securities Administrator's inability or failure to receive, on a timely basis, any information from any other party hereto or any Custodian or any
Servicing Function Participant needed to prepare, arrange for execution or file such Form 10-D, not resulting from its own negligence, bad faith or willful misconduct.

     (c) On or prior to the 90th day after the end of each fiscal year of the
Trust or such earlier date as may be required by the Exchange Act (the "10-K
Filing Deadline") (it being understood that the fiscal year for the Trust ends on December 31st of each year), commencing in March 2007, the Securities
Administrator shall prepare and file on behalf of the Trust a Form 10-K, in form and substance as required by the Exchange Act. Each such Form 10-K shall include the following items, in each case to the extent they have been delivered to the
Securities Administrator within the applicable time frames set forth in this
Agreement:

          (i) a Compliance Statement for the Servicer, the Securities
     Administrator and each Additional Servicer (each, a "Reporting Servicer")
     as described under Section 3.20;

          (ii) (A) the Assessment of Compliance for each Reporting Servicer, as described under Section 3.21(a) and (c), and (B) if each Reporting
     Servicer's Assessment of Compliance identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if each Reporting Servicer's Assessment of Compliance is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included; provided, however, that the
     Securities Administrator, at its discretion, may omit from the Form 10-K any Assessment of Compliance described in this clause (ii) or Attestation
     Report described in clause (iii) below that is not required to be filed with such Form 10-K pursuant to Regulation AB;

                                      -64-

          (iii) (A) the Attestation Report for each Reporting Servicer, as described under Section 3.21(b) and (c), and (B) if any Reporting
     Servicer's Attestation Report identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any Reporting Servicer's Attestation Report is not included as an exhibit to such Form 10-K, disclosure that such Attestation Report is not included and an explanation why such Attestation Report is not included; and

          (iv) a Sarbanes-Oxley Certification, as described in Section 3.22(e).

     Any disclosure or information in addition to (i) through (iv) above that is required to be included on Form 10-K ("Additional Form 10-K Disclosure") shall, pursuant to the paragraph immediately below, be reported by the parties set forth on Exhibit O to the Depositor and the Securities Administrator and
approved by the Depositor, and the Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form
10-K Disclosure, except as set forth in this Section 3.22(c).

     As set forth on Exhibit O hereto, no later than March 1 of each year that the Trust is subject to the Exchange Act reporting requirements, commencing in
2007, (i) the parties described in Exhibit O shall be required to provide to the
Securities Administrator (at cts.sec.notifications@wellsfargo.com with a copy by facsimile to 410-715-2380) and the Depositor, to the extent known by a responsible officer thereof, in EDGAR-compatible format, or in such other format as otherwise agreed upon by the Securities Administrator and such party, together with an Additional Disclosure Notification in the form of Exhibit S and
(ii) the Depositor shall approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-K Disclosure on Form
10-K. The Securities Administrator shall compile all such information provided to it in a Form 10-K prepared by it. The Securities Administrator has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit O of their duties under this paragraph or proactively solicit or procure from such parties any Additional Form 10-K Disclosure information. The
Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any
Additional Form 10-K Disclosure on Form 10-K pursuant to this paragraph.

     After preparing the Form 10-K, the Securities Administrator shall forward electronically a copy of the Form 10-K to the Depositor for review. No later than 5:00 p.m. New York City time on the 4th Business Day prior to the 10-K
Filing Deadline, a senior officer of the Depositor in charge of securitization shall sign the Form 10-K and return an electronic or fax copy of such signed
Form 10-K (with an original executed hard copy to immediately follow) to the
Securities Administrator. If a Form 10-K cannot be filed on time or if a previously filed Form 10-K needs to be amended, the Securities Administrator will follow the procedures set forth in Section 3.22(g)(ii). Form 10-K requires the registrant to indicate (by checking "yes" or "no") that it "(1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days." The Depositor hereby represents to the
Securities Administrator that the Depositor has filed all such required reports during the preceding 12 months and that is has been subject to such filing requirement for the past 90 days. The Depositor shall notify the Securities
Administrator in

                                      -65-

writing, no later than March 15th with respect to the filing of a report on Form
10-K, if the answer to either question should be "no." The Securities
Administrator shall be entitled to rely on such representations in preparing, executing and/or filing any such report. Promptly (but no later than 1 Business
Day) after filing with the Commission, the Securities Administrator will make available on its internet website a final executed copy of each Form 10-K prepared and filed by the Securities Administrator. The signing party at the
Depositor can be contacted at the address specified in Section 11.05. The parties to this Agreement acknowledge that the performance by the Securities
Administrator of its duties under this Section 3.22(c) related to the timely preparation, arrangement for execution and filing of Form 10-K is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under this Section 3.22(c), Section 3.22(e), Section 3.20 and
Section 3.21 and is also contingent upon the Custodian and any Servicing
Function Participant strictly observing deadlines no later than those set forth in this paragraph that are applicable to the parties to this Agreement in the delivery to the Securities Administrator of any necessary Additional Form 10-K
Disclosure, any Compliance Statement, any Assessment of Compliance and any
Attestation Report pursuant to any custodial agreement or any other applicable agreement. The Securities Administrator shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, arrange for execution and/or timely file such Form 10-K, where such failure results from the Securities Administrator's inability or failure to receive, on a timely basis, any information from any other party hereto or any
Servicing Function Participant needed to prepare, arrange for execution or file such Form 10-K, not resulting from its own negligence, bad faith or willful misconduct.

     (d) Within four (4) Business Days after the occurrence of an event requiring disclosure on Form 8-K (each such event, a "Reportable Event"), and if requested by the Depositor, the Securities Administrator shall prepare and file on behalf of the Trust any Form 8-K, as required by the Exchange Act, provided that the Depositor shall file the initial Form 8-Ks in connection with the issuance of the Certificates. Any disclosure or information related to a
Reportable Event or that is otherwise required to be included on Form 8-K other than the initial Form 8-Ks filed in connection with the issuance of the
Certificates ("Form 8-K Disclosure Information") shall be reported by the parties set forth on Exhibit P to the Depositor and the Securities Administrator
and approved by the Depositor pursuant to the following paragraph, and the
Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Form 8-K Disclosure Information or any
Form 8-K, except as set forth in this Section 3.22(d).

     As set forth on Exhibit P hereto, no later than the end of business on the
2nd Business Day after the occurrence of a Reportable Event (i) the parties to this transaction shall be required to provide to the Securities Administrator
(at cts.sec.notifications@wellsfargo.com with a copy by facsimile to
410-715-2380) and to the Depositor, to the extent known by a responsible officer thereof, in EDGAR-compatible format, or in such other format as otherwise agreed upon by the Securities Administrator and such party, any Form 8-K Disclosure
Information, if applicable, together with an Additional Disclosure Notification in the form of Exhibit S and (ii) the Depositor shall approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Form 8-K
Disclosure Information. The Securities Administrator shall compile all such information provided to it in a Form 8-K prepared by it. The Securities
Administrator has no duty under this Agreement to monitor or enforce the performance by the parties listed on

                                      -66-

Exhibit P of their duties under this paragraph or proactively solicit or procure from such parties any Form 8-K Disclosure Information. The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the
Securities Administrator in connection with including any Form 8-K Disclosure
Information on Form 8-K pursuant to this paragraph.

     After preparing the Form 8-K, the Securities Administrator shall forward electronically a draft copy of the Form 8-K to the Depositor for review. No later than the close of business on the 3rd Business Day after the Reportable
Event, the Depositor shall notify the Securities Administrator of any changes to or approval of such Form 8-K. No later than Noon New York City time on the 4th
Business Day after the Reportable Event, a duly authorized officer of the
Depositor shall sign the Form 8-K and return an electronic or fax copy of such signed Form 8-K (with an original executed hard copy to immediately follow) to the Securities Administrator. If a Form 8-K cannot be filed on time or if a previously filed Form 8-K needs to be amended, the Securities Administrator will follow the procedures set forth in Section 3.22(g)(ii). Promptly (but no later than 1 Business Day) after filing with the Commission, the Securities
Administrator will make available on its internet website a final executed copy of each Form 8-K prepared and filed by the Securities Administrator. The signing party at the Depositor can be contacted at the address specified in Section
11.05. The parties to this Agreement acknowledge that the performance by the
Securities Administrator of its duties under this Section 3.22(d) related to the timely preparation, arrangement for execution and filing of Form 8-K is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under this Section 3.22(d) and is also contingent upon the Custodian and any Servicing Function Participant strictly observing deadlines no later than those set forth in this paragraph that are applicable to the parties to this Agreement in the delivery to the Securities Administrator of any necessary From 8-K Disclosure Information pursuant to any custodial agreement or any other applicable agreement. The Securities Administrator shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, arrange for execution and/or timely file such Form 8-K, where such failure results from the Securities
Administrator's inability or failure to receive, on a timely basis, any information from any other party hereto or any Custodian or any Servicing
Function Participant needed to prepare, arrange for execution or file such Form
8-K, not resulting from its own negligence, bad faith or willful misconduct.

     (e) Each Form 10-K shall include a certification (the "Sarbanes-Oxley
Certification"), exactly as set forth in Exhibit Q attached hereto, required to be included therewith pursuant to the Sarbanes-Oxley Act. The Securities
Administrator shall provide, and shall cause any Servicing Function Participant engaged by it to provide, to the Person who signs the Sarbanes-Oxley
Certification (the "Certifying Person"), by March 15th of each year in which the
Trust is subject to the reporting requirements of the Exchange Act and otherwise within a reasonable period of time upon request, a certification (each, a
"Back-up Certification"), in the form attached hereto as Exhibit R, upon which the Certifying Person, the entity for which the Certifying Person acts as an officer, and such entity's officers, directors and Affiliates (collectively with the Certifying Person, "Certification Parties") can reasonably rely. The senior officer of the Depositor in charge of securitization shall serve as the
Certifying Person on behalf of the Trust. Such officer of the Certifying Person can be contacted at the address specified in Section 11.05. In the event the
Securities Administrator or any Servicing Function Participant engaged by it is terminated or resigns pursuant to the terms of this Agreement, or any applicable sub-servicing agreement, as the case may be, such party shall provide a Back-up
Certification to

                                      -67-

the Certifying Person pursuant to this Section 3.22(e) with respect to the period of time it was subject to this Agreement or any applicable sub-servicing agreement, as the case may be.

     (f) Upon any filing with the Commission prepared and filed by the
Securities Administrator, the Securities Administrator shall promptly deliver or make available to the Depositor a copy of any such executed report, statement or information.

     (g) (i) The obligations set forth in paragraphs (a) through (f) of this
Section shall only apply with respect to periods for which reports are required to be filed with respect to the Trust under the Exchange Act. On or prior to
January 30 of the first year in which the Securities Administrator is able to do so under applicable law, unless otherwise requested by the Depositor, the
Securities Administrator shall prepare and file with the Commission a Form 15
Suspension Notification executed by the Depositor with respect to the Trust. At the beginning of the calendar year after the filing of a Form 15 Suspension
Notification, if the Depositor or the Certificate Registrar determines that the number of Certificateholders of the Offered Certificates of record exceeds the number set forth in Section 15(d) of the Exchange Act or the regulations promulgated pursuant thereto which would cause the Trust to again become subject to the reporting requirements of the Exchange Act, it shall promptly notify the
Securities Administrator and the Securities Administrator shall recommence preparing and filing reports on Form 8-K, Form 10-D and Form 10-K as required pursuant to this Section and the then-current reporting requirements of the
Exchange Act and the parties hereto will again have the obligations set forth in paragraphs (a) through (f) of this Section.

          (ii) In the event that the Securities Administrator is unable to timely file with the Commission all or any required portion of any Form
     8-K, Form 10-D or Form 10-K required to be filed by this Agreement because required disclosure information was either not delivered to it or delivered to it after the delivery deadlines set forth in this Agreement or for any other reason, the Securities Administrator will immediately electronically notify the Depositor of such inability to make a timely filing with the
     Commission. In the case of Form 10-D and Form 10-K, the Servicer, the
     Securities Administrator, the Trustee and the Depositor will cooperate to prepare and file a Form 12b-25 and a Form 10-D/A and Form 10-K/A as applicable, pursuant to Rule 12b-25 of the Exchange Act. In the case of
     Form 8-K, the Securities Administrator will, upon receipt of all required
     Form 8-K Disclosure Information and upon the approval and direction of the
     Depositor, include such disclosure information on the next Form 10-D. In the event that any previously filed Form 8-K, Form 10-D or Form 10-K needs to be amended, the Securities Administrator will notify the Depositor and such other parties to the transaction are as affected by such amendment, and such parties agree to cooperate to prepare any necessary Form 8-K/A,
     Form 10-D/A or Form 10-K/A. Any Form 15, Form 12b-25 or any amendment to
     Form 8-K, Form 10-D or Form 10-K shall be signed by a duly authorized officer (and a senior officer with respect to the Form 10-K) of the
     Depositor. The parties to this Agreement acknowledge that the performance by the Securities Administrator of its duties under this Section 3.22(g)
     related to the timely preparation, arrangement for execution and filing of
     Form 15, a Form 12b-25 or any amendment to Form 8-K, Form 10-D or Form 10-K is contingent upon each such party performing its duties under this Section
     3.22(g). The Securities Administrator shall have no liability for any loss, expense, damage, claim arising out of or with respect to any

                                      -68-

     failure to properly prepare, arrange for execution and/or timely file any such Form 15, Form 12b-25 or any amendments to Forms 8-K, Form 10-D or Form
     10-K, where such failure results from the Securities Administrator's inability or failure to receive, on a timely basis, any information from any other party hereto or any Custodian or Servicing Function Participant needed to prepare, arrange for execution or file such Form 15, Form 12b-25 or any amendments to Forms 8-K, Form 10-D or Form 10-K, not resulting from its own negligence, bad faith or willful misconduct.

     (h) Notwithstanding the provisions of Section 11.01, this Section 3.22 may be amended without the consent of the Certificateholders.

                                   ARTICLE IV

                             SERVICER'S CERTIFICATE

     Section 4.01. Servicer's Certificate.

     Each month, on the 18th calendar day of such month (or if such day is not a
Business Day, the following Business Day), the Servicer shall deliver to the
Securities Administrator, a Servicer's Certificate (containing the data elements set forth on Exhibit T in a format mutually acceptable to the Servicer and the
Securities Administrator). The Securities Administrator may conclusively rely upon the information contained in a Servicer's Certificate delivered by the
Servicer for all purposes hereunder and shall have no duty to verify or re-compute any of the information contained therein.

                                   ARTICLE V

       PAYMENTS AND STATEMENTS TO CERTIFICATEHOLDERS; REMIC ADMINISTRATION

     Section 5.01. Distributions.

     On each Distribution Date, based solely on the information in the related
Servicer's Certificate, the Securities Administrator shall distribute or be deemed to distribute, as applicable, out of the Certificate Account or the
Upper-Tier Certificate Sub-Account, as applicable (to the extent funds are available therein), to each Certificateholder of record on the related Record
Date (other than as provided in Section 10.01 respecting the final distribution)
(a) by check mailed to such Certificateholder entitled to receive a distribution on such Distribution Date at the address appearing in the Certificate Register or (b) upon written request by the Holder of a Certificate (other than a
Residual Certificate), by wire transfer or by such other means of payment as such Certificateholder and the Securities Administrator shall agree upon, such
Certificateholder's Percentage Interest in the amount to which the related Class of Certificates is entitled in accordance with the priorities set forth below in
Section 5.02.

     None of the Holders of any Class of Certificates, the Depositor, the
Servicer, the Trustee or the Securities Administrator shall in any way be responsible or liable to Holders of any Class of Certificates in respect of amounts properly previously distributed on any such Class.

                                      -69-

     Amounts distributed with respect to any Class of Certificates shall be applied first to the distribution of interest thereon and then to principal thereon.

     Section 5.02. Priorities of Distributions.

     (a) On each Distribution Date, based solely on the information contained in the Servicer's Certificate, the Securities Administrator shall withdraw from the
Certificate Account (to the extent funds are available therein) (1) to the extent not previously paid, the amounts payable to the Securities Administrator and the Trustee pursuant to Section 3.11(b)(i) and (ii) and shall pay such funds to itself or the Trustee, as the case may be, and (2) the Pool Distribution
Amount for each Loan Group, in an amount specified in written notice received by the Securities Administrator from the Servicer no later than the Business Day following the related Determination Date, and shall apply such funds, first, to distributions in respect of the Uncertificated Lower-Tier Interests as specified in this Section 5.02(a) and to the Class 1-A-R Certificate (in respect of the
Class LR Interest), and then to distributions on the Certificates (including the
Class 1-A-R Certificate (in respect of the Class UR Interest)). Distributions shall be made on the Certificates in the following order of priority and to the extent of such funds, paying the Senior Certificates of each Group solely from the applicable Pool Distribution Amount and paying the Subordinate Certificates solely from the combined remaining Pool Distribution Amounts for all Loan
Groups, in the following order of priority and to the extent of such funds:

          (i) to each Class of Senior Certificates, an amount allocable to interest equal to the Interest Distribution Amount for the related Class and any shortfall being allocated among the related Classes in proportion to the amount of the Interest Distribution Amount that would have been distributed in the absence of such shortfall;

          (ii) to each Class of Senior Certificates, in an aggregate amount up to the Senior Principal Distribution Amount for the related Group, such distribution to be allocated among such Classes in accordance with Section
     5.02(b);

          (iii) to each Class of Subordinate Certificates, subject to paragraph
     (d) below, in the following order of priority:

               (A) to the Class B-1 Certificates, an amount allocable to
               interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

               (B) to the Class B-1 Certificates, an amount allocable to
               principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Balance thereof has been reduced to zero;

               (C) to the Class B-2 Certificates, an amount allocable to
               interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

                                      -70-

               (D) to the Class B-2 Certificates, an amount allocable to
               principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Balance thereof has been reduced to zero;

               (E) to the Class B-3 Certificates, an amount allocable to
               interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

               (F) to the Class B-3 Certificates, an amount allocable to
               principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Balance thereof has been reduced to zero;

               (G) to the Class B-4 Certificates, an amount allocable to
               interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

               (H) to the Class B-4 Certificates, an amount allocable to
               principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Balance thereof has been reduced to zero;

               (I) to the Class B-5 Certificates, an amount allocable to
               interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

               (J) to the Class B-5 Certificates, an amount allocable to
               principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Balance thereof has been reduced to zero;

               (K) to the Class B-6 Certificates, an amount allocable to
               interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

               (L) to the Class B-6 Certificates, an amount allocable to
               principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Balance thereof has been reduced to zero; and

          (iv) to the Holder of the Class 1-A-R Certificate (in respect of the
     Class LR Interest or the Class UR Interest, as applicable), any amounts remaining in the Upper-Tier Certificate Sub-Account or the Lower-Tier
     Certificate Sub-Account and any remaining Pool Distribution Amounts.

                                      -71-

     No Class of Certificates will be entitled to any distributions with respect to the amount payable pursuant to clause (ii) of the definition of "Interest
Distribution Amount" after its Class Certificate Balance has been reduced to zero.

     All distributions in respect of the Interest Distribution Amount for a
Class will be applied first with respect to the amount payable pursuant to clause (i) of the definition of "Interest Distribution Amount" and second with respect to the amount payable pursuant to clause (ii) of such definition.

     On each Distribution Date, the Securities Administrator shall distribute any Reimbursement Amount sequentially to the Classes of Certificates then outstanding which bore the loss to which such Reimbursement Amount relates beginning with the most senior of such Classes of Certificates, up to, with respect to each Class, the amount of loss borne by such Class. Any Reimbursement
Amount remaining after the application described in the preceding sentence shall be included in the Pool Distribution Amount for the applicable Loan Group.

     Distributions on the Uncertificated Lower-Tier Interests. On each
Distribution Date, interest shall be distributed in respect of each
Uncertificated Lower-Tier Interest at the pass-through rate thereon, as described in the fourth succeeding paragraph, plus any amounts in respect thereof remaining unpaid from previous Distribution Dates. For purposes of calculating the interest distributable in respect of each Uncertificated
Lower-Tier Interest and any Distribution Date, Non-Supported Interest Shortfalls
and Relief Act Reductions related to a Loan Group shall be allocated to the related Uncertificated Lower-Tier Interests pro rata based on, and to the extent of, one month's interest at the then applicable pass-through rate on such
Uncertificated Lower-Tier Interest. Any Non-Supported Interest Shortfalls and
Relief Act Reductions allocated to the Uncertificated Lower-Tier Interests pursuant to this paragraph shall be (a) from Non-Supported Interest Shortfalls and Relief Act Reductions allocated to Loan Group 1 in the case of
Uncertificated Lower-Tier Interests beginning with the numeral "1," (b) from
Non-Supported Interest Shortfalls and Relief Act Reductions allocated to Loan
Group 2 in the case of Uncertificated Lower-Tier Interests beginning with the numeral "2" and (c) from Non-Supported Interest Shortfalls and Relief Act
Reductions allocated to Loan Group 3 in the case of Uncertificated Lower-Tier
Interests beginning with the numeral "3."

     On each Distribution Date, distributions of principal with respect to the
Uncertificated Lower-Tier Interests shall be made first, to the Class 1-LS
Interest, Class 2-LS Interest and Class 3-LS Interest so as to keep their principal balances equal to 0.1% of the Group Subordinate Amount for Loan Group
1, Loan Group 2 and Loan Group 3, respectively (except that if any such excess is a larger number than in the preceding distribution period, the least amount of principal shall be distributed to the Class 1-LS Interest, Class 2-LS
Interest and Class 3-LS Interest such that the Subordinate Balance Ratio is maintained); and second, any remaining principal to the Class 1-L Interest,
Class 2-L Interest and Class 3-L Interest. Any distributions made to the
Uncertificated Lower-Tier Interests pursuant to this paragraph shall be made (a)
from the Pool Distribution Amount for Loan Group 1 to Uncertificated Lower-Tier
Interests beginning with the numeral "1," (b) from the Pool Distribution Amount for Loan Group 2 to Uncertificated Lower-Tier Interests beginning with the numeral "2" and (c) from the Pool Distribution Amount for Loan Group 3 to
Uncertificated Lower-Tier Interests beginning with the numeral "3."

                                      -72-

     Realized Losses shall be applied after all distributions have been made on each Distribution Date first, to the Class 1-LS Interest, Class 2-LS Interest and Class 3-LS Interest, so as to keep their principal balances equal to 0.1% of the Group Subordinate Amount for Loan Group 1, Loan Group 2 and Loan Group 3,
respectively (except that if any such excess is a larger number than in the preceding distribution period, the least amount of Realized Losses shall be allocated to the Class 1-LS Interest, Class 2-LS Interest and Class 3-LS
Interest such that the Subordinate Balance Ratio is maintained); and second, the remaining Realized Losses shall be allocated to the Class 1-L Interest, Class
2-L Interest and Class 3-L Interest. Any Realized Losses allocated to the
Uncertificated Lower-Tier Interests pursuant to this paragraph shall be (a) from
Realized Losses allocated to Loan Group 1 in the case of Uncertificated
Lower-Tier Interests beginning with the numeral "1," (b) from Realized Losses allocated to Loan Group 2 in the case of Uncertificated Lower-Tier Interests beginning with the numeral "2" and (c) from Realized Losses allocated to Loan
Group 3 in the case of Uncertificated Lower-Tier Interests beginning with the numeral "3." Recoveries and Reimbursement Amounts shall be applied to the
Uncertificated Lower-Tier Interests in a manner analogous to the application of
Realized Losses to the Uncertificated Lower-Tier Interests.

     As of any date, the aggregate principal balance of the Class 1-L Interest and the Class 1-LS Interest shall equal the aggregate Stated Principal Balance of Loan Group 1. As of any date, the aggregate principal balance of the Class
2-L Interest and the Class 2-LS Interest shall equal the aggregate Stated
Principal Balance of Loan Group 2. As of any date, the aggregate principal balance of the Class 3-L Interest and the Class 3-LS Interest shall equal the aggregate Stated Principal Balance of Loan Group 3. As of any date, the aggregate principal balance of the Uncertificated Lower-Tier Interests shall equal the aggregate of the Class Certificate Balances of the Certificates.

     The pass-through rate with respect to the Class 1-L Interest and the Class
1-LS Interest shall be the Net WAC for the Group 1 Mortgage Loans. The pass-through rate with respect to the Class 2-L Interest and the Class 2-LS
Interest shall be the Net WAC for the Group 2 Mortgage Loans. The pass-through rate with respect to the Class 3-L Interest and the Class 3-LS Interest shall be the Net WAC for the Group 3 Mortgage Loans. Amounts distributed to the
Uncertificated Lower-Tier Interests in respect of principal and interest with respect to any Distribution Date are referred to herein collectively as the
"Lower-Tier Distribution Amount."

     (b) (i) With respect to the Group 1 Senior Certificates:

               On each Distribution Date prior to the Senior Credit Support
          Depletion Date, the amount distributable to the Group 1 Senior
          Certificates pursuant to Section 5.02(a)(ii) for such Distribution
          Date, will be distributed, sequentially, as follows:

                    first, to the Class 1-A-R Certificate, until its Class
               Certificate Balance has been reduced to zero; and

                    second, concurrently, to the Class 1-A-1 and Class 1-A-2
               Certificates, pro rata, until their Class Certificate Balances have been reduced to zero.

                                      -73-

          (ii) With respect to the Group 2 Senior Certificates:

               On each Distribution Date prior to the Senior Credit Support
          Depletion Date, the amount distributable to the Group 2 Senior
          Certificates pursuant to Section 5.02(a)(ii) for such Distribution
          Date, will be distributed, concurrently, to the Class 2-A-1 and Class
          2-A-2 Certificates, pro rata, until their Class Certificate Balances have been reduced to zero.

          (iii) With respect to the Group 3 Senior Certificates:

               On each Distribution Date prior to the Senior Credit Support
          Depletion Date, the amount distributable to the Group 3 Senior
          Certificates pursuant to Section 5.02(a)(ii) for such Distribution
          Date, will be distributed, concurrently, to the Class 3-A-1 and Class
          3-A-2 Certificates, pro rata, until their Class Certificate Balances have been reduced to zero.

          (iv) On each Distribution Date on or after the Senior Credit Support
     Depletion Date, notwithstanding the allocation and priority set forth above, the portion of the Pool Distribution Amount with respect to a Loan
     Group available to be distributed as principal of the Senior Certificates of the Related Group shall be distributed concurrently, as principal, on such Classes, pro rata, on the basis of their respective Class Certificate
     Balances, until the Class Certificate Balances thereof are reduced to zero.

          (v) Notwithstanding the foregoing, on each Distribution Date prior to the Senior Credit Support Depletion Date but on or after the date on which the aggregate Class Certificate Balance of the Senior Certificates of any
     Group has been reduced to zero, amounts otherwise distributable from the
     Unscheduled Principal Amounts with respect to the Related Loan Group on the
     Subordinate Certificates will be paid as principal to the remaining classes of Senior Certificates of the other Groups together with the applicable
     Senior Principal Distribution Amount in accordance with the priorities set forth for the applicable Group in clause (i), (ii) or (iii) above, provided that on such Distribution Date (a) the Total Subordinate Percentage for
     such Distribution Date is less than twice the initial Total Subordinate
     Percentage or (b) the outstanding principal balance of all Mortgage Loans
     (including, for this purpose, any Mortgage Loans in foreclosure or any REO
     Property and any Mortgage Loan for which the mortgagor has filed for bankruptcy) delinquent sixty (60) days or more (averaged over the preceding six month period), as a percentage of the aggregate Class Certificate
     Balance of the Subordinate Certificates, is greater than or equal to 50%.
     If the Senior Certificates of two Groups remain outstanding, the distributions described above will be made to the Senior Certificates of such Groups, pro rata, in proportion to the aggregate Class Certificate
     Balance of the Senior Certificates of each such Group. In addition, after giving effect to the second preceding sentence, if on any Distribution Date the aggregate Class Certificate Balance of the Senior Certificates of a
     Group is greater than the Adjusted Pool Amount of the Related Loan Group
     (any such Group, the "Undercollateralized Group" and any such excess, the
     "Undercollateralized Amount"), all amounts otherwise distributable as principal on the Subordinate Certificates pursuant to Sections
     5.02(a)(iii)(L), (J), (H), (F), (D) and (B), in that order, will be paid as principal to the Senior Certificates of the

                                      -74-

     Undercollateralized Group together with the applicable Senior Principal
     Distribution Amount in accordance with the priorities set forth for the applicable Group above under (i), (ii) or (iii) until the aggregate Class
     Certificate Balance of the Senior Certificates of the Undercollateralized
     Group equals the Adjusted Pool Amount of the Related Loan Group. Also, the
     amount of any Class Unpaid Interest Shortfalls with respect to the
     Undercollateralized Group (including any Class Unpaid Interest Shortfalls for such Distribution Date) will be paid to the Undercollateralized Group prior to the payment of any Undercollateralized Amount from amounts otherwise distributable as principal on the Subordinate Certificates pursuant to Sections 5.02(a)(iii)(L), (J), (H), (F), (D) and (B) and, in
     that order; such amount will be paid to the Senior Certificates of such
     Undercollateralized Group up to their Interest Distribution Amounts for such Distribution Date. If two Groups are Undercollateralized Groups, the
     distributions described above will be made, pro rata, in proportion to their Undercollateralized Amounts.

     (c) On each Distribution Date, Accrued Certificate Interest for each Class of Certificates for such Distribution Date shall be reduced by such Class's pro rata share, based on such Class's Interest Distribution Amount for such
Distribution Date, without taking into account the allocation made by this
Section 5.02(c), of (A) Non-Supported Interest Shortfalls, (B) on and after the
Senior Credit Support Depletion Date, any other Realized Loss on the Mortgage
Loans in the Related Loan Group allocable to interest and (C) Relief Act
Reductions incurred on the Mortgage Loans during the Prior Period.

     (d) Notwithstanding the priority and allocation contained in Section
5.02(a)(iii), if with respect to any Class of Subordinate Certificates on any
Distribution Date, (i) the aggregate of the Class Certificate Balances immediately prior to such Distribution Date of all Classes of Subordinate
Certificates which have a higher numerical Class designation than such Class, divided by (ii) the aggregate Pool Stated Principal Balance for all Loan Groups immediately prior to such Distribution Date (for each Class, the "Fractional
Interest") is less than the Original Fractional Interest for such Class, no distribution of principal in respect of clause (ii) of the Subordinate Principal
Distribution Amounts will be made to any Classes of Subordinate Certificates which have a higher numerical Class designation than such Class (the "Restricted
Classes") and the Class Certificate Balances of the Restricted Classes of
Subordinate Certificates will not be used in determining the Pro Rata Share for the Subordinate Certificates that are not Restricted Classes. If the aggregate
Class Certificate Balances of the Subordinate Certificates that are not
Restricted Classes are reduced to zero, notwithstanding the previous sentence, any funds remaining will be distributed sequentially to the Subordinate
Certificates that are Restricted Classes of such Related Group in order of their respective numerical Class designations (beginning with the Class of Subordinate
Certificates that is a Restricted Class then outstanding with the lowest numerical Class designation).

     Section 5.03. Allocation of Losses.

     (a) On or prior to each Determination Date, the Servicer shall inform the
Securities Administrator in writing with respect to each Mortgage Loan: (1)
whether any Realized Loss is a Deficient Valuation or a Debt Service Reduction,
(2) of the amount of such loss or Deficient Valuation, or of the terms of such
Debt Service Reduction and (3) of the total amount of Realized Losses on the
Mortgage Loans in each Loan Group. Based on such information, the

                                      -75-

Securities Administrator shall determine the total amount of Realized Losses on the Mortgage Loans in each Loan Group with respect to the related Distribution
Date. Realized Losses shall be allocated to the Certificates by a reduction in the Class Certificate Balances of the designated Classes pursuant to the operation of Section 5.03(b).

     (b) The Class Certificate Balance of the Class of Subordinate Certificates
then outstanding with the highest numerical Class designation shall be reduced or increased on each Distribution Date by the amount, if any, necessary such that the aggregate of the Class Certificate Balances of all outstanding Classes of Senior Certificates and Subordinate Certificates (after giving effect to the amount to be distributed as a distribution of principal on such Distribution
Date) equals the sum of the Adjusted Pool Amounts for such Distribution Date.

     After the Senior Credit Support Depletion Date, the Class Certificate
Balances of the Senior Certificates of each Group in the aggregate shall be reduced or increased on each Distribution Date by the amount, if any, necessary such that the aggregate of the Class Certificate Balances of all outstanding
Classes of Senior Certificates of such Group (after giving effect to the amount to be distributed as a distribution of principal on such Distribution Date)
equals the Adjusted Pool Amount for the Related Loan Group for such Distribution
Date.

     Any such reduction or increase shall be allocated among the Senior
Certificates of such Group based on the Class Certificate Balances immediately prior to such Distribution Date until the Class Certificate Balances thereof have been reduced to zero.

     (c) Any reduction or increase in the Class Certificate Balance of a Class of Certificates pursuant to Section 5.03(b) above shall be allocated among the
Certificates of such Class in proportion to their respective Percentage
Interests.

     (d) The calculation of the amount to be distributed as principal to any
Class of Subordinate Certificates with respect to a Distribution Date (the
"Calculated Principal Distribution") shall be made prior to the allocation of any Realized Losses for such Distribution Date; provided, however, the actual payment of principal to the Classes of Subordinate Certificates shall be made subsequent to the allocation of Realized Losses for such Distribution Date. In the event that after the allocation of Realized Losses for a Distribution Date, the Calculated Principal Distribution for a Class of Subordinate Certificates is
greater than the Class Certificate Balance of such Class, the excess shall be distributed (i) first, sequentially, to the Classes of Subordinate Certificates then outstanding (beginning with the Class of Subordinate Certificates then outstanding with the lowest numerical designation) until the respective Class
Certificate Balance of each such Class is reduced to zero and (ii) then to the
Senior Certificates of such Group, pro rata, in accordance with the priorities set forth in Section 5.02.

     (e) After the Senior Credit Support Depletion Date:

          (i) On any Distribution Date on which the Class 1-A-2 Loss Allocation
     Amount is greater than zero, the Class Certificate Balance of the Class
     1-A-2 Certificates will be reduced by the Class 1-A-2 Loss Allocation
     Amount and, notwithstanding

                                      -76-

     Section 5.03(b), the Class Certificate Balance of the Class 1-A-1
     Certificates will not be reduced by the Class 1-A-2 Loss Allocation Amount.

     Any increase in the Class Certificate Balance allocated to the Class 1-A-1
Certificates pursuant to Section 5.03(b) will instead increase the Class
Certificate Balance of the Class 1-A-2 Certificates.

          (ii) On any Distribution Date on which the Class 2-A-2 Loss Allocation
     Amount is greater than zero, the Class Certificate Balance of the Class
     2-A-2 Certificates will be reduced by the Class 2-A-2 Loss Allocation
     Amount and, notwithstanding Section 5.03(b), the Class Certificate Balance
     of the Class 2-A-1 Certificates will not be reduced by the Class 2-A-2 Loss
     Allocation Amount.

     Any increase in the Class Certificate Balance allocated to the Class 2-A-1
Certificates pursuant to Section 5.03(b) will instead increase the Class
Certificate Balance of the Class 2-A-2 Certificates.

          (iii) On any Distribution Date on which the Class 3-A-2 Loss
     Allocation Amount is greater than zero, the Class Certificate Balance of the Class 3-A-2 Certificates will be reduced by the Class 3-A-2 Loss
     Allocation Amount and, notwithstanding Section 5.03(b), the Class
     Certificate Balance of the Class 3-A-1 Certificates will not be reduced by the Class 3-A-2 Loss Allocation Amount.

     Any increase in the Class Certificate Balance allocated to the Class 3-A-1
Certificates pursuant to Section 5.03(b) will instead increase the Class
Certificate Balance of the Class 3-A-2 Certificates.

     (f) Notwithstanding any other provision of this Section 5.03, no Class
Certificate Balance of a Class will be increased on any Distribution Date such that the Class Certificate Balance of such Class exceeds its Initial Class
Certificate Balance less all distributions of principal previously distributed in respect of such Class on prior Distribution Dates.

     (g) With respect to any Distribution Date, Realized Losses allocated pursuant to this Section 5.03 will be allocated to each Uncertificated
Lower-Tier Interest as described in Section 5.02(a).

     Section 5.04. Statements to Certificateholders.

     (a) Prior to the Distribution Date in each month, based upon the information provided to the Securities Administrator on the Servicer's
Certificate delivered to the Securities Administrator pursuant to Section 4.01, the Securities Administrator shall determine the following information with respect to such Distribution Date:

          (i) the actual Distribution Date, the related Record Date and the
     Interest Accrual Period for each Class for such Distribution Date;

          (ii) for each Loan Group, the related Pool Distribution Amount;

                                      -77-

          (iii) for each Loan Group, the amount of the Pool Distribution Amount allocable to principal, separately identifying the aggregate amount of any
     Principal Prepayments, Liquidation Proceeds and other components included therein;

          (iv) for each Loan Group, the amount of the Pool Distribution Amount allocable to interest, any Class Unpaid Interest Shortfall included in such distribution and any remaining Class Unpaid Interest Shortfall after giving effect to such distribution;

          (v) if the distribution to the Holders of such Class of Certificates is less than the full amount that would be distributable to such Holders if there were sufficient funds available therefor, the amount of the shortfall and the allocation thereof as between principal and interest;

          (vi) the Class Certificate Balance of each Class of Certificates before and after giving effect to the distribution of principal on such
     Distribution Date;

          (vii) for each Loan Group, the Pool Stated Principal Balance for the preceding Distribution Date and the related Distribution Date;

          (viii) for each Loan Group, the Senior Percentage, the Senior
     Prepayment Percentage, the Subordinate Percentage and the Subordinate
     Prepayment Percentage for such Distribution Date;

          (ix) the Total Senior Percentage and the Total Subordinate Percentage
     for such Distribution Date;

          (x) the amount of the Servicing Fee paid to or retained by the
     Servicer with respect to each Loan Group and such Distribution Date and the amount of the Securities Administration Fee paid to or retained by the
     Securities Administrator with respect to each Loan Group and such
     Distribution Date;

          (xi) the Pass-Through Rate for each such Class of Certificates with respect to such Distribution Date;

          (xii) the amount of Periodic Advances included in the distribution on such Distribution Date and the aggregate amount of Periodic Advances outstanding as of the close of business on the Determination Date immediately preceding such Distribution Date;

          (xiii) for each Loan Group, the number and aggregate principal amounts of Mortgage Loans (A) delinquent (exclusive of Mortgage Loans in foreclosure or bankruptcy) 31 to 60 days, 61 to 90 days and 91 or more days, (B) in foreclosure, as of the close of business on the last day of the calendar month preceding such Distribution Date and (C) in bankruptcy, as of the close of business on the last day of the calendar month preceding such Distribution Date;

          (xiv) for each Loan Group, with respect to any Mortgage Loans that became REO Properties during the preceding calendar month, the aggregate number of such

                                      -78-

     Mortgage Loans and the aggregated Stated Principal Balance of such Mortgage
     Loans as of the close of business on the Determination Date preceding such
     Distribution Date and the date of acquisition of the REO Properties;

          (xv) for each Loan Group, the total number and principal balance of any REO Properties (and market value, if available) as of the close of business on the Determination Date preceding such Distribution Date;

          (xvi) for each Loan Group, the aggregate amount of Realized Losses incurred during the preceding calendar month;

          (xvii) for each Loan Group, the Reimbursement Amount;

          (xviii) for each Loan Group, the amount of Recoveries;

          (xix) any expenses or indemnification amounts paid by the Trust, the specific purpose of each payment and the parties to whom such payments were made;

          (xx) any material modifications, extensions or waivers to Mortgage
     Loan terms, fees, penalties or payments since the previous Distribution
     Date and cumulatively since the Cut-off Date;

          (xxi) for each Loan Group, the number and aggregate Stated Principal
     Balance of Mortgage Loans, the weighted average Mortgage Interest Rate, the weighted average remaining term, and cumulative Principal Prepayments, each as of the close of business on the last day of the calendar month preceding such Distribution Date;

          (xxii) unless such information is otherwise set forth in the Form 10-D relating to such Distribution Date and provided that the Securities
     Administrator is reasonably able to include such information in the statement, material breaches of Mortgage Loan representations and warranties of which the Securities Administrator has knowledge or has received written notice; and

          (xxiii) unless such information is otherwise set forth in the Form
     10-D relating to such Distribution Date and provided that the Securities
     Administrator is reasonably able to include such information in the statement, material breaches of any covenants under this Agreement of which the Securities Administrator has knowledge or has received written notice.

     For all purposes of this Agreement, with respect to any Mortgage Loan, delinquencies shall be determined and reported based on the so-called "MBA"
methodology for determining delinquencies on mortgage loans similar to the
Mortgage Loans. By way of example, a Mortgage Loan would be delinquent with respect to a Monthly Payment due on a Due Date if such Monthly Payment is not made by the close of business on the Mortgage Loan's next succeeding Due Date, and a Mortgage Loan would be more than 30-days delinquent with respect to such
Monthly Payment if such Monthly Payment were not made by the close of business on the Mortgage Loan's second succeeding Due Date.

                                      -79-

     (b) No later than each Distribution Date, the Securities Administrator, based upon information supplied to it on the Servicer's Certificate, shall make available to each Holder of a Certificate, each Rating Agency and the Servicer a statement setting forth the information set forth in Section 5.04(a) (a "Monthly
Statement").

     In the case of information furnished pursuant to clauses (iii) and (iv) of
Section 5.04(a), the amounts shall be expressed as a dollar amount per
Certificate with a $1,000 denomination.

     On each Distribution Date, the Securities Administrator shall prepare and make available to each Financial Market Service, in electronic or such other format and media mutually agreed upon by the Securities Administrator, the
Financial Market Service and the Depositor, the information contained in the
Servicer's Certificate described in Section 4.01 for such Distribution Date.

     The Securities Administrator will make the Monthly Statement to
Certificateholders (and, at its option, any additional files containing the same or additional information in an alternative format) available each month to
Certificateholders, and other parties to this Agreement via the Securities
Administrator's Internet website. The Securities Administrator's Internet website shall initially be located at "www.ctslink.com." Assistance in using the website can be obtained by calling the Securities Administrator's customer service desk at (301) 815-6600. Parties that are unable to use the website are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Securities Administrator shall have the right to change the way the Monthly Statements to Certificateholders are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Securities Administrator shall provide timely and adequate notification to all above parties regarding any such changes.

     Within a reasonable period of time after the end of each calendar year, the
Securities Administrator shall furnish to each Person who at any time during the calendar year was the Holder of a Certificate, if requested in writing by such
Person, a statement containing the information set forth in clauses (iii) and
(iv) of Section 5.04(a), in each case aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder.
Such obligation of the Securities Administrator shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Securities Administrator pursuant to any requirements of the
Code as from time to time in force.

     The Securities Administrator shall deliver to the Holders of Certificates any reports or information the Securities Administrator is required by this
Agreement or the Code, Treasury Regulations or REMIC Provisions to deliver to the Holders of Certificates, and the Securities Administrator shall prepare and provide to the Certificateholders (by mail, telephone, or publication as may be permitted by applicable Treasury Regulations) such other reasonable information as the Securities Administrator deems necessary or appropriate or is required by the Code, Treasury Regulations, and the REMIC Provisions including, but not limited to, (i) information to be reported to the Holder of the Residual
Certificate for quarterly notices on Schedule Q (Form 1066) (which information shall be forwarded to the Holder of the Residual Certificate by the Securities
Administrator), (ii) information to be provided to the Holders of Certificates with respect to amounts which should be included as interest and original issue

                                      -80-

discount in such Holders' gross income and (iii) information to be provided to all Holders of Certificates setting forth the percentage of each REMIC's assets, determined in accordance with Treasury Regulations using a convention, not inconsistent with Treasury Regulations, selected by the Securities Administrator in its absolute discretion, that constitute real estate assets under Section 856 of the Code, and assets described in Section 7701(a)(19)(C) of the Code;
provided, however, that in setting forth the percentage of such assets of each
REMIC, nothing contained in this Agreement, including without limitation Section
7.03 hereof, shall be interpreted to require the Securities Administrator periodically to appraise the fair market values of the assets of the Trust
Estate or to indemnify the Trust Estate or any Certificateholders from any adverse federal, state or local tax consequences associated with a change subsequently required to be made in the Depositor's initial good faith determinations of such fair market values (if subsequent determinations are required pursuant to the REMIC Provisions) made from time to time.

     Section 5.05. Tax Returns and Reports to Certificateholders.

     (a) For federal income tax purposes, each REMIC shall have a calendar year taxable year and shall maintain its books on the accrual method of accounting.

     (b) The Securities Administrator shall prepare or cause to be prepared, shall execute or cause to be executed by such Person as is required by the Code,
Treasury Regulations or state or local tax laws, regulations or rules and shall file or cause to be filed with the Internal Revenue Service and applicable state or local tax authorities income tax and information returns for each taxable year with respect to each REMIC containing such information at the times and in the manner as may be required by the Code, the Treasury Regulations or state or local tax laws, regulations, or rules, and shall furnish or cause to be furnished to each REMIC and the Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby. Within thirty (30) days of the Closing Date, the Securities Administrator shall obtain for each REMIC a taxpayer identification number on Form SS-4 and any similarly required state or local forms or as otherwise permitted by the Internal Revenue
Service, and shall furnish or cause to be furnished to the Internal Revenue
Service, on Form 8811 and any similarly required state or local forms or as otherwise required by the Code or the Treasury Regulations, the name, title, address and telephone number of the person that Holders of the Certificates may contact for tax information relating thereto, together with such additional information at the time or times and in the manner required by the Code or the
Treasury Regulations. Such federal, state, or local income tax and information returns shall be signed by the Trustee, or such other Person as may be required to sign such returns by the Code, the Treasury Regulations or state or local tax laws, regulations, or rules.

     (c) In the first federal income tax return (and any similar required state or local income tax returns) of each REMIC for its short taxable year ending
December 31, 2006, REMIC status shall be elected for such taxable year and all succeeding taxable years.

     (d) The Securities Administrator will maintain or cause to be maintained such records relating to each REMIC, including but not limited to records relating to the income, expenses, assets and liabilities of the Trust Estate, and the initial fair market value and adjusted basis of the Trust Estate property and assets determined at such intervals as may be required by the Code
or

                                      -81-

the Treasury Regulations, as may be necessary to prepare the foregoing returns, schedules, statements or information.

     Section 5.06. Tax Matters Person.

     The Tax Matters Person shall have the same duties with respect to the applicable REMIC as those of a "tax matters partner" under Subchapter C of
Chapter 63 of Subtitle F of the Code. The Holder of the Class 1-A-R Certificate
is hereby designated as the Tax Matters Person for each of the Upper-Tier REMIC and the Lower-Tier REMIC. By its acceptance of the Class 1-A-R Certificate, such
Holder irrevocably appoints the Securities Administrator as its agent to perform all of the duties of the Tax Matters Person for the Upper-Tier REMIC and the
Lower-Tier REMIC.

     Section 5.07. Rights of the Tax Matters Person in Respect of the Securities
                   Administrator.

     The Securities Administrator shall afford the Tax Matters Person, upon reasonable notice during normal business hours, access to all records maintained by the Securities Administrator in respect of its duties hereunder and access to officers of the Securities Administrator responsible for performing such duties.
Upon request, the Securities Administrator shall furnish the Tax Matters Person with its most recent report of condition published pursuant to law or to the requirements of its supervisory or examining authority publicly available. The
Securities Administrator shall make available to the Tax Matters Person such books, documents or records relating to the Securities Administrator's services hereunder as the Tax Matters Person shall reasonably request. The Tax Matters
Person shall not have any responsibility or liability for any action or failure to act by the Securities Administrator and is not obligated to supervise the performance of the Securities Administrator under this Agreement or otherwise.

     Section 5.08. REMIC Related Covenants.

     For as long as any REMIC created hereunder shall exist, the Trustee, the
Securities Administrator, the Depositor and the Servicer shall act in accordance herewith to assure continuing treatment of each REMIC created hereunder as a
REMIC and avoid the imposition of tax on each REMIC created hereunder. In particular:

     (a) Neither the Securities Administrator nor the Trustee shall create, or permit the creation of, any "interests" in any REMIC within the meaning of Code
Section 860D(a)(2) other than the interests represented by the Regular
Certificates, the Residual Certificate and the Uncertificated Lower-Tier
Interests.

     (b) Except as otherwise provided in the Code, (i) the Depositor and the
Servicer shall not contribute or allow to be contributed to the Trust Estate and the Trustee shall not accept property unless substantially all of the property held in each REMIC constitutes either "qualified mortgages" or "permitted investments" as defined in Code Sections 860G(a)(3) and (5), respectively, and
(ii) no property shall be contributed to any REMIC after the start-up day unless such contribution would not subject the Trust Estate to the 100% tax on contributions to a REMIC after the start-up day of such REMIC imposed by Code
Section 860G(d).

                                      -82-

     (c) Neither the Securities Administrator, on behalf of the Trustee, nor the
Trustee, shall accept on behalf of any REMIC any fee or other compensation for services and none of the Securities Administrator, the Trustee or the Servicer
shall knowingly accept, on behalf of the Trust Estate any income from assets other than those permitted to be held by a REMIC.

     (d) Neither the Securities Administrator, on behalf of the Trustee, nor the
Trustee, shall sell or permit the sale of all or any portion of the Mortgage
Loans (other than in accordance with Sections 2.02 and 2.04), unless such sale is pursuant to a "qualified liquidation" of the applicable REMIC as defined in
Code Section 860F(a)(4)(A) and in accordance with Article X.

     (e) The Securities Administrator shall maintain books with respect to the
Trust and each REMIC on a calendar year taxable year and on an accrual basis.

     None of the Servicer, the Securities Administrator or the Trustee shall engage in a "prohibited transaction" (as defined in Code Section 860F(a)(2)), except that, with the prior written consent of the Servicer and the Depositor, the Securities Administrator may engage in the activities otherwise prohibited by the foregoing paragraphs (b), (c) and (d); provided that the Servicer shall have delivered to the Securities Administrator an Opinion of Counsel to the
effect that such transaction will not result in the imposition of a tax on any
REMIC created hereunder and will not disqualify any such REMIC from treatment as a REMIC; and, provided further, that the Servicer shall have demonstrated to the satisfaction of the Securities Administrator that such action will not adversely affect the rights of the Holders of the Certificates and the Securities
Administrator and that such action will not adversely impact the rating of the
Certificates. None of the Servicer, the Securities Administrator or the Trustee
shall, unless the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Servicer, reasonably foreseeable, permit any modification with respect to any Mortgage Loan that would (i) change the
Mortgage Rate, defer or forgive the payment thereof of any principal or interest payments, reduce the Scheduled Principal Balance (except for actual payments of principal) or extend the final maturity date with respect to such Mortgage Loan,
(ii) affect adversely the status of any REMIC as a REMIC or (iii) cause any
REMIC to be subject to a tax on "prohibited transactions" or "contributions"
pursuant to the REMIC Provisions. Further, none of the Servicer, the Securities
Administrator or the Trustee shall permit any modification with respect to any
Mortgage Loan that would both (x) effect an exchange or reissuance of such
Mortgage Loan under Section 1.860G-2(b) of the Treasury regulations and (y)
cause any REMIC constituting part of the Trust Estate to fail to qualify as a
REMIC under the Code or the imposition of any tax on "prohibited transactions"
or "contributions" after the Startup Day under the REMIC Provisions.

     Section 5.09. Servicer, Securities Administrator and Trustee
                   Indemnification.

     In the event that any REMIC created hereunder fails to qualify as a REMIC, loses its status as a REMIC, or incurs federal, state or local taxes as a result of a prohibited transaction or prohibited contribution under the REMIC
Provisions due solely to (i) the negligent performance by the Trustee of its duties and obligations set forth herein or (ii) any state, local or franchise taxes imposed upon the Trust Estate as a result of the location of the Trustee or any co-trustee, the Trustee shall indemnify the Trust Estate against any and all losses, claims, damages, liabilities or expenses ("Losses") resulting from such negligence, including, without limitation,

                                      -83-

any reasonable attorneys' fees imposed on or incurred as a result of a breach of the Trustee's or any co-trustee's covenants.

     In the event that any REMIC created hereunder fails to qualify as a REMIC, loses its status as a REMIC, or incurs federal, state or local taxes as a result of a prohibited transaction or prohibited contribution under the REMIC
Provisions due solely to (i) the negligent performance by the Servicer of its duties and obligations set forth herein or (ii) any state, local or franchise taxes imposed upon the Trust Estate as a result of the location of the Servicer, the Servicer shall indemnify the Trust Estate against any and all Losses resulting from such negligence, including, without limitation, any reasonable attorneys' fees imposed on or incurred as a result of a breach of the Servicer's covenants.

     In the event that any REMIC created hereunder fails to qualify as a REMIC, loses its status as a REMIC, or incurs federal, state or local taxes as a result of a prohibited transaction or prohibited contribution under the REMIC
Provisions due solely to (i) the negligent performance by the Securities
Administrator of its duties and obligations set forth herein or (ii) any state, local or franchise taxes imposed upon the Trust Estate as a result of the location of the Securities Administrator, the Securities Administrator shall indemnify the Trust Estate against any and all Losses resulting from such negligence, including, without limitation, any reasonable attorneys' fees imposed on or incurred as a result of a breach of the Securities Administrator's covenants.

                                   ARTICLE VI

                                THE CERTIFICATES

     Section 6.01. The Certificates.

     The Classes of Senior Certificates and the Subordinate Certificates shall be substantially in the forms set forth in Exhibits A-1A1, A-1A2, A-1AR, A-2A1,
A-2A2, A-3A1, A-3A2, B-B1, B-B2, B-B3, B-B4, B-B5, B-B6 and C (reverse of all
Certificates) and shall, on original issue, be executed by the Securities
Administrator and shall be authenticated and delivered by the Securities
Administrator to or upon the order of the Depositor upon receipt by the Trustee
(or a Custodian on its behalf) of the documents specified in Section 2.01. The
Classes of Certificates shall be available to investors in minimum denominations of initial Certificate Balance and integral multiples in excess thereof set forth in the Preliminary Statement. The Senior Certificates (other than the
Class 1-A-R Certificate) and the Class B-1, Class B-2 and Class B-3 Certificates
shall initially be issued in book-entry form through the Depository and delivered to the Depository or, pursuant to the Depository's instructions on behalf of the Depository to, and deposited with, the Certificate Custodian, and all other Classes of Certificates shall initially be issued in definitive, fully-registered form.

     The Certificates shall be executed by manual or facsimile signature on behalf of the Securities Administrator by an authorized officer or signatory.
Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Securities Administrator shall bind the Securities Administrator, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the execution and delivery of such Certificates or did not hold such offices or

                                      -84-

positions at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless such
Certificate shall have been manually authenticated by the Securities
Administrator substantially in the form provided for herein, and such authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

     Section 6.02. Registration of Transfer and Exchange of Certificates.

     (a) The Securities Administrator shall cause to be kept at an office or agency in the city in which the Corporate Trust Office of the Securities
Administrator is located a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Securities Administrator shall provide for the registration of Certificates and of transfers and exchanges of
Certificates as herein provided. The Securities Administrator shall initially serve as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

     (b) At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized denominations of a like Class, tenor and aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Securities Administrator shall execute and the
Securities Administrator shall authenticate and deliver the Certificates that the Certificateholder making the exchange is entitled to receive. Every
Certificate presented or surrendered for transfer or exchange shall (if so required by the Securities Administrator or the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator and the Certificate Registrar duly executed by, the Holder thereof or its attorney duly authorized in writing.

     (c) (i) Except as provided in paragraph (c)(iii) below, the Book-Entry
Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (A) registration of the Book-Entry Certificates may not be transferred by the Securities Administrator except to another
Depository; (B) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such
Book-Entry Certificates; (C) ownership and transfers of registration of the
Book-Entry Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (D) the Depository may collect its usual and customary fees, charges and expenses from its Depository
Participants; (E) the Securities Administrator shall deal with the Depository as the representative of the Certificate Owners of the Book-Entry Certificates for
purposes of exercising the rights of Holders under this Agreement, and requests and directions for and votes of the Depository shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and
(F) the Securities Administrator may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its
Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

                                      -85-

          (ii) All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the
     Depository Participant or brokerage firm representing such Certificate
     Owner. Each Depository Participant shall only transfer Book-Entry
     Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

          (iii) If the Depository advises the Securities Administrator in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository, and the Securities
     Administrator or the Depositor is unable to locate a qualified successor, the Securities Administrator shall notify all Certificate Owners, through the Depository, of the occurrence of such event and of the availability of definitive, fully-registered Certificates (the "Definitive Certificates")
     to Certificate Owners requesting the same. Upon surrender to the Securities
     Administrator of the related Class of Certificates by the Depository (or by the Certificate Custodian, if it holds such Class on behalf of the
     Depository), accompanied by the instructions from the Depository for registration, the Securities Administrator shall issue the Definitive
     Certificates. None of the Servicer, the Depositor, the Securities
     Administrator or the Trustee shall be liable for any delay in delivery of such instruction and may conclusively rely on, and shall be protected in relying on, such instructions. The Depositor shall provide the Securities
     Administrator with an adequate inventory of certificates to facilitate the issuance and transfer of Definitive Certificates. Upon the issuance of
     Definitive Certificates, the Securities Administrator shall recognize the
     Holders of the Definitive Certificates as Certificateholders hereunder.

     (d) No transfer of a Private Certificate shall be made unless such transfer is exempt from the registration requirements of the 1933 Act and any applicable state securities laws or is made in accordance with the 1933 Act and such laws.
In the event of any such transfer, (i) unless such transfer is made in reliance on Rule 144A under the 1933 Act, the Securities Administrator or the Depositor
may require a written Opinion of Counsel (which may be in-house counsel)
acceptable to and in form and substance reasonably satisfactory to the
Securities Administrator and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the 1933
Act and such laws, which Opinion of Counsel shall not be an expense of the
Securities Administrator or the Depositor and (ii) the Securities Administrator
shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached hereto as Exhibit G-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached hereto either as Exhibit G-2A or as Exhibit G-2B, which certificates shall not be an expense of the Securities Administrator or the
Depositor; provided that the foregoing requirements under clauses (i) and (ii)
shall not apply to a transfer of a Private Certificate between or among the
Depositor, the Sponsor, their affiliates or both. The Depositor shall provide to any Holder of a Private Certificate and any prospective transferees designated by any such Holder, information regarding the related Certificates and the
Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such certificate without registration thereof under the 1933 Act pursuant to the registration exemption provided by Rule 144A. The Holder of a Private
Certificate desiring to effect such transfer shall, and does hereby agree to,

                                      -86-

indemnify the Securities Administrator and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

     (e) No transfer of an ERISA Restricted Certificate shall be made unless the transferee delivers to the Securities Administrator either (i) a representation letter substantially in the form of Exhibit H from the transferee of such
Certificate, which representation letter shall not be an expense of the
Depositor, the Trustee, the Securities Administrator or the Servicer, or (ii) in
the case of any ERISA Restricted Certificate (other than a Class 1-A-R
Certificate) presented for registration in the name of an employee benefit plan or arrangement, including an individual retirement account, subject to ERISA, the Code, or any federal, state or local law ("Similar Law") which is similar to
ERISA or the Code (collectively, a "Plan"), or a trustee or custodian of any of the foregoing, an Opinion of Counsel in form and substance satisfactory to the
Securities Administrator to the effect that the purchase or holding of such
ERISA Restricted Certificate by or on behalf of such Plan will not constitute or result in a non-exempt prohibited transaction within the meaning of ERISA,
Section 4975 of the Code or Similar Law and will not subject the Trustee, the
Depositor, the Securities Administrator or the Servicer to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Depositor, the Trustee, the Securities Administrator or
the Servicer. Any transferee of an ERISA Restricted Certificate that does not comply with either clause (i) or (ii) of the preceding sentence will be deemed to have made one of the representations set forth in Exhibit H. For purposes of clause (i) of the second preceding sentence, such representation shall be deemed to have been made to the Certificate Registrar by the acceptance by a
Certificate Owner of a Book-Entry Certificate of the beneficial interest in any such Class of ERISA-Restricted Certificates, unless the Certificate Registrar shall have received from the transferee an alternative representation or an
Opinion of Counsel acceptable in form and substance to the Depositor.
Notwithstanding anything else to the contrary herein, any purported transfer of an ERISA Restricted Certificate to or on behalf of a Plan without the delivery to the Securities Administrator of an Opinion of Counsel satisfactory to the
Securities Administrator as described above shall be void and of no effect.

     Neither the Securities Administrator nor the Certificate Registrar shall have any liability for transfers of Book-Entry Certificates made through the book-entry facilities of the Depository or between or among any Depository
Participants or Certificate Owners, made in violation of applicable restrictions. The Securities Administrator may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its
Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and Persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

     To the extent permitted under applicable law (including, but not limited to, ERISA), the Securities Administrator shall be under no liability to any
Person for any registration of transfer of any ERISA Restricted Certificate that is in fact not permitted by this Section 6.02 or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Securities Administrator in accordance with the foregoing requirements.

                                      -87-

     (f) Each Person who has or who acquires any Ownership Interest in a
Residual Certificate shall be deemed by the acceptance or acquisition of such
Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Residual
Certificate are expressly subject to the following provisions:

          (i) Each Person holding or acquiring any Ownership Interest in a
     Residual Certificate shall be a Permitted Transferee and shall promptly notify the Securities Administrator of any change or impending change in its status as a Permitted Transferee.

          (ii) No Person shall acquire an Ownership Interest in a Residual
     Certificate unless such Ownership Interest is a pro rata undivided interest.

          (iii) In connection with any proposed transfer of any Ownership
     Interest in a Residual Certificate, the Securities Administrator shall require delivery to it, in form and substance satisfactory to it, of an affidavit substantially in the form of Exhibit I hereto from the proposed transferee.

          (iv) Notwithstanding the delivery of an affidavit by a proposed transferee under clause (iii) above, if a Responsible Officer of the
     Securities Administrator has actual knowledge that the proposed transferee is not a Permitted Transferee, no transfer of any Ownership Interest in a
     Residual Certificate to such proposed transferee shall be effected.

          (v) No Ownership Interest in a Residual Certificate may be purchased by or transferred to any Person that is not a U.S. Person, unless (A) such
     Person holds such Residual Certificate in connection with the conduct of a trade or business within the United States and furnishes the transferor and the Securities Administrator with an effective Internal Revenue Service
     Form W-8ECI (or successor thereto) or (B) the transferee delivers to both the transferor and the Securities Administrator an Opinion of Counsel from a nationally-recognized tax counsel to the effect that such transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of a Residual Certificate will not be disregarded for federal income tax purposes.

          (vi) Any attempted or purported transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section 6.02 shall be absolutely null and void and shall vest no rights in the purported transferee. If any purported transferee shall, in violation of the provisions of this Section 6.02, become a Holder of a Residual Certificate, then the prior Holder of such Residual Certificate that is a Permitted
     Transferee shall, upon discovery that the registration of transfer of such
     Residual Certificate was not in fact permitted by this Section 6.02, be restored to all rights as Holder thereof retroactive to the date of registration of transfer of such Residual Certificate. The Securities
     Administrator shall be under no liability to any Person for any registration of transfer of a Residual Certificate that is in fact not permitted by this Section 6.02 or for making any distributions due on such
     Residual Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of the Agreement so long as the transfer was registered in accordance with this

                                      -88-

     Section 6.02. The Securities Administrator shall be entitled to recover from any Holder of a Residual Certificate that was in fact not a Permitted
     Transferee at the time such distributions were made all distributions made on such Residual Certificate. Any such distributions so recovered by the
     Securities Administrator shall be distributed and delivered by the
     Securities Administrator to the prior Holder of such Residual Certificate that is a Permitted Transferee.

          (vii) If any Person other than a Permitted Transferee acquires any
     Ownership Interest in a Residual Certificate in violation of the restrictions in this Section 6.02, then the Securities Administrator, based on information provided to the Securities Administrator by the Servicer, will provide to the Internal Revenue Service, and to the Persons specified in Section 860E(e)(3) and (6) of the Code, information needed to compute the tax imposed under Section 860E(e) of the Code on transfers of residual interests to disqualified organizations. The expenses of the Securities
     Administrator under this clause (vii) shall be reimbursable by the Trust.

          (viii) No Ownership Interest in a Residual Certificate shall be acquired by a Plan or any Person acting on behalf of a Plan.

     (g) No service charge shall be imposed for any transfer or exchange of
Certificates of any Class, but the Securities Administrator may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     (h) All Certificates surrendered for transfer and exchange shall be destroyed by the Certificate Registrar.

     Section 6.03. Mutilated, Destroyed, Lost or Stolen Certificates.

     If (a) any mutilated Certificate is surrendered to the Certificate
Registrar or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (b) there is delivered to the Securities Administrator, the Trustee, the Depositor and the Certificate
Registrar such security or indemnity reasonably satisfactory to each, to save each of them harmless, then, in the absence of actual notice to the Securities
Administrator or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Securities Administrator shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor, Class and Percentage Interest but bearing a number not contemporaneously outstanding.
Upon the issuance of any new Certificate under this Section, the Securities
Administrator may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Securities Administrator and the Certificate Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

                                      -89-

     Section 6.04. Persons Deemed Owners.

     Prior to due presentation of a Certificate for registration of transfer, the Depositor, the Servicer, the Trustee, the Securities Administrator, the
Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee, the Securities Administrator or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 5.01 and for all other purposes whatsoever, and none of the Depositor, the Servicer, the Trustee, the Securities Administrator, the Certificate Registrar or any agent of the
Depositor, the Servicer, the Trustee, the Securities Administrator or the
Certificate Registrar shall be affected by notice to the contrary.

                                   ARTICLE VII

                         THE DEPOSITOR AND THE SERVICER

     Section 7.01. Respective Liabilities of the Depositor and the Servicer.

     The Depositor and the Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by the Depositor and the Servicer herein. By way of illustration and not limitation, the Depositor is not liable for the servicing and administration of the Mortgage Loans, nor is it obligated by Section 8.01 to assume any obligations of the Servicer or to appoint a designee to assume such obligations, nor is it liable for any other obligation hereunder that it may, but is not obligated to, assume unless it elects to assume such obligation in accordance herewith.

     Section 7.02. Merger or Consolidation of the Depositor or the Servicer.

     The Depositor and the Servicer will each keep in full effect its existence, rights and franchises as a separate entity under the laws governing its organization, and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

     Any Person into which the Depositor or the Servicer may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Depositor or the Servicer shall be a party, or any Person succeeding to the business of the Depositor or the Servicer, shall be the successor of the
Depositor or the Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Servicer shall be qualified to service mortgage loans on behalf of FNMA or FHLMC.

     In connection with the succession to the Servicer under this Agreement by any Person (i) into which the Servicer may be merged or consolidated or (ii)
which may be appointed as a successor to the Servicer, the Servicer shall notify the Depositor of such succession or appointment and shall furnish to the
Depositor and the Securities Administrator in writing and in form and substance reasonably satisfactory to the Depositor and the Securities Administrator, all

                                      -90-

information reasonably necessary for the Securities Administrator to accurately and timely report, pursuant to Section 3.22(d), the event under Item 6.02 of
Form 8-K pursuant to the Exchange Act (if such reports under the Exchange Act are required to be filed under the Exchange Act).

     Section 7.03. Limitation on Liability of the Depositor, the Servicer and
                   Others.

     None of the Depositor, the Servicer or any of the directors, officers, employees or agents of the Depositor or of the Servicer shall be under any liability to the Trust Estate or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this
Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Servicer or any such Person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor, the Servicer and any director, officer, employee or agent of the Depositor or the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Servicer and any director, officer, employee or agent of the Depositor or of the Servicer shall be indemnified by the Trust Estate and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this
Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. Neither of the Depositor nor the Servicer shall be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective duties under this Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the
Depositor or the Servicer may in its discretion undertake any such action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the
Trust Estate (except any expenses, costs or liabilities incurred as a result of any breach of representations or warranties of the related party or by reason of willful misfeasance, bad faith or gross negligence in the performance of duties of such party hereunder or by reason of reckless disregard of obligations and duties of such party hereunder), and the Depositor and the Servicer shall each be entitled to be reimbursed therefor out of amounts attributable to the
Mortgage Loans on deposit in the Servicer Custodial Account as provided by
Section 3.11.

     Section 7.04. Depositor and Servicer Not to Resign.

     Subject to the provisions of Section 7.02, neither the Depositor nor the
Servicer shall resign from its respective obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination permitting the resignation of the Depositor or the Servicer shall be evidenced by an Opinion of
Counsel to such effect delivered to the Securities Administrator. No such resignation by the

                                      -91-

Servicer shall become effective until the Securities Administrator or a successor Servicer shall have assumed the Servicer's responsibilities and obligations in accordance with Section 8.05 hereof.

                                  ARTICLE VIII

                                     DEFAULT

     Section 8.01. Events of Default.

     If any one of the following events ("Events of Default") shall occur and be continuing:

     (a) any failure by the Servicer to remit amounts to the Securities
Administrator for deposit in the Certificate Account which continues unremedied for a period of two (2) Business Days after the date upon which written notice of such failure, requires the same to be remedied, shall have been given to the
Servicer by the Securities Administrator; or

     (b) failure on the part of the Servicer duly to observe or perform in any material respect any other covenants or agreements of the Servicer set forth in the Certificates or in this Agreement, which covenants and agreements continue unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, the Securities Administrator or the Depositor,
or to the Servicer, the Depositor, the Securities Administrator and the Trustee
by the Holders of Certificates evidencing Voting Rights aggregating not less than 25% of all Certificates affected thereby; or

     (c) the entry of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings against the
Servicer, or for the winding up or liquidation of the Servicer's affairs, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days; or

     (d) the consent by the Servicer to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to substantially all of its property; or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

     (e) failure by the Servicer to duly perform, within the required time period, its obligations under Section 3.20, Section 3.21 or Section 3.22; or

     (f) failure by the Servicer to make a Periodic Advance required to be made by it pursuant to Section 3.19 which failure continues unremedied at 3:00 P.M.
New York time on the Business Day prior to the related Distribution Date.

                                      -92-

then, (i) in the case of an Event of Default described in clauses (a) through
(e) hereof, so long as such Event of Default is actually known by a Responsible
Officer of the Trustee and shall not have been remedied by the Servicer, either the Trustee or the Depositor may, and at the direction of the Holders of
Certificates evidencing Voting Rights aggregating not less than 51% of all
Certificates affected thereby shall, by notice then given in writing to the
Servicer (and to the Trustee and the Securities Administrator, if given by the
Depositor, and to the Depositor, if given by the Trustee or the Securities
Administrator), terminate all of the rights and obligations of the Servicer under this Agreement; and (ii) in the case of an Event of Default described in clause (f) hereof, so long as such event is known by a Responsible Officer of the Trustee, the Trustee shall, by notice to the Servicer and the Securities
Administrator, terminate all of the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans and proceeds thereof (other than the Servicer's right to recovery of the aggregate Servicing Fees due prior to the date of termination and other right to recovery of the aggregate Servicing
Fees due prior to the date of termination and other expenses and amounts advanced pursuant to the terms of this Agreement, which rights the Servicer will retain under all circumstances) and the Trustee or a successor Servicer appointed pursuant to Section 8.05 shall make the Periodic Advance which the
Servicer failed to make. On or after the receipt by the Servicer of such written notice and subject to Section 8.05, all authority and power of the Servicer under this Agreement, whether with respect to the Certificates or the Mortgage
Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section 8.01 and Section 8.05, unless and until such time as the
Trustee shall appoint a successor Servicer pursuant to Section 8.05, and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Mortgage
Loans and related documents, or otherwise, including, without limitation, the recordation of the assignments of the Mortgage Loans to it. The Servicer agrees to cooperate with the Trustee in effecting the termination of the responsibilities and rights of the Servicer hereunder, including, without limitation, the transfer to the Trustee for the administration by it of all cash amounts that have been deposited by the Servicer in the Servicer Custodial
Account or thereafter received by the Servicer with respect to the Mortgage
Loans. Upon obtaining notice or knowledge of the occurrence of any Event of
Default, the Person obtaining such notice or knowledge shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and to each Rating Agency. All costs and expenses
(including attorneys' fees) incurred in connection with transferring the
Mortgage Files to the successor Servicer and amending this Agreement to reflect such succession as Servicer pursuant to this Section 8.01 shall be paid by the predecessor Servicer (unless the predecessor Servicer is the Trustee, in which event the previous Servicer shall be responsible for payment of such costs and expenses so long as the transfer of servicing is not the result of an Event of
Default on the part of the Trustee in its capacity as the predecessor Servicer).
Notwithstanding the termination of the Servicer pursuant hereto, the Servicer shall remain liable for any causes of action arising out of any Event of Default occurring prior to such termination, subject to the terms and conditions of this
Agreement.

     Section 8.02. Remedies of Trustee.

     During the continuance of any Event of Default, so long as such Event of
Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 8.01, shall have the right, in its own name as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the

                                      -93-

interests, and enforce the rights and remedies, of the Certificateholders
(including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

     Section 8.03. Directions by Certificateholders and Duties of Trustee During
                   Event of Default.

     During the continuance of any Event of Default, Holders of Certificates evidencing Voting Rights aggregating not less than 25% (or such other percentage as may be required herein) of each Class of Certificates affected thereby may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the
Trustee under this Agreement; provided, however, that the Trustee shall be under no obligation to pursue any such remedy, or to exercise any of the trusts or powers vested in it by this Agreement (including, without limitation, (a) the conducting or defending of any administrative action or litigation hereunder or in relation hereto, and (b) the terminating of the Servicer or any successor
Servicer from its rights and duties as servicer hereunder) at the request, order or direction of any of the Certificateholders, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby and, provided further, that, subject to the provisions of Section
9.01, the Trustee shall have the right to decline to follow any such direction if the Trustee, based upon an Opinion of Counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith determines that the action or proceeding so directed would subject the Trustee to a risk of personal liability or be unjustly prejudicial to the non-assenting
Certificateholders.

     Section 8.04. Action upon Certain Failures of the Servicer and upon Event of Default.

     In the event that a Responsible Officer of the Trustee or the Securities
Administrator shall have actual knowledge of any failure of the Servicer specified in Section 8.01(a) or (b) which would become an Event of Default upon such Servicer's failure to remedy the same after notice, the Trustee or the
Securities Administrator, as the case may be, shall give notice thereof to the
Servicer. If a Responsible Officer of the Trustee or the Securities
Administrator shall have knowledge of an Event of Default, the Trustee or the
Securities Administrator, as the case may be, shall give prompt written notice thereof to the Certificateholders in accordance with Section 8.01.

     Section 8.05. Trustee to Act; Appointment of Successor.

     (a) Within ninety (90) days of the time the Servicer receives a notice of termination pursuant to Section 8.01, the Trustee (or other named successor)
shall, subject to Section 3.07, be the successor in all respects to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof

                                      -94-

and thereof, as applicable, or shall appoint a successor pursuant to Section
3.07. Notwithstanding the foregoing, (i) the parties hereto agree that the
Trustee, in its capacity as successor Servicer, immediately will assume all of the obligations of the Servicer to make Advances under this Agreement, (ii) the
Trustee, in its capacity as successor Servicer, shall not be responsible for the lack of information and/or documents that it cannot obtain through reasonable efforts and (iii) under no circumstances shall any provision of this Agreement be construed to require the Trustee (a) acting in its capacity as successor to the Servicer in its obligation to make advances (including Advances pursuant to
Section 3.19) to advance, expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder if it shall have reasonable grounds for believing that such funds are non-recoverable, (b) to be liable for any losses of the Servicer or any acts or omissions of the predecessor Servicer hereunder, (c) to be obligated to make Advances if it is prohibited from doing so by applicable law, (d) to be obligated to effectuate repurchases or substitutions of the Mortgage Loans hereunder or (e) to be obligated to perform any obligation of the Servicer under Section 3.20, Section
3.21 or Section 3.22 with respect to any period of time during which the Trustee was not the Servicer. Subject to Section 8.05(b), as compensation therefor, the
Trustee shall be entitled to such compensation as the terminated Servicer would have been entitled to hereunder if no such notice of termination had been given, except for those amounts due to the Servicer as reimbursement for Advances previously made or amounts previously expended and are otherwise reimbursable hereunder. Notwithstanding the above, the Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution having a net worth of not less than $10,000,000 as the successor to the terminated Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder;
provided, however, that any such institution appointed as successor Servicer shall not, as evidenced in writing by each Rating Agency, adversely affect the then current rating of any Class of Certificates immediately prior to the termination of the terminated Servicer. The appointment of a successor Servicer shall not affect any liability of the predecessor Servicer which may have arisen under this Agreement prior to its termination as Servicer, nor shall any successor Servicer be liable for any acts or omissions of the predecessor
Servicer or for any breach by the Servicer of any of its representations or warranties contained herein or in any related document or agreement. Pending appointment of a successor to the terminated Servicer hereunder, unless the
Trustee is prohibited by law from so acting, the Trustee shall act in such capacity as provided above. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. All Servicing Transfer Costs shall be paid by the predecessor
Servicer (unless the predecessor Servicer is the Trustee, in which event the previous Servicer shall be responsible for payment of such costs and expenses so long as the transfer of servicing is not the result of an Event of Default on the part of the Trustee in its capacity as the predecessor Servicer) upon presentation of reasonable documentation of such costs, and if such predecessor
Servicer defaults in its obligation to pay such costs, such costs shall be paid by the successor Servicer or the Trustee (in which case the successor Servicer or the Trustee shall be entitled to reimbursement therefor from the assets of the Trust).

     (b) In connection with the appointment of a successor Servicer or the assumption of the duties of the Servicer, as specified in Section 8.05(a), the
Trustee may make such arrangements for the compensation of such successor as it and such successor shall agree, not to exceed the Servicer compensation hereunder.

                                      -95-

     (c) Any successor, including the Trustee, to the Servicer as servicer shall during the term of its service as servicer maintain in force (i) a policy or policies of insurance covering errors and omissions in the performance of its obligations as servicer hereunder and (ii) a fidelity bond in respect of its officers, employees and agents to the same extent as the Servicer is so required pursuant to Section 3.03.

     Section 8.06. Notification to Certificateholders.

     Upon any termination or appointment of a successor to the Servicer pursuant to this Article VIII, the Securities Administrator shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and to each Rating Agency.

                                   ARTICLE IX

                  THE TRUSTEE AND THE SECURITIES ADMINISTRATOR

     Section 9.01. Duties of Trustee and Securities Administrator.

     (a) The Trustee and the Securities Administrator, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, each undertake to perform such duties and only such duties as are specifically set forth in this Agreement as duties of the Trustee and the Securities Administrator, respectively. In case an Event of Default has occurred of which a Responsible Officer of the Trustee shall have actual knowledge (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a reasonably prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs. In case an Event of Default has occurred of which a Responsible Officer of the Securities Administrator shall have actual knowledge (which has not been cured or waived), the Securities Administrator shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a reasonably prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs.

     The Trustee and the Securities Administrator, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee and the Securities Administrator which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement; provided, however, that neither the Trustee nor the Securities Administrator shall be responsible for the accuracy of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Servicer or the Depositor hereunder.

     (b) No provision of this Agreement shall be construed to relieve the
Trustee or the Securities Administrator from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misfeasance; provided, however, that:

                                      -96-

          (i) Prior to the occurrence of an Event of Default, and after the curing or waiver of all such Events of Default which may have occurred, the duties and obligations of the Trustee and the Securities Administrator shall be determined solely by the express provisions of this Agreement, the
     Trustee and the Securities Administrator shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this
     Agreement against the Trustee and the Securities Administrator and, in the
     absence of bad faith on the part of the Trustee and the Securities
     Administrator, the Trustee and the Securities Administrator may
     conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and the Securities Administrator by the Depositor or the
     Servicer and which on their face, do not contradict the requirements of this Agreement;

          (ii) The Trustee and the Securities Administrator shall not be personally liable for an error of judgment made in good faith by a
     Responsible Officer or Responsible Officers of the Trustee or the
     Securities Administrator, as the case may be, unless it shall be proved that such party was grossly negligent in ascertaining the pertinent facts;

          (iii) The Trustee and the Securities Administrator shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of
     Certificateholders as provided in Section 8.03;

          (iv) The Trustee shall not be charged with knowledge of any default or
     Event of Default under Section 8.01 unless a Responsible Officer of the
     Trustee obtains actual knowledge of such default or Event of Default or any
     Responsible Officer of the Trustee receives written notice of such default or Event of Default at its Corporate Trust Office from the Servicer, the
     Depositor, the Securities Administrator or any Certificateholder. The
     Securities Administrator shall not be charged with knowledge of any default or Event of Default under Section 8.01 unless a Responsible Officer of the
     Securities Administrator obtains actual knowledge of such default or Event of Default or any Responsible Officer of the Securities Administrator
     receives written notice of such default or Event of Default at its
     Corporate Trust Office from the Servicer, the Depositor, the Trustee or any
     Certificateholder; and (v) Except to the extent provided in Section 8.05, no provision in this Agreement shall require the Trustee or the Securities
     Administrator to expend or risk its own funds or otherwise incur any personal financial liability in the performance of any of its duties as
     Trustee or Securities Administrator hereunder, or in the exercise of any of its rights or powers, if the Trustee or the Securities Administrator shall have reasonable grounds for believing that repayment of funds or adequate indemnity or security satisfactory to it against such risk or liability is not reasonably assured to it.

     (c) Subject to the conditions set forth in this Section 9.01(c), the
Securities Administrator is permitted to utilize one or more Subcontractors to perform certain of its obligations hereunder. The Securities Administrator shall promptly upon request provide to the Depositor a written description (in form and substance satisfactory to the Depositor) of the role and function of each
Subcontractor utilized by the Securities Administrator, specifying (i) the

                                      -97-

identity of each such Subcontractor that is a Servicing Function Participant and
(ii) which elements of the Servicing Criteria will be addressed in Assessments of Compliance provided by each Servicing Function Participant. As a condition to the utilization by the Securities Administrator of any Servicing Function
Participant, the Securities Administrator shall cause any such Servicing
Function Participant for the benefit of the Depositor to comply with the provisions of Section 3.21 of this Agreement to the same extent as if such
Servicing Function Participant were the Securities Administrator. The Securities
Administrator shall be responsible for obtaining from each such Servicing
Function Participant and delivering to the applicable Persons any Assessment of
Compliance and related Attestation Report required to be delivered by such
Servicing Function Participant under Section 3.21, in each case as and when required to be delivered.

     Notwithstanding the foregoing, if the Securities Administrator engages a
Subcontractor in connection with the performance of any of its duties under this
Agreement, the Securities Administrator shall be responsible for determining whether such Subcontractor is an Additional Servicer.

     The Securities Administrator shall indemnify the Depositor, the Sponsor, the Trustee, the Custodian, the Servicer and any of their respective directors, officers, employees or agents and hold them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that any of them may sustain in any way related to a breach of the Securities
Administrator's obligation set forth in the preceding paragraph or the failure of the Securities Administrator to perform any of its obligations under Section
3.20, Section 3.21, Section 3.22 or this Section 9.01(c).

     Section 9.02. Certain Matters Affecting the Trustee and the Securities
                   Administrator.

     Except as otherwise provided in Section 9.01:

     (a) The Trustee and the Securities Administrator may request and rely upon and shall be protected in acting or refraining from acting upon any resolution,
Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the manner of obtaining consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to the reasonable regulations as the
Trustee and the Securities Administrator, as applicable, may prescribe;

     (b) The Trustee and the Securities Administrator may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

     (c) Neither the Trustee nor the Securities Administrator shall be under any obligation to exercise any of the trusts or powers vested in it by this
Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of

                                      -98-

the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee or the Securities
Administrator, as the case may be, reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby; however, subject to Section 9.01(b)(v), nothing contained herein shall relieve the Trustee or the Securities Administrator of the obligation, upon the occurrence of an Event of Default (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs;

     (d) Neither the Trustee nor the Securities Administrator shall be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

     (e) Prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all Events of Default which may have occurred, neither the
Trustee nor the Securities Administrator shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of Certificates of any Class evidencing, as to such Class, Percentage
Interests, aggregating not less than 50%; provided, however, that if the payment within a reasonable time to the Trustee or the Securities Administrator of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee or the Securities Administrator, as the case may be, not reasonably assured to the Trustee or the Securities
Administrator, as applicable, by the security afforded to it by the terms of this Agreement, the Trustee or the Securities Administrator, as the case may be, may require reasonable indemnity or security satisfactory to it against such expense or liability or payment of such estimated expenses as a condition to so proceeding;

     (f) The Trustee and the Securities Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, accountants, custodian or independent contractor;
and

     (g) The right of the Trustee or the Securities Administrator to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and neither the Trustee nor the Securities Administrator shall be answerable for other than its gross negligence or willful misconduct in the performance of any such act.

     Section 9.03. Neither Trustee nor Securities Administrator Liable for
                   Certificates or Mortgage Loans.

     The recitals contained herein and in the Certificates (other than the execution of, and the authentication on the Certificates) shall be taken as the statements of the Depositor or the Servicer, as applicable, and neither the
Trustee nor the Securities Administrator assumes responsibility for their correctness. Neither the Trustee nor the Securities Administrator makes any representations as to the validity or sufficiency of this Agreement or of the
Certificates or any Mortgage Loans save that the Trustee and the Securities
Administrator represent that, assuming due execution and delivery by the other parties hereto, this Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject, as to enforcement of remedies, to applicable insolvency, receivership, moratorium and other laws affecting the rights of creditors generally, and to general principles of equity and the discretion of the court (regardless of

                                      -99-

whether enforcement of such remedies is considered in a proceeding in equity or at law). Neither the Trustee nor the Securities Administrator shall be accountable for the use or application by the Depositor of funds paid to the
Depositor in consideration of the assignment of the Mortgage Loans hereunder by the Depositor, or for the use or application of any funds paid to Subservicers or the Servicer in respect of the Mortgage Loans or deposited into the Servicer
Custodial Account, or any other account hereunder (other than the Certificate
Account) by the Servicer.

     Neither the Trustee nor the Securities Administrator shall at any time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage or any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority or for or with respect to the sufficiency of the Trust or its ability to generate the payments to be distributed to Certificateholders under this
Agreement, including, without limitation: the existence, condition and ownership of any Mortgaged Property; the existence and enforceability of any hazard insurance thereon (other than if the Trustee shall assume the duties of the
Servicer pursuant to Section 8.05 and thereupon only for the acts or omissions of the Trustee as the successor Servicer); the validity of the assignment of any
Mortgage Loan to the Trustee or of any intervening assignment; the completeness of any Mortgage Loan; the performance or enforcement of any Mortgage Loan (other than if the Trustee shall assume the duties of the Servicer pursuant to Section
8.05 and thereupon only for the acts or omissions of the Trustee as successor
Servicer); the compliance by the Depositor or the Servicer with any warranty or representation made under this Agreement or in any related document or the accuracy of any such warranty or representation; any investment of monies by or at the direction of the Servicer or any loss resulting therefrom, it being understood that the Trustee and the Securities Administrator shall remain responsible for any Trust property that it may hold in its individual capacity;
the acts or omissions of any of the Depositor, the Servicer (other than if the
Trustee shall assume the duties of the Servicer pursuant to Section 8.05 and thereupon only for the acts or omissions of the Trustee as successor Servicer), or any Mortgagor; any action of the Servicer (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 8.05 and thereupon only for the acts or omissions of the Trustee as successor Servicer) or any
Subservicer taken in the name of the Trust or the Securities Administrator; the failure of the Servicer or any Subservicer to act or perform any duties required of it as agent of the Trust or the Securities Administrator hereunder; or any action by the Trustee or the Securities Administrator taken at the instruction of the Servicer (other than if the Trustee shall assume the duties of the
Servicer pursuant to Section 8.05 and thereupon only for the acts or omissions of the Trustee as successor Servicer); provided, however, that the foregoing shall not relieve the Trustee or the Securities Administrator of its obligation to perform its duties under this Agreement, including, without limitation, the
Trustee's review (or the review of a Custodian on its behalf) of the Mortgage
Files pursuant to Section 2.02. The Trustee shall file any continuation statement with respect to any financing statement for which the Trustee is the secured party in any public office at any time required to maintain the perfection of any security interest or lien granted to it hereunder.

     Section 9.04. Trustee and Securities Administrator May Own Certificates.

     Each of the Trustee and the Securities Administrator in their individual or any other capacities may become the owner or pledgee of Certificates with the same rights it would have if

                                      -100-

it were not the Trustee or the Securities Administrator and may otherwise deal with the Servicer or any of its affiliates with the same right it would have if it were not the Trustee or the Securities Administrator.

     Section 9.05. Eligibility Requirements for Trustee and Securities
                   Administrator.

     The Trustee and the Securities Administrator hereunder shall at all times be (a) an institution the deposits of which are fully insured by the FDIC and
(b) a corporation or banking association organized and doing business under the laws of the United States of America or of any State, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000.00 and subject to supervision or examination by Federal or
State authority and (c) with respect to every successor trustee or securities administrator hereunder either an institution (i) the long-term unsecured debt obligations of which are rated at least "A" by Fitch and S&P or (ii) whose serving as Trustee or Securities Administrator hereunder would not result in the lowering of the ratings originally assigned to any Class of Certificates. The
Trustee shall not be an affiliate of the Depositor, the Servicer or any
Servicer. If such corporation or banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this
Section 9.05, the combined capital and surplus of such corporation or banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The principal office of the
Trustee and the Securities Administrator (other than the initial Trustee or
Securities Administrator) shall be in a state with respect to which an Opinion of Counsel has been delivered to such Trustee at the time such Trustee or
Securities Administrator is appointed Trustee or Securities Administrator to the effect that the Trust will not be a taxable entity under the laws of such state.
In case at any time the Trustee or the Securities Administrator shall cease to be eligible in accordance with the provision of this Section 9.05, the Trustee or the Securities Administrator, as the case may be, shall resign immediately in the manner and with the effect specified in Section 9.06.

     The Securities Administrator (i) may not be an originator, the Servicer, the Depositor or an affiliate of the Depositor unless the Securities
Administrator is in an institutional trust department, (ii) must be authorized to exercise corporate trust powers under the laws of its jurisdiction of organization, and (iii) must be rated at least "F1" by Fitch and "A-1" by S&P
(or such other rating acceptable to Fitch and S&P pursuant to a ratings confirmation). If no successor Securities Administrator shall have been appointed and shall have accepted appointment within sixty (60) days after the
Securities Administrator ceases to be the Securities Administrator pursuant to this Section 9.05, then the Trustee shall perform the duties of the Securities
Administrator pursuant to this Agreement. Notwithstanding the above, the Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, an institution qualified under Section 9.05 hereof as the successor to the
Securities Administrator hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of a Securities Administrator hereunder;
provided, however, that any such institution appointed as successor Securities
Administrator shall not, as evidenced in writing by each Rating Agency, adversely affect the then current rating of any Class of Certificates immediately prior to the termination of the Securities Administrator. The
Trustee shall notify the Rating Agencies of any change of the Securities
Administrator.

                                     -101-

     Section 9.06. Resignation and Removal of Trustee and Securities
                   Administrator.

     The Trustee or the Securities Administrator may at any time resign and be discharged from the trust hereby created by giving written notice thereof to the
Servicer and the Depositor and mailing a copy of such notice to all Holders of record. The Trustee or the Securities Administrator, as applicable, shall also mail a copy of such notice of resignation to each Rating Agency. Upon receiving such notice of resignation, the Servicer shall use its best efforts to promptly appoint a mutually acceptable successor Trustee or Securities Administrator, as applicable, by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee or Securities Administrator, as applicable, and one copy to the successor Trustee or Securities Administrator, as applicable. If no successor Trustee or Securities Administrator, as the case may be, shall have been so appointed and shall have accepted appointment within thirty (30) days after the giving of such notice of resignation, the resigning
Trustee or Securities Administrator may petition any court of competent jurisdiction for the appointment of a successor Trustee or Securities
Administrator.

     If at any time the Trustee or the Securities Administrator shall cease to be eligible in accordance with the provisions of Section 9.05 and shall fail to resign after written request therefor by the Servicer, or if at any time the
Trustee or the Securities Administrator shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or the
Securities Administrator or of their respective property shall be appointed, or any public officer shall take charge or control of the Trustee or the Securities
Administrator or of their respective property or affairs for the purpose of rehabilitation, conservation or liquidation, or if at any time the Securities
Administrator has failed to duly perform, within the required time period, its obligations under Section 3.20, Section 3.21 or Section 3.22, then the Servicer may remove the Trustee or the Securities Administrator, as the case may be, and appoint a successor trustee or securities administrator by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee or the Securities Administrator, as applicable, so removed and one copy to the successor.

     The Holders of Certificates evidencing not less than 50% of the Voting
Rights may at any time remove the Trustee or the Securities Administrator by written instrument or instruments delivered to the Servicer and the Trustee or the Securities Administrator, as applicable; the Servicer shall thereupon use its best efforts to appoint a mutually acceptable successor Trustee or
Securities Administrator, as the case may be, in accordance with this Section
9.06.

     Any resignation or removal of the Trustee or the Securities Administrator and appointment of a successor Trustee pursuant to any of the provisions of this
Section 9.06 shall become effective upon acceptance of appointment by the successor Trustee or Securities Administrator, as the case may be, as provided in Section 9.07.

     Section 9.07. Successor Trustee or Securities Administrator.

     Any successor Trustee or successor Securities Administrator appointed as provided in Section 9.06 shall execute, acknowledge and deliver to the Servicer and to its predecessor Trustee or Securities Administrator, as applicable, an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee or Securities

                                     -102-

Administrator shall become effective and such successor Trustee or Securities
Administrator, as the case may be, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee or
Securities Administrator, as applicable, herein. The predecessor Trustee or
Securities Administrator shall duly assign, transfer, deliver and pay over to the successor Trustee or Securities Administrator, as the case may be, the whole of the Mortgage Files and related documents and statements held by it hereunder
(or direct a Custodian to deliver such Mortgage Files and related documents and statements), together with all instruments of transfer and assignment or other documents properly executed as may be reasonably required to effect such transfer and such of the records or copies thereof maintained by the predecessor
Trustee or Securities Administrator in the administration hereof as may be reasonably requested by the successor Trustee or Securities Administrator, as the case may be, and shall thereupon be discharged from all duties and responsibilities under this Agreement; provided, however, that if the predecessor Trustee or Securities Administrator has been removed pursuant to the third paragraph of Section 9.06, all reasonable expenses of the predecessor
Trustee or Securities Administrator incurred in complying with this Section 9.07 shall be reimbursed by the Trust.

     No successor Trustee or Securities Administrator shall accept appointment as provided in this Section 9.07 unless at the time of such appointment such successor Trustee or Securities Administrator, as the case may be, shall be eligible under the provisions of Section 9.05.

     Upon acceptance of appointment by a successor Trustee or Securities
Administrator, as applicable, as provided in this Section 9.07, the Servicer shall cooperate to mail notice of the succession of such Trustee or Securities
Administrator, as the case may be, hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register and to each Rating Agency.
If the Servicer fails to mail such notice within ten days after acceptance of appointment by the successor Trustee or Securities Administrator, the successor
Trustee or Securities Administrator, as the case may be, shall cause such notice to be mailed at the expense of the Servicer.

     Section 9.08. Merger or Consolidation of Trustee or Securities
                   Administrator.

     Any corporation or banking association into which either the Trustee or the
Securities Administrator may be merged or converted or with which it may be consolidated, or any corporation or banking association resulting from any merger, conversion or consolidation to which the Trustee or the Securities
Administrator shall be a party, or any corporation or banking association succeeding to all or substantially all of the corporate trust business of the
Trustee or the Securities Administrator, shall be the successor of the Trustee or the Securities Administrator, as applicable, hereunder, if such corporation or banking association is eligible under the provisions of Section 9.05, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. In connection with the succession to the Trustee or the Securities Administrator under this Agreement by any Person (i) into which the Trustee or the Securities
Administrator may be merged or consolidated, or (ii) which may be appointed as a successor to the Trustee or the Securities Administrator, the Trustee or the
Securities Administrator, as the case may be, shall notify the Depositor of such succession or appointment and shall furnish to the Depositor in writing and in form and substance reasonably satisfactory to the Depositor, all information

                                     -103-

reasonably necessary for the Securities Administrator to accurately and timely report, pursuant to Section 3.22(e), the event under Item 6.02 of Form 8-K pursuant to the Exchange Act (if such reports under the Exchange Act are required to be filed under the Exchange Act).

     Section 9.09. Appointment of Co-Trustee or Separate Trustee.

     Notwithstanding any of the provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any Mortgaged
Property may at the time be located or for any other reason, the Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee as co-trustee or separate trustee of all or any part of the Trust Estate, and to vest in such Person or Persons, in such capacity, such title to the Trust
Estate, or any part thereof, and, subject to the other provision of this Section
9.09, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee may consider necessary or desirable. If the Servicer shall not have joined in such appointment within ten days after the receipt by it of a request to do so, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor Trustee under Section 9.05 and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 9.07. The Securities Administrator shall be responsible for the fees of any co-trustee or separate trustee appointed hereunder.

     In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 9.09, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the
Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations
(including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee. No trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; provided, however, that no appointment of a co-trustee or separate trustee hereunder shall relieve the Trustee of its obligations hereunder.

     Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article IX. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

     Any separate trustee or co-trustee may, at any time, constitute the
Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this
Agreement on its behalf and in its name. If any separate

                                     -104-

trustee or co-trustee shall become incapable of acting, resign or be removed, or shall be adjudged a bankrupt or insolvent, or a receiver of its property shall be appointed, or any public officer shall take charge or control of such trustee or co-trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

     Section 9.10. Authenticating Agents.

     The Securities Administrator may appoint one or more authenticating agents
("Authenticating Agents") that shall be authorized to act on behalf of the
Securities Administrator in authenticating or countersigning Certificates.
Initially, the Authenticating Agent shall be Wells Fargo Bank, N.A. Wherever reference is made in this Agreement to the authentication or countersigning of
Certificates by the Securities Administrator or the Securities Administrator's
certificate of authentication or countersigning, such reference shall be deemed to include authentication or countersigning on behalf of the Securities
Administrator by an Authenticating Agent and a certificate of authentication or countersignature executed on behalf of the Securities Administrator by an
Authenticating Agent. Each Authenticating Agent must be acceptable to the
Servicer and must be a corporation or banking association organized and doing business under the laws of the United States of America or of any State, having a place of business in New York, New York, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by Federal or State authorities.

     Any corporation or banking association into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation or banking association resulting from any merger, conversion or consolidation to which any Authenticating Agent shall be a party, or any corporation or banking association succeeding to the corporate agency business of any Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Securities Administrator or the Authenticating Agent.

     Any Authenticating Agent may at any time resign by giving written notice of resignation to the Securities Administrator and to the Servicer. The Securities
Administrator may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the
Servicer. Upon receiving a notice of resignation or upon such a termination, or in case, at any time any Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 9.10, the Securities
Administrator may appoint a successor Authenticating Agent, shall give written notice of such appointment to the Servicer and shall mail notice of such appointment to all Certificateholders. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent.

                                     -105-

     Section 9.11. Trustee's Fees and Expenses and Securities Administrator's
                   Fees and Expenses.

     The Trustee, as compensation for its services hereunder, shall be entitled to a fee in an amount agreed upon between the Trustee and the Securities
Administrator, payable by the Securities Administrator out of its own funds and not out of any funds of the Trust Estate. In addition to the Securities
Administration Fee, the Securities Administrator also shall be entitled to investment income from amounts on deposit in the Certificate Account as compensation for its services hereunder. The Trustee and the Securities
Administrator, as the case may be, and any director, officer, employee or agent of the Trustee or the Securities Administrator, as the case may be, shall be indemnified and held harmless by the Trust against any claims, damage, loss, liability or expense (including reasonable attorney's fees) (a) incurred in connection with or arising from or relating to (i) this Agreement, (ii) the
Certificates, or (iii) the performance of any of the Trustee's or Securities
Administrator's, as the case may be, duties hereunder, other than any claims, damage, loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of any of the Trustee's or
Securities Administrator's, as the case may be, duties hereunder, (b) resulting from any tax or information return which was prepared by, or should have been prepared by, the Servicer and (c) arising out of the transfer of any
ERISA-Restricted Certificate or the Residual Certificate not in compliance with
ERISA. Without limiting the foregoing, except as otherwise agreed upon in writing by the Depositor and the Trustee or the Securities Administrator, and
except for any such expense, disbursement or advance as may arise from the
Trustee's or the Securities Administrator's gross negligence, bad faith or willful misconduct, the Trust shall reimburse the Trustee and the Securities
Administrator for all reasonable expenses, disbursements and advances incurred or made by the Trustee or the Securities Administrator in accordance with any of the provisions of this Agreement to the extent permitted by Treasury Regulations
Section 1.860G-1(b)(3)(ii) and (iii). Except as otherwise provided herein, neither the Trustee nor the Securities Administrator shall be entitled to payment or reimbursement for any routine ongoing expenses incurred by the
Trustee or the Securities Administrator, as applicable, in the ordinary course of its duties as Trustee or Securities Administrator, Certificate Registrar or
Paying Agent hereunder or for any other expenses. The provisions of this Section
9.11 shall survive the termination of this Agreement or the resignation or removal of the Trustee or the Securities Administrator, as applicable, hereunder.

     Section 9.12. Appointment of Custodian.

     The Trustee may at any time on or after the Closing Date, with the consent of the Depositor and the Servicer, appoint one or more Custodians to hold all or a portion of the Mortgage Files as agent for the Trustee, by entering into a custodial agreement in a form acceptable to the Depositor and the Servicer.
Subject to this Article IX, the Trustee agrees to comply with the terms of each
Custodial Agreement and to enforce the terms and provisions thereof against the
Custodian for the benefit of the Certificateholders. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $10,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Mortgage
File.

                                     -106-

     Each Custodian shall indemnify the Depositor, the Sponsor, the Trustee, the
Securities Administrator, the Servicer and any of their respective directors, officers, employees or agents and hold them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other reasonable costs, fees and expenses that any of them may sustain in any way related to the failure of a
Custodian to perform any of its obligations under Section 3.21. Notwithstanding the foregoing, in no event shall a Custodian be liable for any consequential, indirect or punitive damages pursuant to this Section 9.12.

     Section 9.13. Paying Agents.

     The Securities Administrator may appoint one or more paying agents (each, a
"Paying Agent") that shall be authorized to act on behalf of the Securities
Administrator in making withdrawals from the Certificate Account and distributions to Certificateholders as provided in Section 3.09 and Section
5.02. Wherever reference is made in this Agreement to withdrawal from the
Certificate Account by the Securities Administrator, such reference shall be deemed to include such a withdrawal on behalf of the Securities Administrator by a Paying Agent. Initially, the Paying Agent shall be Wells Fargo Bank, N.A.
Whenever reference is made in this Agreement to a distribution by the Securities
Administrator or the furnishing of a statement to Certificateholders by the
Securities Administrator, such reference shall be deemed to include such a distribution or furnishing on behalf of the Securities Administrator by a Paying
Agent. Each Paying Agent shall provide to the Securities Administrator such information concerning the Certificate Account as the Securities Administrator
shall request from time to time. Each Paying Agent must be reasonably acceptable to the Servicer and must be a corporation or banking association organized and doing business under the laws of the United States of America or of any state, having (except in the case of the Trustee or the Securities Administrator) a principal office and place of business in New York, New York, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities. Any fees and expenses (but not including any indemnity payments) of a Paying Agent appointed pursuant to this Agreement shall be payable by the
Securities Administrator out of its own funds and not out of any funds in the
Trust Estate.

     Any corporation into which any Paying Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which any Paying Agent shall be a party, or any corporation succeeding to the corporate agency business of any Paying Agent, shall continue to be the Paying Agent provided that such corporation after the consummation of such merger, conversion, consolidation or succession meets the eligibility requirements of this Section 9.13.

     Any Paying Agent may at any time resign by giving written notice of resignation to the Securities Administrator and to the Servicer; provided that the Paying Agent has returned to the Certificate Account or otherwise accounted, to the reasonable satisfaction of the Securities Administrator, for all amounts it has withdrawn from the Certificate Account. The Securities Administrator may,
upon prior written approval of the Servicer, at any time terminate the agency of any Paying Agent by giving written notice of termination to such Paying Agent and to the Servicer. Upon receiving a notice of resignation or upon such a termination, or in case at any time any Paying Agent shall cease to be eligible in accordance with the provisions of the first

                                     -107-

paragraph of this Section 9.13, the Securities Administrator may appoint, upon prior written approval of the Servicer, a successor Paying Agent, shall give written notice of such appointment to the Servicer and shall mail notice of such appointment to all Certificateholders. Any successor Paying Agent upon acceptance of its appointment hereunder shall become vested with all rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Paying Agent. The Securities Administrator shall remain liable for any duties and obligations assumed by its appointed
Paying Agent.

     Section 9.14. Limitation of Liability.

     The Certificates are executed by the Securities Administrator, not in its individual capacity but solely as Securities Administrator of the Trust, in the exercise of the powers and authority conferred and vested in it by this
Agreement. Each of the undertakings and agreements made on the part of the
Securities Administrator in the Certificates is made and intended not as a personal undertaking or agreement by the Securities Administrator but is made and intended for the purpose of binding only the Trust.

     Section 9.15. Trustee or Securities Administrator May Enforce Claims
                   Without Possession of Certificates.

     All rights of action and claims under this Agreement or the Certificates may be prosecuted and enforced by the Trustee or the Securities Administrator without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and such preceding instituted by the Trustee or the Securities Administrator shall be brought in its own name or in its capacity as Trustee or Securities Administrator. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursement and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Certificateholders in respect of which such judgment has been recovered.

     Section 9.16. Suits for Enforcement.

     In case an Event of Default or other default by the Servicer or the
Depositor hereunder shall occur and be continuing, the Trustee, in its discretion, may proceed to protect and enforce its rights and the rights of the
Holders of Certificates under this Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy, as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Trustee and the
Certificateholders.

     Section 9.17. Waiver of Bond Requirement.

     The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust, or any part thereof, may be located that the Trustee post a bond or other surety with any court, agency or body whatsoever.

                                     -108-

     Section 9.18. Waiver of Inventory, Accounting and Appraisal Requirement.

     The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust, or any part thereof, may be located that the Trustee file any inventory, accounting or appraisal of the
Trust with any court, agency or body at any time or in any manner whatsoever.

                                    ARTICLE X

                                   TERMINATION

     Section 10.01. Termination upon Purchase or Liquidation of All Mortgage
                    Loans.

     Subject to Section 10.02, the respective obligations and responsibilities of the Depositor, the Servicer, the Securities Administrator and the Trustee
created hereby (other than the obligation of the Securities Administrator to make certain payments to Certificateholders after the Final Distribution Date and to send certain notices as hereinafter set forth and the obligations of the
Securities Administrator pursuant to Sections 5.04(b) and 5.05(b)) shall terminate upon the last action required to be taken by the Securities
Administrator on the Final Distribution Date pursuant to this Article X following the earlier of (a) the purchase by the Servicer of all of the Mortgage
Loans and all REO Property remaining in the Trust Estate at a price equal to the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan (other than any Mortgage Loan as to which REO Property has been acquired and whose fair market value is included pursuant to clause (y) below), (y) the fair market value of such REO Property plus one month's interest at the related Mortgage
Interest Rate on the unpaid principal balance of each Mortgage Loan (including any Mortgage Loan as to which REO Property has been acquired) and (z) any
Reimbursement Amount owed to the Trust pursuant to Section 2.02 related to a
Mortgage Loan.

     Regardless of the foregoing, in no event shall the Trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United
States to the Court of St. James, living on the date hereof.

     The right of the Servicer to purchase the Mortgage Loans is conditioned upon (A) the aggregate of the Pool Stated Principal Balance of all of the Loan
Groups being less than 10% of the aggregate unpaid principal balance of the
Mortgage Loans as of the Cut-off Date and (B) the purchase price calculated pursuant to clause (a) of the second preceding paragraph being less than or equal to the aggregate fair market value of the Mortgage Loans (other than any
Mortgage Loan as to which REO Property has been acquired) and the REO
Properties; provided, however, that this clause (B) shall not apply to any purchase by the Servicer if, at the time of the purchase, the Servicer is no longer subject to regulation by the Office of the Comptroller of the Currency, the FDIC, the Federal Reserve or the OTS. Fair market value for purposes of this paragraph and the second preceding paragraph will be determined by the Servicer as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to the fourth paragraph of this Article X. If such right is exercised, the Trustee (or Custodian on the Trustee's behalf) shall, promptly following payment

                                     -109-

of the purchase price, release to the Servicer or its designee the Mortgage
Files pertaining to the Mortgage Loans being purchased.

     Notice of any termination, specifying the applicable date upon which the
Certificateholders may surrender their Certificates to the Securities
Administrator for payment of the final distribution and for cancellation, shall be given promptly by the Securities Administrator by letter to the
Certificateholders mailed not later than the 15th day of the month of such final distribution specifying (1) the applicable Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of such
Certificates at the office or agency of the Securities Administrator therein designated, (2) the amount of any such final payment and (3) that the Record
Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office or agency of the Securities Administrator therein specified.

     If the Servicer is obligated to give notice to Certificateholders as aforesaid, it shall give such notice to the Securities Administrator, the
Trustee and the Certificate Registrar at the time such notice is given to
Certificateholders. In the event such notice is given by the Servicer, the
Servicer shall deposit in the Certificate Account on or before the Final
Distribution Date in immediately available funds an amount equal to the amount necessary to make the amount, if any, on deposit in the Certificate Account on the applicable Final Distribution Date equal to the purchase price for the related assets of the Trust computed as above provided together with a statement as to the amount to be distributed on each Class of Certificates pursuant to the next succeeding paragraph. Not less than five (5) Business Days prior to the
Final Distribution Date, the Securities Administrator shall notify the Servicer of the amount of any unpaid Reimbursement Amount owed to the Trust related to the Mortgage Loans and the Servicer shall deposit such amount in the Certificate
Account not later than the Business Day preceding the Final Distribution Date.

     Upon presentation and surrender of the Certificates, the Securities
Administrator shall cause to be distributed to the Certificateholders of each
Class, in the order set forth in Section 5.02 hereof, on the Final Distribution
Date, and in proportion to their respective Percentage Interests, with respect to Certificateholders of the same Class, all cash on hand in respect of the related REMIC (other than the amounts retained to meet claims). An amount shall be distributed in respect of interest and principal, as applicable, to the
Uncertificated Lower-Tier Interests in the same manner as principal and interest are distributed to the Uncertificated Lower-Tier Interests as provided in
Section 5.02.

     If all of the Certificateholders do not surrender their Certificates for final payment and cancellation on or before the Final Distribution Date, the
Securities Administrator shall on such date cause all funds in the Certificate
Account not distributed in final distribution to Certificateholders to continue to be held by the Securities Administrator in an Eligible Account for the
benefit of such Certificateholders and the Securities Administrator shall give a second written notice to the remaining applicable Certificateholders to surrender their Certificates for cancellation and receive a final distribution with respect thereto. If within one year after the second notice all the applicable Certificates shall not have been surrendered for cancellation, the
Securities Administrator may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining applicable Certificateholders concerning surrender of their

                                     -110-

Certificates, and the cost thereof shall be paid out of the funds on deposit in such Eligible Account.

     Section 10.02. Additional Termination Requirements.

     (a) If the Servicer exercises its purchase option as provided in Section
10.01, each REMIC shall be terminated in accordance with the following additional requirements, unless the Securities Administrator and the Trustee have received an Opinion of Counsel to the effect that the failure of the Trust to comply with the requirements of this Section 10.02 will not (i) result in the imposition of taxes on "prohibited transactions" of the Trust as defined in
Section 860F of the Code, or (ii) cause any REMIC created hereunder to fail to qualify as a REMIC at any time that any related Certificates are outstanding:

          (i) within ninety (90) days prior to the applicable Final Distribution
     Date set forth in the notice given by the Securities Administrator under
     Section 10.01, the Securities Administrator shall sell the related Mortgage
     Loans and the REO Properties to the Servicer for cash;

          (ii) the notice given by the Securities Administrator pursuant to
     Section 10.01 shall provide that such notice constitutes adoption of a plan of complete liquidation of each REMIC as of the date of such notice (or, if earlier, the date on which such notice was mailed to Certificateholders).
     The Securities Administrator shall also ensure that such date is specified in the final tax return of each REMIC; and

          (iii) the Upper-Tier REMIC will be terminated on the same date that the Lower-Tier REMIC is terminated.

     (b) By its acceptance of the Class 1-A-R Certificate, the Holder thereof hereby agrees to take such other action in connection with such plan of complete liquidation as may be reasonably requested by the Depositor or the Securities
Administrator, and if such action is not requested, is deemed to adopt such a plan of complete liquidation when the Mortgage Loans are purchased pursuant to
Section 10.01.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

     Section 11.01. Amendment.

     This Agreement may be amended from time to time by the Depositor, the
Servicer, the Securities Administrator and the Trustee without the consent of any of the Certificateholders, (i) to cure any ambiguity or mistake, (ii) to correct or supplement any provisions herein or therein which may be inconsistent with any other provisions of this Agreement, any amendment to this Agreement or the related Prospectus Supplement, (iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of each REMIC created hereunder as a REMIC at all times that any related Certificates are outstanding or to avoid or minimize the risk of the imposition of any tax on any REMIC pursuant to the Code that would be a claim against the Trust Estate, provided that (a) the Trustee and the Securities

                                     -111-

Administrator have received an Opinion of Counsel to the effect that such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action shall not, as evidenced by such Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder, (iv) to change the timing and/or nature of deposits into the Certificate Account provided that (a) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and (b) such change shall not adversely affect the then-current rating of the Senior Certificates and the
Class B-1, Class B-2, Class B-3, Class B-4 or Class B-5 Certificates as
evidenced by a letter from each Rating Agency rating such Certificates to such effect and (v) to make any other provisions with respect to matters or questions arising under this Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder, provided that the amendment shall not be deemed to adversely affect in any material respect the interests of the Certificateholders and no Opinion of Counsel to that effect shall be required if the Person requesting the amendment obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates. Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement pursuant to clause (i) through (v) above unless it shall have first received an Opinion of Counsel to the effect that such amendment shall not cause the imposition of any tax on any REMIC created hereunder or the Certificateholders or cause any REMIC created hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding.

     This Agreement may also be amended from time to time by the Depositor, the
Servicer, the Securities Administrator and the Trustee, with the consent of the
Holders of Certificates of each Class of Certificates which is affected by such amendment, evidencing, as to each such Class of Certificates, Percentage
Interests aggregating not less than 66-2/3%, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of such
Certificates; provided, however, that no such amendment shall (A) reduce in any manner the amount of, or delay the timing of, collections of payments on
Mortgage Loans or distributions which are required to be made on any Certificate without the consent of the Holder of such Certificate or (B) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the Holders of all Certificates then Outstanding.

     Prior to the solicitation of consent of Certificateholders in connection with any such amendment, the party seeking such amendment shall furnish the
Trustee and the Securities Administrator with an Opinion of Counsel stating whether such amendment would adversely affect the qualification of any REMIC created hereunder as a REMIC and notice of the conclusion expressed in such
Opinion of Counsel shall be included with any such solicitation. An amendment made with the consent of all Certificateholders and executed in accordance with this Section 11.01 shall be permitted or authorized by this Agreement notwithstanding that such Opinion of Counsel may conclude that such amendment would adversely affect the qualification of any REMIC created hereunder as a
REMIC.

                                     -112-

     Promptly after the execution of any such amendment or consent the
Securities Administrator shall furnish written notification of the substance of or a copy of such amendment to each Certificateholder and to each Rating Agency.

     It shall not be necessary for the consent of Certificateholders under this
Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Securities Administrator may prescribe.

     Prior to the execution of any amendment to this Agreement, the Trustee and the Securities Administrator shall receive and be entitled to conclusively rely on any Opinion of Counsel (at the expense of the Person seeking such amendment)
stating that such amendment is authorized and permitted by this Agreement. The
Trustee and the Securities Administrator may, but shall not be obligated to, enter into any such amendment which affects the Trustee's or Securities
Administrator's own rights, duties or immunities under this Agreement.

     Section 11.02. Recordation of Agreement; Counterparts.

     This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Securities Administrator at its expense, at the direction of Holders of Certificates evidencing not less than 50% of all Voting Rights, but only upon delivery to the Securities Administrator at the expense of the requesting Certificateholders of an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of
Certificateholders.

     For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

     Section 11.03. Limitation on Rights of Certificateholders.

     The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

     No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the
Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

                                     -113-

     No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such
Holder previously shall have given to the Securities Administrator a written notice of default and of the continuance thereof, as provided herein, and unless also the Holders of Certificates evidencing Percentage Interests aggregating not less than 25% of each Class of Certificates affected thereby shall have made written request upon the Securities Administrator to institute such action, suit or proceeding in its own name as Securities Administrator hereunder and shall have offered to the Securities Administrator such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Securities Administrator, for sixty (60) days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Securities Administrator, that no one or more
Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such
Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all
Certificateholders. For the protection and enforcement of the provisions of this
Section 11.03, each and every Certificateholder and the Securities Administrator shall be entitled to such relief as can be given either at law or in equity.

     Section 11.04. Governing Law.

     THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE
OF NEW YORK, WITHOUT APPLICATION OF THE CONFLICTS OF LAWS PROVISIONS THEREOF,
AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE
DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     With respect to any claim arising out of this Agreement, each party irrevocably submits to the exclusive jurisdiction of the courts of the State of
New York and the United States District Court located in the Borough of
Manhattan in The City of New York, and each party irrevocably waives any objection which it may have at any time to the laying of venue of any suit, action or proceeding arising out of or relating hereto brought in any such courts, irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum and further irrevocably waives the right to object, with respect to such claim, suit, action or proceeding brought in any such court, that such court does not have jurisdiction over such party, provided that service of process has been made by any lawful means.

     Section 11.05. Notices.

     All demands, notices, instructions, directions, requests and communications required or permitted to be delivered hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified mail, return receipt requested, (provided, however, that notices to the
Securities Administrator may be delivered by facsimile and shall be deemed effective upon receipt) to (a) in the case of the Depositor, Banc of America
Funding

                                     -114-

Corporation, 214 North Tryon Street, Charlotte, North Carolina 28255, Attention:
General Counsel and Chief Financial Officer, (b) in the case of the Servicer,
Wells Fargo Bank, N.A., 1 Home Campus, Des Moines, Iowa 50328-0001, Attention:
General Counsel MAC X2401-06T, (c) in the case of the Securities Administrator,
Wells Fargo Bank, N.A., P.O. Box 98, Columbia, Maryland 21046, Attention: BAFC,
Series 2006-F, and for overnight delivery purposes, Wells Fargo Bank, N.A., 9062
Old Annapolis Road, Columbia, Maryland 21045-1951, Attention: BAFC, Series
2006-F, with a copy to Wells Fargo Bank, N.A., Sixth and Marquette Avenue,
Minneapolis, Minnesota, 55479, Attention: BAFC, Series 2006-F, (d) in the case of the Trustee, U.S. Bank National Association, 209 South LaSalle Street, Suite
300, Chicago, Illinois 60604, Attention: Corporate Trust Services, BAFC, Series
2006-F, Attention: Structured Finance Services, BAFC 2006-F, (e) in the case of
Fitch, Fitch Ratings, One State Street Plaza, New York, New York 10004, Attn:
Residential Mortgage Surveillance Group, and (f) in the case of Standard &
Poor's, a division of The McGraw-Hill Companies, Inc., 55 Water Street, New
York, New York 10041, Attn: Residential Mortgage Surveillance Manager; or, as to
each party, at such other address as shall be designated by such party in a written notice to each other party; or, as to each party, at such other address as shall be designated by such party in a written notice to each other party.
Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice to a Certificateholder so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

     Section 11.06. Severability of Provisions.

     If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this
Agreement or of the Certificates or the rights of the Holders thereof.

     Section 11.07. Certificates Nonassessable and Fully Paid.

     It is the intention of the Securities Administrator that Certificateholders shall not be personally liable for obligations of the Trust Estate, that the beneficial ownership interests represented by the Certificates shall be nonassessable for any losses or expenses of the Trust Estate or for any reason whatsoever, and that Certificates upon execution, authentication and delivery thereof by the Securities Administrator pursuant to Section 6.01 are and shall be deemed fully paid.

     Section 11.08. Access to List of Certificateholders.

     The Certificate Registrar will furnish or cause to be furnished to the
Trustee and the Securities Administrator, within fifteen (15) days after the receipt of a request by the Trustee and/or the Securities Administrator in
writing, a list, in such form as the Trustee and/or the Securities Administrator may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date for payment of distributions to
Certificateholders.

                                     -115-

     If three or more Certificateholders apply in writing to the Securities
Administrator, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such applicants propose to transmit, then the Securities
Administrator shall, within five (5) Business Days after the receipt of such application, afford such applicants access during normal business hours to the most recent list of Certificateholders held by the Securities Administrator. If such a list is as of a date more than ninety (90) days prior to the date of receipt of such applicants' request, the Securities Administrator shall promptly request from the Certificate Registrar a current list as provided above, and shall afford such applicants access to such list promptly upon receipt.

     Every Certificateholder, by receiving and holding such list, agrees with the Certificate Registrar and the Securities Administrator that neither the
Certificate Registrar nor the Securities Administrator shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

     Section 11.09. Recharacterization.

     The parties to this Agreement intend the conveyance by the Depositor to the
Trustee of all of its right, title and interest in and to the Mortgage Loans and the related Mortgage Files, including all interest and principal received on or with respect to the Mortgage Loans (other than payments of principal and interest due and payable on the Mortgage Loans on or before the Cut-off Date), and the Depositor's rights under the Mortgage Loan Purchase Agreement, pursuant to this Agreement to constitute a purchase and sale and not a loan.
Notwithstanding the foregoing, to the extent that such conveyance is held not to constitute a sale under applicable law, it is intended that this Agreement shall constitute a security agreement under applicable law and that the Depositor shall be deemed to have granted to the Trustee a first priority security interest in all of the Depositor's right, title and interest in and to the
Mortgage Loans.

     Section 11.10. Regulation AB Compliance; Intent of the Parties;
                    Reasonableness.

     The parties hereto acknowledge that interpretations of the requirements of
Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agree to use commercially reasonable efforts to comply with requests made by the
Depositor in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. In connection with the
Trust, the Servicer, the Trustee, the Securities Administrator and the Custodian
shall cooperate fully with the Depositor to deliver to the Depositor (including its assignees or designees), any and all statements, reports, certifications, records and any other information available to such party and reasonably necessary in the good faith determination of the Depositor to permit the
Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Servicer, the Trustee, the Securities Administrator
and the Custodian, as applicable, reasonably believed by the Depositor to be necessary in order to effect such compliance.

                                      -116-

     IN WITNESS WHEREOF, the Depositor, the Servicer, the Securities
Administrator and the Trustee have caused this Agreement to be duly executed by their respective officers thereunto duly authorized to be hereunto affixed, all as of the day and year first above written.

                                        BANC OF AMERICA FUNDING CORPORATION,
                                        as Depositor

                                        By: /s/ Scott Evans
                                            ------------------------------------
                                        Name: Scott Evans
                                        Title: Senior Vice President

                                        WELLS FARGO BANK, N.A.,
                                        as Servicer

                                        By: /s/ Bradley A. Davis
                                            ------------------------------------
                                        Name: Bradley A. Davis
                                        Title: Vice President

                                        WELLS FARGO BANK, N.A.,
                                        as Securities Administrator

                                        By: /s/ Peter A. Gobell
                                            ------------------------------------
                                        Name: Peter A.Gobell
                                        Title: Vice President

                                        U.S. BANK NATIONAL ASSOCIATION,
                                        as Trustee

                                        By: /s/ Melissa A. Rosal
                                            ------------------------------------
                                        Name: Melissa A. Rosal
                                        Title: Vice President

STATE OF NORTH CAROLINA )
                        ) ss.:
COUNTY OF MECKLENBURG   )
                        )

     On the 28th day of June, 2006, before me, a notary public in and for the
State of North Carolina, personally appeared Scott Evans, known to me who, being by me duly sworn, did depose and say that he is a Senior Vice President of Banc of America Funding Corporation, a Delaware corporation, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of such corporation.

                                        E. Blair Autrey
                                        ----------------------------------------
                                        Notary Public

[Notarial Seal]

My commission expires 10/04/2010.

STATE OF MARYLAND   )
                    ) ss.:
COUNTY OF FREDERICK )
                    )

     On the 29th day of June, 2006, before me, a notary public in and for the
State of Maryland, personally appeared Bradley Davis, known to me who, being by me duly sworn, did depose and say that s/he is a Vice President of Wells Fargo
Bank, N.A., a national banking association, one of the parties that executed the foregoing instrument; and that s/he signed her/his name thereto by order of the
Board of Directors of such association.

                                        Samanthia Donini
                                        ----------------------------------------
                                        Notary Public

[Notarial Seal]

My commission expires 2/1/2010.

STATE OF MARYLAND   )
                    ) ss.:
COUNTY OF BALTIMORE )
                    )

     On the 29th day of June, 2006, before me, a notary public in and for the
State of Maryland, personally appeared Peter A. Gobell, known to me who, being by me duly sworn, did depose and say that he is a Vice President of Wells Fargo
Bank, N.A., a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of such association.

                                        Darron C. Woodus
                                        ----------------------------------------
                                        Notary Public
[Notarial Seal]

My commission expires 12/6/08.

STATE OF ILLINOIS )
                  ) ss.:
COUNTY OF COOK    )
                  )

     On the 29th day of June, 2006, before me, a notary public in and for the
State of Illinois, personally appeared Melissa A. Rosal, known to me who, being by me duly sworn, did depose and say that s/he is a Vice President of U.S. Bank
National Association, a national banking association, one of the parties that executed the foregoing instrument; and that s/he signed her/his name thereto by order of the Board of Directors of such association.

                                        Phyllis Cloud
                                        ----------------------------------------
                                        Notary Public

[Notarial Seal]

My commission expires 1/8/09.

                                  EXHIBIT A-1A1

                    [FORM OF FACE OF CLASS 1-A-1 CERTIFICATE]

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2006-F

                                   Class 1-A-1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR
ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF
1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS
DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY,
THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE
AMOUNT SET FORTH BELOW.

                                    A-1A1-1

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2006-F
                                   Class 1-A-1

evidencing an interest in a Trust consisting primarily of three loan groups of adjustable interest rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                Banc of America Funding Corporation, as Depositor

Certificate No.:

Cut-off Date:               June 1, 2006

First Distribution Date:    July 20, 2006

Initial Certificate
Balance of this
Certificate
("Denomination"):           $[___________]

Initial Class Certificate
Balance of this Class:      $196,119,000.00

Pass-Through Rate:          Variable

CUSIP No.:                  05950H AA 9

ISIN No.:                   US05950HAA95

     THIS CERTIFIES THAT __________ is the registered owner of the Percentage
Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a
Trust consisting primarily of the Mortgage Loans deposited by Banc of America
Funding Corporation (the "Depositor"). The Trust was created pursuant to a
Pooling and Servicing Agreement, dated June 29, 2006 (the "Pooling and Servicing
Agreement"), among the Depositor, Wells Fargo Bank, N.A., as servicer (the
"Servicer") and as securities administrator (the "Securities Administrator"), and U.S. Bank National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing
Agreement, to which Pooling and Servicing Agreement the Holder of this
Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate
Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence

                                    A-1A1-2

an obligation of, or an interest in, and is not guaranteed by the Depositor, the
Servicer, the Securities Administrator, the Trustee or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

     For each Distribution Date, interest will accrue on these Certificates at a per annum rate equal to the Net WAC of the Group 1 Mortgage Loans.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate shall not be entitled to any benefit under the Pooling and
Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

                                      * * *

                                    A-1A1-3

                                  EXHIBIT A-1A2

                    [FORM OF FACE OF CLASS 1-A-2 CERTIFICATE]

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2006-F
                                   Class 1-A-2

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR
ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF
1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS
DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY,
THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE
AMOUNT SET FORTH BELOW.

AFTER THE SENIOR CREDIT SUPPORT DEPLETION DATE, THE PRINCIPAL PORTION OF
REALIZED LOSSES ALLOCATED TO THE CLASS 1-A-1 CERTIFICATES WILL BE BORNE BY THE
CLASS 1-A-2 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT
REFERRED TO HEREIN.

                                    A-1A2-1

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2006-F
                                   Class 1-A-2

evidencing an interest in a Trust consisting primarily of three loan groups of adjustable interest rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                Banc of America Funding Corporation, as Depositor

Certificate No.:

Cut-off Date:               June 1, 2006

First Distribution Date:    July 20, 2006

Initial Certificate
Balance of this
Certificate
("Denomination"):           $[__________]

Initial Class Certificate
Balance of this Class:      $20,405,000.00

Pass-Through Rate:          Variable

CUSIP No.:                  05950H AB 7

ISIN No.:                   US05950HAB78

     THIS CERTIFIES THAT __________ is the registered owner of the Percentage
Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a
Trust consisting primarily of the Mortgage Loans deposited by Banc of America
Funding Corporation (the "Depositor"). The Trust was created pursuant to a
Pooling and Servicing Agreement, dated June 29, 2006 (the "Pooling and Servicing
Agreement"), among the Depositor, Wells Fargo Bank, N.A., as servicer (the
"Servicer") and as securities administrator (the "Securities Administrator"), and U.S. Bank National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing
Agreement, to which Pooling and Servicing Agreement the Holder of this
Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate
Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence

                                    A-1A2-2

an obligation of, or an interest in, and is not guaranteed by the Depositor, the
Servicer, the Securities Administrator or the Trustee or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

     For each Distribution Date, interest will accrue on these Certificates at a per annum rate equal to the Net WAC of the Group 1 Mortgage Loans.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate shall not be entitled to any benefit under the Pooling and
Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

                                      * * *

                                    A-1A2-3

                                  EXHIBIT A-1AR

                    [FORM OF FACE OF CLASS 1-A-R CERTIFICATE]

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2006-F
                                   Class 1-A-R

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL
INTEREST" IN MULTIPLE "REAL ESTATE MORTGAGE INVESTMENT CONDUITS," AS THOSE TERMS
ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE
CODE OF 1986, AS AMENDED (THE "CODE").

THIS CLASS 1-A-R CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY
EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT
ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS
AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW WHICH IS SIMILAR
TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR A PERSON ACTING ON BEHALF OF
OR INVESTING ASSETS OF A PLAN.

TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN TAX RELATED TRANSFER
RESTRICTIONS DESCRIBED HEREIN AND IN THE POOLING AND SERVICING AGREEMENT. ANY
ATTEMPTED OR PURPORTED TRANSFER OF THIS CLASS 1-A-R CERTIFICATE IN VIOLATION OF
SUCH RESTRICTIONS SHALL BE ABSOLUTELY NULL AND VOID AND SHALL VEST NO RIGHTS IN
THE PURPORTED TRANSFEREE.

                                    A-1AR-1

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2006-F
                                   Class 1-A-R

evidencing a 100% Percentage Interest in the distributions allocable to the
Certificate of the above-referenced Class with respect to a Trust consisting primarily of three loan groups of adjustable interest rate mortgage loans (the
"Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                Banc of America Funding Corporation, as Depositor

Certificate No.:

Cut-off Date:               June 1, 2006

First Distribution Date:    July 20, 2006

Initial Certificate
Balance of this
Certificate
("Denomination"):           $100.00

Initial Class Certificate
Balance of this Class:      $100.00

Pass-Through Rate:          Variable

CUSIP No.:                  05950H AC 5

ISIN No.:                   US05950HAC51

     THIS CERTIFIES THAT _________ is the registered owner of 100% Percentage
Interest evidenced by this Certificate in certain monthly distributions with respect to a Trust consisting of the Mortgage Loans deposited by Banc of America
Funding Corporation (the "Depositor"). The Trust was created pursuant to a
Pooling and Servicing Agreement, dated June 29, 2006 (the "Pooling and Servicing
Agreement"), among the Depositor, Wells Fargo Bank, N.A., as servicer (the
"Servicer") and as securities administrator (the "Securities Administrator"), and U.S. Bank National Association, as trustee (the "Trustee"). This Certificate is issued under and is subject to the terms, provisions and conditions of the
Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the
Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate
Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence

                                     A-1AR-2

an obligation of, or an interest in, and is not guaranteed by the Depositor, the
Servicer, the Securities Administrator or the Trustee or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

     Interest will accrue on these Certificates at a per annum rate equal to the
Net WAC of the Group 1 Mortgage Loans.

     Any distribution of the proceeds of any remaining assets of the applicable sub-accounts of the Certificate Account will be made only upon presentment and surrender of this Class 1-A-R Certificate at the Corporate Trust Office.

     Each Person who has or who acquires this Class 1-A-R Certificate shall be deemed by the acceptance or acquisition thereof to have agreed to be bound by the following provisions and the rights of each Person acquiring this Class
1-A-R Certificate are expressly subject to the following provisions: (i) each
Person holding or acquiring this Class 1-A-R Certificate shall be a Permitted
Transferee and shall promptly notify the Securities Administrator of any change or impending change in its status as a Permitted Transferee; (ii) no Person shall acquire an ownership interest in this Class 1-A-R Certificate unless such ownership interest is a pro rata undivided interest; (iii) in connection with any proposed transfer of this Class 1-A-R Certificate, the Securities
Administrator shall require delivery to it, in form and substance satisfactory to it, of an affidavit in the form of Exhibit I to the Pooling and Servicing
Agreement; (iv) notwithstanding the delivery of an affidavit by a proposed transferee under clause (iii) above, if a Responsible Officer of the Securities
Administrator has actual knowledge that the proposed transferee is not a
Permitted Transferee, no transfer of any Ownership Interest in this Class 1-A-R
Certificate to such proposed transferee shall be effected; (v) this Class 1-A-R
Certificate may not be purchased by or transferred to any Person that is not a
U.S. Person, unless (A) such Person holds this Class 1-A-R Certificate in connection with the conduct of a trade or business within the United States and furnishes the transferor and the Securities Administrator with an effective
Internal Revenue Service Form W-8ECI (or any successor thereto) or (B) the transferee delivers to both the transferor and the Securities Administrator an
Opinion of Counsel from a nationally-recognized tax counsel to the effect that such transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of this Class 1-A-R
Certificate will not be disregarded for federal income tax purposes; (vi) any attempted or purported transfer of this Class 1-A-R Certificate in violation of the provisions of such restrictions shall be absolutely null and void and shall vest no rights in the purported transferee; and (vii) if any Person other than a
Permitted Transferee acquires the Class 1-A-R Certificate in violation of such restrictions, then the Securities Administrator, based on information provided to the Securities Administrator by the Servicer, will provide to the Internal
Revenue Service, and to the Persons specified in Section 860E(e)(3) and (6) of the Code, information needed to compute the tax imposed under Section 860E(e) of the Code on transfers of residual interests to disqualified organizations.

     The Class 1-A-R Certificate may not be purchased by or transferred to any employee benefit plan or arrangement, including an individual retirement account, subject to ERISA, the Code or any federal, state or local law which is similar to ERISA or the Code (collectively, a "Plan"), or a Person acting on behalf of or investing assets of a Plan.

                                    A-1AR-3

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate shall not be entitled to any benefit under the Pooling and
Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

                                      * * *

                                    A-1AR-4

                                  EXHIBIT A-2A1

                    [FORM OF FACE OF CLASS 2-A-1 CERTIFICATE]

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2006-F
                                   Class 2-A-1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR
ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF
1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS
DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY,
THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE
AMOUNT SET FORTH BELOW.

                                    A-2A1-1

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2006-F
                                   Class 2-A-1

evidencing an interest in a Trust consisting primarily of three loan groups of adjustable interest rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                Banc of America Funding Corporation, as Depositor

Certificate No.:

Cut-off Date:               June 1, 2006

First Distribution Date:    July 20, 2006

Initial Certificate
Balance of this
Certificate
("Denomination"):           $[__________]

Initial Class Certificate
Balance of this Class:      $192,425,000.00

Pass-Through Rate:          Variable

CUSIP No.:                  05950H AD 3

ISIN No.:                   US05950HAD35

     THIS CERTIFIES THAT __________ is the registered owner of the Percentage
Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a
Trust consisting primarily of the Mortgage Loans deposited by Banc of America
Funding Corporation (the "Depositor"). The Trust was created pursuant to a
Pooling and Servicing Agreement, dated June 29, 2006 (the "Pooling and Servicing
Agreement"), among the Depositor, Wells Fargo Bank, N.A., as servicer (the
"Servicer") and as securities administrator (the "Securities Administrator"), and U.S. Bank National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing
Agreement, to which Pooling and Servicing Agreement the Holder of this
Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate
Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence

                                    A-2A1-2

an obligation of, or an interest in, and is not guaranteed by the Depositor, the
Servicer, the Securities Administrator or the Trustee or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

     Interest will accrue on these Certificates at a per annum rate equal to the
Net WAC of the Group 2 Mortgage Loans.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate shall not be entitled to any benefit under the Pooling and
Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

                                      * * *

                                    A-2A1-3

                                  EXHIBIT A-2A2

                    [FORM OF FACE OF CLASS 2-A-2 CERTIFICATE]

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2006-F
                                   Class 2-A-2

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR
ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF
1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS
DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY,
THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE
AMOUNT SET FORTH BELOW.

AFTER THE SENIOR CREDIT SUPPORT DEPLETION DATE, THE PRINCIPAL PORTION OF
REALIZED LOSSES ALLOCATED TO THE CLASS 2-A-1 CERTIFICATES WILL BE BORNE BY THE
CLASS 2-A-2 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT
REFERRED TO HEREIN.

                                    A-2A2-1

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2006-F
                                   Class 2-A-2

evidencing an interest in a Trust consisting primarily of three loan groups of adjustable interest rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                Banc of America Funding Corporation, as Depositor

Certificate No.:

Cut-off Date:               June 1, 2006

First Distribution Date:    July 20, 2006

Initial Certificate
Balance of this
Certificate
("Denomination"):           $[_________]

Initial Class Certificate

Balance of this Class:      $20,021,000.00

Pass-Through Rate:          Variable

CUSIP No.:                  05950H AE 1

ISIN No.:                   US05950HAE18

     THIS CERTIFIES THAT __________ is the registered owner of the Percentage
Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a
Trust consisting primarily of the Mortgage Loans deposited by Banc of America
Funding Corporation (the "Depositor"). The Trust was created pursuant to a
Pooling and Servicing Agreement, dated June 29, 2006 (the "Pooling and Servicing
Agreement"), among the Depositor, Wells Fargo Bank, N.A., as servicer (the
"Servicer") and as securities administrator (the "Securities Administrator"), and U.S. Bank National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing
Agreement, to which Pooling and Servicing Agreement the Holder of this
Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate
Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence

                                    A-2A2-2

an obligation of, or an interest in, and is not guaranteed by the Depositor, the
Servicer, the Securities Administrator or the Trustee or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

     Interest will accrue on these Certificates at a per annum rate equal to the
Net WAC of the Group 2 Mortgage Loans.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate shall not be entitled to any benefit under the Pooling and
Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

                                      * * *

                                     A-2A2-3

                                  EXHIBIT A-3A1

                    [FORM OF FACE OF CLASS 3-A-1 CERTIFICATE]

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2006-F
                                   Class 3-A-1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR
ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF
1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS
DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY,
THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE
AMOUNT SET FORTH BELOW.

                                    A-3A1-1

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2006-F
                                   Class 3-A-1

evidencing an interest in a Trust consisting primarily of three loan groups of adjustable interest rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                Banc of America Funding Corporation, as Depositor

Certificate No.:

Cut-off Date:               June 1, 2006

First Distribution Date:    July 20, 2006

Initial Certificate
Balance of this
Certificate
("Denomination"):           $[__________]

Initial Class Certificate
Balance of this Class:      $97,840,000.00

Pass-Through Rate:          Variable

CUSIP No.:                  05950H AF 8

ISIN No.:                   US05950HAF82

     THIS CERTIFIES THAT __________ is the registered owner of the Percentage
Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a
Trust consisting primarily of the Mortgage Loans deposited by Banc of America
Funding Corporation (the "Depositor"). The Trust was created pursuant to a
Pooling and Servicing Agreement, dated June 29, 2006 (the "Pooling and Servicing
Agreement"), among the Depositor, Wells Fargo Bank, N.A., as servicer (the
"Servicer") and as securities administrator (the "Securities Administrator"), and U.S. Bank National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing
Agreement, to which Pooling and Servicing Agreement the Holder of this
Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate
Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence

                                     A-3A1-2

an obligation of, or an interest in, and is not guaranteed by the Depositor, the
Servicer, the Securities Administrator or the Trustee or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

     Interest will accrue on these Certificates at a per annum rate equal to the
Net WAC of the Group 3 Mortgage Loans.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate shall not be entitled to any benefit under the Pooling and
Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

                                      * * *

                                     A-3A1-3

                                  EXHIBIT A-3A2

                    [FORM OF FACE OF CLASS 3-A-2 CERTIFICATE]

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2006-F
                                   Class 3-A-2

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR
ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF
1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS
DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY,
THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE
AMOUNT SET FORTH BELOW.

AFTER THE SENIOR CREDIT SUPPORT DEPLETION DATE, THE PRINCIPAL PORTION OF
REALIZED LOSSES ALLOCATED TO THE CLASS 3-A-1 CERTIFICATES WILL BE BORNE BY THE
CLASS 3-A-2 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT
REFERRED TO HEREIN.

                                     A-3A2-1

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2006-F
                                   Class 3-A-2

evidencing an interest in a Trust consisting primarily of three loan groups of adjustable interest rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                Banc of America Funding Corporation, as Depositor

Certificate No.:

Cut-off Date:               June 1, 2006

First Distribution Date:    July 20, 2006

Initial Certificate
Balance of this
Certificate
("Denomination"):           $[__________]

Initial Class Certificate
Balance of this Class:      $10,180,000.00

Pass-Through Rate:          Variable

CUSIP No.:                  05950H AG 6

ISIN No.:                   US05950HAG65

     THIS CERTIFIES THAT __________ is the registered owner of the Percentage
Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a
Trust consisting primarily of the Mortgage Loans deposited by Banc of America
Funding Corporation (the "Depositor"). The Trust was created pursuant to a
Pooling and Servicing Agreement, dated June 29, 2006 (the "Pooling and Servicing
Agreement"), among the Depositor, Wells Fargo Bank, N.A., as servicer (the
"Servicer") and as securities administrator (the "Securities Administrator"), and U.S. Bank National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing
Agreement, to which Pooling and Servicing Agreement the Holder of this
Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate
Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence

                                    A-3A2-2

an obligation of, or an interest in, and is not guaranteed by the Depositor, the
Servicer, the Securities Administrator or the Trustee or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

     Interest will accrue on these Certificates at a per annum rate equal to the
Net WAC of the Group 3 Mortgage Loans.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate shall not be entitled to any benefit under the Pooling and
Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

                                      * * *

                                     A-3A2-3

                                  EXHIBIT B-B1

                     [FORM OF FACE OF CLASS B-1 CERTIFICATE]

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2006-F
                                    Class B-1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR
ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF
1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS
DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY,
THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE
AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE SENIOR CERTIFICATES
OF ALL GROUPS AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

IF THE RATING OF THIS CERTIFICATE IS NO LONGER AT LEAST BBB- OR Baa3, TRANSFER
OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO THE
SECURITIES ADMINISTRATOR EITHER (I) A REPRESENTATION LETTER STATING THAT (A) IT
IS NOT, AND IS NOT ACTING ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR ARRANGEMENT,
INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT
INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE CODE OR ANY FEDERAL,
STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS SIMILAR TO ERISA OR THE CODE
(COLLECTIVELY, A "PLAN") OR USING THE ASSETS OF A PLAN TO EFFECT SUCH PURCHASE
OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO PURCHASE
THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS
DEFINED IN SECTION V(E) OF

                                     B-B1-1

PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), 60 FED. REG. 35925
(JULY 12, 1995)), THAT THERE IS NO PLAN WITH RESPECT TO WHICH THE AMOUNT OF SUCH
GENERAL ACCOUNT'S RESERVES AND LIABILITIES FOR THE CONTRACT(S) HELD BY OR ON
BEHALF OF SUCH PLAN AND ALL OTHER PLANS MAINTAINED BY THE SAME EMPLOYER (OR
AFFILIATE THEREOF AS DEFINED IN SECTION V(A)(1) OF PTE 95-60) OR BY THE SAME
EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE TOTAL OF ALL RESERVES AND LIABILITIES
OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS ARE DETERMINED UNDER SECTION I(A) OF
PTE 95-60) AT THE DATE OF ACQUISITION AND ALL PLANS THAT HAVE AN INTEREST IN
SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE 95-60 APPLIES, OR (II) AN OPINION OF
COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE SECURITIES ADMINISTRATOR TO
THE EFFECT THAT THE PURCHASE OR HOLDING OF SUCH OFFERED CERTIFICATE BY OR ON
BEHALF OF SUCH PLAN WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED
TRANSACTION WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR SIMILAR LAW
AND WILL NOT SUBJECT THE TRUSTEE, THE DEPOSITOR, THE SECURITIES ADMINISTRATOR OR
THE SERVICER TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING
AND SERVICING AGREEMENT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE
SECURITIES ADMINISTRATOR OR THE SERVICER. EACH PERSON WHO ACQUIRES THIS
CERTIFICATE OR ANY INTEREST THEREIN WILL BE DEEMED TO HAVE MADE THE
REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN THE
PRECEDING SENTENCE, UNLESS SUCH PERSON HAS PROVIDED SUCH REPRESENTATION LETTER
OR OPINION OF COUNSEL REFERRED TO IN THE PRECEDING SENTENCE TO THE SECURITIES
ADMINISTRATOR. THE POOLING AND SERVICING AGREEMENT PROVIDES THAT ANY ATTEMPTED
OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL
AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.

                                     B-B1-2

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2006-F
                                    Class B-1

evidencing an interest in a Trust consisting primarily of three loan groups of adjustable interest rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                Banc of America Funding Corporation, as Depositor

Certificate No.:

Cut-off Date:               June 1, 2006

First Distribution Date:    July 20, 2006

Initial Certificate
Balance of this
Certificate
("Denomination"):           $[_________]

Initial Class Certificate
Balance of this Class:      $14,621,000.00

Pass-Through Rate:          Variable

CUSIP No.:                  05950H AH 4

ISIN No.:                   US05950HAH49

     THIS CERTIFIES THAT __________ is the registered owner of the Percentage
Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a
Trust consisting primarily of the Mortgage Loans deposited by Banc of America
Funding Corporation (the "Depositor"). The Trust was created pursuant to a
Pooling and Servicing Agreement, dated June 29, 2006 (the "Pooling and Servicing
Agreement"), among the Depositor, Wells Fargo Bank, N.A., as servicer (the
"Servicer") and as securities administrator (the "Securities Administrator"), and U.S. Bank National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing
Agreement, to which Pooling and Servicing Agreement the Holder of this
Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate
Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence

                                     B-B1-3

an obligation of, or an interest in, and is not guaranteed by the Depositor, the
Servicer, the Securities Administrator or the Trustee or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

     Interest will accrue on these Certificates at a per annum rate equal to the weighted average (based on the Group Subordinate Amount for each Loan Group) of the Net WAC of each of the Group 1 Mortgage Loans, the Group 2 Mortgage Loans
and the Group 3 Mortgage Loans.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate shall not be entitled to any benefit under the Pooling and
Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

                                      * * *

                                     B-B1-4

                                  EXHIBIT B-B2

                     [FORM OF FACE OF CLASS B-2 CERTIFICATE]

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2006-F
                                    Class B-2

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR
ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF
1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS
DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY,
THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE
AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE SENIOR CERTIFICATES
OF ALL GROUPS AND THE CLASS B-1 CERTIFICATES AS DESCRIBED IN THE POOLING AND
SERVICING AGREEMENT.

IF THE RATING OF THIS CERTIFICATE IS NO LONGER AT LEAST BBB- OR Baa3, TRANSFER
OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO THE
SECURITIES ADMINISTRATOR EITHER (I) A REPRESENTATION LETTER STATING THAT (A) IT
IS NOT, AND IS NOT ACTING ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR ARRANGEMENT,
INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT
INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE CODE OR ANY FEDERAL,
STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS SIMILAR TO ERISA OR THE CODE
(COLLECTIVELY, A "PLAN") OR USING THE ASSETS OF A PLAN TO EFFECT SUCH PURCHASE
OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO PURCHASE
THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS
DEFINED IN SECTION V(E) OF

                                     B-B2-1

PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), 60 FED. REG. 35925
(JULY 12, 1995)), THAT THERE IS NO PLAN WITH RESPECT TO WHICH THE AMOUNT OF SUCH
GENERAL ACCOUNT'S RESERVES AND LIABILITIES FOR THE CONTRACT(S) HELD BY OR ON
BEHALF OF SUCH PLAN AND ALL OTHER PLANS MAINTAINED BY THE SAME EMPLOYER (OR
AFFILIATE THEREOF AS DEFINED IN SECTION V(A)(1) OF PTE 95-60) OR BY THE SAME
EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE TOTAL OF ALL RESERVES AND LIABILITIES
OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS ARE DETERMINED UNDER SECTION I(A) OF
PTE 95-60) AT THE DATE OF ACQUISITION AND ALL PLANS THAT HAVE AN INTEREST IN
SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE 95-60 APPLIES, OR (II) AN OPINION OF
COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE SECURITIES ADMINISTRATOR TO
THE EFFECT THAT THE PURCHASE OR HOLDING OF SUCH OFFERED CERTIFICATE BY OR ON
BEHALF OF SUCH PLAN WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED
TRANSACTION WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR SIMILAR LAW
AND WILL NOT SUBJECT THE TRUSTEE, THE DEPOSITOR, THE SECURITIES ADMINISTRATOR OR
THE SERVICER TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING
AND SERVICING AGREEMENT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE
SECURITIES ADMINISTRATOR OR THE SERVICER. EACH PERSON WHO ACQUIRES THIS
CERTIFICATE OR ANY INTEREST THEREIN WILL BE DEEMED TO HAVE MADE THE
REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN THE
PRECEDING SENTENCE, UNLESS SUCH PERSON HAS PROVIDED SUCH REPRESENTATION LETTER
OR OPINION OF COUNSEL REFERRED TO IN THE PRECEDING SENTENCE TO THE SECURITIES
ADMINISTRATOR. THE POOLING AND SERVICING AGREEMENT PROVIDES THAT ANY ATTEMPTED
OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL
AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.

                                     B-B2-2

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2006-F
                                    Class B-2

evidencing an interest in a Trust consisting primarily of three loan groups of adjustable interest rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                Banc of America Funding Corporation, as Depositor

Certificate No.:

Cut-off Date:               June 1, 2006

First Distribution Date:    July 20, 2006

Initial Certificate
Balance of this
Certificate
("Denomination"):           $[_________]

Initial Class Certificate
Balance of this Class:      $3,936,000.00

Pass-Through Rate:          Variable

CUSIP No.:                  05950H AJ 0

ISIN No.:                   US05950HAJ05

     THIS CERTIFIES THAT __________ is the registered owner of the Percentage
Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a
Trust consisting primarily of the Mortgage Loans deposited by Banc of America
Funding Corporation (the "Depositor"). The Trust was created pursuant to a
Pooling and Servicing Agreement, dated June 29, 2006 (the "Pooling and Servicing
Agreement"), among the Depositor, Wells Fargo Bank, N.A., as servicer (the
"Servicer") and as securities administrator (the "Securities Administrator"), and U.S. Bank National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing
Agreement, to which Pooling and Servicing Agreement the Holder of this
Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate
Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence

                                     B-B2-3

an obligation of, or an interest in, and is not guaranteed by the Depositor, the
Servicer, the Securities Administrator or the Trustee or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

     Interest will accrue on these Certificates at a per annum rate equal to the weighted average (based on the Group Subordinate Amount for each Loan Group) of the Net WAC of each of the Group 1 Mortgage Loans, the Group 2 Mortgage Loans
and the Group 3 Mortgage Loans.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate shall not be entitled to any benefit under the Pooling and
Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

                                      * * *

                                     B-B2-4

                                  EXHIBIT B-B3

                     [FORM OF FACE OF CLASS B-3 CERTIFICATE]

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2006-F
                                    Class B-3

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR
ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF
1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS
DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY,
THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE
AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE SENIOR CERTIFICATES
OF ALL GROUPS, THE CLASS B-1 CERTIFICATES AND THE CLASS B-2 CERTIFICATES AS
DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

IF THE RATING OF THIS CERTIFICATE IS NO LONGER AT LEAST BBB- OR Baa3, TRANSFER
OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO THE
SECURITIES ADMINISTRATOR EITHER (I) A REPRESENTATION LETTER STATING THAT (A) IT
IS NOT, AND IS NOT ACTING ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR ARRANGEMENT,
INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT
INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE CODE OR ANY FEDERAL,
STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS SIMILAR TO ERISA OR THE CODE
(COLLECTIVELY, A "PLAN") OR USING THE ASSETS OF A PLAN TO EFFECT SUCH PURCHASE
OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO PURCHASE
THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS
DEFINED IN SECTION V(E) OF

                                     B-B3-1

PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), 60 FED. REG. 35925
(JULY 12, 1995)), THAT THERE IS NO PLAN WITH RESPECT TO WHICH THE AMOUNT OF SUCH
GENERAL ACCOUNT'S RESERVES AND LIABILITIES FOR THE CONTRACT(S) HELD BY OR ON
BEHALF OF SUCH PLAN AND ALL OTHER PLANS MAINTAINED BY THE SAME EMPLOYER (OR
AFFILIATE THEREOF AS DEFINED IN SECTION V(A)(1) OF PTE 95-60) OR BY THE SAME
EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE TOTAL OF ALL RESERVES AND LIABILITIES
OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS ARE DETERMINED UNDER SECTION I(A) OF
PTE 95-60) AT THE DATE OF ACQUISITION AND ALL PLANS THAT HAVE AN INTEREST IN
SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE 95-60 APPLIES, OR (II) AN OPINION OF
COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE SECURITIES ADMINISTRATOR TO
THE EFFECT THAT THE PURCHASE OR HOLDING OF SUCH OFFERED CERTIFICATE BY OR ON
BEHALF OF SUCH PLAN WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED
TRANSACTION WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR SIMILAR LAW
AND WILL NOT SUBJECT THE TRUSTEE, THE DEPOSITOR, THE SECURITIES ADMINISTRATOR OR
THE SERVICER TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING
AND SERVICING AGREEMENT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE
SECURITIES ADMINISTRATOR OR THE SERVICER. EACH PERSON WHO ACQUIRES THIS
CERTIFICATE OR ANY INTEREST THEREIN WILL BE DEEMED TO HAVE MADE THE
REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN THE
PRECEDING SENTENCE, UNLESS SUCH PERSON HAS PROVIDED SUCH REPRESENTATION LETTER
OR OPINION OF COUNSEL REFERRED TO IN THE PRECEDING SENTENCE TO THE SECURITIES
ADMINISTRATOR. THE POOLING AND SERVICING AGREEMENT PROVIDES THAT ANY ATTEMPTED
OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL
AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.

                                     B-B3-2

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2006-F
                                    Class B-3

evidencing an interest in a Trust consisting primarily of three loan groups of adjustable interest rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                Banc of America Funding Corporation, as Depositor

Certificate No.:

Cut-off Date:               June 1, 2006

First Distribution Date:    July 20, 2006

Initial Certificate
Balance of this
Certificate
("Denomination"):           $[_________]

Initial Class Certificate
Balance of this Class:      $2,531,000.00

Pass-Through Rate:          Variable

CUSIP No.:                  05950H AK 7

ISIN No.:                   US05950HAK77

     THIS CERTIFIES THAT __________ is the registered owner of the Percentage
Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a
Trust consisting primarily of the Mortgage Loans deposited by Banc of America
Funding Corporation (the "Depositor"). The Trust was created pursuant to a
Pooling and Servicing Agreement, dated June 29, 2006 (the "Pooling and Servicing
Agreement"), among the Depositor, Wells Fargo Bank, N.A., as servicer (the
"Servicer") and as securities administrator (the "Securities Administrator"), and U.S. Bank National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing
Agreement, to which Pooling and Servicing Agreement the Holder of this
Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate
Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence

                                     B-B3-3

an obligation of, or an interest in, and is not guaranteed by the Depositor, the
Servicer, the Securities Administrator or the Trustee or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

     Interest will accrue on these Certificates at a per annum rate equal to the weighted average (based on the Group Subordinate Amount for each Loan Group) of the Net WAC of each of the Group 1 Mortgage Loans, the Group 2 Mortgage Loans
and the Group 3 Mortgage Loans.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate shall not be entitled to any benefit under the Pooling and
Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

                                      * * *

                                     B-B3-4

                                  EXHIBIT B-B4

                     [FORM OF FACE OF CLASS B-4 CERTIFICATE]

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2006-F
                                    Class B-4

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF
1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS
DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY,
THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE
AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE SENIOR CERTIFICATES
OF ALL GROUPS, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES AND THE
CLASS B-3 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS
AMENDED (THE "1933 ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT
REGISTRATION THEREOF UNDER THE 1933 ACT MAY ONLY BE MADE IN A TRANSACTION
EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE
WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN.

UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF
OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT
ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS
AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW")
WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN
"PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW.
TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO
THE SECURITIES ADMINISTRATOR EITHER (I) A REPRESENTATION LETTER, IN FORM AND
SUBSTANCE SATISFACTORY TO THE SECURITIES ADMINISTRATOR, STATING THAT (A) IT IS
NOT, AND IS NOT ACTING ON BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY
SUCH PLAN TO EFFECT SUCH PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE
SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY
GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED
TRANSACTION CLASS

                                     B-B4-1

EXEMPTION 95-60 ("PTE 95-60"), 60 FED. REG. 35925 (JULY 12, 1995)), THERE IS NO
PLAN WITH RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT'S RESERVES AND
LIABILITIES FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH PLAN AND ALL OTHER
PLANS MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN
SECTION V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10%
OF THE TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH
AMOUNTS ARE DETERMINED UNDER SECTION I(A) OF PTE 95-60) AT THE DATE OF
ACQUISITION AND ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE
PLANS TO WHICH PTE 95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND
SUBSTANCE SATISFACTORY TO THE SECURITIES ADMINISTRATOR, TO THE EFFECT THAT THE
PURCHASE OR HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT
CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION WITHIN THE MEANING
OF ERISA, SECTION 4975 OF THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE
DEPOSITOR, THE SERVICER, THE SECURITIES ADMINISTRATOR OR THE TRUSTEE TO ANY
OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING
AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN
SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE REPRESENTATION
LETTER REFERRED TO IN THE PRECEDING SENTENCE, UNLESS SUCH PERSON SHALL HAVE
PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO IN THE
PRECEDING SENTENCE TO THE SECURITIES ADMINISTRATOR. THE POOLING AND SERVICING
AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF
THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY
PURPORTED TRANSFEREE.

                                     B-B4-2

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2006-F
                                    Class B-4

evidencing an interest in a Trust consisting primarily of three loan groups of adjustable interest rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                Banc of America Funding Corporation, as Depositor

Certificate No.:

Cut-off Date:               June 1, 2006

First Distribution Date:    July 20, 2006

Initial Certificate
Balance of this
Certificate
("Denomination"):           [__________]

Initial Class Certificate
Balance of this Class:      $1,406,000.00

Pass-Through Rate:          Variable

CUSIP No.:                  05950H AL 5

ISIN No.:                   US05950HAL50

     THIS CERTIFIES THAT __________ is the registered owner of the Percentage
Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a
Trust consisting primarily of the Mortgage Loans deposited by Banc of America
Funding Corporation (the "Depositor"). The Trust was created pursuant to a
Pooling and Servicing Agreement, dated June 29, 2006 (the "Pooling and Servicing
Agreement"), among the Depositor, Wells Fargo Bank, N.A., as servicer (the
"Servicer") and as securities administrator (the "Securities Administrator"), and U.S. Bank National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing
Agreement, to which Pooling and Servicing Agreement the Holder of this
Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate
Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence

                                     B-B4-3

an obligation of, or an interest in, and is not guaranteed by the Depositor, the
Servicer, the Securities Administrator or the Trustee or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

     Interest will accrue on these Certificates at a per annum rate equal to the weighted average (based on the Group Subordinate Amount for each Loan Group) of the Net WAC of each of the Group 1 Mortgage Loans, the Group 2 Mortgage Loans
and the Group 3 Mortgage Loans.

     No transfer of a Certificate of this Class shall be made unless such transfer is exempt from the registration requirements of the Securities Act of
1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, (i) unless the transfer is made in reliance on Rule 144A under the
1933 Act, the Securities Administrator or the Depositor may require a written
Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Securities Administrator and the
Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the 1933 Act and such laws, which Opinion of
Counsel shall not be an expense of the Securities Administrator or the Depositor and (ii) the Securities Administrator shall require a certificate from the
Certificateholder desiring to effect such transfer substantially in the form attached to the Pooling and Servicing Agreement as Exhibit G-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached to the Pooling and Servicing Agreement either as Exhibit G-2A or as
Exhibit G-2B, which certificates shall not be an expense of the Securities
Administrator or the Depositor; provided that the foregoing requirements under clauses (i) and (ii) shall not apply to a transfer of a Private Certificate between or among the Depositor, the Sponsor, their affiliates or both. The
Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Securities Administrator and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate shall not be entitled to any benefit under the Pooling and
Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

                                      * * *

                                     B-B4-4

                                  EXHIBIT B-B5

                     [FORM OF FACE OF CLASS B-5 CERTIFICATE]

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2006-F
                                    Class B-5

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF
1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS
DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY,
THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE
AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE SENIOR CERTIFICATES
OF ALL GROUPS, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES, THE CLASS
B-3 CERTIFICATES AND THE CLASS B-4 CERTIFICATES AS DESCRIBED IN THE POOLING AND
SERVICING AGREEMENT.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS
AMENDED (THE "1933 ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT
REGISTRATION THEREOF UNDER THE 1933 ACT MAY ONLY BE MADE IN A TRANSACTION
EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE
WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN.

UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF
OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT
ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS
AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW")
WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN
"PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW.
TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO
THE SECURITIES ADMINISTRATOR EITHER (I) A REPRESENTATION LETTER, IN FORM AND
SUBSTANCE SATISFACTORY TO THE SECURITIES ADMINISTRATOR, STATING THAT (A) IT IS
NOT, AND IS NOT ACTING ON BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY
SUCH PLAN TO EFFECT SUCH PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE
SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY
GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED
TRANSACTION CLASS

                                     B-B5-1

EXEMPTION 95-60 ("PTE 95-60"), 60 FED. REG. 35925 (JULY 12, 1995)), THERE IS NO
PLAN WITH RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT'S RESERVES AND
LIABILITIES FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH PLAN AND ALL OTHER
PLANS MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN
SECTION V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10%
OF THE TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH
AMOUNTS ARE DETERMINED UNDER SECTION I(A) OF PTE 95-60) AT THE DATE OF
ACQUISITION AND ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE
PLANS TO WHICH PTE 95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND
SUBSTANCE SATISFACTORY TO THE SECURITIES ADMINISTRATOR, TO THE EFFECT THAT THE
PURCHASE OR HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT
CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION WITHIN THE MEANING
OF ERISA, SECTION 4975 OF THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE
DEPOSITOR, THE SERVICER, THE SECURITIES ADMINISTRATOR OR THE TRUSTEE TO ANY
OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING
AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN
SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE REPRESENTATION
LETTER REFERRED TO IN THE PRECEDING SENTENCE, UNLESS SUCH PERSON SHALL HAVE
PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO IN THE
PRECEDING SENTENCE TO THE SECURITIES ADMINISTRATOR. THE POOLING AND SERVICING
AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF
THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY
PURPORTED TRANSFEREE.

                                     B-B5-2

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2006-F
                                    Class B-5

evidencing an interest in a Trust consisting primarily of three loan groups of adjustable interest rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                Banc of America Funding Corporation, as Depositor

Certificate No.:

Cut-off Date:               June 1, 2006

First Distribution Date:    July 20, 2006

Initial Certificate
Balance of this
Certificate
("Denomination"):           $[__________]

Initial Class Certificate
Balance of this Class:      $1,405,000.00

Pass-Through Rate:          Variable

CUSIP No.:                  05950H AM 3

ISIN No.:                   US05950HAM34

     THIS CERTIFIES THAT __________ is the registered owner of the Percentage
Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a
Trust consisting primarily of the Mortgage Loans deposited by Banc of America
Funding Corporation (the "Depositor"). The Trust was created pursuant to a
Pooling and Servicing Agreement, dated June 29, 2006 (the "Pooling and Servicing
Agreement"), among the Depositor, Wells Fargo Bank, N.A., as servicer (the
"Servicer") and as securities administrator (the "Securities Administrator"), and U.S. Bank National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing
Agreement, to which Pooling and Servicing Agreement the Holder of this
Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate
Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence

                                     B-B5-3

an obligation of, or an interest in, and is not guaranteed by the Depositor, the
Servicer, the Securities Administrator or the Trustee or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

     Interest will accrue on these Certificates at a per annum rate equal to the weighted average (based on the Group Subordinate Amount for each Loan Group) of the Net WAC of each of the Group 1 Mortgage Loans, the Group 2 Mortgage Loans
and the Group 3 Mortgage Loans.

     No transfer of a Certificate of this Class shall be made unless such transfer is exempt from the registration requirements of the Securities Act of
1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, (i) unless the transfer is made in reliance on Rule 144A under the
1933 Act, the Securities Administrator or the Depositor may require a written
Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Securities Administrator and the
Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the 1933 Act and such laws, which Opinion of
Counsel shall not be an expense of the Securities Administrator or the Depositor and (ii) the Securities Administrator shall require a certificate from the
Certificateholder desiring to effect such transfer substantially in the form attached to the Pooling and Servicing Agreement as Exhibit G-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached to the Pooling and Servicing Agreement either as Exhibit G-2A or as
Exhibit G-2B, which certificates shall not be an expense of the Securities
Administrator or the Depositor; provided that the foregoing requirements under clauses (i) and (ii) shall not apply to a transfer of a Private Certificate between or among the Depositor, the Sponsor, their affiliates or both. The
Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Securities Administrator and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate shall not be entitled to any benefit under the Pooling and
Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

                                      * * *

                                     B-B5-4

                                  EXHIBIT B-B6

                     [FORM OF FACE OF CLASS B-6 CERTIFICATE]

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2006-F
                                    Class B-6

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF
1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS
DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY,
THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE
AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE SENIOR CERTIFICATES
OF ALL GROUPS, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES, THE CLASS
B-3 CERTIFICATES, THE CLASS B-4 CERTIFICATES AND THE CLASS B-5 CERTIFICATES AS
DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS
AMENDED (THE "1933 ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT
REGISTRATION THEREOF UNDER THE 1933 ACT MAY ONLY BE MADE IN A TRANSACTION
EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE
WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN.

UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF
OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT
ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS
AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW")
WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN
"PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW.
TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO
THE SECURITIES ADMINISTRATOR EITHER (I) A REPRESENTATION LETTER, IN FORM AND
SUBSTANCE SATISFACTORY TO THE SECURITIES ADMINISTRATOR, STATING THAT (A) IT IS
NOT, AND IS NOT ACTING ON BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY
SUCH PLAN TO EFFECT SUCH PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE
SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY
GENERAL ACCOUNT" (AS SUCH

                                     B-B6-1

TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60
("PTE 95-60"), 60 FED. REG. 35925 (JULY 12, 1995)), THERE IS NO PLAN WITH
RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT'S RESERVES AND LIABILITIES
FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH PLAN AND ALL OTHER PLANS
MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION
V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE
TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS
ARE DETERMINED UNDER SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND
ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE
95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY
TO THE SECURITIES ADMINISTRATOR, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF
THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT CONSTITUTE OR RESULT IN A
NON-EXEMPT PROHIBITED TRANSACTION WITHIN THE MEANING OF ERISA, SECTION 4975 OF
THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE SERVICER, THE
SECURITIES ADMINISTRATOR OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE
UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS
CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE MADE THE
REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN THE
PRECEDING SENTENCE, UNLESS SUCH PERSON SHALL HAVE PROVIDED SUCH REPRESENTATION
LETTER OR THE OPINION OF COUNSEL REFERRED TO IN THE PRECEDING SENTENCE TO THE
SECURITIES ADMINISTRATOR. THE POOLING AND SERVICING AGREEMENT PROVIDES THAT ANY
ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL
BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.

                                     B-B6-2

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2006-F
                                    Class B-6

evidencing an interest in a Trust consisting primarily of three loan groups of adjustable interest rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                Banc of America Funding Corporation, as Depositor

Certificate No.:

Cut-off Date:               June 1, 2006

First Distribution Date:    July 20, 2006

Initial Certificate
Balance of this
Certificate
("Denomination"):           $[_________]

Initial Class Certificate
Balance of this Class:      $1,406,497.00

Pass-Through Rate:          Variable

CUSIP No.:                  05950H AN 1

ISIN No.:                   US05950HAN17

     THIS CERTIFIES THAT __________ is the registered owner of the Percentage
Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a
Trust consisting primarily of the Mortgage Loans deposited by Banc of America
Funding Corporation (the "Depositor"). The Trust was created pursuant to a
Pooling and Servicing Agreement, dated June 29, 2006 (the "Pooling and Servicing
Agreement"), among the Depositor, Wells Fargo Bank, N.A., as servicer (the
"Servicer") and as securities administrator (the "Securities Administrator"), and U.S. Bank National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing
Agreement, to which Pooling and Servicing Agreement the Holder of this
Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate
Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence

                                     B-B6-3

an obligation of, or an interest in, and is not guaranteed by the Depositor, the
Servicer, the Securities Administrator or the Trustee or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

     Interest will accrue on these Certificates at a per annum rate equal to the weighted average (based on the Group Subordinate Amount for each Loan Group) of the Net WAC of each of the Group 1 Mortgage Loans, the Group 2 Mortgage Loans
and the Group 3 Mortgage Loans.

     No transfer of a Certificate of this Class shall be made unless such transfer is exempt from the registration requirements of the Securities Act of
1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, (i) unless the transfer is made in reliance on Rule 144A under the
1933 Act, the Securities Administrator or the Depositor may require a written
Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Securities Administrator and the
Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the 1933 Act and such laws, which Opinion of
Counsel shall not be an expense of the Securities Administrator or the Depositor and (ii) the Securities Administrator shall require a certificate from the
Certificateholder desiring to effect such transfer substantially in the form attached to the Pooling and Servicing Agreement as Exhibit G-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached to the Pooling and Servicing Agreement either as Exhibit G-2A or as
Exhibit G-2B, which certificates shall not be an expense of the Securities
Administrator or the Depositor; provided that the foregoing requirements under clauses (i) and (ii) shall not apply to a transfer of a Private Certificate between or among the Depositor, the Sponsor, their affiliates or both. The
Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Securities Administrator and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate shall not be entitled to any benefit under the Pooling and
Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

                                      * * *

                                     B-B6-4

                                    EXHIBIT C

                      [FORM OF REVERSE OF ALL CERTIFICATES]

                       BANC OF AMERICA FUNDING CORPORATION
                       Mortgage Pass-Through Certificates

     This Certificate is one of a duly authorized issue of Certificates designated as Banc of America Funding Corporation Mortgage Pass-Through
Certificates, of the Series specified on the face hereof (collectively, the
"Certificates"), and representing a beneficial ownership interest in the Trust created by the Pooling and Servicing Agreement.

     The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for payment hereunder and that the Securities Administrator is not liable to the
Certificateholders for any amount payable under this Certificate or the Pooling and Servicing Agreement or, except as expressly provided in the Pooling and
Servicing Agreement, subject to any liability under the Pooling and Servicing
Agreement.

     This Certificate does not purport to summarize the Pooling and Servicing
Agreement and reference is made to the Pooling and Servicing Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Securities
Administrator.

     Pursuant to the terms of the Pooling and Servicing Agreement, a distribution will be made on the 20th day of each calendar month (or, if such day is not a Business Day, the next Business Day) (each, a "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the
Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount required pursuant to the Pooling and
Servicing Agreement. The Record Date applicable to each Distribution Date is the last Business Day of the month immediately preceding the month of such
Distribution Date or the Business Day immediately preceding such Distribution
Date, as set forth in the Pooling and Servicing Agreement.

     On each Distribution Date, the Securities Administrator shall distribute out of the Certificate Account to each Certificateholder of record on the related Record Date (other than with respect to the final distribution) (a) by check mailed to such Certificateholder entitled to receive a distribution on such Distribution Date at the address appearing in the Certificate Register, or
(b) upon written request by the Holder of a Regular Certificate, by wire transfer or by such other means of payment as such Certificateholder and the
Securities Administrator shall agree upon, such Certificateholder's Percentage
Interest in the amount to which the related Class of Certificates is entitled in accordance with the priorities set forth in Section 5.02 of the Pooling and
Servicing Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentation and surrender of such Certificate to the
Securities Administrator as contemplated by Section 10.01 of the Pooling and
Servicing Agreement.

     The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Securities

                                       C-1

Administrator and the rights of the Certificateholders under the Pooling and
Servicing Agreement at any time by the Depositor, the Servicer, the Securities
Administrator and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Pooling and
Servicing Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Securities Administrator upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Securities Administrator accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator and the Certificate Registrar
duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

     The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new
Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     No service charge will be made for any such registration of transfer or exchange, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Depositor, the Servicer, the Certificate Registrar, the Securities
Administrator and the Trustee and any agent of the Depositor, the Servicer, the
Certificate Registrar, the Securities Administrator or the Trustee may treat the
Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Certificate Registrar,
the Securities Administrator, the Trustee or any such agent shall be affected by any notice to the contrary.

     On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans in all Loan Groups is less than 10% of the aggregate Cut-off
Date Pool Principal Balance of such Mortgage Loans, the Servicer has the option to purchase such Mortgage Loans under the conditions set forth in Section 10.01 of the Pooling and Servicing Agreement. In the event that no such optional repurchase occurs, the obligations and responsibilities created by the Pooling and Servicing Agreement will terminate upon the later of the maturity or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust or the disposition of all property in respect thereof and the distribution to Certificateholders of all amounts required to be distributed pursuant to the Pooling and Servicing Agreement. In no event shall the Trust created by the Pooling and Servicing Agreement

                                       C-2

continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United
States to the Court of St. James, living on the date thereof.

     Any term used herein that is defined in the Pooling and Servicing Agreement shall have the meaning assigned in the Pooling and Servicing Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                       C-3

     IN WITNESS WHEREOF, the Securities Administrator has caused this
Certificate to be duly executed.

Dated:

                                        WELLS FARGO BANK, N.A.,
                                        as Securities Administrator

                                        By
                                           -------------------------------------
                                           Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Certificates referred to in the Pooling and Servicing
Agreement referenced herein.

                                        WELLS FARGO BANK, N.A.,
                                        as Securities Administrator

                                        By
                                           -------------------------------------
                                           Authorized Signatory

                                       C-4

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

     I (We) further direct the Securities Administrator to issue a new
Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:

                                        ----------------------------------------
                                        Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ____________________________________________________ for the
account of ___________________, account number _________________________, or, if mailed by check, to Applicable statements should be mailed to __________________
____________________________

     This information is provided by _________, the assignee named above, or, as its agent.

                                       C-5

                                  EXHIBIT D-1
                       LOAN GROUP 1 MORTGAGE LOAN SCHEDULE

                                      D-1-1

                                                                     EXHIBIT D-1

LOANID    OCC       PROPTYPE     OTERM CORTERM OLTV  RATE  FPDATE    NDDATE   S_MATDATE PANDI     PTDATE   OBAL         COBAL
------------------------------------------------------------------------------------------------------------------------------------

 45890829 Primary   SFR            360     343    80  5.25  2/1/2005 7/1/2006  1/1/2035  2,236.28 6/1/2006   511,150.00   511,150.00
 48296842 Primary   SFR            360     344    80  5.25  3/1/2005 7/1/2006  2/1/2035  2,117.50 6/1/2006   484,000.00   484,000.00
 48341556 Primary   SFR            360     342 43.01   4.5  1/1/2005 7/1/2006 12/1/2034  3,750.00 6/1/2006 1,000,000.00 1,000,000.00
 48367338 Primary   SFR            360     342 77.76   4.5  1/1/2005 7/1/2006 12/1/2034  1,866.98 6/1/2006   500,000.00   497,860.08
 48382311 Primary   SFR            360     342 71.75   4.5  1/1/2005 7/1/2006 12/1/2034  3,000.00 6/1/2006   800,000.00   800,000.00
 48420012 Primary   SFR            360     341    80   4.5 12/1/2004 7/1/2006 11/1/2034  2,040.00 6/1/2006   544,000.00   544,000.00
 48649263 Primary   SFR            360     342 79.85   4.5  1/1/2005 7/1/2006 12/1/2034  1,972.69 6/1/2006   527,000.00   526,050.00
 50913193 Primary   SFR            360     345    80  5.25  4/1/2005 7/1/2006  3/1/2035  2,721.72 6/1/2006   622,108.00   622,108.00
 51413813 Primary   Condo - High   360     346    80  5.25  5/1/2005 7/1/2006  4/1/2035  1,977.50 6/1/2006   452,000.00   452,000.00
 53944757 Primary   Condo - High   360     348    80  5.25  7/1/2005 7/1/2006  6/1/2035  1,890.70 6/1/2006   432,160.00   432,160.00
 54222633 Primary   SFR            360     349 22.73 4.875  8/1/2005 7/1/2006  7/1/2035 10,154.19 6/1/2006 2,500,000.00 2,499,492.19
 54398573 Primary   Condo - High   360     356 77.59 5.375  3/1/2006 6/1/2006  2/1/2036 10,078.13 5/1/2006 2,250,000.00 2,250,000.00
 54750559 Secondary SFR            360     350 71.43 5.375  9/1/2005 7/1/2006  8/1/2035  6,718.75 6/1/2006 1,500,000.00 1,500,000.00
 54887476 Primary   SFR            360     349    80     5  8/1/2005 7/1/2006  7/1/2035  2,499.48 6/1/2006   600,000.00   599,875.00
 55127914 Secondary SFR            360     350    75  5.25  9/1/2005 6/1/2006  8/1/2035  3,445.31 5/1/2006   787,500.00   787,500.00
 56397938 Primary   SFR            360     350 35.21 4.875  9/1/2005 7/1/2006  8/1/2035 10,156.25 6/1/2006 2,500,000.00 2,500,000.00
 57018699 Primary   SFR            360     350  56.6   5.5  9/1/2005 6/1/2006  8/1/2035 13,750.00 5/1/2006 3,000,000.00 3,000,000.00
 57168726 Primary   SFR            360     352  45.3 4.875 11/1/2005 7/1/2006 10/1/2035  2,640.63 6/1/2006   650,000.00   650,000.00
 57402521 Primary   SFR            360     352 73.53 5.125 11/1/2005 6/1/2006 10/1/2035 10,677.08 5/1/2006 2,500,000.00 2,500,000.00
 57447724 Secondary SFR            360     351 41.67 4.875 10/1/2005 9/1/2006  9/1/2035 10,156.25 8/1/2006 2,500,000.00 2,500,000.00
 57594491 Primary   SFR            360     350 58.11     5  9/1/2005 8/1/2006  8/1/2035  4,479.17 7/1/2006 1,075,000.00 1,075,000.00
 57727265 Primary   SFR            360     350    80 4.875  9/1/2005 7/1/2006  8/1/2035  2,276.63 6/1/2006   560,400.00   560,400.00
 58001967 Secondary SFR            360     352 61.06   5.5 11/1/2005 7/1/2006 10/1/2035  3,638.25 6/1/2006   793,799.00   793,799.00
 59025486 Secondary SFR            360     352    50 5.375 11/1/2005 7/1/2006 10/1/2035 13,437.50 6/1/2006 3,000,000.00 3,000,000.00
 59159384 Primary   SFR            360     351    70  5.25 10/1/2005 7/1/2006  9/1/2035  7,841.93 6/1/2006 2,380,000.00 1,792,440.63
 59194969 Primary   SFR            360     353 55.71   5.5 12/1/2005 7/1/2006 11/1/2035  9,831.25 6/1/2006 2,145,000.00 2,145,000.00
 59254839 Primary   SFR            360     353 79.55 5.375 12/1/2005 7/1/2006 11/1/2035  1,906.33 6/1/2006   425,600.00   425,600.00
 59274357 Secondary SFR            360     352 79.64  5.25 11/1/2005 7/1/2006 10/1/2035  2,677.50 6/1/2006   612,000.00   612,000.00
 59539569 Primary   SFR            360     356 68.97  4.75  3/1/2006 7/1/2006  2/1/2036  7,896.21 6/1/2006 2,000,000.00 1,994,831.19
 59763482 Primary   SFR            360     357    80 5.625  4/1/2006 7/1/2006  3/1/2036  2,517.60 6/1/2006   437,345.00   435,935.77
 59850313 Primary   SFR            360     353 76.62 5.375 12/1/2005 7/1/2006 11/1/2035  3,303.83 6/1/2006   590,000.00   585,309.49
 59986281 Primary   Condo - High   360     353    80 5.125 12/1/2005 7/1/2006 11/1/2035  2,562.50 6/1/2006   600,000.00   600,000.00
 60008513 Primary   SFR            360     355 74.82 5.375  2/1/2006 7/1/2006  1/1/2036 17,804.69 6/1/2006 3,975,000.00 3,975,000.00
 60022753 Primary   SFR            360     354    65  5.25  1/1/2006 7/1/2006 12/1/2035  9,654.53 6/1/2006 2,206,750.00 2,206,750.00
 60129939 Primary   SFR            360     354 46.24  5.25  1/1/2006 7/1/2006 12/1/2035 10,968.13 6/1/2006 2,520,000.00 2,507,000.00
 60384492 Primary   SFR            360     355    65 5.375  2/1/2006 6/1/2006  1/1/2036  9,607.81 5/1/2006 2,145,000.00 2,145,000.00
 60412947 Primary   SFR            360     354    70     5  1/1/2006 7/1/2006 12/1/2035 10,410.33 6/1/2006 2,499,000.00 2,498,479.37
 60643103 Primary   SFR            360     356    80 5.625  3/1/2006 7/1/2006  2/1/2036  2,344.39 6/1/2006   500,356.00   500,136.14
 60663291 Primary   SFR            360     356    70   5.5  3/1/2006 7/1/2006  2/1/2036  6,416.67 6/1/2006 1,400,000.00 1,400,000.00
 60692266 Secondary SFR            360     356 61.35 5.375  3/1/2006 7/1/2006  2/1/2036  8,954.50 6/1/2006 2,000,000.00 1,999,144.18
 60836202 Primary   Condo - Low    360     354    80   5.5  1/1/2006 7/1/2006 12/1/2035  2,548.33 6/1/2006   556,000.00   556,000.00
 60866779 Primary   SFR            360     354 64.52   5.5  1/1/2006 7/1/2006 12/1/2035  4,583.33 6/1/2006 1,000,000.00 1,000,000.00
 60882867 Primary   SFR            360     355    70   5.5  2/1/2006 6/1/2006  1/1/2036  5,812.09 5/1/2006 1,268,092.00 1,268,092.00
 61015152 Primary   SFR            360     356 40.54   5.5  3/1/2006 6/1/2006  2/1/2036  3,429.73 5/1/2006   750,000.00   748,304.75
 61017083 Primary   SFR            360     354 42.11  5.25  1/1/2006 7/1/2006 12/1/2035  8,750.00 6/1/2006 2,000,000.00 2,000,000.00
 61017398 Primary   2-Family       360     356    70   5.5  3/1/2006 7/1/2006  2/1/2036  4,170.83 6/1/2006   910,000.00   910,000.00
 61056925 Secondary Condo - Low    360     356 65.75 5.375  3/1/2006 6/1/2006  2/1/2036  2,945.05 5/1/2006   657,500.00   657,500.00
 61154639 Primary   Condo - Low    360     354    80 5.625  1/1/2006 6/1/2006 12/1/2035  2,962.50 5/1/2006   632,000.00   632,000.00
 61317616 Secondary Condo - High   300     294    60   5.5  1/1/2006 7/1/2006 12/1/2030  9,762.50 6/1/2006 2,130,000.00 2,130,000.00
 61383683 Primary   SFR            360     358 54.45 5.625  5/1/2006 7/1/2006  4/1/2036  2,296.88 6/1/2006   490,000.00   490,000.00
 61462909 Primary   Condo - High   360     356    70  5.25  3/1/2006 7/1/2006  2/1/2036  3,768.97 6/1/2006   957,600.00   861,479.23
 61591269 Primary   SFR            360     355 66.67   5.5  2/1/2006 7/1/2006  1/1/2036  6,875.00 6/1/2006 1,500,000.00 1,500,000.00
 61608154 Primary   SFR            360     356 64.95 5.375  3/1/2006 7/1/2006  2/1/2036  5,335.81 6/1/2006 1,195,000.00 1,191,250.07
 61679031 Primary   Condo - Low    360     357    80   5.5  4/1/2006 7/1/2006  3/1/2036  2,012.08 6/1/2006   439,200.00   438,999.54
 61679403 Primary   SFR            360     356    80   5.5  3/1/2006 7/1/2006  2/1/2036  3,310.93 6/1/2006   722,600.00   722,385.00
 61706495 Primary   SFR            360     356    80 5.375  3/1/2006 7/1/2006  2/1/2036  3,761.82 6/1/2006   840,000.00   839,848.98
 61741377 Primary   SFR            360     356    80 5.375  3/1/2006 7/1/2006  2/1/2036  3,234.27 6/1/2006   722,070.00   722,070.00
 61751012 Primary   SFR            360     356 68.84  5.75  3/1/2006 7/1/2006  2/1/2036  2,272.45 6/1/2006   475,000.00   474,250.00
 61821286 Primary   SFR            360     356 56.18   5.5  3/1/2006 7/1/2006  2/1/2036  2,291.67 6/1/2006   500,000.00   500,000.00
 61876892 Primary   SFR            360     356 65.36 5.625  3/1/2006 7/1/2006  2/1/2036  7,001.43 6/1/2006 1,500,000.00 1,493,638.87
 61897385 Secondary SFR            360     356    65 5.375  3/1/2006 7/1/2006  2/1/2036  9,885.05 6/1/2006 2,925,000.00 2,206,894.00
 61918306 Secondary Condo - Low    360     356    75 5.625  3/1/2006 7/1/2006  2/1/2036  8,437.50 6/1/2006 1,800,000.00 1,800,000.00
 61934824 Primary   Condo - Low    360     357 55.93 5.625  4/1/2006 7/1/2006  3/1/2036  4,312.50 6/1/2006   920,000.00   920,000.00
 62042189 Primary   SFR            360     356 54.79 5.375  3/1/2006 7/1/2006  2/1/2036  8,958.33 6/1/2006 2,000,000.00 2,000,000.00
 62069018 Primary   SFR            360     356  62.5 5.625  3/1/2006 7/1/2006  2/1/2036 11,718.75 6/1/2006 2,500,000.00 2,500,000.00
 62070412 Primary   SFR            360     356    70 5.625  3/1/2006 7/1/2006  2/1/2036  3,562.50 6/1/2006   770,000.00   760,000.00
 62094495 Primary   SFR            360     356    75   5.5  3/1/2006 7/1/2006  2/1/2036  3,953.12 6/1/2006   862,500.00   862,500.00
 62100847 Primary   SFR            360     356    55   5.5  3/1/2006 6/1/2006  2/1/2036  5,041.67 5/1/2006 1,100,000.00 1,100,000.00
 62110937 Primary   Condo - High   360     356    80 5.375  3/1/2006 7/1/2006  2/1/2036  4,244.91 6/1/2006   947,700.00   947,700.00
 62116363 Primary   SFR            360     356    63   5.5  3/1/2006 7/1/2006  2/1/2036  2,887.50 6/1/2006   630,000.00   630,000.00
 62118674 Primary   Condo - Low    360     356    80   5.5  3/1/2006 7/1/2006  2/1/2036  2,291.67 6/1/2006   500,000.00   500,000.00
 62135546 Primary   SFR            360     356    80 5.625  3/1/2006 6/1/2006  2/1/2036  2,643.75 5/1/2006   564,000.00   564,000.00
 62167689 Primary   SFR            360     356 64.98 5.625  3/1/2006 7/1/2006  2/1/2036  7,157.81 6/1/2006 1,527,000.00 1,527,000.00
 62196571 Primary   SFR            360     357 73.39 5.375  4/1/2006 6/1/2006  3/1/2036  4,479.17 5/1/2006 1,000,000.00 1,000,000.00
 62207931 Primary   SFR            360     356 53.33 5.625  3/1/2006 7/1/2006  2/1/2036  4,687.50 6/1/2006 1,000,000.00 1,000,000.00
 62269907 Primary   SFR            360     356 68.95   5.5  3/1/2006 7/1/2006  2/1/2036  6,875.00 6/1/2006 1,500,000.00 1,500,000.00
 62269972 Primary   SFR            360     356    70 5.375  3/1/2006 7/1/2006  2/1/2036 12,228.13 6/1/2006 2,730,000.00 2,730,000.00
 62296074 Primary   SFR            360     356 28.38 5.625  3/1/2006 7/1/2006  2/1/2036 10,640.63 6/1/2006 2,270,000.00 2,270,000.00
 62313531 Primary   SFR            360     356    30 5.625  3/1/2006 8/1/2006  2/1/2036  3,515.63 7/1/2006   750,000.00   750,000.00
 62338165 Secondary SFR            360     356    80 5.625  3/1/2006 7/1/2006  2/1/2036  2,532.00 6/1/2006   540,160.00   540,160.00
 62357157 Primary   SFR            360     356    80 5.625  3/1/2006 6/1/2006  2/1/2036  5,687.49 5/1/2006   988,000.00   983,745.24
 62371216 Primary   SFR            360     358    70   5.5  5/1/2006 7/1/2006  4/1/2036  8,589.38 6/1/2006 1,874,047.00 1,874,047.00
 62392782 Primary   SFR            360     356    80   5.5  3/1/2006 7/1/2006  2/1/2036  2,721.25 6/1/2006   600,000.00   593,727.08
 62393129 Primary   SFR            360     356    80 5.625  3/1/2006 7/1/2006  2/1/2036  2,398.59 6/1/2006   512,000.00   511,700.00
 62394036 Secondary Condo - Low    360     357    80  5.25  4/1/2006 7/1/2006  3/1/2036  3,252.80 6/1/2006   744,000.00   743,496.71
 62420203 Primary   SFR            360     356    75   5.5  3/1/2006 6/1/2006  2/1/2036  8,593.73 5/1/2006 1,875,000.00 1,874,996.23
 62434022 Primary   Condo - Low    360     357    80   5.5  4/1/2006 7/1/2006  3/1/2036  2,200.00 6/1/2006   480,000.00   480,000.00
 62455803 Secondary SFR            360     359 47.06 5.625  6/1/2006 7/1/2006  5/1/2036  9,375.00 6/1/2006 2,000,000.00 2,000,000.00
 62531181 Secondary SFR            360     357    75 5.625  4/1/2006 7/1/2006  3/1/2036  6,855.47 6/1/2006 1,462,500.00 1,462,500.00
 62541552 Primary   Condo - High   360     357    80 5.625  4/1/2006 7/1/2006  3/1/2036  2,043.75 6/1/2006   436,000.00   436,000.00
 62542279 Primary   SFR            360     358    80   5.5  5/1/2006 7/1/2006  4/1/2036  3,234.47 6/1/2006 1,244,000.00   705,701.67
 62626593 Secondary SFR            360     356  66.4 5.625  3/1/2006 7/1/2006  2/1/2036  3,937.50 6/1/2006   840,000.00   840,000.00
 62663034 Primary   SFR            360     358 77.42   5.5  5/1/2006 7/1/2006  4/1/2036  2,821.04 6/1/2006   615,500.00   615,500.00
 62697487 Primary   SFR            360     357    80 5.625  4/1/2006 7/1/2006  3/1/2036  4,406.25 6/1/2006   940,000.00   940,000.00
 62698907 Secondary SFR            360     357    80 5.375  4/1/2006 7/1/2006  3/1/2036  2,284.38 6/1/2006   520,000.00   510,000.00
 62731534 Primary   SFR            360     357 60.26 5.625  4/1/2006 7/1/2006  3/1/2036  2,683.59 6/1/2006   572,500.00   572,500.00
 62738422 Primary   SFR            360     358  31.5   5.5  5/1/2006 8/1/2006  4/1/2036  9,166.67 7/1/2006 2,000,000.00 2,000,000.00
 62741053 Secondary Condo - Low    360     357    80 5.625  4/1/2006 7/1/2006  3/1/2036  2,081.25 6/1/2006   444,000.00   444,000.00
 62751128 Primary   SFR            360     357 66.67 5.625  4/1/2006 8/1/2006  3/1/2036  9,375.00 7/1/2006 2,000,000.00 2,000,000.00
 62752613 Primary   Condo - Low    360     357 73.91 5.625  4/1/2006 7/1/2006  3/1/2036  3,187.50 6/1/2006   680,000.00   680,000.00
 62761903 Secondary Condo - Low    360     357 27.78   5.5  4/1/2006 7/1/2006  3/1/2036  4,583.33 6/1/2006 1,000,000.00 1,000,000.00
 62789185 Primary   Condo - High   360     357    70   5.5  4/1/2006 7/1/2006  3/1/2036  7,010.14 6/1/2006 1,529,500.00 1,529,485.21
 62791025 Primary   SFR            360     357 74.23   5.5  4/1/2006 7/1/2006  3/1/2036  6,594.47 6/1/2006 1,440,000.00 1,438,794.49
 62798343 Primary   Condo - High   360     357    75   5.5  4/1/2006 7/1/2006  3/1/2036  2,062.50 6/1/2006   450,000.00   450,000.00
 62810338 Primary   SFR            360     358 76.92   5.5  5/1/2006 6/1/2006  4/1/2036  2,979.17 5/1/2006   650,000.00   650,000.00
 62820477 Secondary SFR            360     357 50.85 5.625  4/1/2006 6/1/2006  3/1/2036 14,062.50 5/1/2006 3,000,000.00 3,000,000.00
 62844865 Primary   SFR            360     357 36.36 5.625  4/1/2006 6/1/2006  3/1/2036  4,687.50 5/1/2006 1,000,000.00 1,000,000.00
 62856687 Primary   SFR            360     357 58.82 5.625  4/1/2006 7/1/2006  3/1/2036 23,437.50 6/1/2006 5,000,000.00 5,000,000.00
 62880356 Primary   SFR            360     357    70 5.375  4/1/2006 7/1/2006  3/1/2036  7,336.88 6/1/2006 1,638,000.00 1,638,000.00
 62883723 Primary   SFR            360     357    75   5.5  4/1/2006 6/1/2006  3/1/2036  2,677.57 5/1/2006   584,250.00   584,197.26
 62905807 Primary   SFR            360     357    80 5.625  4/1/2006 7/1/2006  3/1/2036  2,043.75 6/1/2006   436,000.00   436,000.00
 62907431 Primary   SFR            360     357 60.61 5.625  4/1/2006 7/1/2006  3/1/2036  4,684.67 6/1/2006 1,000,000.00   999,397.18
 62909213 Primary   SFR            360     357 77.21 5.625  4/1/2006 7/1/2006  3/1/2036  4,687.50 6/1/2006 1,000,000.00 1,000,000.00
 62909841 Secondary SFR            360     357 65.52 5.625  4/1/2006 7/1/2006  3/1/2036  6,450.00 6/1/2006 1,376,000.00 1,376,000.00
 62914593 Primary   SFR            360     358 76.92 5.625  5/1/2006 7/1/2006  4/1/2036  9,375.00 6/1/2006 2,000,000.00 2,000,000.00
 62916697 Secondary SFR            360     356    75  5.25  3/1/2006 7/1/2006  2/1/2036  3,660.55 6/1/2006   836,698.00   836,698.00
 62918065 Primary   SFR            360     358    65   5.5  5/1/2006 7/1/2006  4/1/2036 11,022.92 6/1/2006 2,405,000.00 2,405,000.00
 62919006 Primary   SFR            360     358    80     6  5/1/2006 7/1/2006  4/1/2036  4,791.61 6/1/2006   799,200.00   797,604.80
 62950696 Primary   SFR            360     357    75   5.5  4/1/2006 7/1/2006  3/1/2036  4,259.06 6/1/2006   929,250.00   929,250.00
 62963707 Secondary SFR            360     357    65   5.5  4/1/2006 7/1/2006  3/1/2036 15,640.62 6/1/2006 3,412,500.00 3,412,500.00
 62976469 Primary   SFR            360     357    80  5.25  4/1/2006 7/1/2006  3/1/2036  2,978.50 6/1/2006   680,800.00   680,800.00
 62981782 Primary   SFR            360     358    75 5.625  5/1/2006 7/1/2006  4/1/2036  9,133.59 6/1/2006 1,948,500.00 1,948,500.00
 62997036 Primary   SFR            360     357    70  5.75  4/1/2006 7/1/2006  3/1/2036  9,559.38 6/1/2006 1,995,000.00 1,995,000.00
 63008494 Primary   SFR            360     356 65.22 5.625  3/1/2006 7/1/2006  2/1/2036  7,031.25 6/1/2006 1,500,000.00 1,500,000.00
 63010805 Primary   SFR            360     357  62.5   5.5  4/1/2006 7/1/2006  3/1/2036  9,166.67 6/1/2006 2,000,000.00 2,000,000.00
 63029946 Primary   SFR            360     357    80 5.625  4/1/2006 6/1/2006  3/1/2036  2,388.75 5/1/2006   509,600.00   509,600.00
 63030357 Primary   SFR            360     357    70 5.625  4/1/2006 7/1/2006  3/1/2036  8,859.38 6/1/2006 1,890,000.00 1,890,000.00
 63057244 Primary   SFR            360     357 79.98  5.25  4/1/2006 6/1/2006  3/1/2036  2,856.88 5/1/2006   653,000.00   653,000.00
 63068258 Primary   2-Family       360     359    80   5.5  6/1/2006 7/1/2006  5/1/2036  4,161.67 6/1/2006   908,000.00   908,000.00
 63068654 Primary   SFR            360     357    70 5.875  4/1/2006 7/1/2006  3/1/2036  3,769.79 6/1/2006   770,000.00   770,000.00
 63069231 Secondary SFR            360     358    75 5.625  5/1/2006 7/1/2006  4/1/2036  7,031.25 6/1/2006 1,500,000.00 1,500,000.00
 63086607 Primary   SFR            360     357 70.11 5.625  4/1/2006 6/1/2006  3/1/2036  2,957.61 5/1/2006   631,000.00   630,957.81
 63112221 Secondary Condo - High   360     357 64.94   5.5  4/1/2006 8/1/2006  3/1/2036  2,291.67 7/1/2006   500,000.00   500,000.00
 63117303 Primary   SFR            360     357    40 5.625  4/1/2006 7/1/2006  3/1/2036 13,125.00 6/1/2006 2,800,000.00 2,800,000.00
 63142855 Secondary Condo - Low    360     358    75 5.375  5/1/2006 6/1/2006  4/1/2036  2,553.13 5/1/2006   570,000.00   570,000.00
 63176879 Primary   SFR            360     357 66.67 5.625  4/1/2006 7/1/2006  3/1/2036  4,687.38 6/1/2006 1,000,000.00   999,973.42
 63257075 Primary   SFR            360     357 68.97 5.625  4/1/2006 6/1/2006  3/1/2036  2,878.28 5/1/2006   500,000.00   498,388.88
 63261127 Primary   SFR            360     358 54.82 5.625  5/1/2006 7/1/2006  4/1/2036  3,281.25 6/1/2006   700,000.00   700,000.00
 63298798 Secondary SFR            360     358 78.66 5.625  5/1/2006 6/1/2006  4/1/2036  7,558.59 5/1/2006 1,612,500.00 1,612,500.00
 63320394 Primary   SFR            360     358 74.98   5.5  5/1/2006 6/1/2006  4/1/2036 10,601.25 5/1/2006 2,313,000.00 2,313,000.00
 63325492 Primary   SFR            360     358    80   5.5  5/1/2006 7/1/2006  4/1/2036  3,190.00 6/1/2006   696,000.00   696,000.00
 63505077 Primary   SFR            360     358 46.93 5.625  5/1/2006 7/1/2006  4/1/2036  4,378.13 6/1/2006   934,000.00   934,000.00
 63513063 Primary   SFR            360     358  62.5   5.5  5/1/2006 7/1/2006  4/1/2036 13,750.00 6/1/2006 3,000,000.00 3,000,000.00
 63536775 Primary   SFR            360     358    40 5.625  5/1/2006 7/1/2006  4/1/2036  4,687.50 6/1/2006 1,000,000.00 1,000,000.00
 63597652 Primary   Condo - Low    360     358 67.47     5  5/1/2006 7/1/2006  4/1/2036  4,159.72 6/1/2006 1,400,000.00   998,333.34
 63642458 Primary   SFR            360     358    75 5.625  5/1/2006 7/1/2006  4/1/2036  7,207.03 6/1/2006 1,537,500.00 1,537,500.00
 63646483 Primary   Condo - Low    360     358    80 5.625  5/1/2006 7/1/2006  4/1/2036  2,137.50 6/1/2006   456,000.00   456,000.00
 63669451 Primary   Condo - High   360     358    75 5.625  5/1/2006 7/1/2006  4/1/2036  6,503.91 6/1/2006 1,387,500.00 1,387,500.00
 63676696 Primary   SFR            360     358    80   5.5  5/1/2006 6/1/2006  4/1/2036  5,782.59 5/1/2006 1,261,656.00 1,261,656.00
142723592 Primary   SFR            360     346 42.31  5.25  5/1/2005 7/1/2006  4/1/2035  2,391.32 6/1/2006   550,000.00   546,587.08
144322484 Primary   SFR            360     357 71.43     5  4/1/2006 7/1/2006  3/1/2036  2,684.11 6/1/2006   500,000.00   498,190.15
145689592 Primary   SFR            360     357 66.67 4.875  4/1/2006 7/1/2006  3/1/2036  4,062.50 6/1/2006 1,000,000.00 1,000,000.00
146772017 Secondary SFR            360     355    80 5.625  2/1/2006 7/1/2006  1/1/2036  2,376.38 6/1/2006   506,960.00   506,960.00
148313844 Primary   SFR            360     357  76.8 5.625  4/1/2006 7/1/2006  3/1/2036  3,382.26 6/1/2006   724,947.00   721,548.81
148409923 Primary   SFR            360     358    80 5.625  5/1/2006 7/1/2006  4/1/2036  3,717.86 6/1/2006   793,144.00   793,144.00
148761695 Primary   SFR            360     355    80   5.5  2/1/2006 7/1/2006  1/1/2036  6,412.26 6/1/2006 1,400,000.00 1,399,038.22
148777378 Primary   SFR            360     357 72.35     5  4/1/2006 7/1/2006  3/1/2036  2,809.03 6/1/2006   523,270.00   521,275.08
149160657 Primary   SFR            360     358    80 5.125  5/1/2006 7/1/2006  4/1/2036  2,352.19 6/1/2006   432,000.00   430,983.45
149188294 Primary   SFR            360     357 70.59 5.375  4/1/2006 7/1/2006  3/1/2036  3,359.83 6/1/2006   600,000.00   597,973.96
149397119 Primary   SFR            360     357    80 4.875  4/1/2006 7/1/2006  3/1/2036  2,451.30 6/1/2006   463,200.00   461,484.40
149429557 Primary   SFR            360     356 73.41 5.625  3/1/2006 6/1/2006  2/1/2036  2,322.66 5/1/2006   495,500.00   495,500.00
149469272 Primary   Condo - Low    360     356    75     5  3/1/2006 7/1/2006  2/1/2036  2,187.27 6/1/2006   531,750.00   524,944.79
149482051 Primary   SFR            360     356    80   5.5  3/1/2006 7/1/2006  2/1/2036  2,053.33 6/1/2006   448,000.00   448,000.00
149514242 Primary   SFR            360     356    80  4.75  3/1/2006 7/1/2006  2/1/2036  2,410.02 6/1/2006   462,000.00   459,661.08
149540304 Primary   Condo - Low    360     356    80   5.5  3/1/2006 7/1/2006  2/1/2036  2,420.00 6/1/2006   528,000.00   528,000.00
149658072 Primary   SFR            360     357    80 5.625  4/1/2006 7/1/2006  3/1/2036  2,099.80 6/1/2006   448,000.00   447,958.00
149684102 Secondary Condo - Low    360     356 78.57   5.5  3/1/2006 7/1/2006  2/1/2036  1,915.83 6/1/2006   418,000.00   418,000.00
149687766 Primary   SFR            360     356 66.44   5.5  3/1/2006 7/1/2006  2/1/2036  2,254.08 6/1/2006   493,000.00   491,800.00
149757932 Primary   SFR            360     356 71.86   5.5  3/1/2006 7/1/2006  2/1/2036  2,750.00 6/1/2006   600,000.00   600,000.00
149787202 Primary   SFR            360     356    80 5.625  3/1/2006 7/1/2006  2/1/2036  2,793.75 6/1/2006   596,000.00   596,000.00
149807992 Primary   SFR            360     356    80   5.5  3/1/2006 7/1/2006  2/1/2036  7,810.00 6/1/2006 1,704,000.00 1,704,000.00
149810012 Secondary Condo - High   360     356 75.82 5.625  3/1/2006 7/1/2006  2/1/2036  2,997.19 6/1/2006   639,900.00   639,399.53
149826596 Primary   Condo - Low    360     356    95   5.5  3/1/2006 8/1/2006  2/1/2036  1,933.25 7/1/2006   503,500.00   422,000.00
149828147 Primary   SFR            360     356 60.42   5.5  3/1/2006 7/1/2006  2/1/2036  4,583.33 6/1/2006 1,000,000.00 1,000,000.00
149859514 Primary   SFR            360     356    75 4.875  3/1/2006 7/1/2006  2/1/2036  1,974.38 6/1/2006   486,000.00   486,000.00
149879769 Primary   SFR            360     356    80 4.875  3/1/2006 7/1/2006  2/1/2036  2,470.00 6/1/2006   608,000.00   608,000.00
149885071 Primary   Cooperative    360     357  61.9   5.5  4/1/2006 6/1/2006  3/1/2036  2,979.17 5/1/2006   650,000.00   650,000.00
149925109 Primary   SFR            360     357    80     5  4/1/2006 7/1/2006  3/1/2036  2,333.00 6/1/2006   559,920.00   559,920.00
149945289 Primary   SFR            360     356    80 5.625  3/1/2006 7/1/2006  2/1/2036  2,437.31 6/1/2006   519,960.00   519,960.00
149955262 Primary   SFR            360     357    80 4.875  4/1/2006 7/1/2006  3/1/2036  2,688.38 6/1/2006   508,000.00   506,118.48
149988479 Primary   SFR            360     358 59.81  5.25  5/1/2006 7/1/2006  4/1/2036  3,500.00 6/1/2006   800,000.00   800,000.00
150003135 Primary   SFR            360     357 49.53   5.5  4/1/2006 7/1/2006  3/1/2036  3,405.42 6/1/2006   743,000.00   743,000.00
150076487 Secondary SFR            360     357    80 5.375  4/1/2006 7/1/2006  3/1/2036  1,970.83 6/1/2006   440,000.00   440,000.00
150086262 Primary   SFR            360     357    80 5.625  4/1/2006 7/1/2006  3/1/2036  2,370.00 6/1/2006   505,600.00   505,600.00
150119469 Primary   SFR            360     357 67.19 5.625  4/1/2006 7/1/2006  3/1/2036  2,400.00 6/1/2006   512,000.00   512,000.00
150141703 Primary   SFR            360     357    80 5.625  4/1/2006 7/1/2006  3/1/2036  2,850.00 6/1/2006   608,000.00   608,000.00
150146371 Primary   SFR            360     357    40 5.625  4/1/2006 6/1/2006  3/1/2036  2,812.50 5/1/2006   600,000.00   600,000.00
150170512 Primary   Condo - Low    360     357  56.2 5.625  4/1/2006 7/1/2006  3/1/2036  4,687.50 6/1/2006 1,000,000.00 1,000,000.00
150174795 Primary   SFR            360     357 52.32   5.5  4/1/2006 7/1/2006  3/1/2036  2,277.92 6/1/2006   497,000.00   497,000.00
150306017 Primary   SFR            360     357    80 5.375  4/1/2006 7/1/2006  3/1/2036  1,917.08 6/1/2006   428,000.00   428,000.00
150306124 Primary   SFR            360     357    80 5.625  4/1/2006 7/1/2006  3/1/2036  2,550.00 6/1/2006   544,000.00   544,000.00
150314631 Primary   SFR            360     358    80 4.875  5/1/2006 7/1/2006  4/1/2036  2,582.54 6/1/2006   488,000.00   461,796.33
150324606 Secondary SFR            360     358    80   5.5  5/1/2006 7/1/2006  4/1/2036  2,178.00 6/1/2006   475,200.00   475,200.00
150326502 Primary   SFR            360     357    80 5.625  4/1/2006 7/1/2006  3/1/2036  2,096.25 6/1/2006   447,200.00   447,200.00
150333433 Primary   SFR            360     357    90 5.625  4/1/2006 7/1/2006  3/1/2036  3,520.43 6/1/2006   611,550.00   609,579.43
150366573 Primary   SFR            360     358 75.56   5.5  5/1/2006 7/1/2006  4/1/2036  2,337.50 6/1/2006   510,000.00   510,000.00
150377216 Secondary SFR            360     358    80   5.5  5/1/2006 7/1/2006  4/1/2036  2,236.67 6/1/2006   488,000.00   488,000.00
150380228 Primary   SFR            360     357    70   5.5  4/1/2006 7/1/2006  3/1/2036  2,967.71 6/1/2006   647,500.00   647,500.00
150394278 Primary   SFR            360     357 63.63 5.625  4/1/2006 7/1/2006  3/1/2036  2,385.94 6/1/2006   509,000.00   509,000.00
150395135 Primary   Condo - Low    360     357    80 5.375  4/1/2006 7/1/2006  3/1/2036  2,308.72 6/1/2006   515,435.00   515,435.00
150395507 Primary   Condo - Low    360     358    80   5.5  5/1/2006 7/1/2006  4/1/2036  1,925.00 6/1/2006   420,000.00   420,000.00
150406189 Primary   Condo - Low    360     357    80 5.625  4/1/2006 7/1/2006  3/1/2036  2,156.25 6/1/2006   460,000.00   460,000.00
150421261 Primary   Condo - High   360     357    80 5.375  4/1/2006 7/1/2006  3/1/2036  2,574.36 6/1/2006   576,000.00   574,740.00
150431724 Primary   SFR            360     357    75   5.5  4/1/2006 7/1/2006  3/1/2036  3,093.75 6/1/2006   675,000.00   675,000.00
150433092 Primary   SFR            360     358    80 5.375  5/1/2006 7/1/2006  4/1/2036  2,828.98 6/1/2006   505,200.00   503,722.45
150476893 Primary   Condo - Low    360     357    80   5.5  4/1/2006 7/1/2006  3/1/2036  2,031.33 6/1/2006   443,200.00   443,200.00
150479723 Primary   SFR            360     357    80   5.5  4/1/2006 7/1/2006  3/1/2036  2,255.00 6/1/2006   492,000.00   492,000.00
150516615 Primary   SFR            360     357    80 5.625  4/1/2006 7/1/2006  3/1/2036  3,027.96 6/1/2006   526,000.00   524,305.08
150530772 Primary   SFR            360     358    80  5.25  5/1/2006 7/1/2006  4/1/2036  1,953.00 6/1/2006   446,400.00   446,400.00
150617868 Primary   SFR            360     358 73.74   5.5  5/1/2006 7/1/2006  4/1/2036  2,059.29 6/1/2006   449,300.00   449,300.00
150662286 Primary   SFR            360     359 79.57 5.375  6/1/2006 7/1/2006  5/1/2036  2,092.91 6/1/2006   467,255.00   467,255.00
150837268 Primary   SFR            360     359    80  5.25  6/1/2006 7/1/2006  5/1/2036  3,026.08 6/1/2006   548,000.00   547,371.42
150849792 Primary   SFR            360     358    80   5.5  5/1/2006 7/1/2006  4/1/2036  2,145.00 6/1/2006   468,000.00   468,000.00
151091048 Primary   SFR            360     358 41.79   5.5  5/1/2006 7/1/2006  4/1/2036  3,208.33 6/1/2006   700,000.00   700,000.00
151111986 Primary   SFR            360     358 64.43   5.5  5/1/2006 7/1/2006  4/1/2036  2,195.42 6/1/2006   480,000.00   479,000.00

LOANID    PURPOSE  DOC        OAPPVAL       FRTRDATE  CEILING FLOOR CAPINT MARGIN INDEX     ODATE     SERVICER
-----------------------------------------------------------------------------------------------------------------

 45890829 Purchase Full          641,000.00  1/1/2010   10.25  2.75      2   2.75 1 YR CMT 12/10/2004 Wells Fargo
 48296842 C/O Refi Full          605,000.00  2/1/2010   10.25  2.75      2   2.75 1 YR CMT  1/13/2005 Wells Fargo
 48341556 R/T Refi AUS         2,325,000.00 12/1/2009     9.5  2.75      2   2.75 1 YR CMT 10/27/2004 Wells Fargo
 48367338 C/O Refi Full          643,000.00 12/1/2009     9.5  2.75      2   2.75 1 YR CMT  11/8/2004 Wells Fargo
 48382311 Purchase Full        1,125,000.00 12/1/2009     9.5  2.75      2   2.75 1 YR CMT  11/3/2004 Wells Fargo
 48420012 Purchase Asset Only    680,000.00 11/1/2009     9.5  2.75      2   2.75 1 YR CMT  10/27/200 4Wells Fargo
 48649263 Purchase Full          680,000.00 12/1/2009     9.5  2.75      2   2.75 1 YR CMT  11/5/2004 Wells Fargo
 50913193 Purchase Full          778,000.00  3/1/2010   10.25  2.75      2   2.75 1 YR CMT  2/14/2005 Wells Fargo
 51413813 Purchase Full          565,000.00  4/1/2010   10.25  2.75      2   2.75 1 YR CMT   3/9/2005 Wells Fargo
 53944757 Purchase Full          550,000.00  6/1/2010   10.25  2.75      2   2.75 1 YR CMT   6/1/2005 Wells Fargo
 54222633 R/T Refi Asset Only 11,000,000.00  7/1/2010   9.875  2.75      2   2.75 1 YR CMT   6/2/2005 Wells Fargo
 54398573 Purchase Full        2,900,000.00  2/1/2011  10.375  2.75      2   2.75 1 YR CMT  1/25/2006 Wells Fargo
 54750559 R/T Refi Asset Only  2,100,000.00  8/1/2010  10.375  2.75      2   2.75 1 YR CMT   7/6/2005 Wells Fargo
 54887476 Purchase Full          750,000.00  7/1/2010      10  2.75      2   2.75 1 YR CMT  6/28/2005 Wells Fargo
 55127914 R/T Refi Asset Only  1,050,000.00  8/1/2010   10.25  2.75      2   2.75 1 YR CMT  7/14/2005 Wells Fargo
 56397938 R/T Refi Asset Only  7,100,000.00  8/1/2010   9.875  2.75      2   2.75 1 YR CMT   7/8/2005 Wells Fargo
 57018699 C/O Refi Asset Only  5,300,000.00  8/1/2010    10.5  2.75      2   2.75 1 YR CMT  7/22/2005 Wells Fargo
 57168726 R/T Refi Full        1,435,000.00 10/1/2010   9.875  2.75      2   2.75 1 YR CMT   9/7/2005 Wells Fargo
 57402521 C/O Refi Full        3,400,000.00 10/1/2010  10.125  2.75      2   2.75 1 YR CMT  8/31/2005 Wells Fargo
 57447724 Purchase Full        6,000,000.00  9/1/2010   9.875  2.75      2   2.75 1 YR CMT   8/3/2005 Wells Fargo
 57594491 C/O Refi Asset Only  1,850,000.00  8/1/2010      10  2.75      2   2.75 1 YR CMT  7/28/2005 Wells Fargo
 57727265 Purchase Full          715,500.00  8/1/2010   9.875  2.75      2   2.75 1 YR CMT  7/15/2005 Wells Fargo
 58001967 R/T Refi Asset Only  1,300,000.00 10/1/2010    10.5  2.75      2   2.75 1 YR CMT  9/21/2005 Wells Fargo
 59025486 C/O Refi Full        6,000,000.00 10/1/2010  10.375  2.75      2   2.75 1 YR CMT   9/1/2005 Wells Fargo
 59159384 Purchase Full        3,400,000.00  9/1/2010   10.25  2.75      2   2.75 1 YR CMT  8/31/2005 Wells Fargo
 59194969 C/O Refi Full        3,850,000.00 11/1/2010    10.5  2.75      2   2.75 1 YR CMT 10/11/2005 Wells Fargo
 59254839 C/O Refi Full          535,000.00 11/1/2010  10.375  2.75      2   2.75 1 YR CMT 10/18/2005 Wells Fargo
 59274357 R/T Refi Full          768,500.00 10/1/2010   10.25  2.75      2   2.75 1 YR CMT  9/22/2005 Wells Fargo
 59539569 R/T Refi Asset Only  2,900,000.00  2/1/2011    9.75  2.75      2   2.75 1 YR CMT  1/18/2006 Wells Fargo
 59763482 Purchase Asset Only    546,682.00  3/1/2011  10.625  2.75      2   2.75 1 YR CMT  2/14/2006 Wells Fargo
 59850313 C/O Refi Asset Only    770,000.00 11/1/2010  10.375  2.75      2   2.75 1 YR CMT 10/24/2005 Wells Fargo
 59986281 Purchase Full          750,000.00 11/1/2010  10.125  2.75      2   2.75 1 YR CMT 10/26/2005 Wells Fargo
 60008513 Purchase Full        5,312,500.00  1/1/2011  10.375  2.75      2   2.75 1 YR CMT  12/2/2005 Wells Fargo
 60022753 Purchase Full        3,500,000.00 12/1/2010   10.25  2.75      2   2.75 1 YR CMT 11/10/2005 Wells Fargo
 60129939 R/T Refi Asset Only  5,450,000.00 12/1/2010   10.25  2.75      2   2.75 1 YR CMT 11/21/2005 Wells Fargo
 60384492 R/T Refi Asset Only  3,300,000.00  1/1/2011  10.375  2.75      2   2.75 1 YR CMT  12/7/2005 Wells Fargo
 60412947 Purchase Asset Only  3,570,000.00 12/1/2010      10  2.75      2   2.75 1 YR CMT 11/11/2005 Wells Fargo
 60643103 Purchase Full          633,000.00  2/1/2011  10.625  2.75      2   2.75 1 YR CMT   1/3/2006 Wells Fargo
 60663291 C/O Refi Full        2,000,000.00  2/1/2011    10.5  2.75      2   2.75 1 YR CMT   1/9/2006 Wells Fargo
 60692266 R/T Refi Asset Only  3,260,000.00  2/1/2011  10.375  2.75      2   2.75 1 YR CMT  1/12/2006 Wells Fargo
 60836202 Purchase Full          695,000.00 12/1/2010    10.5  2.75      2   2.75 1 YR CMT  12/1/2005 Wells Fargo
 60866779 R/T Refi Full        1,550,000.00 12/1/2010    10.5  2.75      2   2.75 1 YR CMT 11/22/2005 Wells Fargo
 60882867 Purchase Asset Only  1,825,000.00  1/1/2011    10.5  2.75      2   2.75 1 YR CMT  12/7/2005 Wells Fargo
 61015152 R/T Refi Asset Only  1,850,000.00  2/1/2011    10.5  2.75      2   2.75 1 YR CMT   1/9/2006 Wells Fargo
 61017083 Purchase Full        4,750,000.00 12/1/2010   10.25  2.75      2   2.75 1 YR CMT  11/8/2005 Wells Fargo
 61017398 C/O Refi Asset Only  1,300,000.00  2/1/2011    10.5  2.75      2   2.75 1 YR CMT  1/30/2006 Wells Fargo
 61056925 R/T Refi Full        1,000,000.00  2/1/2011  10.375  2.75      2   2.75 1 YR CMT  1/25/2006 Wells Fargo
 61154639 C/O Refi Full          790,000.00 12/1/2010  10.625  2.75      2   2.75 1 YR CMT 11/23/2005 Wells Fargo
 61317616 Purchase Full        3,550,000.00 12/1/2010    10.5  2.75      2   2.75 1 YR CMT 11/25/2005 Wells Fargo
 61383683 Purchase Asset Only    907,000.00  4/1/2011  10.625  2.75      2   2.75 1 YR CMT   3/1/2006 Wells Fargo
 61462909 Purchase Asset Only  1,560,000.00  2/1/2011   10.25  2.75      2   2.75 1 YR CMT  1/25/2006 Wells Fargo
 61591269 Purchase Full        2,267,000.00  1/1/2011    10.5  2.75      2   2.75 1 YR CMT 12/16/2005 Wells Fargo
 61608154 R/T Refi Full        1,840,000.00  2/1/2011  10.375  2.75      2   2.75 1 YR CMT   1/6/2006 Wells Fargo
 61679031 Purchase Full          549,000.00  3/1/2011    10.5  2.75      2   2.75 1 YR CMT  2/16/2006 Wells Fargo
 61679403 Purchase Full          904,000.00  2/1/2011    10.5  2.75      2   2.75 1 YR CMT   1/9/2006 Wells Fargo
 61706495 C/O Refi Full        1,050,000.00  2/1/2011  10.375  2.75      2   2.75 1 YR CMT   1/9/2006 Wells Fargo
 61741377 Purchase Full          903,000.00  2/1/2011  10.375  2.75      2   2.75 1 YR CMT   1/9/2006 Wells Fargo
 61751012 C/O Refi Full          690,000.00  2/1/2011   10.75  2.75      2   2.75 1 YR CMT  1/27/2006 Wells Fargo
 61821286 C/O Refi Full          890,000.00  2/1/2011    10.5  2.75      2   2.75 1 YR CMT  1/19/2006 Wells Fargo
 61876892 Purchase Full        2,500,000.00  2/1/2011  10.625  2.75      2   2.75 1 YR CMT  1/13/2006 Wells Fargo
 61897385 Purchase Full        4,500,000.00  2/1/2011  10.375  2.75      2   2.75 1 YR CMT  1/10/2006 Wells Fargo
 61918306 Purchase Full        2,400,000.00  2/1/2011  10.625  2.75      2   2.75 1 YR CMT  1/10/2006 Wells Fargo
 61934824 R/T Refi Full        1,645,000.00  3/1/2011  10.625  2.75      2   2.75 1 YR CMT   2/7/2006 Wells Fargo
 62042189 Purchase Full        3,650,000.00  2/1/2011  10.375  2.75      2   2.75 1 YR CMT  1/23/2006 Wells Fargo
 62069018 C/O Refi Asset Only  4,000,000.00  2/1/2011  10.625  2.75      2   2.75 1 YR CMT  1/13/2006 Wells Fargo
 62070412 Purchase Asset Only  1,100,000.00  2/1/2011  10.625  2.75      2   2.75 1 YR CMT   1/9/2006 Wells Fargo
 62094495 C/O Refi Full        1,150,000.00  2/1/2011    10.5  2.75      2   2.75 1 YR CMT  1/17/2006 Wells Fargo
 62100847 C/O Refi Full        2,000,000.00  2/1/2011    10.5  2.75      2   2.75 1 YR CMT  1/26/2006 Wells Fargo
 62110937 Purchase Full        1,190,000.00  2/1/2011  10.375  2.75      2   2.75 1 YR CMT  1/11/2006 Wells Fargo
 62116363 R/T Refi Asset Only  1,000,000.00  2/1/2011    10.5  2.75      2   2.75 1 YR CMT  1/16/2006 Wells Fargo
 62118674 C/O Refi Full          625,000.00  2/1/2011    10.5  2.75      2   2.75 1 YR CMT  1/25/2006 Wells Fargo
 62135546 Purchase Full          705,000.00  2/1/2011  10.625  2.75      2   2.75 1 YR CMT  1/12/2006 Wells Fargo
 62167689 C/O Refi Asset Only  2,350,000.00  2/1/2011  10.625  2.75      2   2.75 1 YR CMT  1/20/2006 Wells Fargo
 62196571 Purchase Asset Only  1,385,000.00  3/1/2011  10.375  2.75      2   2.75 1 YR CMT   2/1/2006 Wells Fargo
 62207931 Purchase Full        1,900,000.00  2/1/2011  10.625  2.75      2   2.75 1 YR CMT  1/20/2006 Wells Fargo
 62269907 Purchase Full        2,175,500.00  2/1/2011    10.5  2.75      2   2.75 1 YR CMT  1/13/2006 Wells Fargo
 62269972 Purchase Full        3,900,000.00  2/1/2011  10.375  2.75      2   2.75 1 YR CMT  1/13/2006 Wells Fargo
 62296074 R/T Refi Asset Only  8,000,000.00  2/1/2011  10.625  2.75      2   2.75 1 YR CMT  1/25/2006 Wells Fargo
 62313531 C/O Refi Full        2,500,000.00  2/1/2011  10.625  2.75      2   2.75 1 YR CMT  1/20/2006 Wells Fargo
 62338165 C/O Refi Full          675,200.00  2/1/2011  10.625  2.75      2   2.75 1 YR CMT  1/27/2006 Wells Fargo
 62357157 Purchase Asset Only  1,235,000.00  2/1/2011  10.625  2.75      2   2.75 1 YR CMT  1/17/2006 Wells Fargo
 62371216 Purchase Asset Only  2,678,000.00  4/1/2011    10.5  2.75      2   2.75 1 YR CMT  3/23/2006 Wells Fargo
 62392782 C/O Refi Asset Only    750,000.00  2/1/2011    10.5  2.75      2   2.75 1 YR CMT  1/26/2006 Wells Fargo
 62393129 C/O Refi Full          640,000.00  2/1/2011  10.625  2.75      2   2.75 1 YR CMT  1/25/2006 Wells Fargo
 62394036 Purchase Full          930,000.00  3/1/2011   10.25  2.75      2   2.75 1 YR CMT  2/16/2006 Wells Fargo
 62420203 Purchase Asset Only  2,500,000.00  2/1/2011    10.5  2.75      2   2.75 1 YR CMT  1/24/2006 Wells Fargo
 62434022 Purchase Asset Only    610,000.00  3/1/2011    10.5  2.75      2   2.75 1 YR CMT  2/13/2006 Wells Fargo
 62455803 C/O Refi Asset Only  4,250,000.00  5/1/2011  10.625  2.75      2   2.75 1 YR CMT   4/4/2006 Wells Fargo
 62531181 Purchase Asset Only  1,950,000.00  3/1/2011  10.625  2.75      2   2.75 1 YR CMT   2/1/2006 Wells Fargo
 62541552 Purchase Full          550,000.00  3/1/2011  10.625  2.75      2   2.75 1 YR CMT   2/7/2006 Wells Fargo
 62542279 Purchase Full        1,555,000.00  4/1/2011    10.5  2.75      2   2.75 1 YR CMT   3/1/2006 Wells Fargo
 62626593 R/T Refi Asset Only  1,265,000.00  2/1/2011  10.625  2.75      2   2.75 1 YR CMT  1/31/2006 Wells Fargo
 62663034 Purchase Full          796,000.00  4/1/2011    10.5  2.75      2   2.75 1 YR CMT  3/17/2006 Wells Fargo
 62697487 Purchase Full        1,225,000.00  3/1/2011  10.625  2.75      2   2.75 1 YR CMT   2/2/2006 Wells Fargo
 62698907 Purchase Asset Only  6,500,000.00  3/1/2011  10.375  2.75      2   2.75 1 YR CMT   2/7/2006 Wells Fargo
 62731534 C/O Refi Asset Only    950,000.00  3/1/2011  10.625  2.75      2   2.75 1 YR CMT  2/21/2006 Wells Fargo
 62738422 R/T Refi Full        6,350,000.00  4/1/2011    10.5  2.75      2   2.75 1 YR CMT  3/16/2006 Wells Fargo
 62741053 Purchase Asset Only    555,000.00  3/1/2011  10.625  2.75      2   2.75 1 YR CMT   2/7/2006 Wells Fargo
 62751128 Purchase Full        3,000,000.00  3/1/2011  10.625  2.75      2   2.75 1 YR CMT  2/27/2006 Wells Fargo
 62752613 C/O Refi Asset Only    920,000.00  3/1/2011  10.625  2.75      2   2.75 1 YR CMT  2/21/2006 Wells Fargo
 62761903 R/T Refi Full        3,600,000.00  3/1/2011    10.5  2.75      2   2.75 1 YR CMT  2/27/2006 Wells Fargo
 62789185 Purchase Asset Only  2,185,000.00  3/1/2011    10.5  2.75      2   2.75 1 YR CMT  2/23/2006 Wells Fargo
 62791025 Purchase Full        1,940,000.00  3/1/2011    10.5  2.75      2   2.75 1 YR CMT  2/24/2006 Wells Fargo
 62798343 C/O Refi Full          600,000.00  3/1/2011    10.5  2.75      2   2.75 1 YR CMT  2/16/2006 Wells Fargo
 62810338 C/O Refi Full          845,000.00  4/1/2011    10.5  2.75      2   2.75 1 YR CMT  3/24/2006 Wells Fargo
 62820477 Purchase Full        6,150,000.00  3/1/2011  10.625  2.75      2   2.75 1 YR CMT  2/10/2006 Wells Fargo
 62844865 R/T Refi Asset Only  2,750,000.00  3/1/2011  10.625  2.75      2   2.75 1 YR CMT  2/15/2006 Wells Fargo
 62856687 Purchase Full        8,500,000.00  3/1/2011  10.625  2.75      2   2.75 1 YR CMT  2/16/2006 Wells Fargo
 62880356 Purchase Asset Only  2,500,000.00  3/1/2011  10.375  2.75      2   2.75 1 YR CMT   2/8/2006 Wells Fargo
 62883723 Purchase Asset Only    779,000.00  3/1/2011    10.5  2.75      2   2.75 1 YR CMT  2/22/2006 Wells Fargo
 62905807 C/O Refi Full          545,000.00  3/1/2011  10.625  2.75      2   2.75 1 YR CMT  2/23/2006 Wells Fargo
 62907431 C/O Refi Asset Only  1,650,000.00  3/1/2011  10.625  2.75      2   2.75 1 YR CMT  2/22/2006 Wells Fargo
 62909213 Purchase Asset Only  1,296,000.00  3/1/2011  10.625  2.75      2   2.75 1 YR CMT  2/27/2006 Wells Fargo
 62909841 C/O Refi Asset Only  2,100,000.00  3/1/2011  10.625  2.75      2   2.75 1 YR CMT   2/3/2006 Wells Fargo
 62914593 Purchase Asset Only  2,600,000.00  4/1/2011  10.625  2.75      2   2.75 1 YR CMT   3/6/2006 Wells Fargo
 62916697 Purchase Asset Only  1,115,598.00  2/1/2011   10.25  2.75      2   2.75 1 YR CMT   2/7/2006 Wells Fargo
 62918065 C/O Refi Asset Only  3,700,000.00  4/1/2011    10.5  2.75      2   2.75 1 YR CMT  3/24/2006 Wells Fargo
 62919006 Purchase Full        1,000,000.00  4/1/2011      11  2.75      2   2.75 1 YR CMT   3/8/2006 Wells Fargo
 62950696 Purchase Asset Only  1,250,000.00  3/1/2011    10.5  2.75      2   2.75 1 YR CMT  2/17/2006 Wells Fargo
 62963707 Purchase Full        5,250,000.00  3/1/2011    10.5  2.75      2   2.75 1 YR CMT  2/24/2006 Wells Fargo
 62976469 Purchase Full          860,000.00  3/1/2011   10.25  2.75      2   2.75 1 YR CMT  2/17/2006 Wells Fargo
 62981782 C/O Refi Full        2,598,000.00  4/1/2011  10.625  2.75      2   2.75 1 YR CMT  3/16/2006 Wells Fargo
 62997036 C/O Refi Asset Only  2,850,000.00  3/1/2011   10.75  2.75      2   2.75 1 YR CMT  2/13/2006 Wells Fargo
 63008494 Purchase Asset Only  2,300,000.00  2/1/2011  10.625  2.75      2   2.75 1 YR CMT   2/2/2006 Wells Fargo
 63010805 Purchase Asset Only  3,200,000.00  3/1/2011    10.5  2.75      2   2.75 1 YR CMT  2/14/2006 Wells Fargo
 63029946 Purchase Asset Only    655,000.00  3/1/2011  10.625  2.75      2   2.75 1 YR CMT  2/23/2006 Wells Fargo
 63030357 Purchase Full        2,700,000.00  3/1/2011  10.625  2.75      2   2.75 1 YR CMT  2/15/2006 Wells Fargo
 63057244 Purchase Asset Only    864,000.00  3/1/2011   10.25  2.75      2   2.75 1 YR CMT  2/20/2006 Wells Fargo
 63068258 Purchase Full        1,135,000.00  5/1/2011    10.5  2.75      2   2.75 1 YR CMT  3/29/2006 Wells Fargo
 63068654 Purchase Asset Only  1,100,000.00  3/1/2011  10.875  2.75      2   2.75 1 YR CMT  2/22/2006 Wells Fargo
 63069231 Purchase Full        2,000,000.00  4/1/2011  10.625  2.75      2   2.75 1 YR CMT  2/24/2006 Wells Fargo
 63086607 C/O Refi Asset Only    900,000.00  3/1/2011  10.625  2.75      2   2.75 1 YR CMT  2/13/2006 Wells Fargo
 63112221 Purchase Asset Only    770,000.00  3/1/2011    10.5  2.75      2   2.75 1 YR CMT  2/21/2006 Wells Fargo
 63117303 R/T Refi Asset Only  7,000,000.00  3/1/2011  10.625  2.75      2   2.75 1 YR CMT  2/14/2006 Wells Fargo
 63142855 C/O Refi Asset Only    760,000.00  4/1/2011  10.375  2.75      2   2.75 1 YR CMT   3/2/2006 Wells Fargo
 63176879 Purchase Full        1,525,000.00  3/1/2011  10.625  2.75      2   2.75 1 YR CMT  2/16/2006 Wells Fargo
 63257075 C/O Refi Asset Only    725,000.00  3/1/2011  10.625  2.75      2   2.75 1 YR CMT  2/22/2006 Wells Fargo
 63261127 Purchase Full        1,280,000.00  4/1/2011  10.625  2.75      2   2.75 1 YR CMT   3/6/2006 Wells Fargo
 63298798 Purchase Full        2,050,000.00  4/1/2011  10.625  2.75      2   2.75 1 YR CMT  3/22/2006 Wells Fargo
 63320394 C/O Refi Full        3,085,000.00  4/1/2011    10.5  2.75      2   2.75 1 YR CMT  3/17/2006 Wells Fargo
 63325492 R/T Refi Full          870,000.00  4/1/2011    10.5  2.75      2   2.75 1 YR CMT   3/9/2006 Wells Fargo
 63505077 R/T Refi Full        1,990,000.00  4/1/2011  10.625  2.75      2   2.75 1 YR CMT  3/21/2006 Wells Fargo
 63513063 Purchase Asset Only  4,800,000.00  4/1/2011    10.5  2.75      2   2.75 1 YR CMT  3/30/2006 Wells Fargo
 63536775 Purchase Full        2,600,000.00  4/1/2011  10.625  2.75      2   2.75 1 YR CMT   3/7/2006 Wells Fargo
 63597652 Purchase Full        2,075,000.00  4/1/2011      10  2.75      2   2.75 1 YR CMT  3/22/2006 Wells Fargo
 63642458 Purchase Asset Only  2,050,000.00  4/1/2011  10.625  2.75      2   2.75 1 YR CMT   3/9/2006 Wells Fargo
 63646483 Purchase Asset Only    570,000.00  4/1/2011  10.625  2.75      2   2.75 1 YR CMT  3/14/2006 Wells Fargo
 63669451 Purchase Full        1,850,000.00  4/1/2011  10.625  2.75      2   2.75 1 YR CMT  3/22/2006 Wells Fargo
 63676696 Purchase Full        1,577,071.00  4/1/2011    10.5  2.75      2   2.75 1 YR CMT  3/16/2006 Wells Fargo
142723592 C/O Refi AUS         1,300,000.00  4/1/2010   10.25  2.75      2   2.75 1 YR CMT  3/24/2005 Wells Fargo
144322484 Purchase AUS           705,000.00  3/1/2011      10  2.75      2   2.75 1 YR CMT   2/3/2006 Wells Fargo
145689592 Purchase Full        1,500,000.00  3/1/2011   9.875  2.75      2   2.75 1 YR CMT  1/20/2006 Wells Fargo
146772017 Purchase AUS           670,000.00  1/1/2011  10.625  2.75      2   2.75 1 YR CMT 12/27/2005 Wells Fargo
148313844 C/O Refi Full          943,950.00  3/1/2011  10.625  2.75      2   2.75 1 YR CMT  1/26/2006 Wells Fargo
148409923 Purchase Full          992,000.00  4/1/2011  10.625  2.75      2   2.75 1 YR CMT   3/3/2006 Wells Fargo
148761695 R/T Refi Full        1,750,000.00  1/1/2011    10.5  2.75      2   2.75 1 YR CMT 12/12/2005 Wells Fargo
148777378 Purchase AUS           725,000.00  3/1/2011      10  2.75      2   2.75 1 YR CMT  2/13/2006 Wells Fargo
149160657 Purchase AUS           545,000.00  4/1/2011  10.125  2.75      2   2.75 1 YR CMT  3/27/2006 Wells Fargo
149188294 Purchase Asset Only    860,000.00  3/1/2011  10.375  2.75      2   2.75 1 YR CMT  2/28/2006 Wells Fargo
149397119 Purchase AUS           580,000.00  3/1/2011   9.875  2.75      2   2.75 1 YR CMT  2/14/2006 Wells Fargo
149429557 R/T Refi AUS           675,000.00  2/1/2011  10.625  2.75      2   2.75 1 YR CMT  1/25/2006 Wells Fargo
149469272 Purchase Asset Only    709,000.00  2/1/2011      10  2.75      2   2.75 1 YR CMT   1/4/2006 Wells Fargo
149482051 Purchase Full          570,000.00  2/1/2011    10.5  2.75      2   2.75 1 YR CMT  1/31/2006 Wells Fargo
149514242 Purchase Asset Only    578,000.00  2/1/2011    9.75  2.75      2   2.75 1 YR CMT  1/31/2006 Wells Fargo
149540304 Purchase AUS           660,000.00  2/1/2011    10.5  2.75      2   2.75 1 YR CMT  1/12/2006 Wells Fargo
149658072 Purchase Asset Only    565,000.00  3/1/2011  10.625  2.75      2   2.75 1 YR CMT  2/13/2006 Wells Fargo
149684102 C/O Refi AUS           532,000.00  2/1/2011    10.5  2.75      2   2.75 1 YR CMT  1/25/2006 Wells Fargo
149687766 C/O Refi AUS           742,000.00  2/1/2011    10.5  2.75      2   2.75 1 YR CMT   1/9/2006 Wells Fargo
149757932 C/O Refi Asset Only    835,000.00  2/1/2011    10.5  2.75      2   2.75 1 YR CMT  1/25/2006 Wells Fargo
149787202 Purchase Asset Only    745,000.00  2/1/2011  10.625  2.75      2   2.75 1 YR CMT  1/20/2006 Wells Fargo
149807992 Purchase Full        2,130,000.00  2/1/2011    10.5  2.75      2   2.75 1 YR CMT  1/17/2006 Wells Fargo
149810012 Purchase AUS           844,000.00  2/1/2011  10.625  2.75      2   2.75 1 YR CMT  1/19/2006 Wells Fargo
149826596 Purchase AUS           530,000.00  2/1/2011    10.5  2.75      2   2.75 1 YR CMT  1/12/2006 Wells Fargo
149828147 R/T Refi Asset Only  1,655,000.00  2/1/2011    10.5  2.75      2   2.75 1 YR CMT  1/19/2006 Wells Fargo
149859514 Purchase AUS           648,000.00  2/1/2011   9.875  2.75      2   2.75 1 YR CMT  1/19/2006 Wells Fargo
149879769 Purchase Asset Only    785,000.00  2/1/2011   9.875  2.75      2   2.75 1 YR CMT  1/17/2006 Wells Fargo
149885071 Purchase Asset Only  1,050,000.00  3/1/2011    10.5  2.75      2   2.75 1 YR CMT   2/7/2006 Wells Fargo
149925109 Purchase Full          700,000.00  3/1/2011      10  2.75      2   2.75 1 YR CMT  2/24/2006 Wells Fargo
149945289 Purchase AUS           650,000.00  2/1/2011  10.625  2.75      2   2.75 1 YR CMT  1/26/2006 Wells Fargo
149955262 Purchase AUS           636,000.00  3/1/2011   9.875  2.75      2   2.75 1 YR CMT  2/15/2006 Wells Fargo
149988479 Purchase Asset Only  1,423,000.00  4/1/2011   10.25  2.75      2   2.75 1 YR CMT   3/1/2006 Wells Fargo
150003135 R/T Refi Asset Only  1,500,000.00  3/1/2011    10.5  2.75      2   2.75 1 YR CMT  2/10/2006 Wells Fargo
150076487 Purchase AUS           555,000.00  3/1/2011  10.375  2.75      2   2.75 1 YR CMT  2/22/2006 Wells Fargo
150086262 R/T Refi Asset Only    632,000.00  3/1/2011  10.625  2.75      2   2.75 1 YR CMT  2/20/2006 Wells Fargo
150119469 Purchase AUS           772,000.00  3/1/2011  10.625  2.75      2   2.75 1 YR CMT  2/16/2006 Wells Fargo
150141703 Purchase Asset Only    760,000.00  3/1/2011  10.625  2.75      2   2.75 1 YR CMT   2/7/2006 Wells Fargo
150146371 C/O Refi AUS         1,500,000.00  3/1/2011  10.625  2.75      2   2.75 1 YR CMT   2/7/2006 Wells Fargo
150170512 Purchase Asset Only  1,800,000.00  3/1/2011  10.625  2.75      2   2.75 1 YR CMT   2/7/2006 Wells Fargo
150174795 C/O Refi AUS           950,000.00  3/1/2011    10.5  2.75      2   2.75 1 YR CMT   2/6/2006 Wells Fargo
150306017 R/T Refi Asset Only    535,000.00  3/1/2011  10.375  2.75      2   2.75 1 YR CMT  2/22/2006 Wells Fargo
150306124 C/O Refi Asset Only    680,000.00  3/1/2011  10.625  2.75      2   2.75 1 YR CMT  2/20/2006 Wells Fargo
150314631 Purchase AUS           620,000.00  4/1/2011   9.875  2.75      2   2.75 1 YR CMT   3/3/2006 Wells Fargo
150324606 Purchase AUS           740,000.00  4/1/2011    10.5  2.75      2   2.75 1 YR CMT   3/9/2006 Wells Fargo
150326502 Purchase AUS           559,000.00  3/1/2011  10.625  2.75      2   2.75 1 YR CMT  2/10/2006 Wells Fargo
150333433 Purchase Asset Only    680,000.00  3/1/2011  10.625  2.75      2   2.75 1 YR CMT   2/3/2006 Wells Fargo
150366573 Purchase AUS           675,000.00  4/1/2011    10.5  2.75      2   2.75 1 YR CMT  3/20/2006 Wells Fargo
150377216 Purchase AUS           610,000.00  4/1/2011    10.5  2.75      2   2.75 1 YR CMT  3/23/2006 Wells Fargo
150380228 Purchase Asset Only    925,000.00  3/1/2011    10.5  2.75      2   2.75 1 YR CMT   2/2/2006 Wells Fargo
150394278 C/O Refi AUS           800,000.00  3/1/2011  10.625  2.75      2   2.75 1 YR CMT  2/17/2006 Wells Fargo
150395135 Purchase AUS           655,000.00  3/1/2011  10.375  2.75      2   2.75 1 YR CMT  2/21/2006 Wells Fargo
150395507 R/T Refi AUS           525,000.00  4/1/2011    10.5  2.75      2   2.75 1 YR CMT   3/6/2006 Wells Fargo
150406189 Purchase AUS           575,000.00  3/1/2011  10.625  2.75      2   2.75 1 YR CMT  2/23/2006 Wells Fargo
150421261 Purchase AUS           720,000.00  3/1/2011  10.375  2.75      2   2.75 1 YR CMT  2/17/2006 Wells Fargo
150431724 Purchase Full          900,000.00  3/1/2011    10.5  2.75      2   2.75 1 YR CMT   2/6/2006 Wells Fargo
150433092 Purchase AUS           650,000.00  4/1/2011  10.375  2.75      2   2.75 1 YR CMT   3/9/2006 Wells Fargo
150476893 Purchase Full          555,000.00  3/1/2011    10.5  2.75      2   2.75 1 YR CMT   2/8/2006 Wells Fargo
150479723 Purchase AUS           615,000.00  3/1/2011    10.5  2.75      2   2.75 1 YR CMT  2/23/2006 Wells Fargo
150516615 Purchase Asset Only    660,000.00  3/1/2011  10.625  2.75      2   2.75 1 YR CMT  2/13/2006 Wells Fargo
150530772 Purchase AUS           560,000.00  4/1/2011   10.25  2.75      2   2.75 1 YR CMT   3/9/2006 Wells Fargo
150617868 Purchase Asset Only    610,000.00  4/1/2011    10.5  2.75      2   2.75 1 YR CMT   3/9/2006 Wells Fargo
150662286 Purchase AUS           587,500.00  5/1/2011  10.375  2.75      2   2.75 1 YR CMT  4/13/2006 Wells Fargo
150837268 Purchase AUS           686,000.00  5/1/2011   10.25  2.75      2   2.75 1 YR CMT  3/15/2006 Wells Fargo
150849792 Purchase AUS           600,000.00  4/1/2011    10.5  2.75      2   2.75 1 YR CMT   3/6/2006 Wells Fargo
151091048 Purchase Asset Only  1,700,000.00  4/1/2011    10.5  2.75      2   2.75 1 YR CMT  3/14/2006 Wells Fargo
151111986 C/O Refi AUS           745,000.00  4/1/2011    10.5  2.75      2   2.75 1 YR CMT  3/27/2006 Wells Fargo

                                   EXHIBIT D-2
                       LOAN GROUP 2 MORTGAGE LOAN SCHEDULE

                                      D-2-1

                                                                     EXHIBIT D-2

LOANID    OCC       PROPTYPE     OTERM CORTERM OLTV RATE FPDATE     NDDATE   S_MATDATE PANDI     PTDATE   OBAL         COBAL
-----------------------------------------------------------------------------------------------------------------------------------

149183295 Primary   SFR            360     355   80  6.5  2/1/2006  7/1/2006  1/1/2036  4,049.50 6/1/2006   747,600.00   747,600.00
150001998 Primary   SFR            360     357 76.6 6.13  4/1/2006  7/1/2006  3/1/2036  2,797.08 6/1/2006   548,000.00   548,000.00
150175842 Primary   SFR            360     356 64.5 5.88  3/1/2006  7/1/2006  2/1/2036  4,895.83 6/1/2006 1,000,000.00 1,000,000.00
150381929 Primary   SFR            360     358   80 6.13  5/1/2006  7/1/2006  4/1/2036  2,294.07 6/1/2006   449,450.00   449,450.00
150476992 Primary   SFR            360     357   80 5.63  4/1/2006  7/1/2006  3/1/2036  2,261.25 6/1/2006   482,400.00   482,400.00
150506434 Primary   SFR            360     360   80 5.88  7/1/2006  7/1/2006  6/1/2036  7,030.42 7/1/2006 1,436,000.00 1,436,000.00
150705259 Primary   Condo - Low    360     359   80 6.25  6/1/2006  7/1/2006  5/1/2036  2,791.15 6/1/2006   536,000.00   535,900.00
150715936 Primary   SFR            360     359 78.2 6.13  6/1/2006  7/1/2006  5/1/2036  2,654.17 6/1/2006   520,000.00   520,000.00
150729325 Primary   Condo - Low    360     359   80 6.13  6/1/2006  7/1/2006  5/1/2036  2,299.94 6/1/2006   450,600.00   450,600.00
150733228 Primary   SFR            360     356 68.3 6.25  3/1/2006  7/1/2006  2/1/2036  3,642.49 6/1/2006   700,000.00   699,357.22
150733467 Primary   SFR            360     355   75 6.38  2/1/2006  7/1/2006  1/1/2036  4,781.25 6/1/2006   900,000.00   900,000.00
150766921 Primary   SFR            360     358   80 5.75  5/1/2006  7/1/2006  4/1/2036  3,104.61 6/1/2006   532,000.00   530,886.46
150845907 Primary   SFR            360     359 65.7  6.5  6/1/2006  7/1/2006  5/1/2036  3,133.54 6/1/2006   578,500.00   578,500.00
150847333 Primary   SFR            360     359 71.4    6  6/1/2006  7/1/2006  5/1/2036  2,750.00 6/1/2006   550,000.00   550,000.00
150872505 Primary   SFR            360     359   80 5.88  6/1/2006  7/1/2006  5/1/2036  2,265.79 6/1/2006   462,800.00   462,800.00
150893048 Primary   PUD Detached   360     355   80    6  2/1/2006  6/1/2006  1/1/2036  2,878.92 5/1/2006   576,000.00   575,784.30
150893162 Primary   SFR            360     359   80    6  6/1/2006  7/1/2006  5/1/2036  2,519.50 6/1/2006   507,200.00   503,900.00
150895464 Primary   SFR            360     356   80 5.88  3/1/2006  7/1/2006  2/1/2036  2,467.50 6/1/2006   504,000.00   504,000.00
150899342 Primary   SFR            360     358 79.5 6.25  5/1/2006  7/1/2006  4/1/2036  3,000.00 6/1/2006   576,000.00   576,000.00
150901056 Primary   SFR            360     356   70 5.75  3/1/2006  7/1/2006  2/1/2036  2,233.40 6/1/2006   466,100.00   466,100.00
150901114 Primary   SFR            360     356 79.3 6.25  3/1/2006  7/1/2006  2/1/2036  2,416.67 6/1/2006   464,000.00   464,000.00
150907368 Primary   SFR            360     359 74.1 6.13  6/1/2006  7/1/2006  5/1/2036  5,103.91 6/1/2006   999,950.00   999,950.00
150914265 Investor  SFR            360     358   70 6.13  5/1/2006  7/1/2006  4/1/2036  3,215.63 6/1/2006   630,000.00   630,000.00
150925873 Secondary SFR            360     359   70 6.13  6/1/2006  7/1/2006  5/1/2036  7,413.80 6/1/2006 1,452,500.00 1,452,500.00
150983419 Primary   SFR            360     358 64.4 6.13  5/1/2006  7/1/2006  4/1/2036  4,440.63 6/1/2006   870,000.00   870,000.00
150989689 Primary   SFR            360     358   75 6.25  5/1/2006  7/1/2006  4/1/2036  3,320.31 6/1/2006   637,500.00   637,499.31
151019486 Primary   SFR            360     358   80    6  5/1/2006  7/1/2006  4/1/2036  2,210.00 6/1/2006   442,000.00   442,000.00
151021102 Primary   Condo - Low    360     358 78.4 6.38  5/1/2006  7/1/2006  4/1/2036  2,708.31 6/1/2006   509,800.00   509,800.00
151032521 Primary   SFR            360     358   80    6  5/1/2006  8/1/2006  4/1/2036  2,652.80 7/1/2006   530,560.00   530,560.00
151037561 Primary   PUD Detached   360     357   80 5.75  4/1/2006  7/1/2006  3/1/2036  2,031.67 6/1/2006   424,000.00   424,000.00
151072485 Primary   SFR            360     359   80 5.63  6/1/2006  7/1/2006  5/1/2036  2,532.85 6/1/2006   439,992.00   439,521.61
151090198 Primary   SFR            360     358   80 6.25  5/1/2006  7/1/2006  4/1/2036  3,125.00 6/1/2006   600,000.00   600,000.00
151103744 Primary   SFR            360     358   80 6.25  5/1/2006  7/1/2006  4/1/2036  2,612.50 6/1/2006   501,600.00   501,600.00
151110848 Primary   SFR            360     360   80 5.88  7/1/2006  7/1/2006  6/1/2036  3,916.67 7/1/2006   800,000.00   800,000.00
151135159 Primary   SFR            360     359 67.6 6.38  6/1/2006  7/1/2006  5/1/2036  3,160.94 6/1/2006   595,000.00   595,000.00
151146354 Primary   SFR            360     359   95 5.75  6/1/2006  7/1/2006  5/1/2036  2,688.82 6/1/2006   460,750.00   460,268.94
151161437 Primary   SFR            360     360   80 6.13  7/1/2006  7/1/2006  6/1/2036  4,344.97 7/1/2006   851,260.00   851,260.00
151163375 Primary   SFR            360     359   70 6.63  6/1/2006  7/1/2006  5/1/2036  3,864.58 6/1/2006   700,000.00   700,000.00
151231495 Primary   SFR            360     358   70 6.25  5/1/2006  7/1/2006  4/1/2036  2,679.69 6/1/2006   514,500.00   514,500.00
151243029 Primary   SFR            360     357 63.3 6.63  4/1/2006  7/1/2006  3/1/2036  5,244.79 6/1/2006   950,000.00   950,000.00
151252376 Primary   Condo - Low    360     358 66.4 6.25  5/1/2006  7/1/2006  4/1/2036  2,384.37 6/1/2006   458,000.00   457,799.48
151253051 Primary   Condo - Low    360     359 79.9    6  6/1/2006  7/1/2006  5/1/2036  3,237.58 6/1/2006   540,000.00   539,462.42
151274917 Primary   SFR            360     359   80 5.75  6/1/2006  7/1/2006  5/1/2036  3,573.81 6/1/2006   612,400.00   611,760.61
151288032 Primary   SFR            360     359   80 6.38  6/1/2006  7/1/2006  5/1/2036  2,868.75 6/1/2006   540,000.00   540,000.00
151294527 Primary   Condo - Low    360     359 79.6 6.25  6/1/2006  7/1/2006  5/1/2036  2,802.08 6/1/2006   538,000.00   537,999.08
151298254 Primary   SFR            360     358   80  6.5  5/1/2006  7/1/2006  4/1/2036  2,648.32 6/1/2006   488,921.00   488,921.00
151317591 Primary   SFR            360     359   80 6.38  6/1/2006  7/1/2006  5/1/2036  2,358.75 6/1/2006   444,000.00   444,000.00
151331352 Primary   SFR            360     359 59.5 5.63  6/1/2006  7/1/2006  5/1/2036  2,062.50 6/1/2006   440,000.00   440,000.00
151332061 Secondary SFR            360     358   80  6.5  5/1/2006  7/1/2006  4/1/2036  3,097.06 6/1/2006   571,764.00   571,764.00
151337722 Primary   SFR            360     359 76.9 6.38  6/1/2006  7/1/2006  5/1/2036  5,312.50 6/1/2006 1,000,000.00 1,000,000.00
151340023 Primary   SFR            360     358 67.7 6.63  5/1/2006  7/1/2006  4/1/2036  2,953.64 6/1/2006   535,000.00   534,998.21
151344405 Primary   SFR            360     358   80 5.88  5/1/2006  7/1/2006  4/1/2036  3,365.24 6/1/2006   688,000.00   687,368.33
151384823 Primary   SFR            360     359   80 5.88  6/1/2006  7/1/2006  5/1/2036  2,766.33 6/1/2006   467,650.00   467,173.21
151389087 Primary   SFR            360     358 63.6 6.25  5/1/2006  7/1/2006  4/1/2036  3,144.80 6/1/2006   603,800.00   603,800.00
151406436 Primary   SFR            360     359   80 5.88  6/1/2006  7/1/2006  5/1/2036  2,820.00 6/1/2006   576,000.00   575,999.99
151420577 Investor  SFR            360     360   80    6  7/1/2006  7/1/2006  6/1/2036  2,200.00 7/1/2006   440,000.00   440,000.00
151426665 Primary   SFR            360     358   80 6.13  5/1/2006  7/1/2006  4/1/2036  2,654.17 6/1/2006   520,000.00   520,000.00
151434586 Primary   SFR            360     359 74.9 6.25  6/1/2006  8/1/2006  5/1/2036  7,796.87 7/1/2006 1,497,000.00 1,497,000.00
151446176 Primary   SFR            360     359   75 5.75  6/1/2006  7/1/2006  5/1/2036  2,515.63 6/1/2006   525,000.00   525,000.00
151446648 Primary   SFR            360     358   80 6.63  5/1/2006  7/1/2006  4/1/2036  3,702.18 6/1/2006   670,584.00   670,584.00
151458916 Primary   SFR            360     359   80 6.25  6/1/2006  7/1/2006  5/1/2036  3,041.67 6/1/2006   584,000.00   584,000.00
151481462 Primary   SFR            360     358   80 6.13  5/1/2006  7/1/2006  4/1/2036  3,797.50 6/1/2006   744,000.00   744,000.00
151485836 Primary   SFR            360     358 77.4 6.25  5/1/2006  7/1/2006  4/1/2036  2,317.71 6/1/2006   445,000.00   445,000.00
151533221 Primary   Condo - Low    360     359   69 6.38  6/1/2006  6/1/2006  5/1/2036  3,119.35 6/1/2006   500,000.00   499,536.90
151560208 Primary   SFR            360     359   80 6.25  6/1/2006  8/1/2006  5/1/2036  2,728.13 7/1/2006   523,800.00   523,800.00
151560315 Primary   Condo - Low    360     358   80 6.13  5/1/2006  7/1/2006  4/1/2036  2,690.92 6/1/2006   527,200.00   527,200.00
151561586 Primary   SFR            360     359   80 5.75  6/1/2006  7/1/2006  5/1/2036  2,300.00 6/1/2006   480,000.00   480,000.00
151581915 Primary   SFR            360     358   80 6.38  5/1/2006  7/1/2006  4/1/2036  2,762.50 6/1/2006   520,000.00   520,000.00
151585932 Primary   SFR            360     358   80 6.38  5/1/2006  7/1/2006  4/1/2036  2,656.25 6/1/2006   500,000.00   500,000.00
151592284 Primary   SFR            360     359   80 6.63  6/1/2006  7/1/2006  5/1/2036  2,738.33 6/1/2006   496,000.00   496,000.00
151594389 Primary   SFR            360     359   80 5.88  6/1/2006  7/1/2006  5/1/2036  2,428.33 6/1/2006   496,000.00   496,000.00
151606225 Primary   SFR            360     358 73.3 6.38  5/1/2006  6/1/2006  4/1/2036  5,312.49 5/1/2006   999,999.00   999,999.00
151620242 Primary   SFR            360     359 35.8 6.38  6/1/2006  8/1/2006  5/1/2036  2,852.81 7/1/2006   537,000.00   537,000.00
151626918 Primary   SFR            360     359 54.7 6.38  6/1/2006  6/1/2006  5/1/2036  2,563.28 6/1/2006   482,500.00   482,500.00
151627312 Secondary SFR            360     359 41.6    6  6/1/2006  7/1/2006  5/1/2036  2,285.00 6/1/2006   457,000.00   457,000.00
151638517 Primary   SFR            360     359   90 5.88  6/1/2006  7/1/2006  5/1/2036  3,406.73 6/1/2006   575,910.00   575,322.83
151640844 Primary   SFR            360     359   75 6.38  6/1/2006  7/1/2006  5/1/2036  3,415.69 6/1/2006   547,500.00   546,992.90
151651049 Primary   SFR            360     359 72.8 6.63  6/1/2006  7/1/2006  5/1/2036  2,672.08 6/1/2006   484,000.00   484,000.00
151654332 Primary   SFR            360     360   75 6.13  7/1/2006  7/1/2006  6/1/2036  4,597.20 7/1/2006   900,675.00   900,675.00
151666443 Primary   Condo - Low    360     358   80  6.5  5/1/2006  8/1/2006  4/1/2036  3,375.67 7/1/2006   623,200.00   623,200.00
151669124 Primary   SFR            360     359   80 6.38  6/1/2006  7/1/2006  5/1/2036  2,422.34 6/1/2006   455,969.00   455,969.00
151674934 Primary   SFR            360     359   80 5.38  6/1/2006  7/1/2006  5/1/2036  2,507.25 6/1/2006   560,000.00   559,758.33
151690245 Primary   SFR            360     359   80 6.13  6/1/2006  7/1/2006  5/1/2036  4,042.50 6/1/2006   792,000.00   792,000.00
151694114 Primary   SFR            360     359 75.8  6.5  6/1/2006  7/1/2006  5/1/2036  3,141.67 6/1/2006   580,000.00   580,000.00
151703212 Primary   SFR            360     359 79.8 6.38  6/1/2006  7/1/2006  5/1/2036  2,523.44 6/1/2006   475,000.00   475,000.00
151704608 Primary   SFR            360     359   75 6.88  6/1/2006  7/1/2006  5/1/2036  3,145.00 6/1/2006   549,000.00   548,945.31
151724382 Primary   SFR            360     358   80 6.13  5/1/2006  7/1/2006  4/1/2036  3,307.50 6/1/2006   648,000.00   648,000.00
151727757 Primary   SFR            360     359 75.6 6.25  6/1/2006  7/1/2006  5/1/2036  2,676.70 6/1/2006   514,000.00   513,927.08
151741014 Primary   Condo - Low    360     360   80 6.25  7/1/2006  7/1/2006  6/1/2036  2,562.50 7/1/2006   492,000.00   492,000.00
151759941 Primary   Condo - Low    360     359   80 6.38  6/1/2006  7/1/2006  5/1/2036  2,907.00 6/1/2006   547,200.00   547,200.00
151760295 Primary   Condo - Low    360     359   80 6.13  6/1/2006  7/1/2006  5/1/2036  2,429.58 6/1/2006   476,000.00   476,000.00
151794005 Primary   SFR            360     359   80 6.13  6/1/2006  7/1/2006  5/1/2036  4,001.67 6/1/2006   784,000.00   784,000.00
151818432 Primary   Condo - Low    360     359   80 6.25  6/1/2006  7/1/2006  5/1/2036  2,562.50 6/1/2006   492,000.00   492,000.00
151843513 Primary   SFR            360     359   80 6.13  6/1/2006  6/1/2006  5/1/2036  2,609.25 6/1/2006   511,200.00   511,200.00
151851136 Primary   SFR            360     359   65  6.5  6/1/2006  7/1/2006  5/1/2036  2,640.63 6/1/2006   487,500.00   487,500.00
151877693 Primary   SFR            360     359   80 6.63  6/1/2006  7/1/2006  5/1/2036  2,429.17 6/1/2006   440,000.00   440,000.00
151889821 Primary   SFR            360     359   80 6.25  6/1/2006  7/1/2006  5/1/2036  2,833.33 6/1/2006   544,000.00   544,000.00
151892072 Primary   SFR            360     359   80 6.38  6/1/2006  7/1/2006  5/1/2036  3,591.25 6/1/2006   676,000.00   676,000.00
151919222 Primary   Condo - Low    360     359   80 6.75  6/1/2006  7/1/2006  5/1/2036  2,459.25 6/1/2006   437,200.00   437,200.00
151932514 Primary   Condo - Low    360     359 66.5 6.13  6/1/2006  7/1/2006  5/1/2036  2,258.59 6/1/2006   442,500.00   442,500.00
151938909 Primary   SFR            360     360 59.2 6.38  7/1/2006  7/1/2006  6/1/2036  2,720.00 7/1/2006   512,000.00   512,000.00
151963964 Primary   SFR            360     358 69.3 6.13  5/1/2006  7/1/2006  4/1/2036  2,307.08 6/1/2006   452,000.00   452,000.00
152004123 Primary   SFR            360     359   80 6.38  6/1/2006  7/1/2006  5/1/2036  2,475.63 6/1/2006   466,000.00   466,000.00
152014312 Primary   SFR            360     359   80 6.25  6/1/2006  7/1/2006  5/1/2036  3,987.43 6/1/2006   765,600.00   765,587.50
152029336 Secondary Condo - High   360     359   80  6.5  6/1/2006  8/1/2006  5/1/2036  3,075.83 7/1/2006   568,000.00   568,000.00
152039194 Secondary SFR            360     360   80 6.38  7/1/2006  7/1/2006  6/1/2036  2,550.00 7/1/2006   480,000.00   480,000.00
152041331 Primary   SFR            360     359   80 6.63  6/1/2006  7/1/2006  5/1/2036  2,429.17 6/1/2006   440,000.00   440,000.00
152044053 Primary   SFR            360     359 72.2 6.38  6/1/2006  7/1/2006  5/1/2036  2,762.50 6/1/2006   520,000.00   520,000.00
152061347 Primary   SFR            360     359 69.7 6.63  6/1/2006  7/1/2006  5/1/2036  2,981.25 6/1/2006   540,000.00   540,000.00
152071957 Primary   Condo - Low    360     360 63.2 6.63  7/1/2006  7/1/2006  6/1/2036  3,229.69 7/1/2006   585,000.00   585,000.00
152072716 Primary   SFR            360     360 54.4 6.38  7/1/2006  7/1/2006  6/1/2036  2,603.13 7/1/2006   490,000.00   490,000.00
152085825 Primary   SFR            360     360   70  6.5  7/1/2006  7/1/2006  6/1/2036  3,006.25 7/1/2006   555,000.00   555,000.00
152107769 Primary   SFR            360     359   70  6.5  6/1/2006  7/1/2006  5/1/2036  2,532.83 6/1/2006   467,600.00   467,600.00
152122735 Primary   SFR            360     359   90    6  6/1/2006  7/1/2006  5/1/2036  2,205.00 6/1/2006   441,000.00   441,000.00
152131926 Primary   SFR            360     359 74.7 5.88  6/1/2006  7/1/2006  5/1/2036  2,193.30 6/1/2006   448,000.00   447,993.33
152165411 Primary   SFR            360     360   80 6.38  7/1/2006  7/1/2006  6/1/2036  3,612.50 7/1/2006   680,000.00   680,000.00
152291092 Primary   SFR            360     360 71.4  6.5  7/1/2006  7/1/2006  6/1/2036  5,416.66 7/1/2006   999,999.00   999,999.00
152307492 Primary   SFR            360     360   80  6.5  7/1/2006  7/1/2006  6/1/2036  2,513.33 7/1/2006   464,000.00   464,000.00
152335238 Primary   Condo - Low    360     359   95 6.38  6/1/2006  7/1/2006  5/1/2036  2,306.42 6/1/2006   434,150.00   434,150.00
152470753 Primary   SFR            360     360 72.9 6.38  7/1/2006  7/1/2006  6/1/2036  2,921.88 7/1/2006   550,000.00   550,000.00
 42957316 Primary   SFR            360     358 36.7 6.13  5/1/2006  7/1/2006  4/1/2036  4,869.38 6/1/2006   954,000.00   954,000.00
 46860474 Primary   SFR            360     359   75 5.25  6/1/2006  7/1/2006  5/1/2036  6,562.50 6/1/2006 1,500,000.00 1,500,000.00
 48912489 Primary   SFR            360     358   80    5  5/1/2006  7/1/2006  4/1/2036  2,933.33 6/1/2006   704,000.00   704,000.00
 50572171 Secondary Condo - High   360     359 72.4 5.63  6/1/2006  7/1/2006  5/1/2036  2,578.13 6/1/2006   550,000.00   550,000.00
 52021086 Primary   SFR            360     359   80 5.25  6/1/2006  7/1/2006  5/1/2036  3,809.62 6/1/2006   870,770.00   870,770.00
 52132974 Primary   SFR            360     347 50.1 5.25  6/1/2005  7/1/2006  5/1/2035 10,937.50 6/1/2006 2,500,000.00 2,500,000.00
 53219408 Primary   SFR            360     359   80 5.13  6/1/2006  7/1/2006  5/1/2036  4,270.83 6/1/2006 1,000,000.00 1,000,000.00
 53695698 Primary   SFR            360     360   71  5.5  7/1/2006  8/1/2006  6/1/2036  2,502.18 7/1/2006   545,930.00   545,930.00
 54547971 Primary   SFR            360     359 79.1 5.63  6/1/2006  7/1/2006  5/1/2036  3,407.89 6/1/2006   592,000.00   591,367.11
 54694054 Primary   SFR            360     357 73.7 5.75  4/1/2006  7/1/2006  3/1/2036  2,386.23 6/1/2006   498,000.00   497,996.25
 54880752 Primary   SFR            360     358   80 5.63  5/1/2006  7/1/2006  4/1/2036  6,750.00 6/1/2006 1,440,000.00 1,440,000.00
 56447899 Secondary Condo - High   360     359   80 4.88  6/1/2006  7/1/2006  5/1/2036  1,868.75 6/1/2006   460,000.00   460,000.00
 57032526 Primary   SFR            360     359 69.7 5.63  6/1/2006  7/1/2006  5/1/2036  2,270.63 6/1/2006   484,400.00   484,400.00
 57074866 Secondary SFR            360     359 84.8 6.88  6/1/2006  6/1/2006  5/1/2036  2,817.86 6/1/2006   491,845.00   491,845.00
 57621013 Primary   SFR            360     359 78.8 5.38  6/1/2006  7/1/2006  5/1/2036  2,909.97 6/1/2006   650,000.00   649,667.79
 57833758 Secondary Condo - Low    360     359   70 5.63  6/1/2006  7/1/2006  5/1/2036  6,726.56 6/1/2006 1,435,000.00 1,435,000.00
 59024042 Primary   Condo - Low    360     359 78.4 5.75  6/1/2006  7/1/2006  5/1/2036  2,192.57 6/1/2006   457,580.00   457,580.00
 59254144 Primary   SFR            360     352 59.5 5.25 11/1/2005  7/1/2006 10/1/2035  4,375.00 6/1/2006 1,000,000.00 1,000,000.00
 60924859 Primary   SFR            360     360 71.3 6.25  7/1/2006  7/1/2006  6/1/2036  2,552.08 7/1/2006   490,000.00   490,000.00
 60930534 Primary   SFR            360     359   80 5.88  6/1/2006  7/1/2006  5/1/2036  3,510.13 6/1/2006   716,963.00   716,963.00
 61289195 Secondary Condo - High   360     360   80    6  7/1/2006  7/1/2006  6/1/2036  2,837.50 7/1/2006   567,500.00   567,500.00
 61522223 Primary   SFR            360     359   80 6.13  6/1/2006  7/1/2006  5/1/2036  2,449.80 6/1/2006   479,960.00   479,960.00
 61791984 Primary   SFR            360     359 65.6 5.88  6/1/2006  7/1/2006  5/1/2036  5,087.23 6/1/2006   860,000.00   858,919.70
 61901963 Primary   Condo - Low    360     359   80    6  6/1/2006  7/1/2006  5/1/2036  2,705.83 6/1/2006   541,165.00   541,165.00
 61978631 Primary   SFR            360     359   80    6  6/1/2006  7/1/2006  5/1/2036  3,884.00 6/1/2006   776,800.00   776,800.00
 62149786 Primary   SFR            360     359   80 4.75  6/1/2006  7/1/2006  5/1/2036  2,398.02 6/1/2006   605,816.00   605,816.00
 62286919 Secondary SFR            360     358   95 6.63  5/1/2006  7/1/2006  4/1/2036  1,582.64 6/1/2006   286,667.00   286,667.00
 62687959 Primary   SFR            360     359 89.9 6.13  6/1/2006  7/1/2006  5/1/2036  3,210.52 6/1/2006   629,000.00   629,000.00
 62743448 Primary   SFR            360     359   75 6.13  6/1/2006  7/1/2006  5/1/2036  3,665.31 6/1/2006   720,000.00   718,100.91
 62760251 Primary   SFR            360     359   80 5.88  6/1/2006  7/1/2006  5/1/2036  3,402.12 6/1/2006   694,902.00   694,902.00
 62863592 Primary   SFR            360     360   70 6.38  7/1/2006  7/1/2006  6/1/2036 14,875.00 7/1/2006 2,800,000.00 2,800,000.00
 63085401 Primary   SFR            360     359   70 6.38  6/1/2006  8/1/2006  5/1/2036  7,402.48 7/1/2006 1,393,408.00 1,393,408.00
 63232144 Primary   SFR            360     359   75 6.13  6/1/2006  7/1/2006  5/1/2036  5,644.76 6/1/2006 1,109,250.00 1,105,911.80
 63287668 Investor  Condo - Low    360     358   80    6  5/1/2006  7/1/2006  4/1/2036  1,023.60 6/1/2006   204,720.00   204,720.00
 63549737 Primary   Condo - Low    360     359 61.5 5.75  6/1/2006  7/1/2006  5/1/2036  9,583.33 6/1/2006 2,000,000.00 2,000,000.00
 63630529 Primary   SFR            360     359   80  6.5  6/1/2006  7/1/2006  5/1/2036  2,318.33 6/1/2006   428,000.00   428,000.00
 63635346 Primary   SFR            360     359 78.4 6.38  6/1/2006  7/1/2006  5/1/2036 20,267.19 6/1/2006 3,818,080.00 3,815,000.00
 63674113 Primary   SFR            360     359 74.3  6.5  6/1/2006  7/1/2006  5/1/2036  9,663.77 6/1/2006 1,784,081.00 1,784,081.00
 63896773 Secondary SFR            360     359   80 6.25  6/1/2006  7/1/2006  5/1/2036  2,520.83 6/1/2006   484,000.00   484,000.00
 63942437 Primary   SFR            360     359   75    6  6/1/2006  7/1/2006  5/1/2036  7,297.20 6/1/2006 1,462,500.00 1,459,439.03
 63949721 Primary   SFR            360     359 65.1 6.63  6/1/2006  6/1/2006  5/1/2036  3,474.81 6/1/2006   631,500.00   629,400.00
 64015498 Investor  SFR            360     359   80 6.63  6/1/2006  7/1/2006  5/1/2036  3,047.50 6/1/2006   552,000.00   552,000.00
 64078074 Primary   SFR            360     359   80 6.13  6/1/2006  7/1/2006  5/1/2036  2,509.78 6/1/2006   492,000.00   491,711.25
 64088602 Primary   SFR            360     359   76 6.38  6/1/2006  7/1/2006  5/1/2036 10,093.75 6/1/2006 1,900,000.00 1,900,000.00
 64121494 Primary   SFR            360     359   80    6  6/1/2006  6/1/2006  5/1/2036  2,360.00 6/1/2006   472,000.00   472,000.00
 64132806 Primary   SFR            360     358   80 5.88  5/1/2006  7/1/2006  4/1/2036  2,397.00 6/1/2006   489,600.00   489,600.00
 64143787 Investor  SFR            360     359   80 6.25  6/1/2006  7/1/2006  5/1/2036  3,000.00 6/1/2006   576,000.00   576,000.00
 64146863 Primary   SFR            360     359   80 6.13  6/1/2006  7/1/2006  5/1/2036  2,817.50 6/1/2006   552,000.00   552,000.00
 64175169 Secondary Condo - High   360     360   60 6.38  7/1/2006  7/1/2006  6/1/2036 11,156.25 7/1/2006 2,100,000.00 2,100,000.00
 64183098 Primary   SFR            360     359 73.3 6.25  6/1/2006  7/1/2006  5/1/2036 10,416.67 6/1/2006 2,000,000.00 2,000,000.00
 64183213 Investor  SFR            360     358   80    7  5/1/2006  7/1/2006  4/1/2036  1,339.22 6/1/2006   229,580.00   229,580.00
 64237324 Primary   SFR            360     359   80    6  6/1/2006  8/1/2006  5/1/2036  3,000.00 7/1/2006   600,000.00   600,000.00
 64243678 Primary   SFR            360     360 77.1 6.13  7/1/2006  7/1/2006  6/1/2036  2,322.40 7/1/2006   455,000.00   455,000.00
 64247026 Secondary SFR            360     359   75 6.38  6/1/2006  7/1/2006  5/1/2036  4,781.25 6/1/2006   900,000.00   900,000.00
 64297492 Primary   SFR            360     360   80    6  7/1/2006  7/1/2006  6/1/2036  3,069.70 7/1/2006   512,000.00   512,000.00
 64373525 Primary   SFR            360     359 68.1  6.5  6/1/2006  6/1/2006  5/1/2036 10,562.50 6/1/2006 1,950,000.00 1,950,000.00
 64373855 Primary   Condo - Low    360     359   75 5.88  6/1/2006  7/1/2006  5/1/2036  8,340.68 6/1/2006 1,410,000.00 1,408,562.44
 64377872 Primary   SFR            360     359 53.3 5.88  6/1/2006  7/1/2006  5/1/2036  9,791.67 6/1/2006 2,000,000.00 2,000,000.00
 64408933 Primary   SFR            360     359   80 5.88  6/1/2006  7/1/2006  5/1/2036  1,272.92 6/1/2006   260,000.00   260,000.00
 64443799 Secondary SFR            360     359   80 6.38  6/1/2006  7/1/2006  5/1/2036  2,506.41 6/1/2006   471,920.00   471,794.65
 64451693 Secondary SFR            360     359   80 6.25  6/1/2006  8/1/2006  5/1/2036  3,270.83 7/1/2006   628,000.00   628,000.00
 64479157 Primary   SFR            360     359   80 6.13  6/1/2006  7/1/2006  5/1/2036  2,224.85 6/1/2006   436,000.00   435,888.73
 64499502 Primary   SFR            360     359   80 6.25  6/1/2006  7/1/2006  5/1/2036  3,312.50 6/1/2006   636,000.00   636,000.00
 64528342 Primary   SFR            360     359   70 6.13  6/1/2006  7/1/2006  5/1/2036  9,289.58 6/1/2006 1,820,000.00 1,820,000.00
 64531882 Primary   SFR            360     359   75    6  6/1/2006  7/1/2006  5/1/2036  4,474.15 6/1/2006   746,250.00   745,507.10
 64588569 Primary   SFR            360     359 27.9 6.13  6/1/2006  7/1/2006  5/1/2036  3,061.99 6/1/2006   600,000.00   599,900.00
 64592751 Primary   SFR            360     359 70.3  6.5  6/1/2006  7/1/2006  5/1/2036  3,520.83 6/1/2006   650,000.00   650,000.00
 64623473 Primary   SFR            360     359   75  6.5  6/1/2006  7/1/2006  5/1/2036  6,906.25 6/1/2006 1,275,000.00 1,275,000.00
 64668312 Secondary SFR            360     359   75  6.5  6/1/2006  6/1/2006  5/1/2036 13,467.19 6/1/2006 2,486,250.00 2,486,250.00
 64687015 Primary   SFR            360     359   70 6.13  6/1/2006  7/1/2006  5/1/2036  2,858.33 6/1/2006   560,000.00   560,000.00
 64713035 Primary   SFR            360     360 47.4 6.25  7/1/2006  8/1/2006  6/1/2036  3,140.16 7/1/2006   510,000.00   510,000.00
 64729262 Primary   Condo - High   360     359   80 6.13  6/1/2006  7/1/2006  5/1/2036  2,714.29 6/1/2006   531,780.00   531,780.00
 64735814 Primary   SFR            360     359 61.1 6.38  6/1/2006  7/1/2006  5/1/2036  1,372.51 6/1/2006   220,000.00   219,796.24
 64738776 Primary   SFR            360     359 64.3 6.38  6/1/2006  7/1/2006  5/1/2036  2,390.63 6/1/2006   450,000.00   450,000.00
 64744022 Primary   SFR            360     359   80 6.38  6/1/2006  7/1/2006  5/1/2036  2,844.57 6/1/2006   536,000.00   535,449.33
 64773336 Primary   SFR            360     359 51.6 6.13  6/1/2006  7/1/2006  5/1/2036  3,623.96 6/1/2006   800,000.00   710,000.00
 64983513 Investor  SFR            360     359   65  6.5  6/1/2006  7/1/2006  5/1/2036  3,168.75 6/1/2006   585,000.00   585,000.00
 65013393 Secondary SFR            360     359   80 6.38  6/1/2006  7/1/2006  5/1/2036  3,445.69 6/1/2006   648,600.00   648,600.00
 65078768 Primary   SFR            360     360   80 6.25  7/1/2006  7/1/2006  6/1/2036  2,500.00 7/1/2006   480,000.00   480,000.00
147157887 Primary   SFR            360     352 78.8 5.88 11/1/2005  7/1/2006 10/1/2035  2,643.75 6/1/2006   540,000.00   540,000.00
147593529 Investor  Condo - High   360     353   80 5.75 12/1/2005  7/1/2006 11/1/2035  2,587.50 6/1/2006   540,000.00   540,000.00
147649842 Primary   Condo - High   360     352   95 5.63 11/1/2005  7/1/2006 10/1/2035  2,570.31 6/1/2006   446,500.00   442,618.03
148980261 Investor  Condo - Low    360     356   80 6.63  3/1/2006  7/1/2006  2/1/2036  1,302.92 6/1/2006   236,000.00   236,000.00
149233215 Primary   SFR            360     355   80    6  2/1/2006  7/1/2006  1/1/2036  2,180.00 6/1/2006   436,000.00   436,000.00
149419764 Primary   SFR            360     359   76    6  6/1/2006  7/1/2006  5/1/2036  2,973.78 6/1/2006   496,000.00   495,506.22
149475592 Primary   SFR            360     358   75    6  5/1/2006  7/1/2006  4/1/2036  4,500.00 6/1/2006   900,000.00   900,000.00
149604381 Primary   SFR            360     359   80 5.25  6/1/2006  7/1/2006  5/1/2036  2,339.05 6/1/2006   534,640.00   534,640.00
149673857 Primary   SFR            360     355   58  5.5  2/1/2006  7/1/2006  1/1/2036  3,666.67 6/1/2006   800,000.00   800,000.00
149735946 Primary   Condo - High   360     359 77.5 5.63  6/1/2006  7/1/2006  5/1/2036  4,687.50 6/1/2006 1,000,000.00 1,000,000.00
149835506 Primary   Condo - Low    360     358   75 5.25  5/1/2006  7/1/2006  4/1/2036  2,961.61 6/1/2006   536,325.00   535,091.93
149855785 Primary   Cooperative    360     360 70.3 5.88  7/1/2006  7/1/2006  6/1/2036  2,325.52 7/1/2006   475,000.00   475,000.00
150117539 Secondary Condo - High   360     360 74.8 5.75  7/1/2006  8/1/2006  6/1/2036  2,846.25 7/1/2006   595,000.00   595,000.00
150138584 Primary   Condo - Low    360     358   80 6.13  5/1/2006  7/1/2006  4/1/2036  2,306.57 6/1/2006   451,900.00   451,900.00
150245736 Primary   Condo - Low    360     358   80 6.13  5/1/2006  7/1/2006  4/1/2036  1,527.17 6/1/2006   299,200.00   299,200.00
150271591 Primary   SFR            360     359   80 5.63  6/1/2006  7/1/2006  5/1/2036     922.5 6/1/2006   196,800.00   196,800.00
150316172 Primary   SFR            360     359 72.6  5.5  6/1/2006  8/1/2006  5/1/2036  2,278.19 7/1/2006   497,500.00   497,500.00
150351021 Primary   SFR            360     359   80 6.25  6/1/2006  7/1/2006  5/1/2036  2,305.08 6/1/2006   442,576.00   442,576.00
150438513 Primary   SFR            360     359 78.3  5.5  6/1/2006  7/1/2006  5/1/2036  3,066.07 6/1/2006   540,000.00   539,408.93
150481265 Secondary SFR            360     359   80    6  6/1/2006  7/1/2006  5/1/2036  1,059.84 6/1/2006   212,000.00   211,967.43
150513992 Primary   SFR            360     358   80 6.13  5/1/2006  7/1/2006  4/1/2036  1,261.75 6/1/2006   247,200.00   247,200.00
150529774 Primary   SFR            360     359 63.8  6.5  6/1/2006  7/1/2006  5/1/2036  5,281.25 6/1/2006   975,000.00   975,000.00
150569853 Primary   Cooperative    360     359   80 5.63  6/1/2006  7/1/2006  5/1/2036  2,679.05 6/1/2006   572,000.00   571,531.25
150582518 Primary   SFR            360     359   80 6.25  6/1/2006  6/1/2006  5/1/2036  4,496.35 6/1/2006   863,300.00   863,300.00
150723583 Primary   SFR            360     359   80 5.38  6/1/2006  7/1/2006  5/1/2036  1,883.04 6/1/2006   420,400.00   420,400.00
150759207 Primary   SFR            360     359 83.6 6.38  6/1/2006  7/1/2006  5/1/2036  2,443.75 6/1/2006   460,000.00   460,000.00
150764348 Primary   SFR            360     359   95 6.13  6/1/2006  7/1/2006  5/1/2036  3,145.91 6/1/2006   517,750.00   517,246.77
150826303 Primary   SFR            360     358 79.7  6.5  5/1/2006  7/1/2006  4/1/2036  2,762.50 6/1/2006   510,000.00   510,000.00
150839256 Primary   SFR            360     358   80 6.25  5/1/2006  7/1/2006  4/1/2036  2,748.44 6/1/2006   527,700.00   527,700.00
150892594 Primary   SFR            360     358 79.4    6  5/1/2006  7/1/2006  4/1/2036  2,500.00 6/1/2006   500,000.00   500,000.00
150897296 Primary   SFR            360     359 71.3 6.38  6/1/2006  7/1/2006  5/1/2036  3,028.13 6/1/2006   570,000.00   570,000.00
150963569 Primary   SFR            360     359 93.5 5.75  6/1/2006  7/1/2006  5/1/2036  2,304.66 6/1/2006   480,974.00   480,972.96
150974137 Primary   SFR            360     359 73.4 5.38  6/1/2006  7/1/2006  5/1/2036  2,472.50 6/1/2006   552,000.00   552,000.00
151043114 Primary   SFR            360     359   80 6.25  6/1/2006  7/1/2006  5/1/2036  2,797.19 6/1/2006   537,060.00   537,060.00
151067204 Primary   Condo - Low    360     359   80 6.13  6/1/2006  7/1/2006  5/1/2036  3,136.00 6/1/2006   614,400.00   614,400.00
151109915 Primary   SFR            360     359   80    6  6/1/2006  7/1/2006  5/1/2036  2,120.75 6/1/2006   424,150.00   424,150.00
151154663 Primary   SFR            360     358   80 6.13  5/1/2006  7/1/2006  4/1/2036    906.47 6/1/2006   177,594.00   177,594.00
151180197 Primary   SFR            360     360   80 5.88  7/1/2006  7/1/2006  6/1/2036  2,212.92 7/1/2006   452,000.00   452,000.00
151180809 Primary   SFR            360     359   80 6.13  6/1/2006  7/1/2006  5/1/2036  2,296.88 6/1/2006   450,000.00   450,000.00
151194099 Primary   SFR            360     358 56.4 6.38  5/1/2006  7/1/2006  4/1/2036  4,706.66 6/1/2006   903,000.00   885,959.93
151205796 Primary   SFR            360     358   80 6.25  5/1/2006  7/1/2006  4/1/2036  2,629.17 6/1/2006   504,800.00   504,800.00
151223674 Primary   SFR            360     360 56.7 6.75  7/1/2006  7/1/2006  6/1/2036  3,729.44 7/1/2006   575,000.00   575,000.00
151238102 Primary   SFR            360     359 67.5    6  6/1/2006  7/1/2006  5/1/2036  2,345.00 6/1/2006   469,000.00   469,000.00
151238664 Primary   SFR            360     359   80 6.38  6/1/2006  6/1/2006  5/1/2036  2,605.25 6/1/2006   490,400.00   490,400.00
151250214 Primary   SFR            360     358   75 6.13  5/1/2006  7/1/2006  4/1/2036  3,292.19 6/1/2006   645,000.00   645,000.00
151261419 Primary   Condo - Low    360     359   80 6.38  6/1/2006  7/1/2006  5/1/2036  2,993.99 6/1/2006   563,575.00   563,575.00
151279361 Secondary SFR            360     359 73.9 5.88  6/1/2006  7/1/2006  5/1/2036  2,856.02 6/1/2006   583,500.00   583,356.72
151303138 Primary   SFR            360     359   80 6.25  6/1/2006  7/1/2006  5/1/2036  2,416.67 6/1/2006   464,000.00   464,000.00
151328333 Primary   SFR            360     358 72.5 6.25  5/1/2006  6/1/2006  4/1/2036  3,322.92 5/1/2006   638,000.00   638,000.00
151359585 Primary   SFR            360     359   80 5.38  6/1/2006  7/1/2006  5/1/2036  3,031.47 6/1/2006   541,360.00   540,684.84
151362381 Primary   Condo - Low    360     359   80 6.13  6/1/2006  7/1/2006  5/1/2036  2,710.31 6/1/2006   531,600.00   531,000.00
151415221 Primary   SFR            360     359   80 6.38  6/1/2006  8/1/2006  5/1/2036  3,230.00 7/1/2006   608,000.00   608,000.00
151417094 Primary   SFR            360     359 69.1 6.25  6/1/2006  7/1/2006  5/1/2036  2,697.92 6/1/2006   518,000.00   518,000.00
151417144 Primary   SFR            360     359   80 5.63  6/1/2006  7/1/2006  5/1/2036  2,116.88 6/1/2006   451,600.00   451,600.00
151417961 Primary   SFR            360     359 79.7 6.88  6/1/2006  7/1/2006  5/1/2036  3,481.73 6/1/2006   530,000.00   529,554.73
151432655 Primary   PUD Detached   360     358   80  6.5  5/1/2006  7/1/2006  4/1/2036  2,910.22 6/1/2006   537,450.00   537,271.90
151449212 Primary   SFR            360     359   80    6  6/1/2006  7/1/2006  5/1/2036  2,640.00 6/1/2006   528,000.00   528,000.00
151449907 Primary   SFR            360     359   80 5.88  6/1/2006  7/1/2006  5/1/2036  3,028.68 6/1/2006   512,000.00   511,477.99
151463197 Primary   SFR            360     359 72.6 6.13  6/1/2006  7/1/2006  5/1/2036  4,263.00 6/1/2006   835,200.00   835,200.00
151465325 Primary   SFR            360     358 70.3    6  5/1/2006  7/1/2006  4/1/2036  2,155.00 6/1/2006   431,000.00   431,000.00
151466901 Primary   SFR            360     358   79 6.13  5/1/2006  7/1/2006  4/1/2036  2,822.60 6/1/2006   553,000.00   553,000.00
151477965 Primary   SFR            360     359   80    6  6/1/2006  7/1/2006  5/1/2036  2,420.00 6/1/2006   484,000.00   484,000.00
151479375 Secondary Condo - Low    360     360   75 6.25  7/1/2006  8/1/2006  6/1/2036  2,398.44 7/1/2006   460,500.00   460,500.00
151483237 Primary   SFR            360     359 63.8 6.25  6/1/2006  7/1/2006  5/1/2036  2,343.75 6/1/2006   450,000.00   450,000.00
151490562 Primary   SFR            360     359 71.4    6  6/1/2006  7/1/2006  5/1/2036  2,500.00 6/1/2006   500,000.00   500,000.00
151516531 Primary   SFR            360     359 63.6 6.63  6/1/2006  7/1/2006  5/1/2036  2,898.44 6/1/2006   525,000.00   525,000.00
151517125 Primary   SFR            360     359   80  5.5  6/1/2006  7/1/2006  5/1/2036  2,611.83 6/1/2006   460,000.00   459,496.50
151524345 Secondary SFR            360     359   80  6.5  6/1/2006  7/1/2006  5/1/2036  2,422.33 6/1/2006   447,200.00   447,200.00
151530995 Primary   SFR            360     359 71.6 5.75  6/1/2006  7/1/2006  5/1/2036  3,594.81 6/1/2006   616,000.00   615,356.86
151556685 Primary   Condo - Low    360     359   80 5.88  6/1/2006  7/1/2006  5/1/2036  2,147.80 6/1/2006   439,200.00   438,700.00
151570116 Primary   Condo - Low    360     359 79.3 5.38  6/1/2006  7/1/2006  5/1/2036  2,575.87 6/1/2006   460,000.00   459,484.55
151573979 Primary   SFR            360     359 60.4  6.5  6/1/2006  7/1/2006  5/1/2036  4,249.38 6/1/2006   785,000.00   784,500.00
151583291 Primary   SFR            360     359   80    6  6/1/2006  7/1/2006  5/1/2036  3,694.54 6/1/2006   738,908.00   738,908.00
151583622 Primary   SFR            360     359 49.5 5.88  6/1/2006  7/1/2006  5/1/2036  2,422.95 6/1/2006   494,900.00   494,900.00
151587946 Primary   SFR            360     359   80 5.88  6/1/2006  7/1/2006  5/1/2036  2,641.79 6/1/2006   539,600.00   539,600.00
151594496 Primary   Condo - High   360     359   80 6.63  6/1/2006  7/1/2006  5/1/2036  2,371.75 6/1/2006   429,600.00   429,600.00
151607611 Primary   SFR            360     359   80    6  6/1/2006  7/1/2006  5/1/2036  2,478.00 6/1/2006   495,600.00   495,600.00
151613031 Primary   SFR            360     359   80 6.38  6/1/2006  7/1/2006  5/1/2036  2,337.50 6/1/2006   440,000.00   440,000.00
151622479 Primary   SFR            360     358   70 6.25  5/1/2006  7/1/2006  4/1/2036  3,002.60 6/1/2006   576,500.00   576,500.00
151625241 Primary   SFR            360     359   80  6.5  6/1/2006  7/1/2006  5/1/2036  2,903.33 6/1/2006   536,000.00   536,000.00
151625365 Primary   SFR            360     359   80 6.38  6/1/2006  7/1/2006  5/1/2036  2,463.75 6/1/2006   464,000.00   463,765.00
151625597 Investor  SFR            360     359   70 6.13  6/1/2006  7/1/2006  5/1/2036  3,583.64 6/1/2006   702,100.00   702,100.00
151631611 Primary   SFR            360     358 62.6    6  5/1/2006  6/1/2006  4/1/2036  2,550.00 5/1/2006   510,000.00   510,000.00
151638418 Primary   SFR            360     359   90  6.5  6/1/2006  7/1/2006  5/1/2036  3,120.00 6/1/2006   576,000.00   576,000.00
151645983 Primary   SFR            360     359 53.3 6.25  6/1/2006  7/1/2006  5/1/2036  2,291.67 6/1/2006   440,000.00   440,000.00
151653888 Primary   Condo - High   360     359   80 6.25  6/1/2006  7/1/2006  5/1/2036  2,790.06 6/1/2006   536,000.00   535,691.67
151654308 Primary   SFR            360     359   80 5.75  6/1/2006  7/1/2006  5/1/2036  2,651.76 6/1/2006   454,400.00   453,923.39
151658622 Primary   SFR            360     359   80 6.13  6/1/2006  8/1/2006  5/1/2036  2,306.06 7/1/2006   452,000.00   452,000.00
151659869 Primary   SFR            360     359   80  5.5  6/1/2006  7/1/2006  5/1/2036  2,493.33 6/1/2006   544,000.00   544,000.00
151660891 Secondary SFR            360     359   80 6.25  6/1/2006  6/1/2006  5/1/2036    965.62 6/1/2006   185,400.00   185,400.00
151679941 Primary   SFR            360     359   80    6  6/1/2006  7/1/2006  5/1/2036  6,500.00 6/1/2006 1,300,000.00 1,300,000.00
151680873 Primary   SFR            360     359   80 6.38  6/1/2006  7/1/2006  5/1/2036  2,617.58 6/1/2006   492,720.00   492,720.00
151690641 Primary   SFR            360     359 70.7 6.13  6/1/2006  7/1/2006  5/1/2036  2,526.56 6/1/2006   495,000.00   495,000.00
151707718 Primary   SFR            360     360 28.6    6  7/1/2006  7/1/2006  6/1/2036  5,000.00 7/1/2006 1,000,000.00 1,000,000.00
151710316 Primary   SFR            360     358   80 5.75  5/1/2006  7/1/2006  4/1/2036  2,280.84 6/1/2006   476,000.00   476,000.00
151717949 Primary   SFR            360     359   80    6  6/1/2006  7/1/2006  5/1/2036  3,069.70 6/1/2006   512,000.00   511,490.30
151721594 Primary   SFR            360     359 53.7 6.25  6/1/2006  7/1/2006  5/1/2036  4,192.19 6/1/2006   804,900.00   804,900.00
151727674 Secondary SFR            360     360 73.5  6.5  7/1/2006  8/1/2006  6/1/2036  2,925.00 7/1/2006   540,000.00   540,000.00
151727815 Primary   SFR            360     359 65.6 6.63  6/1/2006  6/1/2006  5/1/2036  2,605.83 6/1/2006   472,000.00   472,000.00
151744299 Primary   SFR            360     359   80 6.38  6/1/2006  7/1/2006  5/1/2036  2,231.25 6/1/2006   420,000.00   420,000.00
151748191 Primary   Condo - Low    360     359   80 6.38  6/1/2006  7/1/2006  5/1/2036  2,443.75 6/1/2006   460,000.00   460,000.00
151752136 Investor  Condo - Low    360     359   65 6.75  6/1/2006  7/1/2006  5/1/2036  2,650.78 6/1/2006   471,250.00   471,250.00
151752763 Primary   SFR            360     359   80 6.13  6/1/2006  7/1/2006  5/1/2036  1,008.33 6/1/2006   197,550.00   197,550.00
151762739 Primary   Condo - Low    360     359 67.6 6.38  6/1/2006  7/1/2006  5/1/2036  2,587.19 6/1/2006   487,000.00   487,000.00
151763802 Primary   SFR            360     360   75  6.5  7/1/2006  7/1/2006  6/1/2036  2,701.29 7/1/2006   498,700.00   498,700.00
151786662 Primary   SFR            360     359 65.8 6.13  6/1/2006  7/1/2006  5/1/2036  2,603.13 6/1/2006   510,000.00   510,000.00
151794054 Primary   SFR            360     359 78.9 6.13  6/1/2006  7/1/2006  5/1/2036  2,578.52 6/1/2006   505,200.00   505,178.63
151805215 Primary   SFR            360     359 73.9 6.13  6/1/2006  7/1/2006  5/1/2036  2,450.00 6/1/2006   480,000.00   480,000.00
151808508 Primary   SFR            360     359   80  5.5  6/1/2006  7/1/2006  5/1/2036  2,418.17 6/1/2006   527,600.00   527,600.00
151813516 Primary   SFR            360     359   80    6  6/1/2006  7/1/2006  5/1/2036  2,828.00 6/1/2006   565,600.00   565,600.00
151824216 Primary   SFR            360     360   80  6.5  7/1/2006  7/1/2006  6/1/2036  3,310.67 7/1/2006   611,200.00   611,200.00
151826773 Primary   SFR            360     359 34.8 6.63  6/1/2006  7/1/2006  5/1/2036  3,262.81 6/1/2006   591,000.00   591,000.00
151838562 Primary   SFR            360     359   80 6.25  6/1/2006  6/1/2006  5/1/2036  2,500.00 6/1/2006   480,000.00   480,000.00
151845195 Primary   SFR            360     359 74.1 6.38  6/1/2006  7/1/2006  5/1/2036  7,283.44 6/1/2006 1,371,000.00 1,371,000.00
151849064 Primary   SFR            360     360 43.1  6.5  7/1/2006  7/1/2006  6/1/2036  4,842.50 7/1/2006   894,000.00   894,000.00
151850724 Primary   Condo - Low    360     359   80    6  6/1/2006  7/1/2006  5/1/2036  2,660.00 6/1/2006   532,000.00   532,000.00
151859584 Primary   SFR            360     359   80 6.25  6/1/2006  6/1/2006  5/1/2036  4,166.67 6/1/2006   800,000.00   800,000.00
151880614 Primary   SFR            360     360 51.9  6.5  7/1/2006  7/1/2006  6/1/2036  2,952.08 7/1/2006   545,000.00   545,000.00
151890811 Primary   SFR            360     359   52    6  6/1/2006  7/1/2006  5/1/2036  4,989.15 6/1/2006   999,999.00   997,829.17
151900727 Primary   SFR            360     359   80 6.38  6/1/2006  7/1/2006  5/1/2036  2,238.06 6/1/2006   421,600.00   421,281.07
151902665 Primary   Condo - Low    360     359   80 6.38  6/1/2006  7/1/2006  5/1/2036  1,473.49 6/1/2006   277,363.00   277,363.00
151903093 Primary   SFR            360     359 59.6 6.38  6/1/2006  7/1/2006  5/1/2036  2,629.69 6/1/2006   495,000.00   495,000.00
151931268 Primary   SFR            360     360 59.1    5  7/1/2006  7/1/2006  6/1/2036  1,968.75 7/1/2006   472,500.00   472,500.00
151934981 Primary   Condo - Low    360     360   80 5.88  7/1/2006  7/1/2006  6/1/2036  2,310.83 7/1/2006   472,000.00   472,000.00
151945078 Primary   SFR            360     359 79.1 6.38  6/1/2006  7/1/2006  5/1/2036  2,666.70 6/1/2006   502,000.00   501,966.88
151955564 Primary   SFR            360     359   80 6.13  6/1/2006  7/1/2006  5/1/2036  2,568.42 6/1/2006   503,200.00   503,199.80
151956596 Primary   SFR            360     360 64.4 6.25  7/1/2006  7/1/2006  6/1/2036  3,020.83 7/1/2006   580,000.00   580,000.00
151963808 Primary   SFR            360     360 66.1    6  7/1/2006  8/1/2006  6/1/2036 10,000.00 7/1/2006 2,000,000.00 2,000,000.00
151974318 Primary   SFR            360     359   80 6.38  6/1/2006  7/1/2006  5/1/2036  2,613.75 6/1/2006   492,000.00   492,000.00
152001442 Primary   SFR            360     359 66.7 6.75  6/1/2006  8/1/2006  5/1/2036  9,728.98 7/1/2006 1,500,000.00 1,498,708.52
152010872 Primary   SFR            360     359   80 6.13  6/1/2006  8/1/2006  5/1/2036  1,367.92 7/1/2006   268,000.00   268,000.00
152040812 Primary   Condo - Low    360     359   80 5.88  6/1/2006  7/1/2006  5/1/2036  2,744.74 6/1/2006   464,000.00   463,526.93
152043915 Primary   SFR            360     359   80    6  6/1/2006  7/1/2006  5/1/2036  3,650.00 6/1/2006   730,000.00   730,000.00
152072807 Primary   SFR            360     359   80  6.5  6/1/2006  7/1/2006  5/1/2036  2,925.00 6/1/2006   540,000.00   540,000.00
152085973 Primary   SFR            360     359   80 6.75  6/1/2006  6/1/2006  5/1/2036  2,407.50 6/1/2006   428,000.00   428,000.00
152102745 Primary   SFR            360     359   80 6.38  6/1/2006  7/1/2006  5/1/2036  2,337.50 6/1/2006   440,000.00   440,000.00
152106621 Primary   SFR            360     359   80 6.63  6/1/2006  7/1/2006  5/1/2036  3,533.33 6/1/2006   640,000.00   640,000.00
152137568 Primary   SFR            360     360 78.5 6.88  7/1/2006  7/1/2006  6/1/2036  2,629.69 7/1/2006   459,000.00   459,000.00
152203725 Investor  SFR            360     359 64.3 6.38  6/1/2006  7/1/2006  5/1/2036  2,219.56 6/1/2006   417,800.00   417,799.56
152279923 Primary   SFR            360     359   80 6.25  6/1/2006  7/1/2006  5/1/2036  2,810.42 6/1/2006   539,600.00   539,600.00
152343356 Primary   SFR            360     360   80 6.38  7/1/2006  7/1/2006  6/1/2036  2,758.25 7/1/2006   519,200.00   519,200.00
152375614 Primary   SFR            360     359 68.3    6  6/1/2006  7/1/2006  5/1/2036  2,655.00 6/1/2006   531,000.00   531,000.00
 37365301 Primary   SFR            360     332 75.8 4.88  3/1/2004  7/1/2006  2/1/2034  1,306.26 6/1/2006   475,000.00   321,633.58

LOANID    PURPOSE  DOC         OAPPVAL      FRTRDATE  CEILING FLOOR CAPINT MARGIN INDEX      ODATE      SERVICER
-------------------------------------------------------------------------------------------------------------------

149183295 Purchase Full        1,000,000.00  1/1/2011    11.5  2.25      2   2.25 1 YR LIBOR 12/14/2005 Wells Fargo
150001998 R/T Refi Asset Only    715,000.00  3/1/2011   11.13  2.25      2   2.25 1 YR LIBOR   2/6/2006 Wells Fargo
150175842 Purchase Full        1,800,000.00  2/1/2011   10.88  2.25      2   2.25 1 YR LIBOR  1/18/2006 Wells Fargo
150381929 Purchase Full          580,000.00  4/1/2011   11.13  2.25      2   2.25 1 YR LIBOR  3/16/2006 Wells Fargo
150476992 Purchase AUS           603,000.00  3/1/2011   10.63  2.25      2   2.25 1 YR LIBOR  2/22/2006 Wells Fargo
150506434 Purchase Full        1,795,000.00  6/1/2011   10.88  2.25      2   2.25 1 YR LIBOR   5/4/2006 Wells Fargo
150705259 C/O Refi Asset Only    670,000.00  5/1/2011   11.25  2.25      2   2.25 1 YR LIBOR  4/10/2006 Wells Fargo
150715936 Purchase AUS           665,000.00  5/1/2011   11.13  2.25      2   2.25 1 YR LIBOR  4/19/2006 Wells Fargo
150729325 Purchase Asset Only    565,000.00  5/1/2011   11.13  2.25      2   2.25 1 YR LIBOR   4/1/2006 Wells Fargo
150733228 R/T Refi Full        1,025,000.00  2/1/2011   11.25  2.25      2   2.25 1 YR LIBOR   1/4/2006 Wells Fargo
150733467 C/O Refi Full        1,200,000.00  1/1/2011   11.38  2.25      2   2.25 1 YR LIBOR 12/22/2005 Wells Fargo
150766921 Purchase AUS           670,000.00  4/1/2011   10.75  2.25      2   2.25 1 YR LIBOR  3/27/2006 Wells Fargo
150845907 C/O Refi Full          880,000.00  5/1/2011    11.5  2.25      2   2.25 1 YR LIBOR  3/31/2006 Wells Fargo
150847333 C/O Refi AUS           770,000.00  5/1/2011      11  2.25      2   2.25 1 YR LIBOR  4/10/2006 Wells Fargo
150872505 Purchase AUS           580,000.00  5/1/2011   10.88  2.25      2   2.25 1 YR LIBOR   4/5/2006 Wells Fargo
150893048 R/T Refi Full          720,000.00  1/1/2011      11  2.25      2   2.25 1 YR LIBOR 12/29/2005 Wells Fargo
150893162 Purchase AUS           635,000.00  5/1/2011      11  2.25      2   2.25 1 YR LIBOR  4/17/2006 Wells Fargo
150895464 R/T Refi Full          630,000.00  2/1/2011   10.88  2.25      2   2.25 1 YR LIBOR  1/12/2006 Wells Fargo
150899342 C/O Refi Income Only   725,000.00  4/1/2011   11.25  2.25      2   2.25 1 YR LIBOR  3/23/2006 Wells Fargo
150901056 Purchase Asset Only    670,000.00  2/1/2011   10.75  2.25      2   2.25 1 YR LIBOR  1/12/2006 Wells Fargo
150901114 C/O Refi Income Only   585,000.00  2/1/2011   11.25  2.25      2   2.25 1 YR LIBOR  1/18/2006 Wells Fargo
150907368 Purchase Full        1,350,000.00  5/1/2011   11.13  2.25      2   2.25 1 YR LIBOR   4/7/2006 Wells Fargo
150914265 Purchase Full          904,000.00  4/1/2011   11.13  2.25      2   2.25 1 YR LIBOR  3/22/2006 Wells Fargo
150925873 Purchase Full        2,275,000.00  5/1/2011   11.13  2.25      2   2.25 1 YR LIBOR   4/7/2006 Wells Fargo
150983419 C/O Refi Full        1,350,000.00  4/1/2011   11.13  2.25      2   2.25 1 YR LIBOR  3/23/2006 Wells Fargo
150989689 C/O Refi Full          850,000.00  4/1/2011   11.25  2.25      2   2.25 1 YR LIBOR  3/14/2006 Wells Fargo
151019486 Purchase Asset Only    555,000.00  4/1/2011      11  2.25      2   2.25 1 YR LIBOR  3/15/2006 Wells Fargo
151021102 R/T Refi Full          650,000.00  4/1/2011   11.38  2.25      2   2.25 1 YR LIBOR  3/10/2006 Wells Fargo
151032521 Purchase AUS           663,500.00  4/1/2011      11  2.25      2   2.25 1 YR LIBOR  3/24/2006 Wells Fargo
151037561 Purchase Full          530,000.00  3/1/2011   10.75  2.25      2   2.25 1 YR LIBOR  2/21/2006 Wells Fargo
151072485 Purchase Full          550,000.00  5/1/2011   10.63  2.25      2   2.25 1 YR LIBOR  4/11/2006 Wells Fargo
151090198 R/T Refi Asset Only    750,000.00  4/1/2011   11.25  2.25      2   2.25 1 YR LIBOR  3/29/2006 Wells Fargo
151103744 Purchase Asset Only    627,000.00  4/1/2011   11.25  2.25      2   2.25 1 YR LIBOR  3/23/2006 Wells Fargo
151110848 Purchase Full        1,000,000.00  6/1/2011   10.88  2.25      2   2.25 1 YR LIBOR   5/1/2006 Wells Fargo
151135159 R/T Refi Full          880,000.00  5/1/2011   11.38  2.25      2   2.25 1 YR LIBOR   4/6/2006 Wells Fargo
151146354 Purchase Asset Only    485,000.00  5/1/2011   10.75  2.25      2   2.25 1 YR LIBOR  4/24/2006 Wells Fargo
151161437 Purchase Full        1,070,000.00  6/1/2011   11.13  2.25      2   2.25 1 YR LIBOR   5/1/2006 Wells Fargo
151163375 C/O Refi Full        1,000,000.00  5/1/2011   11.63  2.25      2   2.25 1 YR LIBOR   4/4/2006 Wells Fargo
151231495 C/O Refi Asset Only    735,000.00  4/1/2011   11.25  2.25      2   2.25 1 YR LIBOR  3/27/2006 Wells Fargo
151243029 C/O Refi Full        1,500,000.00  3/1/2011   11.63  2.25      2   2.25 1 YR LIBOR  2/23/2006 Wells Fargo
151252376 Purchase AUS           695,000.00  4/1/2011   11.25  2.25      2   2.25 1 YR LIBOR  3/23/2006 Wells Fargo
151253051 Purchase AUS           676,000.00  5/1/2011      11  2.25      2   2.25 1 YR LIBOR   4/5/2006 Wells Fargo
151274917 Purchase AUS           768,000.00  5/1/2011   10.75  2.25      2   2.25 1 YR LIBOR   4/7/2006 Wells Fargo
151288032 R/T Refi Asset Only    675,000.00  5/1/2011   11.38  2.25      2   2.25 1 YR LIBOR  4/11/2006 Wells Fargo
151294527 R/T Refi Asset Only    676,000.00  5/1/2011   11.25  2.25      2   2.25 1 YR LIBOR   4/7/2006 Wells Fargo
151298254 Purchase Full          612,000.00  4/1/2011    11.5  2.25      2   2.25 1 YR LIBOR  3/29/2006 Wells Fargo
151317591 Purchase Full          555,000.00  5/1/2011   11.38  2.25      2   2.25 1 YR LIBOR  4/20/2006 Wells Fargo
151331352 Purchase AUS           760,000.00  5/1/2011   10.63  2.25      2   2.25 1 YR LIBOR  4/19/2006 Wells Fargo
151332061 Purchase Full          720,000.00  4/1/2011    11.5  2.25      2   2.25 1 YR LIBOR  3/10/2006 Wells Fargo
151337722 Purchase Full        1,300,000.00  5/1/2011   11.38  2.25      2   2.25 1 YR LIBOR  4/18/2006 Wells Fargo
151340023 C/O Refi Asset Only    790,000.00  4/1/2011   11.63  2.25      2   2.25 1 YR LIBOR  3/24/2006 Wells Fargo
151344405 Purchase Full          890,000.00  4/1/2011   10.88  2.25      2   2.25 1 YR LIBOR  3/23/2006 Wells Fargo
151384823 Purchase AUS           585,000.00  5/1/2011   10.88  2.25      2   2.25 1 YR LIBOR   4/7/2006 Wells Fargo
151389087 R/T Refi Full          950,000.00  4/1/2011   11.25  2.25      2   2.25 1 YR LIBOR  3/29/2006 Wells Fargo
151406436 C/O Refi Asset Only    720,000.00  5/1/2011   10.88  2.25      2   2.25 1 YR LIBOR   4/6/2006 Wells Fargo
151420577 Purchase Full          550,000.00  6/1/2011      11  2.25      2   2.25 1 YR LIBOR   5/1/2006 Wells Fargo
151426665 Purchase AUS           660,000.00  4/1/2011   11.13  2.25      2   2.25 1 YR LIBOR  3/30/2006 Wells Fargo
151434586 R/T Refi Full        2,000,000.00  5/1/2011   11.25  2.25      2   2.25 1 YR LIBOR   4/7/2006 Wells Fargo
151446176 C/O Refi AUS           700,000.00  5/1/2011   10.75  2.25      2   2.25 1 YR LIBOR   4/3/2006 Wells Fargo
151446648 Purchase Asset Only    839,000.00  4/1/2011   11.63  2.25      2   2.25 1 YR LIBOR  3/30/2006 Wells Fargo
151458916 C/O Refi Full          730,000.00  5/1/2011   11.25  2.25      2   2.25 1 YR LIBOR  4/20/2006 Wells Fargo
151481462 Purchase Full          934,000.00  4/1/2011   11.13  2.25      2   2.25 1 YR LIBOR  3/30/2006 Wells Fargo
151485836 C/O Refi Income Only   575,000.00  4/1/2011   11.25  2.25      2   2.25 1 YR LIBOR  3/24/2006 Wells Fargo
151533221 Purchase Asset Only    725,000.00  5/1/2011   11.38  2.25      2   2.25 1 YR LIBOR  4/25/2006 Wells Fargo
151560208 Purchase Full          675,000.00  5/1/2011   11.25  2.25      2   2.25 1 YR LIBOR   4/1/2006 Wells Fargo
151560315 Purchase Asset Only    659,000.00  4/1/2011   11.13  2.25      2   2.25 1 YR LIBOR  3/30/2006 Wells Fargo
151561586 Purchase AUS           620,000.00  5/1/2011   10.75  2.25      2   2.25 1 YR LIBOR   4/7/2006 Wells Fargo
151581915 C/O Refi Full          650,000.00  4/1/2011   11.38  2.25      2   2.25 1 YR LIBOR  3/23/2006 Wells Fargo
151585932 Purchase Full          625,000.00  4/1/2011   11.38  2.25      2   2.25 1 YR LIBOR   3/8/2006 Wells Fargo
151592284 Purchase AUS           640,000.00  5/1/2011   11.63  2.25      2   2.25 1 YR LIBOR  4/12/2006 Wells Fargo
151594389 Purchase AUS           620,000.00  5/1/2011   10.88  2.25      2   2.25 1 YR LIBOR   4/6/2006 Wells Fargo
151606225 Purchase Full        1,375,000.00  4/1/2011   11.38  2.25      2   2.25 1 YR LIBOR  3/31/2006 Wells Fargo
151620242 R/T Refi AUS         1,500,000.00  5/1/2011   11.38  2.25      2   2.25 1 YR LIBOR  4/11/2006 Wells Fargo
151626918 Purchase Full          900,000.00  5/1/2011   11.38  2.25      2   2.25 1 YR LIBOR  4/24/2006 Wells Fargo
151627312 R/T Refi Asset Only  1,100,000.00  5/1/2011      11  2.25      2   2.25 1 YR LIBOR  4/14/2006 Wells Fargo
151638517 Purchase Full          660,000.00  5/1/2011   10.88  2.25      2   2.25 1 YR LIBOR  4/26/2006 Wells Fargo
151640844 C/O Refi Asset Only    730,000.00  5/1/2011   11.38  2.25      2   2.25 1 YR LIBOR  4/18/2006 Wells Fargo
151651049 C/O Refi AUS           665,000.00  5/1/2011   11.63  2.25      2   2.25 1 YR LIBOR   4/6/2006 Wells Fargo
151654332 Purchase Asset Only  1,234,000.00  6/1/2011   11.13  2.25      2   2.25 1 YR LIBOR  4/28/2006 Wells Fargo
151666443 Purchase Full          779,000.00  4/1/2011    11.5  2.25      2   2.25 1 YR LIBOR  3/27/2006 Wells Fargo
151669124 Purchase Asset Only    585,000.00  5/1/2011   11.38  2.25      2   2.25 1 YR LIBOR   5/1/2006 Wells Fargo
151674934 Purchase Asset Only    710,000.00  5/1/2011   10.38  2.25      2   2.25 1 YR LIBOR  4/27/2006 Wells Fargo
151690245 Purchase Full          995,000.00  5/1/2011   11.13  2.25      2   2.25 1 YR LIBOR  4/10/2006 Wells Fargo
151694114 R/T Refi Asset Only    765,000.00  5/1/2011    11.5  2.25      2   2.25 1 YR LIBOR  4/12/2006 Wells Fargo
151703212 R/T Refi Full          595,000.00  5/1/2011   11.38  2.25      2   2.25 1 YR LIBOR  4/14/2006 Wells Fargo
151704608 C/O Refi Asset Only    732,000.00  5/1/2011   11.88  2.25      2   2.25 1 YR LIBOR  4/12/2006 Wells Fargo
151724382 Purchase Full          810,000.00  4/1/2011   11.13  2.25      2   2.25 1 YR LIBOR  3/14/2006 Wells Fargo
151727757 R/T Refi AUS           680,000.00  5/1/2011   11.25  2.25      2   2.25 1 YR LIBOR  4/18/2006 Wells Fargo
151741014 Purchase AUS           615,000.00  6/1/2011   11.25  2.25      2   2.25 1 YR LIBOR   5/8/2006 Wells Fargo
151759941 Purchase Asset Only    684,000.00  5/1/2011   11.38  2.25      2   2.25 1 YR LIBOR  4/14/2006 Wells Fargo
151760295 Purchase Asset Only    595,000.00  5/1/2011   11.13  2.25      2   2.25 1 YR LIBOR  4/17/2006 Wells Fargo
151794005 Purchase Asset Only    980,000.00  5/1/2011   11.13  2.25      2   2.25 1 YR LIBOR  4/12/2006 Wells Fargo
151818432 Purchase Full          615,000.00  5/1/2011   11.25  2.25      2   2.25 1 YR LIBOR  4/19/2006 Wells Fargo
151843513 Purchase AUS           650,000.00  5/1/2011   11.13  2.25      2   2.25 1 YR LIBOR   4/7/2006 Wells Fargo
151851136 C/O Refi Asset Only    750,000.00  5/1/2011    11.5  2.25      2   2.25 1 YR LIBOR  4/19/2006 Wells Fargo
151877693 Purchase Asset Only    610,000.00  5/1/2011   11.63  2.25      2   2.25 1 YR LIBOR  4/12/2006 Wells Fargo
151889821 Purchase AUS           680,000.00  5/1/2011   11.25  2.25      2   2.25 1 YR LIBOR  4/17/2006 Wells Fargo
151892072 Purchase Full          845,000.00  5/1/2011   11.38  2.25      2   2.25 1 YR LIBOR  4/25/2006 Wells Fargo
151919222 Purchase AUS           546,500.00  5/1/2011   11.75  2.25      2   2.25 1 YR LIBOR  4/18/2006 Wells Fargo
151932514 R/T Refi Asset Only    665,000.00  5/1/2011   11.13  2.25      2   2.25 1 YR LIBOR  4/21/2006 Wells Fargo
151938909 R/T Refi AUS           865,000.00  6/1/2011   11.38  2.25      2   2.25 1 YR LIBOR   5/1/2006 Wells Fargo
151963964 Purchase Asset Only    652,000.00  4/1/2011   11.13  2.25      2   2.25 1 YR LIBOR  3/13/2006 Wells Fargo
152004123 Purchase Asset Only    582,500.00  5/1/2011   11.38  2.25      2   2.25 1 YR LIBOR  4/27/2006 Wells Fargo
152014312 Purchase Asset Only    957,000.00  5/1/2011   11.25  2.25      2   2.25 1 YR LIBOR  4/17/2006 Wells Fargo
152029336 Purchase AUS           800,000.00  5/1/2011    11.5  2.25      2   2.25 1 YR LIBOR  4/21/2006 Wells Fargo
152039194 Purchase AUS           665,000.00  6/1/2011   11.38  2.25      2   2.25 1 YR LIBOR   5/8/2006 Wells Fargo
152041331 C/O Refi Asset Only    550,000.00  5/1/2011   11.63  2.25      2   2.25 1 YR LIBOR  4/27/2006 Wells Fargo
152044053 Purchase AUS           720,000.00  5/1/2011   11.38  2.25      2   2.25 1 YR LIBOR  4/18/2006 Wells Fargo
152061347 R/T Refi Asset Only    775,000.00  5/1/2011   11.63  2.25      2   2.25 1 YR LIBOR  4/17/2006 Wells Fargo
152071957 C/O Refi Asset Only    925,000.00  6/1/2011   11.63  2.25      2   2.25 1 YR LIBOR   5/2/2006 Wells Fargo
152072716 C/O Refi AUS           900,000.00  6/1/2011   11.38  2.25      2   2.25 1 YR LIBOR  4/28/2006 Wells Fargo
152085825 R/T Refi Asset Only    793,000.00  6/1/2011    11.5  2.25      2   2.25 1 YR LIBOR   5/3/2006 Wells Fargo
152107769 Purchase Asset Only    725,000.00  5/1/2011    11.5  2.25      2   2.25 1 YR LIBOR   4/6/2006 Wells Fargo
152122735 Purchase Full          493,000.00  5/1/2011      11  2.25      2   2.25 1 YR LIBOR  4/28/2006 Wells Fargo
152131926 C/O Refi AUS           600,000.00  5/1/2011   10.88  2.25      2   2.25 1 YR LIBOR  4/19/2006 Wells Fargo
152165411 R/T Refi Full          850,000.00  6/1/2011   11.38  2.25      2   2.25 1 YR LIBOR   5/4/2006 Wells Fargo
152291092 Purchase Asset Only  1,425,000.00  6/1/2011    11.5  2.25      2   2.25 1 YR LIBOR   5/3/2006 Wells Fargo
152307492 Purchase AUS           580,000.00  6/1/2011    11.5  2.25      2   2.25 1 YR LIBOR   5/9/2006 Wells Fargo
152335238 Purchase Full          457,000.00  5/1/2011   11.38  2.25      2   2.25 1 YR LIBOR  4/11/2006 Wells Fargo
152470753 Purchase Asset Only    755,000.00  6/1/2011   11.38  2.25      2   2.25 1 YR LIBOR   5/2/2006 Wells Fargo
 42957316 R/T Refi Asset Only  2,600,000.00  4/1/2011   11.13  2.75      2   2.75 1 YR CMT    3/20/2006 Wells Fargo
 46860474 Purchase Full        2,000,000.00  5/1/2011   10.25  2.75      2   2.75 1 YR CMT    4/26/2006 Wells Fargo
 48912489 R/T Refi Full          880,000.00  4/1/2011      10  2.75      2   2.75 1 YR CMT    3/31/2006 Wells Fargo
 50572171 Purchase Full          825,000.00  5/1/2011   10.63  2.75      2   2.75 1 YR CMT    4/24/2006 Wells Fargo
 52021086 Purchase Full        1,290,000.00  5/1/2011   10.25  2.75      2   2.75 1 YR CMT     5/5/2006 Wells Fargo
 52132974 Purchase Full        5,000,000.00  5/1/2010   10.25  2.75      2   2.75 1 YR CMT    4/18/2005 Wells Fargo
 53219408 Purchase Full        1,750,000.00  5/1/2011   10.13  2.75      2   2.75 1 YR CMT    4/20/2006 Wells Fargo
 53695698 Purchase Asset Only    890,000.00  6/1/2011    10.5  2.75      2   2.75 1 YR CMT     5/2/2006 Wells Fargo
 54547971 Purchase Full          755,000.00  5/1/2011   10.63  2.75      2   2.75 1 YR CMT    4/25/2006 Wells Fargo
 54694054 R/T Refi Asset Only    676,000.00  3/1/2011   10.75  2.75      2   2.75 1 YR CMT    2/24/2006 Wells Fargo
 54880752 R/T Refi Full        1,800,000.00  4/1/2011   10.63  2.75      2   2.75 1 YR CMT    3/30/2006 Wells Fargo
 56447899 Purchase Asset Only    650,000.00  5/1/2011   9.875  2.75      2   2.75 1 YR CMT    4/28/2006 Wells Fargo
 57032526 R/T Refi Asset Only    695,000.00  5/1/2011   10.63  2.75      2   2.75 1 YR CMT    4/14/2006 Wells Fargo
 57074866 R/T Refi Full          580,000.00  5/1/2011   11.88  2.75      2   2.75 1 YR CMT    4/19/2006 Wells Fargo
 57621013 Purchase Full          845,000.00  5/1/2011   10.38  2.75      2   2.75 1 YR CMT    4/26/2006 Wells Fargo
 57833758 Purchase Full        2,050,000.00  5/1/2011   10.63  2.75      2   2.75 1 YR CMT     4/6/2006 Wells Fargo
 59024042 Purchase Full          610,000.00  5/1/2011   10.75  2.75      2   2.75 1 YR CMT    4/21/2006 Wells Fargo
 59254144 Purchase Asset Only  2,500,000.00 10/1/2010   10.25  2.75      2   2.75 1 YR CMT    9/21/2005 Wells Fargo
 60924859 Purchase Asset Only    690,000.00  6/1/2011   11.25  2.75      2   2.75 1 YR CMT     5/2/2006 Wells Fargo
 60930534 Purchase Asset Only    896,204.00  5/1/2011   10.88  2.75      2   2.75 1 YR CMT    4/13/2006 Wells Fargo
 61289195 Purchase Full        1,450,000.00  6/1/2011      11  2.75      2   2.75 1 YR CMT     5/2/2006 Wells Fargo
 61522223 Purchase Full          600,000.00  5/1/2011   11.13  2.75      2   2.75 1 YR CMT    4/20/2006 Wells Fargo
 61791984 Purchase Full        1,345,000.00  5/1/2011   10.88  2.75      2   2.75 1 YR CMT    4/27/2006 Wells Fargo
 61901963 Purchase Full          680,000.00  5/1/2011      11  2.75      2   2.75 1 YR CMT     4/3/2006 Wells Fargo
 61978631 Purchase Full          995,000.00  5/1/2011      11  2.75      2   2.75 1 YR CMT     4/6/2006 Wells Fargo
 62149786 Purchase Full          830,000.00  5/1/2011    9.75  2.75      2   2.75 1 YR CMT    4/11/2006 Wells Fargo
 62286919 Purchase Asset Only    314,000.00  4/1/2011   11.63  2.75      2   2.75 1 YR CMT    3/16/2006 Wells Fargo
 62687959 Purchase Full          699,675.00  5/1/2011   11.13  2.75      2   2.75 1 YR CMT    4/12/2006 Wells Fargo
 62743448 C/O Refi Full          960,000.00  5/1/2011   11.13  2.75      2   2.75 1 YR CMT    4/21/2006 Wells Fargo
 62760251 Purchase Full          870,000.00  5/1/2011   10.88  2.75      2   2.75 1 YR CMT    4/14/2006 Wells Fargo
 62863592 Purchase Full        4,000,000.00  6/1/2011   11.38  2.75      2   2.75 1 YR CMT    4/26/2006 Wells Fargo
 63085401 Purchase Full        1,990,583.00  5/1/2011   11.38  2.75      2   2.75 1 YR CMT    4/24/2006 Wells Fargo
 63232144 Purchase Full        1,480,000.00  5/1/2011   11.13  2.75      2   2.75 1 YR CMT     4/6/2006 Wells Fargo
 63287668 Purchase Full          256,000.00  4/1/2011      11  2.75      2   2.75 1 YR CMT     3/8/2006 Wells Fargo
 63549737 Purchase Full        3,250,000.00  5/1/2011   10.75  2.75      2   2.75 1 YR CMT    4/24/2006 Wells Fargo
 63630529 Purchase Full          535,000.00  5/1/2011    11.5  2.75      2   2.75 1 YR CMT    4/27/2006 Wells Fargo
 63635346 Purchase Full        4,870,000.00  5/1/2011   11.38  2.75      2   2.75 1 YR CMT    4/19/2006 Wells Fargo
 63674113 Purchase Asset Only  2,403,000.00  5/1/2011    11.5  2.75      2   2.75 1 YR CMT    4/26/2006 Wells Fargo
 63896773 Purchase Asset Only    605,000.00  5/1/2011   11.25  2.75      2   2.75 1 YR CMT    4/24/2006 Wells Fargo
 63942437 Purchase Full        1,950,000.00  5/1/2011      11  2.75      2   2.75 1 YR CMT    4/13/2006 Wells Fargo
 63949721 R/T Refi Full          970,000.00  5/1/2011   11.63  2.75      2   2.75 1 YR CMT    4/26/2006 Wells Fargo
 64015498 Purchase Full          690,000.00  5/1/2011   11.63  2.75      2   2.75 1 YR CMT    4/14/2006 Wells Fargo
 64078074 R/T Refi Asset Only    615,000.00  5/1/2011   11.13  2.75      2   2.75 1 YR CMT    4/21/2006 Wells Fargo
 64088602 R/T Refi Full        2,500,000.00  5/1/2011   11.38  2.75      2   2.75 1 YR CMT    4/24/2006 Wells Fargo
 64121494 Purchase Asset Only    590,000.00  5/1/2011      11  2.75      2   2.75 1 YR CMT     5/1/2006 Wells Fargo
 64132806 Purchase Asset Only    612,000.00  4/1/2011   10.88  2.75      2   2.75 1 YR CMT    3/24/2006 Wells Fargo
 64143787 Purchase Full          720,000.00  5/1/2011   11.25  2.75      2   2.75 1 YR CMT    4/14/2006 Wells Fargo
 64146863 Purchase Asset Only    694,000.00  5/1/2011   11.13  2.75      2   2.75 1 YR CMT    4/27/2006 Wells Fargo
 64175169 Purchase Full        3,500,000.00  6/1/2011   11.38  2.75      2   2.75 1 YR CMT     5/2/2006 Wells Fargo
 64183098 Purchase Full        2,750,000.00  5/1/2011   11.25  2.75      2   2.75 1 YR CMT    4/27/2006 Wells Fargo
 64183213 Purchase Full          287,000.00  4/1/2011      12  2.75      2   2.75 1 YR CMT    3/27/2006 Wells Fargo
 64237324 Purchase Full          750,000.00  5/1/2011      11  2.75      2   2.75 1 YR CMT    4/13/2006 Wells Fargo
 64243678 R/T Refi Asset Only    590,000.00  6/1/2011   11.13  2.75      2   2.75 1 YR CMT    4/26/2006 Wells Fargo
 64247026 Purchase AUS         1,225,000.00  5/1/2011   11.38  2.75      2   2.75 1 YR CMT    4/28/2006 Wells Fargo
 64297492 Purchase AUS           685,000.00  6/1/2011      11  2.75      2   2.75 1 YR CMT     5/8/2006 Wells Fargo
 64373525 C/O Refi Asset Only  2,865,000.00  5/1/2011    11.5  2.75      2   2.75 1 YR CMT    4/14/2006 Wells Fargo
 64373855 Purchase Full        1,880,000.00  5/1/2011   10.88  2.75      2   2.75 1 YR CMT    4/17/2006 Wells Fargo
 64377872 Purchase Asset Only  3,750,000.00  5/1/2011   10.88  2.75      2   2.75 1 YR CMT    4/26/2006 Wells Fargo
 64408933 Purchase AUS           325,000.00  5/1/2011   10.88  2.75      2   2.75 1 YR CMT    4/24/2006 Wells Fargo
 64443799 Purchase AUS           605,000.00  5/1/2011   11.38  2.75      2   2.75 1 YR CMT    4/20/2006 Wells Fargo
 64451693 Purchase AUS           823,000.00  5/1/2011   11.25  2.75      2   2.75 1 YR CMT     4/1/2006 Wells Fargo
 64479157 Purchase Asset Only    545,000.00  5/1/2011   11.13  2.75      2   2.75 1 YR CMT    4/20/2006 Wells Fargo
 64499502 C/O Refi AUS           795,000.00  5/1/2011   11.25  2.75      2   2.75 1 YR CMT    4/21/2006 Wells Fargo
 64528342 Purchase Full        2,850,000.00  5/1/2011   11.13  2.75      2   2.75 1 YR CMT    4/28/2006 Wells Fargo
 64531882 Purchase AUS         1,000,000.00  5/1/2011      11  2.75      2   2.75 1 YR CMT    4/20/2006 Wells Fargo
 64588569 C/O Refi Asset Only  2,150,000.00  5/1/2011   11.13  2.75      2   2.75 1 YR CMT    4/24/2006 Wells Fargo
 64592751 C/O Refi Asset Only    925,000.00  5/1/2011    11.5  2.75      2   2.75 1 YR CMT    4/24/2006 Wells Fargo
 64623473 Purchase Full        1,700,000.00  5/1/2011    11.5  2.75      2   2.75 1 YR CMT    4/25/2006 Wells Fargo
 64668312 Purchase Full        3,315,000.00  5/1/2011    11.5  2.75      2   2.75 1 YR CMT     5/2/2006 Wells Fargo
 64687015 C/O Refi Full          800,000.00  5/1/2011   11.13  2.75      2   2.75 1 YR CMT    4/21/2006 Wells Fargo
 64713035 C/O Refi Asset Only  1,075,000.00  6/1/2011   11.25  2.75      2   2.75 1 YR CMT    4/27/2006 Wells Fargo
 64729262 Purchase AUS           665,000.00  5/1/2011   11.13  2.75      2   2.75 1 YR CMT    4/26/2006 Wells Fargo
 64735814 C/O Refi AUS           360,000.00  5/1/2011   11.38  2.75      2   2.75 1 YR CMT    4/25/2006 Wells Fargo
 64738776 C/O Refi AUS           700,000.00  5/1/2011   11.38  2.75      2   2.75 1 YR CMT    4/20/2006 Wells Fargo
 64744022 Purchase AUS           678,000.00  5/1/2011   11.38  2.75      2   2.75 1 YR CMT    4/21/2006 Wells Fargo
 64773336 C/O Refi AUS         1,550,000.00  5/1/2011   11.13  2.75      2   2.75 1 YR CMT    4/21/2006 Wells Fargo
 64983513 C/O Refi Full          900,000.00  5/1/2011    11.5  2.75      2   2.75 1 YR CMT    4/21/2006 Wells Fargo
 65013393 Purchase Asset Only    811,000.00  5/1/2011   11.38  2.75      2   2.75 1 YR CMT    4/27/2006 Wells Fargo
 65078768 Purchase AUS           610,000.00  6/1/2011   11.25  2.75      2   2.75 1 YR CMT     5/5/2006 Wells Fargo
147157887 C/O Refi Asset Only    685,000.00 10/1/2010   10.88  2.75      2   2.75 1 YR CMT    9/16/2005 Wells Fargo
147593529 Purchase Full          675,000.00 11/1/2010   10.75  2.75      2   2.75 1 YR CMT    10/4/2005 Wells Fargo
147649842 Purchase Asset Only    478,000.00 10/1/2010   10.63  2.75      2   2.75 1 YR CMT    9/30/2005 Wells Fargo
148980261 C/O Refi Full          295,000.00  2/1/2011   11.63  2.75      2   2.75 1 YR CMT     1/5/2006 Wells Fargo
149233215 Purchase Asset Only    545,000.00  1/1/2011      11  2.75      2   2.75 1 YR CMT   12/21/2005 Wells Fargo
149419764 Purchase AUS           769,000.00  5/1/2011      11  2.75      2   2.75 1 YR CMT    4/25/2006 Wells Fargo
149475592 C/O Refi Full        1,200,000.00  4/1/2011      11  2.75      2   2.75 1 YR CMT    3/10/2006 Wells Fargo
149604381 Purchase AUS           675,000.00  5/1/2011   10.25  2.75      2   2.75 1 YR CMT    4/25/2006 Wells Fargo
149673857 C/O Refi Full        1,380,000.00  1/1/2011    10.5  2.75      2   2.75 1 YR CMT   12/21/2005 Wells Fargo
149735946 Purchase Full        1,300,000.00  5/1/2011   10.63  2.75      2   2.75 1 YR CMT    4/21/2006 Wells Fargo
149835506 Purchase AUS           715,100.00  4/1/2011   10.25  2.75      2   2.75 1 YR CMT    2/24/2006 Wells Fargo
149855785 Purchase AUS           680,000.00  6/1/2011   10.88  2.75      2   2.75 1 YR CMT     5/2/2006 Wells Fargo
150117539 Purchase AUS           795,000.00  6/1/2011   10.75  2.75      2   2.75 1 YR CMT     5/4/2006 Wells Fargo
150138584 Purchase Full          564,900.00  4/1/2011   11.13  2.75      2   2.75 1 YR CMT    3/24/2006 Wells Fargo
150245736 Purchase Asset Only    374,000.00  4/1/2011   11.13  2.75      2   2.75 1 YR CMT    3/14/2006 Wells Fargo
150271591 Purchase Full          246,000.00  5/1/2011   10.63  2.75      2   2.75 1 YR CMT    4/28/2006 Wells Fargo
150316172 Purchase Full          752,000.00  5/1/2011    10.5  2.75      2   2.75 1 YR CMT    4/10/2006 Wells Fargo
150351021 Purchase Asset Only    555,000.00  5/1/2011   11.25  2.75      2   2.75 1 YR CMT    4/20/2006 Wells Fargo
150438513 Purchase AUS           690,000.00  5/1/2011    10.5  2.75      2   2.75 1 YR CMT    4/21/2006 Wells Fargo
150481265 Purchase AUS           265,000.00  5/1/2011      11  2.75      2   2.75 1 YR CMT    4/27/2006 Wells Fargo
150513992 Purchase Full          309,000.00  4/1/2011   11.13  2.75      2   2.75 1 YR CMT    3/28/2006 Wells Fargo
150529774 C/O Refi Asset Only  1,528,000.00  5/1/2011    11.5  2.75      2   2.75 1 YR CMT    4/18/2006 Wells Fargo
150569853 Purchase Full          715,000.00  5/1/2011   10.63  2.75      2   2.75 1 YR CMT    4/21/2006 Wells Fargo
150582518 Purchase Full        1,100,000.00  5/1/2011   11.25  2.75      2   2.75 1 YR CMT    4/21/2006 Wells Fargo
150723583 Purchase Asset Only    529,000.00  5/1/2011   10.38  2.75      2   2.75 1 YR CMT    4/28/2006 Wells Fargo
150759207 R/T Refi Full          550,000.00  5/1/2011   11.38  2.75      2   2.75 1 YR CMT     4/4/2006 Wells Fargo
150764348 Purchase AUS           545,000.00  5/1/2011   11.13  2.75      2   2.75 1 YR CMT    4/28/2006 Wells Fargo
150826303 C/O Refi Asset Only    640,000.00  4/1/2011    11.5  2.75      2   2.75 1 YR CMT    2/28/2006 Wells Fargo
150839256 Purchase Full          680,000.00  4/1/2011   11.25  2.75      2   2.75 1 YR CMT     3/3/2006 Wells Fargo
150892594 Purchase Asset Only    715,000.00  4/1/2011      11  2.75      2   2.75 1 YR CMT     3/1/2006 Wells Fargo
150897296 R/T Refi Full          800,000.00  5/1/2011   11.38  2.75      2   2.75 1 YR CMT    4/17/2006 Wells Fargo
150963569 Purchase Full          525,000.00  5/1/2011   10.75  2.75      2   2.75 1 YR CMT    4/20/2006 Wells Fargo
150974137 Purchase Asset Only    768,000.00  5/1/2011   10.38  2.75      2   2.75 1 YR CMT    4/19/2006 Wells Fargo
151043114 Purchase Full          671,500.00  5/1/2011   11.25  2.75      2   2.75 1 YR CMT    4/12/2006 Wells Fargo
151067204 Purchase Asset Only    768,000.00  5/1/2011   11.13  2.75      2   2.75 1 YR CMT     4/6/2006 Wells Fargo
151109915 Purchase Full          535,000.00  5/1/2011      11  2.75      2   2.75 1 YR CMT     4/1/2006 Wells Fargo
151154663 Purchase Full          253,000.00  4/1/2011   11.13  2.75      2   2.75 1 YR CMT    3/24/2006 Wells Fargo
151180197 Purchase AUS           565,000.00  6/1/2011   10.88  2.75      2   2.75 1 YR CMT     5/3/2006 Wells Fargo
151180809 Purchase AUS           565,000.00  5/1/2011   11.13  2.75      2   2.75 1 YR CMT    4/19/2006 Wells Fargo
151194099 R/T Refi Full        1,600,000.00  4/1/2011   11.38  2.75      2   2.75 1 YR CMT     3/9/2006 Wells Fargo
151205796 Purchase Full          640,000.00  4/1/2011   11.25  2.75      2   2.75 1 YR CMT    3/30/2006 Wells Fargo
151223674 C/O Refi Asset Only  1,015,000.00  6/1/2011   11.75  2.75      2   2.75 1 YR CMT    4/27/2006 Wells Fargo
151238102 C/O Refi AUS           695,000.00  5/1/2011      11  2.75      2   2.75 1 YR CMT    4/27/2006 Wells Fargo
151238664 Purchase Full          666,000.00  5/1/2011   11.38  2.75      2   2.75 1 YR CMT     4/5/2006 Wells Fargo
151250214 R/T Refi Full          860,000.00  4/1/2011   11.13  2.75      2   2.75 1 YR CMT    3/31/2006 Wells Fargo
151261419 Purchase Asset Only    704,500.00  5/1/2011   11.38  2.75      2   2.75 1 YR CMT    4/19/2006 Wells Fargo
151279361 R/T Refi Asset Only    790,000.00  5/1/2011   10.88  2.75      2   2.75 1 YR CMT    4/14/2006 Wells Fargo
151303138 Purchase AUS           580,000.00  5/1/2011   11.25  2.75      2   2.75 1 YR CMT     4/5/2006 Wells Fargo
151328333 R/T Refi Asset Only    880,000.00  4/1/2011   11.25  2.75      2   2.75 1 YR CMT    3/27/2006 Wells Fargo
151359585 Purchase AUS           685,000.00  5/1/2011   10.38  2.75      2   2.75 1 YR CMT    4/24/2006 Wells Fargo
151362381 Purchase AUS           664,500.00  5/1/2011   11.13  2.75      2   2.75 1 YR CMT    4/18/2006 Wells Fargo
151415221 Purchase Asset Only    760,000.00  5/1/2011   11.38  2.75      2   2.75 1 YR CMT     4/7/2006 Wells Fargo
151417094 C/O Refi Asset Only    750,000.00  5/1/2011   11.25  2.75      2   2.75 1 YR CMT     4/7/2006 Wells Fargo
151417144 Purchase AUS           595,000.00  5/1/2011   10.63  2.75      2   2.75 1 YR CMT    4/28/2006 Wells Fargo
151417961 R/T Refi Asset Only    665,000.00  5/1/2011   11.88  2.75      2   2.75 1 YR CMT    4/12/2006 Wells Fargo
151432655 Purchase Full          675,000.00  4/1/2011    11.5  2.75      2   2.75 1 YR CMT    3/30/2006 Wells Fargo
151449212 Purchase AUS           660,000.00  5/1/2011      11  2.75      2   2.75 1 YR CMT    4/24/2006 Wells Fargo
151449907 Purchase AUS           645,000.00  5/1/2011   10.88  2.75      2   2.75 1 YR CMT    4/28/2006 Wells Fargo
151463197 R/T Refi Full        1,150,000.00  5/1/2011   11.13  2.75      2   2.75 1 YR CMT    3/31/2006 Wells Fargo
151465325 R/T Refi Full          613,000.00  4/1/2011      11  2.75      2   2.75 1 YR CMT    3/29/2006 Wells Fargo
151466901 R/T Refi Asset Only    700,000.00  4/1/2011   11.13  2.75      2   2.75 1 YR CMT    3/27/2006 Wells Fargo
151477965 C/O Refi AUS           605,000.00  5/1/2011      11  2.75      2   2.75 1 YR CMT     4/6/2006 Wells Fargo
151479375 Purchase AUS           622,000.00  6/1/2011   11.25  2.75      2   2.75 1 YR CMT     5/1/2006 Wells Fargo
151483237 C/O Refi AUS           705,000.00  5/1/2011   11.25  2.75      2   2.75 1 YR CMT    4/14/2006 Wells Fargo
151490562 C/O Refi AUS           700,000.00  5/1/2011      11  2.75      2   2.75 1 YR CMT     4/6/2006 Wells Fargo
151516531 C/O Refi Asset Only    825,000.00  5/1/2011   11.63  2.75      2   2.75 1 YR CMT    4/20/2006 Wells Fargo
151517125 Purchase AUS           575,000.00  5/1/2011    10.5  2.75      2   2.75 1 YR CMT    4/20/2006 Wells Fargo
151524345 Purchase AUS           559,000.00  5/1/2011    11.5  2.75      2   2.75 1 YR CMT    4/10/2006 Wells Fargo
151530995 Purchase Full          880,000.00  5/1/2011   10.75  2.75      2   2.75 1 YR CMT    4/21/2006 Wells Fargo
151556685 Purchase AUS           549,000.00  5/1/2011   10.88  2.75      2   2.75 1 YR CMT    4/13/2006 Wells Fargo
151570116 Purchase AUS           590,000.00  5/1/2011   10.38  2.75      2   2.75 1 YR CMT    4/25/2006 Wells Fargo
151573979 C/O Refi Asset Only  1,300,000.00  5/1/2011    11.5  2.75      2   2.75 1 YR CMT    4/24/2006 Wells Fargo
151583291 Purchase Asset Only    923,635.00  5/1/2011      11  2.75      2   2.75 1 YR CMT    4/12/2006 Wells Fargo
151583622 R/T Refi Asset Only  1,000,000.00  5/1/2011   10.88  2.75      2   2.75 1 YR CMT    4/19/2006 Wells Fargo
151587946 Purchase AUS           700,000.00  5/1/2011   10.88  2.75      2   2.75 1 YR CMT    4/21/2006 Wells Fargo
151594496 Purchase AUS           575,000.00  5/1/2011   11.63  2.75      2   2.75 1 YR CMT     4/6/2006 Wells Fargo
151607611 Purchase AUS           620,000.00  5/1/2011      11  2.75      2   2.75 1 YR CMT    4/20/2006 Wells Fargo
151613031 R/T Refi Asset Only    550,000.00  5/1/2011   11.38  2.75      2   2.75 1 YR CMT    4/17/2006 Wells Fargo
151622479 Purchase Full          920,000.00  4/1/2011   11.25  2.75      2   2.75 1 YR CMT    3/23/2006 Wells Fargo
151625241 C/O Refi AUS           670,000.00  5/1/2011    11.5  2.75      2   2.75 1 YR CMT    4/20/2006 Wells Fargo
151625365 Purchase Asset Only    580,000.00  5/1/2011   11.38  2.75      2   2.75 1 YR CMT     4/6/2006 Wells Fargo
151625597 Purchase Full        1,003,000.00  5/1/2011   11.13  2.75      2   2.75 1 YR CMT    4/14/2006 Wells Fargo
151631611 C/O Refi Full          815,000.00  4/1/2011      11  2.75      2   2.75 1 YR CMT    3/30/2006 Wells Fargo
151638418 Purchase Full          660,000.00  5/1/2011    11.5  2.75      2   2.75 1 YR CMT    4/27/2006 Wells Fargo
151645983 C/O Refi AUS           825,000.00  5/1/2011   11.25  2.75      2   2.75 1 YR CMT    4/13/2006 Wells Fargo
151653888 Purchase AUS           675,000.00  5/1/2011   11.25  2.75      2   2.75 1 YR CMT    4/19/2006 Wells Fargo
151654308 Purchase AUS           568,000.00  5/1/2011   10.75  2.75      2   2.75 1 YR CMT    4/21/2006 Wells Fargo
151658622 Purchase Asset Only    580,000.00  5/1/2011   11.13  2.75      2   2.75 1 YR CMT    4/20/2006 Wells Fargo
151659869 Purchase AUS           680,000.00  5/1/2011    10.5  2.75      2   2.75 1 YR CMT    4/28/2006 Wells Fargo
151660891 Purchase AUS           234,000.00  5/1/2011   11.25  2.75      2   2.75 1 YR CMT    4/21/2006 Wells Fargo
151679941 Purchase Full        1,625,000.00  5/1/2011      11  2.75      2   2.75 1 YR CMT    4/26/2006 Wells Fargo
151680873 Purchase Asset Only    616,150.00  5/1/2011   11.38  2.75      2   2.75 1 YR CMT    4/13/2006 Wells Fargo
151690641 R/T Refi Asset Only    700,000.00  5/1/2011   11.13  2.75      2   2.75 1 YR CMT    4/21/2006 Wells Fargo
151707718 C/O Refi Asset Only  3,500,000.00  6/1/2011      11  2.75      2   2.75 1 YR CMT     5/2/2006 Wells Fargo
151710316 Purchase Full          610,000.00  4/1/2011   10.75  2.75      2   2.75 1 YR CMT    3/27/2006 Wells Fargo
151717949 Purchase Asset Only    650,000.00  5/1/2011      11  2.75      2   2.75 1 YR CMT    4/28/2006 Wells Fargo
151721594 R/T Refi Asset Only  1,500,000.00  5/1/2011   11.25  2.75      2   2.75 1 YR CMT    4/10/2006 Wells Fargo
151727674 Purchase AUS           735,000.00  6/1/2011    11.5  2.75      2   2.75 1 YR CMT    4/27/2006 Wells Fargo
151727815 C/O Refi AUS           720,000.00  5/1/2011   11.63  2.75      2   2.75 1 YR CMT    4/14/2006 Wells Fargo
151744299 Purchase Asset Only    600,000.00  5/1/2011   11.38  2.75      2   2.75 1 YR CMT    4/10/2006 Wells Fargo
151748191 Purchase AUS           575,000.00  5/1/2011   11.38  2.75      2   2.75 1 YR CMT    4/27/2006 Wells Fargo
151752136 R/T Refi Full          725,000.00  5/1/2011   11.75  2.75      2   2.75 1 YR CMT    4/24/2006 Wells Fargo
151752763 Purchase Full          247,000.00  5/1/2011   11.13  2.75      2   2.75 1 YR CMT     4/7/2006 Wells Fargo
151762739 R/T Refi AUS           720,000.00  5/1/2011   11.38  2.75      2   2.75 1 YR CMT    4/27/2006 Wells Fargo
151763802 C/O Refi AUS           665,000.00  6/1/2011    11.5  2.75      2   2.75 1 YR CMT     5/1/2006 Wells Fargo
151786662 C/O Refi Asset Only    775,000.00  5/1/2011   11.13  2.75      2   2.75 1 YR CMT    4/10/2006 Wells Fargo
151794054 C/O Refi AUS           640,000.00  5/1/2011   11.13  2.75      2   2.75 1 YR CMT    4/14/2006 Wells Fargo
151805215 C/O Refi AUS           650,000.00  5/1/2011   11.13  2.75      2   2.75 1 YR CMT     4/6/2006 Wells Fargo
151808508 Purchase AUS           665,000.00  5/1/2011    10.5  2.75      2   2.75 1 YR CMT    4/24/2006 Wells Fargo
151813516 Purchase Asset Only    730,000.00  5/1/2011      11  2.75      2   2.75 1 YR CMT    4/18/2006 Wells Fargo
151824216 Purchase Full          765,000.00  6/1/2011    11.5  2.75      2   2.75 1 YR CMT     5/3/2006 Wells Fargo
151826773 R/T Refi AUS         1,700,000.00  5/1/2011   11.63  2.75      2   2.75 1 YR CMT    4/24/2006 Wells Fargo
151838562 R/T Refi Asset Only    600,000.00  5/1/2011   11.25  2.75      2   2.75 1 YR CMT    4/14/2006 Wells Fargo
151845195 Purchase Full        1,850,000.00  5/1/2011   11.38  2.75      2   2.75 1 YR CMT     4/7/2006 Wells Fargo
151849064 C/O Refi Asset Only  2,075,000.00  6/1/2011    11.5  2.75      2   2.75 1 YR CMT     5/2/2006 Wells Fargo
151850724 Purchase Asset Only    665,000.00  5/1/2011      11  2.75      2   2.75 1 YR CMT    4/18/2006 Wells Fargo
151859584 R/T Refi Asset Only  1,000,000.00  5/1/2011   11.25  2.75      2   2.75 1 YR CMT    4/21/2006 Wells Fargo
151880614 C/O Refi Asset Only  1,050,000.00  6/1/2011    11.5  2.75      2   2.75 1 YR CMT    4/26/2006 Wells Fargo
151890811 Purchase Asset Only  2,000,000.00  5/1/2011      11  2.75      2   2.75 1 YR CMT    4/14/2006 Wells Fargo
151900727 Purchase AUS           583,000.00  5/1/2011   11.38  2.75      2   2.75 1 YR CMT    4/22/2006 Wells Fargo
151902665 Purchase Asset Only    346,704.00  5/1/2011   11.38  2.75      2   2.75 1 YR CMT    4/18/2006 Wells Fargo
151903093 C/O Refi Asset Only    830,000.00  5/1/2011   11.38  2.75      2   2.75 1 YR CMT    4/20/2006 Wells Fargo
151931268 R/T Refi AUS           800,000.00  6/1/2011      10  2.75      2   2.75 1 YR CMT    4/26/2006 Wells Fargo
151934981 Purchase AUS           600,000.00  6/1/2011   10.88  2.75      2   2.75 1 YR CMT     5/3/2006 Wells Fargo
151945078 R/T Refi AUS           635,000.00  5/1/2011   11.38  2.75      2   2.75 1 YR CMT    4/26/2006 Wells Fargo
151955564 Purchase Asset Only    629,000.00  5/1/2011   11.13  2.75      2   2.75 1 YR CMT    4/17/2006 Wells Fargo
151956596 R/T Refi Asset Only    900,000.00  6/1/2011   11.25  2.75      2   2.75 1 YR CMT    4/26/2006 Wells Fargo
151963808 Purchase Full        3,149,000.00  6/1/2011      11  2.75      2   2.75 1 YR CMT     5/1/2006 Wells Fargo
151974318 R/T Refi Asset Only    615,000.00  5/1/2011   11.38  2.75      2   2.75 1 YR CMT    4/20/2006 Wells Fargo
152001442 Purchase Full        2,250,000.00  5/1/2011   11.75  2.75      2   2.75 1 YR CMT    4/25/2006 Wells Fargo
152010872 Purchase AUS           335,000.00  5/1/2011   11.13  2.75      2   2.75 1 YR CMT    4/25/2006 Wells Fargo
152040812 Purchase AUS           580,000.00  5/1/2011   10.88  2.75      2   2.75 1 YR CMT    4/28/2006 Wells Fargo
152043915 Purchase Asset Only    912,500.00  5/1/2011      11  2.75      2   2.75 1 YR CMT    4/25/2006 Wells Fargo
152072807 C/O Refi Asset Only    675,000.00  5/1/2011    11.5  2.75      2   2.75 1 YR CMT    4/27/2006 Wells Fargo
152085973 C/O Refi AUS           535,000.00  5/1/2011   11.75  2.75      2   2.75 1 YR CMT    4/21/2006 Wells Fargo
152102745 Purchase Asset Only    585,000.00  5/1/2011   11.38  2.75      2   2.75 1 YR CMT    4/28/2006 Wells Fargo
152106621 C/O Refi Asset Only    800,000.00  5/1/2011   11.63  2.75      2   2.75 1 YR CMT    4/24/2006 Wells Fargo
152137568 C/O Refi Asset Only    585,000.00  6/1/2011   11.88  2.75      2   2.75 1 YR CMT    4/28/2006 Wells Fargo
152203725 R/T Refi Full          650,000.00  5/1/2011   11.38  2.75      2   2.75 1 YR CMT    4/27/2006 Wells Fargo
152279923 Purchase Asset Only    700,000.00  5/1/2011   11.25  2.75      2   2.75 1 YR CMT    4/28/2006 Wells Fargo
152343356 Purchase Asset Only    670,000.00  6/1/2011   11.38  2.75      2   2.75 1 YR CMT     5/8/2006 Wells Fargo
152375614 C/O Refi Full          777,000.00  5/1/2011      11  2.75      2   2.75 1 YR CMT    4/19/2006 Wells Fargo
 37365301 Purchase Full          655,000.00  2/1/2009   9.875  2.75      2   2.75 1 YR CMT    1/12/2004 Wells Fargo

                                   EXHIBIT D-3
                       LOAN GROUP 3 MORTGAGE LOAN SCHEDULE

                                      D-3-1

                                                                     EXHIBIT D-3

LOANID    OCC       PROPTYPE     OTERM CORTERM OLTV  RATE  FPDATE    NDDATE   S_MATDATE PANDI     PTDATE    OBAL         COBAL
------------------------------------------------------------------------------------------------------------------------------------

 53062048 Primary   SFR            360     359    80 5.875  6/1/2006 7/1/2006  5/1/2036  2,036.67 6/1/2006   416,000.00   416,000.00
 53868378 Primary   SFR            360     359    80 5.875  6/1/2006 7/1/2006  5/1/2036  2,800.42 6/1/2006   572,000.00   572,000.00
 57899254 Primary   SFR            360     359    90   5.5  6/1/2006 7/1/2006  5/1/2036  1,704.06 6/1/2006   371,794.00   371,794.00
 59917294 Investor  Condo - Low    360     358    80 6.375  5/1/2006 7/1/2006  4/1/2036  2,386.38 6/1/2006   449,200.00   449,200.00
 61196226 Primary   Condo - Low    360     359    95 6.125  6/1/2006 7/1/2006  5/1/2036  1,375.16 6/1/2006   269,420.00   269,420.00
 61383097 Primary   Condo - Low    360     359    80  6.25  6/1/2006 7/1/2006  5/1/2036  1,038.69 6/1/2006   199,600.00   199,428.04
 61700084 Primary   SFR            360     359 68.64 5.625  6/1/2006 7/1/2006  5/1/2036  1,054.69 6/1/2006   225,000.00   225,000.00
 62890165 Investor  Condo - Low    360     359    80 6.875  6/1/2006 7/1/2006  5/1/2036  2,979.17 6/1/2006   520,000.00   520,000.00
 63364087 Investor  SFR            360     359  74.7 6.125  6/1/2006 7/1/2006  5/1/2036     705.4 6/1/2006   138,200.00   138,200.00
 63643167 Primary   SFR            360     359    95 6.375  6/1/2006 7/1/2006  5/1/2036  1,110.31 6/1/2006   209,000.00   209,000.00
 63894612 Primary   Condo - High   360     359    95 6.375  6/1/2006 7/1/2006  5/1/2036  2,465.40 6/1/2006   464,075.00   464,075.00
 63923395 Primary   SFR            360     360    80 5.875  7/1/2006 7/1/2006  6/1/2036  8,597.08 7/1/2006 1,756,000.00 1,756,000.00
 63994842 Primary   SFR            360     360    80   6.5  7/1/2006 7/1/2006  6/1/2036  2,036.23 7/1/2006   375,920.00   375,920.00
 64052079 Primary   SFR            360     359  78.1 6.375  6/1/2006 7/1/2006  5/1/2036    947.48 6/1/2006   178,349.00   178,349.00
 64145519 Primary   Condo - Low    360     359    80 6.625  6/1/2006 7/1/2006  5/1/2036  1,578.96 6/1/2006   286,000.00   286,000.00
 64168263 Primary   SFR            360     359 79.75  6.25  6/1/2006 8/1/2006  5/1/2036  4,002.16 7/1/2006   650,000.00   649,383.26
 64240625 Primary   SFR            360     359    80 6.375  6/1/2006 7/1/2006  5/1/2036    958.26 6/1/2006   153,600.00   153,431.59
 64250988 Primary   2-Family       360     359    80 6.375  6/1/2006 7/1/2006  5/1/2036  1,062.50 6/1/2006   200,000.00   199,999.51
 64272917 Primary   SFR            360     359 79.79     6  6/1/2006 7/1/2006  5/1/2036  1,352.50 6/1/2006   270,500.00   270,500.00
 64287881 Primary   SFR            360     359 62.13 6.375  6/1/2006 7/1/2006  5/1/2036  2,788.32 6/1/2006   525,000.00   524,860.55
 64308208 Secondary Condo - High   360     359    80 6.125  6/1/2006 7/1/2006  5/1/2036  1,420.59 6/1/2006   278,320.00   278,320.00
 64312721 Primary   SFR            360     359 75.37 5.125  6/1/2006 8/1/2006  5/1/2036  2,091.09 7/1/2006   489,725.00   489,725.00
 64330053 Primary   SFR            360     359 34.82 6.125  6/1/2006 7/1/2006  5/1/2036  1,163.57 6/1/2006   191,500.00   189,113.88
 64366065 Primary   SFR            360     359    80     6  6/1/2006 7/1/2006  5/1/2036  6,340.00 6/1/2006 1,268,000.00 1,268,000.00
 64439508 Investor  Condo - Low    360     359 79.99  6.75  6/1/2006 8/1/2006  5/1/2036    674.44 7/1/2006   119,900.00   119,900.00
 64540693 Primary   SFR            360     359 44.12 6.125  6/1/2006 7/1/2006  5/1/2036  3,828.13 6/1/2006   750,000.00   750,000.00
 64571847 Primary   SFR            360     359    80  6.25  6/1/2006 7/1/2006  5/1/2036  1,725.00 6/1/2006   331,200.00   331,199.85
 64625387 Primary   SFR            360     359 77.08 6.375  6/1/2006 7/1/2006  5/1/2036    538.56 6/1/2006    86,325.00    86,245.04
 64733538 Primary   SFR            360     360    80 6.625  7/1/2006 7/1/2006  6/1/2036    567.54 7/1/2006   102,800.00   102,800.00
143984987 Primary   SFR            360     358 75.64   5.5  5/1/2006 7/1/2006  4/1/2036  3,662.08 6/1/2006   799,000.00   799,000.00
147171235 Primary   SFR            360     353    80  5.25 12/1/2005 7/1/2006 11/1/2035  2,597.38 6/1/2006   596,264.00   593,686.58
148517881 Primary   SFR            360     359 79.99 5.625  6/1/2006 7/1/2006  5/1/2036  3,119.97 6/1/2006   665,800.00   665,593.44
149340655 Primary   SFR            360     360 79.98 6.125  7/1/2006 7/1/2006  6/1/2036  2,960.42 7/1/2006   580,000.00   580,000.00
149708323 Primary   Condo - Low    360     360    80     6  7/1/2006 7/1/2006  6/1/2036  3,645.27 7/1/2006   608,000.00   608,000.00
149837874 Primary   Condo - Low    360     359    80     6  6/1/2006 7/1/2006  5/1/2036  3,180.00 6/1/2006   636,000.00   636,000.00
149957532 Primary   SFR            360     360    90     6  7/1/2006 7/1/2006  6/1/2036  2,430.00 7/1/2006   486,000.00   486,000.00
149960171 Primary   SFR            360     357    70 5.875  4/1/2006 7/1/2006  3/1/2036  3,603.13 6/1/2006   736,150.00   735,957.67
150132603 Primary   Condo - Low    360     359    65     6  6/1/2006 6/1/2006  5/1/2036  3,117.67 6/1/2006   520,000.00   519,482.33
150391415 Primary   SFR            360     359    80     6  6/1/2006 7/1/2006  5/1/2036  4,720.00 6/1/2006   944,000.00   944,000.00
150537645 Primary   SFR            360     358 73.36  6.25  5/1/2006 7/1/2006  4/1/2036  3,385.39 6/1/2006   650,000.00   649,994.67
150599769 Primary   Condo - Low    360     359    80  6.25  6/1/2006 7/1/2006  5/1/2036  2,491.67 6/1/2006   478,400.00   478,400.00
150672988 Secondary SFR            360     358    70 6.375  5/1/2006 6/1/2006  4/1/2036  8,734.18 5/1/2006 1,400,000.00 1,397,399.75
150679934 Primary   SFR            360     358    70  6.25  5/1/2006 7/1/2006  4/1/2036  6,395.31 6/1/2006 1,227,900.00 1,227,899.31
150692234 Primary   SFR            360     359    80   6.5  6/1/2006 7/1/2006  5/1/2036  3,650.03 6/1/2006   673,852.00   673,852.00
150714236 Primary   SFR            360     359    80 5.875  6/1/2006 7/1/2006  5/1/2036  2,555.45 6/1/2006   432,000.00   431,559.55
150757615 Primary   Condo - Low    360     358    80 6.125  5/1/2006 7/1/2006  4/1/2036  2,531.67 6/1/2006   496,000.00   496,000.00
150842904 Primary   SFR            360     359    80   5.5  6/1/2006 7/1/2006  5/1/2036  3,113.76 6/1/2006   548,400.00   547,799.74
150880375 Primary   SFR            360     358    80  6.25  5/1/2006 7/1/2006  4/1/2036  2,689.58 6/1/2006   516,400.00   516,400.00
150885531 Primary   SFR            360     358 69.89   6.5  5/1/2006 7/1/2006  4/1/2036  2,502.50 6/1/2006   462,000.00   462,000.00
150901429 Primary   SFR            360     356 72.07 5.875  3/1/2006 7/1/2006  2/1/2036  2,762.48 6/1/2006   467,000.00   465,081.46
151001336 Primary   SFR            360     359    80  6.25  6/1/2006 7/1/2006  5/1/2036  2,377.08 6/1/2006   456,400.00   456,400.00
151005089 Primary   SFR            360     359 78.32  6.25  6/1/2006 7/1/2006  5/1/2036  4,119.37 6/1/2006   791,000.00   790,919.79
151006665 Primary   SFR            360     359 58.76 5.125  6/1/2006 7/1/2006  5/1/2036  2,220.83 6/1/2006   520,000.00   520,000.00
151036803 Primary   SFR            360     358    80 5.875  5/1/2006 7/1/2006  4/1/2036  2,344.70 6/1/2006   479,920.00   478,917.43
151076684 Primary   SFR            360     359    80 6.375  6/1/2006 8/1/2006  5/1/2036  1,783.54 7/1/2006   496,000.00   496,000.00
151097276 Primary   SFR            360     359    80     6  6/1/2006 7/1/2006  5/1/2036  2,600.00 6/1/2006   520,000.00   520,000.00
151110533 Primary   SFR            360     358  78.2     6  5/1/2006 7/1/2006  4/1/2036  2,690.00 6/1/2006   538,000.00   538,000.00
151137205 Primary   SFR            360     359    80 5.875  6/1/2006 7/1/2006  5/1/2036  2,545.83 6/1/2006   520,000.00   520,000.00
151149846 Primary   SFR            360     359    80 6.125  6/1/2006 7/1/2006  5/1/2036  2,368.33 6/1/2006   464,000.00   464,000.00
151162237 Primary   SFR            360     360    80     6  7/1/2006 8/1/2006  6/1/2036  3,165.63 7/1/2006   528,000.00   528,000.00
151166725 Primary   SFR            360     359 77.46 6.625  6/1/2006 7/1/2006  5/1/2036  3,036.46 6/1/2006   550,000.00   549,999.46
151201514 Primary   SFR            360     359 35.48   6.5  6/1/2006 6/1/2006  5/1/2036  2,979.17 6/1/2006   550,000.00   550,000.00
151204591 Primary   SFR            360     358 57.42     6  5/1/2006 7/1/2006  4/1/2036  2,225.00 6/1/2006   445,000.00   445,000.00
151212594 Primary   SFR            360     358 74.86     6  5/1/2006 7/1/2006  4/1/2036  2,620.00 6/1/2006   524,000.00   524,000.00
151213758 Primary   SFR            360     358 76.13 6.375  5/1/2006 7/1/2006  4/1/2036  2,916.15 6/1/2006   550,000.00   548,921.88
151214038 Primary   SFR            360     359 74.78 6.375  6/1/2006 8/1/2006  5/1/2036  3,825.00 7/1/2006   720,000.00   720,000.00
151214103 Primary   SFR            360     360 56.88   6.5  7/1/2006 7/1/2006  6/1/2036  2,618.96 7/1/2006   483,500.00   483,500.00
151219177 Primary   SFR            360     359    80  5.75  6/1/2006 7/1/2006  5/1/2036  2,503.98 6/1/2006   522,569.00   522,568.98
151219482 Primary   SFR            360     358    80 6.375  5/1/2006 7/1/2006  4/1/2036  2,654.86 6/1/2006   499,900.00   499,737.43
151219532 Primary   SFR            360     358    80  6.25  5/1/2006 7/1/2006  4/1/2036  2,408.20 6/1/2006   462,375.00   462,375.00
151219888 Primary   SFR            360     358    70 6.375  5/1/2006 7/1/2006  4/1/2036  3,774.53 6/1/2006   710,500.00   710,500.00
151233103 Primary   SFR            360     359 74.58 6.125  6/1/2006 7/1/2006  5/1/2036  2,740.94 6/1/2006   537,000.00   537,000.00
151233558 Primary   Condo - Low    360     359    80 6.125  6/1/2006 7/1/2006  5/1/2036  2,470.42 6/1/2006   484,000.00   484,000.00
151247822 Primary   SFR            360     358    68 6.375  5/1/2006 7/1/2006  4/1/2036  2,890.00 6/1/2006   544,000.00   544,000.00
151254877 Primary   SFR            360     359 63.16  6.25  6/1/2006 7/1/2006  5/1/2036  3,125.00 6/1/2006   600,000.00   600,000.00
151257482 Secondary SFR            360     359 40.82     6  6/1/2006 7/1/2006  5/1/2036 10,000.00 6/1/2006 2,000,000.00 2,000,000.00
151261245 Primary   SFR            360     358    75 6.375  5/1/2006 7/1/2006  4/1/2036  2,390.63 6/1/2006   450,000.00   450,000.00
151271012 Primary   SFR            360     358    80  6.25  5/1/2006 7/1/2006  4/1/2036  2,375.00 6/1/2006   456,000.00   456,000.00
151281243 Primary   SFR            360     359    80   6.5  6/1/2006 7/1/2006  5/1/2036  2,317.71 6/1/2006   428,000.00   427,884.08
151282324 Primary   SFR            360     359    80 6.625  6/1/2006 7/1/2006  5/1/2036  3,421.70 6/1/2006   620,000.00   619,780.21
151282415 Primary   Condo - Low    360     358    80     6  5/1/2006 7/1/2006  4/1/2036  2,120.00 6/1/2006   424,000.00   424,000.00
151282563 Primary   SFR            360     358 63.33   6.5  5/1/2006 7/1/2006  4/1/2036  2,571.53 6/1/2006   475,000.00   474,744.84
151286317 Primary   SFR            360     358    80 6.125  5/1/2006 7/1/2006  4/1/2036  2,960.42 6/1/2006   580,000.00   580,000.00
151294279 Primary   SFR            360     358 61.87   6.5  5/1/2006 7/1/2006  4/1/2036  2,329.17 6/1/2006   430,000.00   430,000.00
151295581 Primary   SFR            360     359    80 6.125  6/1/2006 7/1/2006  5/1/2036  2,703.66 6/1/2006   920,000.00   529,695.83
151302536 Primary   SFR            360     359    80 6.375  6/1/2006 7/1/2006  5/1/2036  2,868.75 6/1/2006   540,000.00   540,000.00
151307014 Primary   SFR            360     359    80 5.875  6/1/2006 7/1/2006  5/1/2036  2,491.56 6/1/2006   421,200.00   420,770.56
151308673 Primary   SFR            360     359 78.79 6.125  6/1/2006 7/1/2006  5/1/2036  2,654.17 6/1/2006   520,000.00   520,000.00
151310356 Primary   SFR            360     358 61.58   6.5  5/1/2006 7/1/2006  4/1/2036  2,535.00 6/1/2006   468,000.00   468,000.00
151311362 Primary   SFR            360     359    80 6.375  6/1/2006 7/1/2006  5/1/2036  2,919.32 6/1/2006   549,600.00   549,519.75
151312089 Primary   SFR            360     358    80 6.375  5/1/2006 7/1/2006  4/1/2036  3,718.21 6/1/2006   700,000.00   699,898.97
151312626 Primary   SFR            360     358 49.17   6.5  5/1/2006 7/1/2006  4/1/2036  2,409.99 6/1/2006   445,000.00   444,920.62
151312634 Primary   Condo - Low    360     359    80 6.375  6/1/2006 7/1/2006  5/1/2036  2,460.75 6/1/2006   463,200.00   463,200.00
151322187 Primary   SFR            360     359    80  6.25  6/1/2006 7/1/2006  5/1/2036  2,979.06 6/1/2006   572,000.00   571,979.17
151323334 Primary   SFR            360     359    80 6.375  6/1/2006 7/1/2006  5/1/2036  2,231.25 6/1/2006   420,000.00   420,000.00
151329273 Primary   SFR            360     359 69.73 6.375  6/1/2006 7/1/2006  5/1/2036  3,426.17 6/1/2006   645,000.00   644,926.56
151331055 Primary   SFR            360     359 59.59  6.75  6/1/2006 7/1/2006  5/1/2036  2,477.70 6/1/2006   441,000.00   440,480.63
151334752 Primary   SFR            360     360 93.31 6.125  7/1/2006 7/1/2006  6/1/2036  2,135.06 7/1/2006   418,298.00   418,298.00
151353448 Primary   SFR            360     359 72.24   6.5  6/1/2006 8/1/2006  5/1/2036  5,416.40 7/1/2006   999,950.00   999,950.00
151354115 Primary   SFR            360     359 66.35 6.375  6/1/2006 7/1/2006  5/1/2036  3,384.06 6/1/2006   637,000.00   637,000.00
151357092 Primary   SFR            360     359    80   6.5  6/1/2006 7/1/2006  5/1/2036  2,686.67 6/1/2006   496,000.00   496,000.00
151360559 Primary   SFR            360     358    80 6.375  5/1/2006 7/1/2006  4/1/2036  2,745.50 6/1/2006   516,800.00   516,800.00
151360625 Primary   SFR            360     359    75   6.5  6/1/2006 7/1/2006  5/1/2036  2,595.94 6/1/2006   479,250.00   479,250.00
151363025 Primary   SFR            360     359 77.54 6.625  6/1/2006 7/1/2006  5/1/2036  2,782.50 6/1/2006   504,000.00   504,000.00
151378478 Primary   SFR            360     359 79.71   6.5  6/1/2006 7/1/2006  5/1/2036  3,019.79 6/1/2006   558,000.00   557,500.00
151379963 Primary   SFR            360     359 79.61 5.875  6/1/2006 7/1/2006  5/1/2036  2,474.72 6/1/2006   505,500.00   505,474.84
151383999 Primary   SFR            360     359    80   6.5  6/1/2006 7/1/2006  5/1/2036  4,550.00 6/1/2006   840,000.00   840,000.00
151385341 Primary   Condo - Low    360     359    80 6.375  6/1/2006 7/1/2006  5/1/2036  4,675.00 6/1/2006   880,000.00   880,000.00
151387255 Primary   SFR            360     359 75.45  6.25  6/1/2006 7/1/2006  5/1/2036  4,322.92 6/1/2006   830,000.00   830,000.00
151392446 Primary   SFR            360     358 63.07 6.375  5/1/2006 7/1/2006  4/1/2036  2,486.25 6/1/2006   468,000.00   468,000.00
151398443 Primary   SFR            360     359    80 6.375  6/1/2006 7/1/2006  5/1/2036  2,868.75 6/1/2006   540,000.00   540,000.00
151399284 Primary   SFR            360     358 66.67 6.375  5/1/2006 7/1/2006  4/1/2036  5,308.84 6/1/2006   999,999.00   999,311.49
151399813 Primary   SFR            360     359    80   6.5  6/1/2006 7/1/2006  5/1/2036  2,274.78 6/1/2006   419,960.00   419,960.00
151401171 Primary   Condo - Low    360     359    80 6.125  6/1/2006 6/1/2006  5/1/2036  2,797.08 6/1/2006   548,000.00   548,000.00
151401189 Primary   SFR            360     359  59.7  6.25  6/1/2006 7/1/2006  5/1/2036 10,416.66 6/1/2006 2,000,000.00 1,999,999.67
151401379 Primary   SFR            360     359 57.63  6.25  6/1/2006 7/1/2006  5/1/2036  3,541.67 6/1/2006   680,000.00   680,000.00
151401718 Primary   SFR            360     359  58.5 6.375  6/1/2006 7/1/2006  5/1/2036  3,107.81 6/1/2006   585,000.00   585,000.00
151402492 Primary   Condo - Low    360     359 79.98 6.375  6/1/2006 7/1/2006  5/1/2036  5,094.69 6/1/2006   959,000.00   959,000.00
151407103 Primary   SFR            360     359 76.34   6.5  6/1/2006 7/1/2006  5/1/2036  2,707.25 6/1/2006   500,000.00   499,800.00
151408242 Primary   SFR            360     359    80  6.25  6/1/2006 7/1/2006  5/1/2036  2,916.67 6/1/2006   560,000.00   560,000.00
151412053 Primary   SFR            360     359  56.9 5.875  6/1/2006 7/1/2006  5/1/2036  1,969.41 6/1/2006   462,000.00   402,261.87
151414414 Investor  Condo - Low    360     358    80 6.625  5/1/2006 7/1/2006  4/1/2036    873.39 6/1/2006   158,385.00   158,198.58
151414653 Primary   SFR            360     358    80     6  5/1/2006 6/1/2006  4/1/2036  4,743.00 5/1/2006   948,600.00   948,600.00
151415759 Primary   SFR            360     358    75 6.375  5/1/2006 7/1/2006  4/1/2036  3,556.06 6/1/2006   570,000.00   568,941.33
151415924 Primary   SFR            360     359    70 6.375  6/1/2006 7/1/2006  5/1/2036  9,110.94 6/1/2006 1,715,000.00 1,715,000.00
151416138 Primary   SFR            360     359 59.88  6.25  6/1/2006 7/1/2006  5/1/2036  5,208.33 6/1/2006   999,999.00   999,999.00
151424223 Primary   Condo - Low    360     359    80     6  6/1/2006 7/1/2006  5/1/2036  2,100.00 6/1/2006   420,000.00   420,000.00
151428281 Primary   SFR            360     358    80 6.375  5/1/2006 7/1/2006  4/1/2036  3,293.75 6/1/2006   620,000.00   620,000.00
151429792 Primary   SFR            360     359    80   6.5  6/1/2006 7/1/2006  5/1/2036  2,860.00 6/1/2006   528,000.00   528,000.00
151430923 Primary   SFR            360     359    80 6.125  6/1/2006 7/1/2006  5/1/2036  2,776.67 6/1/2006   544,000.00   544,000.00
151433968 Primary   SFR            360     359 67.42 6.625  6/1/2006 7/1/2006  5/1/2036  2,650.00 6/1/2006   480,000.00   480,000.00
151438264 Secondary SFR            360     359 57.87   6.5  6/1/2006 8/1/2006  5/1/2036  2,350.83 7/1/2006   434,000.00   434,000.00
151439247 Primary   SFR            360     359 57.95 6.375  6/1/2006 7/1/2006  5/1/2036  2,699.17 6/1/2006   510,000.00   508,078.13
151443991 Primary   SFR            360     358 62.98  6.25  5/1/2006 8/1/2006  4/1/2036  7,380.21 7/1/2006 1,417,000.00 1,417,000.00
151448701 Primary   SFR            360     358 78.74 6.375  5/1/2006 7/1/2006  4/1/2036  2,656.25 6/1/2006   500,000.00   500,000.00
151463973 Primary   SFR            360     359 72.99 6.375  6/1/2006 7/1/2006  5/1/2036  2,656.25 6/1/2006   500,000.00   500,000.00
151467545 Primary   SFR            360     359 74.45 6.125  6/1/2006 7/1/2006  5/1/2036  2,583.31 6/1/2006   506,250.00   506,118.80
151468618 Primary   SFR            360     359    80 6.125  6/1/2006 7/1/2006  5/1/2036  3,499.84 6/1/2006   576,000.00   575,440.16
151468873 Primary   SFR            360     359 70.31 6.125  6/1/2006 7/1/2006  5/1/2036  2,296.88 6/1/2006   450,000.00   450,000.00
151485992 Primary   SFR            360     358    80  6.25  5/1/2006 7/1/2006  4/1/2036  3,437.50 6/1/2006   660,000.00   660,000.00
151487188 Primary   SFR            360     358    80 5.875  5/1/2006 7/1/2006  4/1/2036  2,363.11 6/1/2006   482,676.00   482,676.00
151500733 Primary   SFR            360     359    80  6.25  6/1/2006 7/1/2006  5/1/2036  2,729.17 6/1/2006   524,000.00   524,000.00
151507282 Primary   SFR            360     359 74.83 6.125  6/1/2006 7/1/2006  5/1/2036  2,806.31 6/1/2006   550,000.00   549,807.29
151514148 Primary   SFR            360     358    80 6.125  5/1/2006 7/1/2006  4/1/2036  2,590.88 6/1/2006   507,600.00   507,600.00
151516093 Primary   SFR            360     359    80   6.5  6/1/2006 8/1/2006  5/1/2036  2,686.67 7/1/2006   496,000.00   496,000.00
151522513 Primary   SFR            360     359    80 6.375  6/1/2006 7/1/2006  5/1/2036  2,762.50 6/1/2006   520,000.00   520,000.00
151525466 Primary   SFR            360     359    75  6.25  6/1/2006 7/1/2006  5/1/2036  2,929.69 6/1/2006   562,500.00   562,500.00
151534864 Primary   SFR            360     359    80 6.375  6/1/2006 7/1/2006  5/1/2036  2,550.00 6/1/2006   480,000.00   480,000.00
151543915 Primary   SFR            360     359 31.58 6.375  6/1/2006 7/1/2006  5/1/2036  3,422.31 6/1/2006   644,200.00   644,200.00
151544897 Primary   SFR            360     359    60 6.125  6/1/2006 7/1/2006  5/1/2036  3,828.13 6/1/2006   750,000.00   750,000.00
151549946 Primary   SFR            360     358    85  6.25  5/1/2006 7/1/2006  4/1/2036  1,261.72 6/1/2006   242,250.00   242,250.00
151552999 Primary   SFR            360     359    70     6  6/1/2006 7/1/2006  5/1/2036  2,310.00 6/1/2006   462,000.00   462,000.00
151553278 Primary   Condo - Low    360     359    80  6.25  6/1/2006 7/1/2006  5/1/2036  2,391.64 6/1/2006   460,000.00   459,195.83
151563301 Primary   Condo - Low    360     359    80 6.375  6/1/2006 7/1/2006  5/1/2036  2,656.25 6/1/2006   500,000.00   500,000.00
151564044 Primary   SFR            360     358    75  6.25  5/1/2006 7/1/2006  4/1/2036  2,343.14 6/1/2006   450,000.00   449,882.81
151564077 Primary   SFR            360     359 52.05     6  6/1/2006 7/1/2006  5/1/2036  2,590.06 6/1/2006   432,000.00   431,569.94
151565009 Primary   SFR            360     359 79.91 6.375  6/1/2006 7/1/2006  5/1/2036  2,592.50 6/1/2006   513,000.00   488,000.00
151573169 Primary   SFR            360     359    63  6.25  6/1/2006 7/1/2006  5/1/2036  2,296.87 6/1/2006   441,000.00   441,000.00
151573185 Primary   SFR            360     359 78.45 6.375  6/1/2006 7/1/2006  5/1/2036  2,688.13 6/1/2006   506,000.00   506,000.00
151591666 Primary   SFR            360     359 60.61 6.375  6/1/2006 7/1/2006  5/1/2036 10,625.00 6/1/2006 2,000,000.00 2,000,000.00
151602638 Primary   Condo - Low    360     359    80     6  6/1/2006 8/1/2006  5/1/2036  2,219.60 7/1/2006   444,000.00   444,000.00
151613759 Primary   SFR            360     359    80     6  6/1/2006 8/1/2006  5/1/2036  2,600.00 7/1/2006   520,000.00   520,000.00
151614898 Primary   SFR            360     359    80 6.125  6/1/2006 7/1/2006  5/1/2036  2,695.00 6/1/2006   528,000.00   528,000.00
151615325 Primary   Condo - Low    360     359    80  6.25  6/1/2006 7/1/2006  5/1/2036  2,795.81 6/1/2006   536,800.00   536,795.83
151626264 Primary   SFR            360     359 74.69 6.125  6/1/2006 7/1/2006  5/1/2036  3,088.02 6/1/2006   605,000.00   605,000.00
151628468 Primary   SFR            360     359 72.35   6.5  6/1/2006 7/1/2006  5/1/2036  2,665.00 6/1/2006   492,000.00   492,000.00
151629193 Primary   SFR            360     359    80  6.25  6/1/2006 6/1/2006  5/1/2036  2,770.83 6/1/2006   532,000.00   532,000.00
151630043 Primary   Condo - Low    360     359    80 5.875  6/1/2006 7/1/2006  5/1/2036  2,075.83 6/1/2006   424,000.00   424,000.00
151643418 Primary   SFR            360     359    75 6.125  6/1/2006 7/1/2006  5/1/2036  6,431.25 6/1/2006 1,260,000.00 1,260,000.00
151651916 Primary   SFR            360     359    80  6.25  6/1/2006 7/1/2006  5/1/2036  2,312.50 6/1/2006   444,000.00   444,000.00
151656113 Primary   SFR            360     359    70   6.5  6/1/2006 7/1/2006  5/1/2036  2,654.17 6/1/2006   490,000.00   490,000.00
151657244 Primary   SFR            360     359    80 6.375  6/1/2006 7/1/2006  5/1/2036  2,401.25 6/1/2006   452,000.00   452,000.00
151687662 Primary   2-Family       360     359    70 6.375  6/1/2006 7/1/2006  5/1/2036  5,057.50 6/1/2006   952,000.00   952,000.00
151702891 Primary   SFR            360     359    80  6.25  6/1/2006 7/1/2006  5/1/2036  2,479.17 6/1/2006   476,000.00   476,000.00
151710357 Primary   SFR            360     359    80     6  6/1/2006 7/1/2006  5/1/2036  2,612.00 6/1/2006   522,400.00   522,400.00
151710746 Primary   SFR            360     359 51.82 6.375  6/1/2006 7/1/2006  5/1/2036  4,542.19 6/1/2006   855,000.00   855,000.00
151713286 Primary   SFR            360     359    75  6.25  6/1/2006 8/1/2006  5/1/2036  2,695.31 7/1/2006   517,500.00   517,500.00
151715018 Primary   SFR            360     359    80     6  6/1/2006 7/1/2006  5/1/2036  2,500.00 6/1/2006   500,000.00   500,000.00
151716362 Primary   SFR            360     359    80 5.875  6/1/2006 7/1/2006  5/1/2036  2,624.17 6/1/2006   536,000.00   536,000.00
151757168 Primary   SFR            360     359    80     6  6/1/2006 7/1/2006  5/1/2036  3,006.00 6/1/2006   601,200.00   601,200.00
151771011 Primary   SFR            360     358    80   6.5  5/1/2006 6/1/2006  4/1/2036  3,466.23 5/1/2006   639,920.00   639,920.00
151772845 Primary   SFR            360     359    80     6  6/1/2006 7/1/2006  5/1/2036  2,100.00 6/1/2006   420,000.00   420,000.00
151773462 Primary   SFR            360     359    80  6.25  6/1/2006 7/1/2006  5/1/2036  3,208.33 6/1/2006   616,000.00   616,000.00
151773512 Primary   SFR            360     358    80 6.375  5/1/2006 7/1/2006  4/1/2036  3,060.00 6/1/2006   576,000.00   576,000.00
151791316 Primary   SFR            360     358 58.82 6.625  5/1/2006 7/1/2006  4/1/2036  3,201.56 6/1/2006   500,000.00   497,513.99
151791803 Primary   SFR            360     359 48.15 6.375  6/1/2006 7/1/2006  5/1/2036  3,453.13 6/1/2006   650,000.00   650,000.00
151820008 Primary   Condo - Low    360     359    80  6.75  6/1/2006 7/1/2006  5/1/2036  2,605.50 6/1/2006   463,200.00   463,200.00
151837564 Investor  SFR            360     359    80  6.25  6/1/2006 7/1/2006  5/1/2036  1,257.03 6/1/2006   241,600.00   241,350.00
151862257 Primary   SFR            360     359    80 6.125  6/1/2006 7/1/2006  5/1/2036  2,347.92 6/1/2006   460,000.00   460,000.00
151862596 Primary   SFR            360     359 76.27  6.75  6/1/2006 7/1/2006  5/1/2036  3,453.75 6/1/2006   614,000.00   614,000.00
151905635 Primary   SFR            360     358    75   6.5  5/1/2006 7/1/2006  4/1/2036  2,904.69 6/1/2006   536,250.00   536,250.00
151940939 Primary   SFR            360     359    80 6.375  6/1/2006 7/1/2006  5/1/2036  2,613.72 6/1/2006   492,000.00   491,993.75
151948742 Primary   SFR            360     359 76.92 6.625  6/1/2006 7/1/2006  5/1/2036  3,312.47 6/1/2006   600,000.00   599,995.41
151958543 Primary   SFR            360     359 62.44 6.375  6/1/2006 7/1/2006  5/1/2036  5,305.78 6/1/2006   999,000.00   998,734.64
151980331 Primary   SFR            360     359    70 6.625  6/1/2006 6/1/2006  5/1/2036  5,410.42 6/1/2006   980,000.00   980,000.00
151990918 Secondary SFR            360     359    80 6.375  6/1/2006 7/1/2006  5/1/2036  2,413.20 6/1/2006   454,250.00   454,250.00

LOANID     PURPOSE  DOC        OAPPVAL     FRTRDATE  CEILING FLOOR CAPINT MARGIN   INDEX    ODATE     SERVICER
---------------------------------------------------------------------------------------------------------------

 53062048 R/T Refi Full         520,000.00  5/1/2013 10.875   2.75      2   2.75 1 YR CMT  4/3/2006 Wells Fargo
 53868378 Purchase Full         715,000.00  5/1/2013 10.875   2.75      2   2.75 1 YR CMT 4/13/2006 Wells Fargo
 57899254 Purchase Full         425,000.00  5/1/2013   10.5   2.75      2   2.75 1 YR CMT 4/13/2006 Wells Fargo
 59917294 Purchase Full         561,500.00  4/1/2013 11.375   2.75      2   2.75 1 YR CMT 3/31/2006 Wells Fargo
 61196226 Purchase Full         283,600.00  5/1/2013 11.125   2.75      2   2.75 1 YR CMT 4/20/2006 Wells Fargo
 61383097 Purchase Full         250,000.00  5/1/2013  11.25   2.75      2   2.75 1 YR CMT 4/21/2006 Wells Fargo
 61700084 C/O Refi Full         327,800.00  5/1/2013 10.625   2.75      2   2.75 1 YR CMT 4/18/2006 Wells Fargo
 62890165 Purchase Full         655,500.00  5/1/2013 11.875   2.75      2   2.75 1 YR CMT 4/17/2006 Wells Fargo
 63364087 R/T Refi Full         185,000.00  5/1/2013 11.125   2.75      2   2.75 1 YR CMT 4/14/2006 Wells Fargo
 63643167 Purchase Asset Only   224,000.00  5/1/2013 11.375   2.75      2   2.75 1 YR CMT  4/4/2006 Wells Fargo
 63894612 Purchase AUS          488,500.00  5/1/2013 11.375   2.75      2   2.75 1 YR CMT 4/13/2006 Wells Fargo
 63923395 Purchase Full       2,200,000.00  6/1/2013 10.875   2.75      2   2.75 1 YR CMT  5/4/2006 Wells Fargo
 63994842 Purchase Full         470,000.00  6/1/2013   11.5   2.75      2   2.75 1 YR CMT  5/1/2006 Wells Fargo
 64052079 Purchase Full         240,000.00  5/1/2013 11.375   2.75      2   2.75 1 YR CMT 4/12/2006 Wells Fargo
 64145519 Purchase Full         358,000.00  5/1/2013 11.625   2.75      2   2.75 1 YR CMT 4/10/2006 Wells Fargo
 64168263 Purchase Asset Only   820,000.00  5/1/2013  11.25   2.75      2   2.75 1 YR CMT 4/10/2006 Wells Fargo
 64240625 R/T Refi AUS          192,000.00  5/1/2013 11.375   2.75      2   2.75 1 YR CMT 4/14/2006 Wells Fargo
 64250988 C/O Refi AUS          250,000.00  5/1/2013 11.375   2.75      2   2.75 1 YR CMT 4/21/2006 Wells Fargo
 64272917 C/O Refi Asset Only   339,000.00  5/1/2013     11   2.75      2   2.75 1 YR CMT 4/20/2006 Wells Fargo
 64287881 Purchase Asset Only   855,000.00  5/1/2013 11.375   2.75      2   2.75 1 YR CMT  4/6/2006 Wells Fargo
 64308208 Purchase Full         354,000.00  5/1/2013 11.125   2.75      2   2.75 1 YR CMT 4/19/2006 Wells Fargo
 64312721 Purchase AUS          650,000.00  5/1/2013 10.125   2.75      2   2.75 1 YR CMT 4/17/2006 Wells Fargo
 64330053 C/O Refi Asset Only   550,000.00  5/1/2013 11.125   2.75      2   2.75 1 YR CMT  4/6/2006 Wells Fargo
 64366065 Purchase Full       1,585,000.00  5/1/2013     11   2.75      2   2.75 1 YR CMT  4/4/2006 Wells Fargo
 64439508 Purchase Full         149,900.00  5/1/2013  11.75   2.75      2   2.75 1 YR CMT  4/7/2006 Wells Fargo
 64540693 C/O Refi AUS        1,700,000.00  5/1/2013 11.125   2.75      2   2.75 1 YR CMT 4/12/2006 Wells Fargo
 64571847 Purchase AUS          415,000.00  5/1/2013  11.25   2.75      2   2.75 1 YR CMT 4/13/2006 Wells Fargo
 64625387 C/O Refi AUS          112,000.00  5/1/2013 11.375   2.75      2   2.75 1 YR CMT 4/21/2006 Wells Fargo
 64733538 Purchase AUS          128,500.00  6/1/2013 11.625   2.75      2   2.75 1 YR CMT 5/11/2006 Wells Fargo
143984987 Purchase Full       1,056,250.00  4/1/2013   10.5   2.75      2   2.75 1 YR CMT 3/24/2006 Wells Fargo
147171235 Purchase Asset Only   750,000.00 11/1/2012  10.25   2.75      2   2.75 1 YR CMT 10/7/2005 Wells Fargo
148517881 Purchase Full         836,000.00  5/1/2013 10.625   2.75      2   2.75 1 YR CMT 4/21/2006 Wells Fargo
149340655 Purchase Asset Only   730,000.00  6/1/2013 11.125   2.75      2   2.75 1 YR CMT 4/27/2006 Wells Fargo
149708323 Purchase Asset Only   760,000.00  6/1/2013     11   2.75      2   2.75 1 YR CMT  5/8/2006 Wells Fargo
149837874 Purchase Asset Only   795,000.00  5/1/2013     11   2.75      2   2.75 1 YR CMT 4/19/2006 Wells Fargo
149957532 Purchase AUS          576,000.00  6/1/2013     11   2.75      2   2.75 1 YR CMT  5/1/2006 Wells Fargo
149960171 Purchase Asset Only 1,052,000.00  3/1/2013 10.875   2.75      2   2.75 1 YR CMT 2/24/2006 Wells Fargo
150132603 Purchase Asset Only   840,000.00  5/1/2013     11   2.75      2   2.75 1 YR CMT 4/17/2006 Wells Fargo
150391415 Purchase Full       1,200,000.00  5/1/2013     11   2.75      2   2.75 1 YR CMT 4/18/2006 Wells Fargo
150537645 Purchase Full         886,000.00  4/1/2013  11.25   2.75      2   2.75 1 YR CMT  3/1/2006 Wells Fargo
150599769 Purchase AUS          598,000.00  5/1/2013  11.25   2.75      2   2.75 1 YR CMT 4/14/2006 Wells Fargo
150672988 Purchase Full       2,000,000.00  4/1/2013 11.375   2.75      2   2.75 1 YR CMT 3/29/2006 Wells Fargo
150679934 Purchase Full       1,755,000.00  4/1/2013  11.25   2.75      2   2.75 1 YR CMT  3/9/2006 Wells Fargo
150692234 Purchase Full         843,000.00  5/1/2013   11.5   2.75      2   2.75 1 YR CMT 4/26/2006 Wells Fargo
150714236 Purchase AUS          540,000.00  5/1/2013 10.875   2.75      2   2.75 1 YR CMT 4/17/2006 Wells Fargo
150757615 Purchase AUS          620,000.00  4/1/2013 11.125   2.75      2   2.75 1 YR CMT  3/7/2006 Wells Fargo
150842904 Purchase AUS          690,000.00  5/1/2013   10.5   2.75      2   2.75 1 YR CMT 4/25/2006 Wells Fargo
150880375 Purchase AUS          655,000.00  4/1/2013  11.25   2.75      2   2.75 1 YR CMT 3/22/2006 Wells Fargo
150885531 C/O Refi Asset Only   661,000.00  4/1/2013   11.5   2.75      2   2.75 1 YR CMT 3/30/2006 Wells Fargo
150901429 Purchase Asset Only   649,000.00  2/1/2013 10.875   2.25      2   2.25 1 YR CMT  1/5/2006 Wells Fargo
151001336 Purchase AUS          571,000.00  5/1/2013  11.25   2.75      2   2.75 1 YR CMT  4/7/2006 Wells Fargo
151005089 R/T Refi Full       1,010,000.00  5/1/2013  11.25   2.75      2   2.75 1 YR CMT 3/24/2006 Wells Fargo
151006665 C/O Refi Full         885,000.00  5/1/2013 10.125   2.75      2   2.75 1 YR CMT 3/29/2006 Wells Fargo
151036803 Purchase AUS          600,000.00  4/1/2013 10.875   2.75      2   2.75 1 YR CMT 3/30/2006 Wells Fargo
151076684 Purchase Full         640,000.00  5/1/2013 11.375   2.75      2   2.75 1 YR CMT 4/28/2006 Wells Fargo
151097276 Purchase AUS          650,000.00  5/1/2013     11   2.75      2   2.75 1 YR CMT 4/12/2006 Wells Fargo
151110533 Purchase Full         688,000.00  4/1/2013     11   2.75      2   2.75 1 YR CMT 3/28/2006 Wells Fargo
151137205 Purchase Asset Only   675,000.00  5/1/2013 10.875   2.75      2   2.75 1 YR CMT 4/20/2006 Wells Fargo
151149846 Purchase AUS          590,000.00  5/1/2013 11.125   2.75      2   2.75 1 YR CMT 4/17/2006 Wells Fargo
151162237 Purchase AUS          660,000.00  6/1/2013     11   2.75      2   2.75 1 YR CMT  5/9/2006 Wells Fargo
151166725 C/O Refi Asset Only   710,000.00  5/1/2013 11.625   2.75      2   2.75 1 YR CMT 4/11/2006 Wells Fargo
151201514 C/O Refi AUS        1,550,000.00  5/1/2013   11.5   2.75      2   2.75 1 YR CMT 3/28/2006 Wells Fargo
151204591 C/O Refi AUS          775,000.00  4/1/2013     11   2.75      2   2.75 1 YR CMT 3/24/2006 Wells Fargo
151212594 R/T Refi AUS          700,000.00  4/1/2013     11   2.75      2   2.75 1 YR CMT 3/28/2006 Wells Fargo
151213758 Purchase Full         732,000.00  4/1/2013 11.375   2.75      2   2.75 1 YR CMT 3/30/2006 Wells Fargo
151214038 C/O Refi Full         962,875.00  5/1/2013 11.375   2.75      2   2.75 1 YR CMT  4/5/2006 Wells Fargo
151214103 C/O Refi Asset Only   850,000.00  6/1/2013   11.5   2.75      2   2.75 1 YR CMT  5/4/2006 Wells Fargo
151219177 Purchase Full         655,000.00  5/1/2013  10.75   2.75      2   2.75 1 YR CMT 4/19/2006 Wells Fargo
151219482 Purchase AUS          625,000.00  4/1/2013 11.375   2.75      2   2.75 1 YR CMT 3/30/2006 Wells Fargo
151219532 Purchase Asset Only   580,000.00  4/1/2013  11.25   2.75      2   2.75 1 YR CMT 3/23/2006 Wells Fargo
151219888 R/T Refi Asset Only 1,015,000.00  4/1/2013 11.375   2.75      2   2.75 1 YR CMT 3/28/2006 Wells Fargo
151233103 R/T Refi AUS          720,000.00  5/1/2013 11.125   2.75      2   2.75 1 YR CMT  4/3/2006 Wells Fargo
151233558 Purchase Asset Only   625,000.00  5/1/2013 11.125   2.75      2   2.75 1 YR CMT 4/10/2006 Wells Fargo
151247822 R/T Refi AUS          800,000.00  4/1/2013 11.375   2.75      2   2.75 1 YR CMT 3/31/2006 Wells Fargo
151254877 C/O Refi Asset Only   950,000.00  5/1/2013  11.25   2.75      2   2.75 1 YR CMT  4/3/2006 Wells Fargo
151257482 R/T Refi Full       4,900,000.00  5/1/2013     11   2.75      2   2.75 1 YR CMT 4/28/2006 Wells Fargo
151261245 C/O Refi AUS          600,000.00  4/1/2013 11.375   2.75      2   2.75 1 YR CMT 3/20/2006 Wells Fargo
151271012 Purchase Asset Only   575,000.00  4/1/2013  11.25   2.75      2   2.75 1 YR CMT 3/28/2006 Wells Fargo
151281243 C/O Refi Asset Only   535,000.00  5/1/2013   11.5   2.75      2   2.75 1 YR CMT  4/3/2006 Wells Fargo
151282324 C/O Refi Asset Only   775,000.00  5/1/2013 11.625   2.75      2   2.75 1 YR CMT 4/10/2006 Wells Fargo
151282415 Purchase AUS          530,000.00  4/1/2013     11   2.75      2   2.75 1 YR CMT 3/24/2006 Wells Fargo
151282563 C/O Refi AUS          750,000.00  4/1/2013   11.5   2.75      2   2.75 1 YR CMT 3/27/2006 Wells Fargo
151286317 R/T Refi Full         725,000.00  4/1/2013 11.125   2.75      2   2.75 1 YR CMT 3/24/2006 Wells Fargo
151294279 C/O Refi Full         695,000.00  4/1/2013   11.5   2.75      2   2.75 1 YR CMT 3/23/2006 Wells Fargo
151295581 Purchase Full       1,150,000.00  5/1/2013 11.125   2.75      2   2.75 1 YR CMT  4/3/2006 Wells Fargo
151302536 Purchase Full         675,000.00  5/1/2013 11.375   2.75      2   2.75 1 YR CMT  4/4/2006 Wells Fargo
151307014 Purchase AUS          527,000.00  5/1/2013 10.875   2.75      2   2.75 1 YR CMT 4/20/2006 Wells Fargo
151308673 R/T Refi AUS          660,000.00  5/1/2013 11.125   2.75      2   2.75 1 YR CMT  4/3/2006 Wells Fargo
151310356 C/O Refi Asset Only   760,000.00  4/1/2013   11.5   2.75      2   2.75 1 YR CMT 3/22/2006 Wells Fargo
151311362 C/O Refi AUS          687,000.00  5/1/2013 11.375   2.75      2   2.75 1 YR CMT  4/4/2006 Wells Fargo
151312089 Purchase Full         875,000.00  4/1/2013 11.375   2.75      2   2.75 1 YR CMT 3/20/2006 Wells Fargo
151312626 C/O Refi Asset Only   905,000.00  4/1/2013   11.5   2.75      2   2.75 1 YR CMT 3/24/2006 Wells Fargo
151312634 Purchase Asset Only   579,000.00  5/1/2013 11.375   2.75      2   2.75 1 YR CMT  4/6/2006 Wells Fargo
151322187 Purchase Asset Only   720,000.00  5/1/2013  11.25   2.75      2   2.75 1 YR CMT  4/5/2006 Wells Fargo
151323334 R/T Refi AUS          525,000.00  5/1/2013 11.375   2.75      2   2.75 1 YR CMT 4/12/2006 Wells Fargo
151329273 R/T Refi Asset Only   925,000.00  5/1/2013 11.375   2.75      2   2.75 1 YR CMT 4/14/2006 Wells Fargo
151331055 C/O Refi AUS          740,000.00  5/1/2013  11.75   2.75      2   2.75 1 YR CMT  4/6/2006 Wells Fargo
151334752 Purchase AUS          485,000.00  6/1/2013 11.125   2.75      2   2.75 1 YR CMT 4/27/2006 Wells Fargo
151353448 Purchase Full       1,475,000.00  5/1/2013   11.5   2.75      2   2.75 1 YR CMT  4/3/2006 Wells Fargo
151354115 R/T Refi Asset Only   960,000.00  5/1/2013 11.375   2.75      2   2.75 1 YR CMT  4/6/2006 Wells Fargo
151357092 Purchase Asset Only   625,000.00  5/1/2013   11.5   2.75      2   2.75 1 YR CMT 4/17/2006 Wells Fargo
151360559 Purchase Full         646,000.00  4/1/2013 11.375   2.75      2   2.75 1 YR CMT 3/24/2006 Wells Fargo
151360625 Purchase Asset Only   665,000.00  5/1/2013   11.5   2.75      2   2.75 1 YR CMT  4/7/2006 Wells Fargo
151363025 C/O Refi AUS          650,000.00  5/1/2013 11.625   2.75      2   2.75 1 YR CMT  4/4/2006 Wells Fargo
151378478 R/T Refi Full         700,000.00  5/1/2013   11.5   2.75      2   2.75 1 YR CMT 4/12/2006 Wells Fargo
151379963 R/T Refi AUS          635,000.00  5/1/2013 10.875   2.75      2   2.75 1 YR CMT 3/30/2006 Wells Fargo
151383999 Purchase Full       1,100,000.00  5/1/2013   11.5   2.75      2   2.75 1 YR CMT  4/3/2006 Wells Fargo
151385341 Purchase Asset Only 1,100,000.00  5/1/2013 11.375   2.75      2   2.75 1 YR CMT 3/30/2006 Wells Fargo
151387255 R/T Refi Full       1,100,000.00  5/1/2013  11.25   2.75      2   2.75 1 YR CMT  4/6/2006 Wells Fargo
151392446 C/O Refi AUS          742,000.00  4/1/2013 11.375   2.75      2   2.75 1 YR CMT 3/29/2006 Wells Fargo
151398443 C/O Refi AUS          675,000.00  5/1/2013 11.375   2.75      2   2.75 1 YR CMT  4/6/2006 Wells Fargo
151399284 Purchase Full       1,500,000.00  4/1/2013 11.375   2.75      2   2.75 1 YR CMT 3/24/2006 Wells Fargo
151399813 Purchase AUS          550,000.00  5/1/2013   11.5   2.75      2   2.75 1 YR CMT  4/3/2006 Wells Fargo
151401171 Purchase AUS          685,000.00  5/1/2013 11.125   2.75      2   2.75 1 YR CMT  4/5/2006 Wells Fargo
151401189 Purchase Full       3,350,000.00  5/1/2013  11.25   2.75      2   2.75 1 YR CMT 4/12/2006 Wells Fargo
151401379 Purchase Full       1,180,000.00  5/1/2013  11.25   2.75      2   2.75 1 YR CMT 3/31/2006 Wells Fargo
151401718 C/O Refi Asset Only 1,000,000.00  5/1/2013 11.375   2.75      2   2.75 1 YR CMT  4/6/2006 Wells Fargo
151402492 Purchase Asset Only 1,200,000.00  5/1/2013 11.375   2.75      2   2.75 1 YR CMT 3/31/2006 Wells Fargo
151407103 Purchase AUS          655,000.00  5/1/2013   11.5   2.75      2   2.75 1 YR CMT  4/3/2006 Wells Fargo
151408242 Purchase Full         710,000.00  5/1/2013  11.25   2.75      2   2.75 1 YR CMT 3/31/2006 Wells Fargo
151412053 Purchase AUS          812,000.00  5/1/2013 10.875   2.75      2   2.75 1 YR CMT 4/11/2006 Wells Fargo
151414414 Purchase Full         197,982.00  4/1/2013 11.625   2.75      2   2.75 1 YR CMT 3/24/2006 Wells Fargo
151414653 Purchase Full       1,210,000.00  4/1/2013     11   2.75      2   2.75 1 YR CMT 3/16/2006 Wells Fargo
151415759 C/O Refi Asset Only   760,000.00  4/1/2013 11.375   2.75      2   2.75 1 YR CMT 3/28/2006 Wells Fargo
151415924 Purchase Full       2,600,000.00  5/1/2013 11.375   2.75      2   2.75 1 YR CMT  4/5/2006 Wells Fargo
151416138 C/O Refi Asset Only 1,670,000.00  5/1/2013  11.25   2.75      2   2.75 1 YR CMT  4/3/2006 Wells Fargo
151424223 Purchase Asset Only   525,000.00  5/1/2013     11   2.75      2   2.75 1 YR CMT 4/11/2006 Wells Fargo
151428281 Purchase Asset Only   775,000.00  4/1/2013 11.375   2.75      2   2.75 1 YR CMT 3/29/2006 Wells Fargo
151429792 Purchase Full         690,000.00  5/1/2013   11.5   2.75      2   2.75 1 YR CMT  4/3/2006 Wells Fargo
151430923 R/T Refi Asset Only   680,000.00  5/1/2013 11.125   2.75      2   2.75 1 YR CMT 4/13/2006 Wells Fargo
151433968 R/T Refi Asset Only   712,000.00  5/1/2013 11.625   2.75      2   2.75 1 YR CMT 3/31/2006 Wells Fargo
151438264 C/O Refi AUS          750,000.00  5/1/2013   11.5   2.75      2   2.75 1 YR CMT  4/7/2006 Wells Fargo
151439247 R/T Refi AUS          880,000.00  5/1/2013 11.375   2.75      2   2.75 1 YR CMT  4/7/2006 Wells Fargo
151443991 C/O Refi Full       2,250,000.00  4/1/2013  11.25   2.75      2   2.75 1 YR CMT 3/28/2006 Wells Fargo
151448701 R/T Refi Full         635,000.00  4/1/2013 11.375   2.75      2   2.75 1 YR CMT 3/23/2006 Wells Fargo
151463973 C/O Refi Asset Only   685,000.00  5/1/2013 11.375   2.75      2   2.75 1 YR CMT  4/5/2006 Wells Fargo
151467545 C/O Refi AUS          680,000.00  5/1/2013 11.125   2.75      2   2.75 1 YR CMT 3/29/2006 Wells Fargo
151468618 Purchase Asset Only   720,000.00  5/1/2013 11.125   2.75      2   2.75 1 YR CMT  4/5/2006 Wells Fargo
151468873 Purchase AUS          640,000.00  5/1/2013 11.125   2.75      2   2.75 1 YR CMT  4/5/2006 Wells Fargo
151485992 Purchase Full         825,000.00  4/1/2013  11.25   2.75      2   2.75 1 YR CMT 3/28/2006 Wells Fargo
151487188 Purchase Asset Only   630,000.00  4/1/2013 10.875   2.75      2   2.75 1 YR CMT 3/24/2006 Wells Fargo
151500733 Purchase Asset Only   670,000.00  5/1/2013  11.25   2.75      2   2.75 1 YR CMT 4/11/2006 Wells Fargo
151507282 C/O Refi AUS          735,000.00  5/1/2013 11.125   2.75      2   2.75 1 YR CMT  4/7/2006 Wells Fargo
151514148 Purchase Full         640,000.00  4/1/2013 11.125   2.75      2   2.75 1 YR CMT 3/31/2006 Wells Fargo
151516093 Purchase Asset Only   622,000.00  5/1/2013   11.5   2.75      2   2.75 1 YR CMT  4/4/2006 Wells Fargo
151522513 Purchase AUS          650,000.00  5/1/2013 11.375   2.75      2   2.75 1 YR CMT 4/19/2006 Wells Fargo
151525466 C/O Refi Asset Only   750,000.00  5/1/2013  11.25   2.75      2   2.75 1 YR CMT 3/31/2006 Wells Fargo
151534864 Purchase Asset Only   645,000.00  5/1/2013 11.375   2.75      2   2.75 1 YR CMT  4/3/2006 Wells Fargo
151543915 C/O Refi Asset Only 2,040,000.00  5/1/2013 11.375   2.75      2   2.75 1 YR CMT  4/7/2006 Wells Fargo
151544897 C/O Refi Asset Only 1,250,000.00  5/1/2013 11.125   2.75      2   2.75 1 YR CMT 4/17/2006 Wells Fargo
151549946 Purchase Asset Only   288,000.00  4/1/2013  11.25   2.75      2   2.75 1 YR CMT 3/24/2006 Wells Fargo
151552999 C/O Refi AUS          660,000.00  5/1/2013     11   2.75      2   2.75 1 YR CMT  4/6/2006 Wells Fargo
151553278 Purchase AUS          575,000.00  5/1/2013  11.25   2.75      2   2.75 1 YR CMT  4/4/2006 Wells Fargo
151563301 R/T Refi AUS          625,000.00  5/1/2013 11.375   2.75      2   2.75 1 YR CMT 4/12/2006 Wells Fargo
151564044 C/O Refi Asset Only   600,000.00  4/1/2013  11.25   2.75      2   2.75 1 YR CMT 3/23/2006 Wells Fargo
151564077 R/T Refi AUS          830,000.00  5/1/2013     11   2.75      2   2.75 1 YR CMT  4/5/2006 Wells Fargo
151565009 Purchase AUS          642,000.00  5/1/2013 11.375   2.75      2   2.75 1 YR CMT  4/4/2006 Wells Fargo
151573169 C/O Refi AUS          700,000.00  5/1/2013  11.25   2.75      2   2.75 1 YR CMT  4/5/2006 Wells Fargo
151573185 R/T Refi AUS          645,000.00  5/1/2013 11.375   2.75      2   2.75 1 YR CMT 4/10/2006 Wells Fargo
151591666 C/O Refi Asset Only 3,300,000.00  5/1/2013 11.375   2.75      2   2.75 1 YR CMT 4/21/2006 Wells Fargo
151602638 Purchase AUS          555,000.00  5/1/2013     11   2.75      2   2.75 1 YR CMT  4/5/2006 Wells Fargo
151613759 Purchase Asset Only   650,000.00  5/1/2013     11   2.75      2   2.75 1 YR CMT 4/12/2006 Wells Fargo
151614898 Purchase AUS          660,000.00  5/1/2013 11.125   2.75      2   2.75 1 YR CMT 4/13/2006 Wells Fargo
151615325 Purchase AUS          671,000.00  5/1/2013  11.25   2.75      2   2.75 1 YR CMT 3/31/2006 Wells Fargo
151626264 R/T Refi Asset Only   810,000.00  5/1/2013 11.125   2.75      2   2.75 1 YR CMT 4/11/2006 Wells Fargo
151628468 R/T Refi AUS          680,000.00  5/1/2013   11.5   2.75      2   2.75 1 YR CMT 4/12/2006 Wells Fargo
151629193 Purchase Asset Only   665,000.00  5/1/2013  11.25   2.75      2   2.75 1 YR CMT 4/11/2006 Wells Fargo
151630043 Purchase AUS          530,000.00  5/1/2013 10.875   2.75      2   2.75 1 YR CMT 4/17/2006 Wells Fargo
151643418 Purchase Full       1,680,000.00  5/1/2013 11.125   2.75      2   2.75 1 YR CMT 4/18/2006 Wells Fargo
151651916 R/T Refi Asset Only   555,000.00  5/1/2013  11.25   2.75      2   2.75 1 YR CMT 4/18/2006 Wells Fargo
151656113 C/O Refi Asset Only   700,000.00  5/1/2013   11.5   2.75      2   2.75 1 YR CMT 3/30/2006 Wells Fargo
151657244 Purchase Asset Only   565,000.00  5/1/2013 11.375   2.75      2   2.75 1 YR CMT 4/12/2006 Wells Fargo
151687662 Purchase Asset Only 1,450,000.00  5/1/2013 11.375   2.75      2   2.75 1 YR CMT 4/18/2006 Wells Fargo
151702891 Purchase AUS          595,000.00  5/1/2013  11.25   2.75      2   2.75 1 YR CMT  4/6/2006 Wells Fargo
151710357 Purchase AUS          653,000.00  5/1/2013     11   2.75      2   2.75 1 YR CMT 4/12/2006 Wells Fargo
151710746 C/O Refi Asset Only 1,650,000.00  5/1/2013 11.375   2.75      2   2.75 1 YR CMT 4/18/2006 Wells Fargo
151713286 Purchase AUS          690,000.00  5/1/2013  11.25   2.75      2   2.75 1 YR CMT 4/17/2006 Wells Fargo
151715018 R/T Refi Asset Only   625,000.00  5/1/2013     11   2.75      2   2.75 1 YR CMT 4/14/2006 Wells Fargo
151716362 C/O Refi Asset Only   670,000.00  5/1/2013 10.875   2.75      2   2.75 1 YR CMT 4/11/2006 Wells Fargo
151757168 Purchase Asset Only   752,000.00  5/1/2013     11   2.75      2   2.75 1 YR CMT 4/13/2006 Wells Fargo
151771011 Purchase Full         800,000.00  4/1/2013   11.5   2.75      2   2.75 1 YR CMT 3/31/2006 Wells Fargo
151772845 Purchase AUS          525,000.00  5/1/2013     11   2.75      2   2.75 1 YR CMT 4/21/2006 Wells Fargo
151773462 Purchase Asset Only   825,000.00  5/1/2013  11.25   2.75      2   2.75 1 YR CMT 4/17/2006 Wells Fargo
151773512 C/O Refi Full         720,000.00  4/1/2013 11.375   2.75      2   2.75 1 YR CMT 3/22/2006 Wells Fargo
151791316 R/T Refi Asset Only   850,000.00  4/1/2013 11.625   2.75      2   2.75 1 YR CMT  4/4/2006 Wells Fargo
151791803 Purchase Asset Only 1,350,000.00  5/1/2013 11.375   2.75      2   2.75 1 YR CMT 4/17/2006 Wells Fargo
151820008 Purchase AUS          579,000.00  5/1/2013  11.75   2.75      2   2.75 1 YR CMT 4/18/2006 Wells Fargo
151837564 R/T Refi Full         302,000.00  5/1/2013  11.25   2.75      2   2.75 1 YR CMT 4/12/2006 Wells Fargo
151862257 Purchase AUS          575,000.00  5/1/2013 11.125   2.75      2   2.75 1 YR CMT 4/18/2006 Wells Fargo
151862596 R/T Refi Asset Only   805,000.00  5/1/2013  11.75   2.75      2   2.75 1 YR CMT 4/14/2006 Wells Fargo
151905635 C/O Refi Full         715,000.00  4/1/2013   11.5   2.75      2   2.75 1 YR CMT 3/31/2006 Wells Fargo
151940939 Purchase Asset Only   615,000.00  5/1/2013 11.375   2.75      2   2.75 1 YR CMT 4/17/2006 Wells Fargo
151948742 C/O Refi Asset Only   780,000.00  5/1/2013 11.625   2.75      2   2.75 1 YR CMT 4/19/2006 Wells Fargo
151958543 Purchase Full       1,600,000.00  5/1/2013 11.375   2.75      2   2.75 1 YR CMT 4/18/2006 Wells Fargo
151980331 C/O Refi Asset Only 1,400,000.00  5/1/2013 11.625   2.75      2   2.75 1 YR CMT 4/18/2006 Wells Fargo
151990918 Purchase AUS          570,000.00  5/1/2013 11.375   2.75      2   2.75 1 YR CMT 4/17/2006 Wells Fargo

                                    EXHIBIT E

                        REQUEST FOR RELEASE OF DOCUMENTS

                                     [date]

To:  U.S. Bank National Association
     4527 Metropolitan Ct., Suite C
     Frederick, MD  21704
     Attention: Tina Radtke

Re:  The Pooling and Servicing Agreement, dated June 29, 2006, among Banc of
     America Funding Corporation, as Depositor, Wells Fargo Bank, N.A., as
     Servicer and Securities Administrator, and U.S. Bank National Association,
     as Trustee.

     In connection with the administration of the Mortgage Loans held by you, as custodian, pursuant to the above-captioned Pooling and Servicing Agreement, we request the release, and hereby acknowledge receipt, of the Mortgage File for the Mortgage Loan described below, for the reason indicated.

Mortgage Loan Number:

Mortgagor Name, Address & Zip Code:

Reason for Requesting Documents (check one)

___   1.   Mortgage Paid in Full

___   2.   Foreclosure

___   3.   Substitution

___   4.   Other Liquidation

___   5.   Nonliquidation                            Reason: ___________________

                                        By:
                                           -------------------------------------
                                             (authorized signer of Servicer)

                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------
                                        Address:
                                                --------------------------------

                                        ----------------------------------------
                                        Date:
                                             -----------------------------------

                                       E-1

Custodian

U.S. Bank National Association
Please acknowledge the execution of the above request by your signature and date below:

----------------------------------  ---------------
Signature                                 Date

Documents returned to Custodian:

----------------------------------- ----------------
Signature                                 Date

                                       E-2

                                    EXHIBIT F

                FORM OF CERTIFICATION OF ESTABLISHMENT OF ACCOUNT

                                     [Date]

     [_______________] hereby certifies that it has established a [__________]
Account pursuant to Section [________] of the Pooling and Servicing Agreement,
dated June 29, 2006, among Banc of America Funding Corporation, as Depositor,
Wells Fargo Bank, N.A., as Servicer and as Securities Administrator, and U.S.
Bank National Association, as Trustee.

                                        [_______________],

                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

                                       F-1

                                   EXHIBIT G-1

                        FORM OF TRANSFEROR'S CERTIFICATE
                      FOR TRANSFERS OF PRIVATE CERTIFICATES

                                     [Date]

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479-0113
Attention: Corporate Trust Services - BAFC 2006-F

          Re: Banc of America Funding Corporation, Mortgage Pass-Through
              Certificates, Series 2006-F, Class ___, having an initial
              aggregate Certificate Balance as of June 29, 2006 of $___________

Ladies and Gentlemen:

     This letter is delivered to you in connection with the transfer by
[______________] (the "Transferor") to [______________] (the "Transferee") of
the captioned Certificates (the "Transferred Certificates"), pursuant to Section
6.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing
Agreement"), dated June 29, 2006, among Banc of America Funding Corporation, as
Depositor, Wells Fargo Bank, N.A., as Servicer and as Securities Administrator,
and U.S. Bank National Association, as Trustee. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Trustee, that:

     1. The Transferor is the lawful owner of the Transferred Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

     2. Neither the Transferor nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a
Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred
Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Transferred Certificate, any interest in a Transferred
Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred
Certificate, any interest in a Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through
(e) hereof) would constitute a distribution of the Transferred Certificates under the Securities Act of 1933, as amended (the "1933 Act"), would render the disposition of the Transferred Certificates a violation of Section 5 of the 1933
Act or any state securities laws, or would require registration or qualification of the Transferred Certificates pursuant to the 1933 Act or any state securities laws.

                                      G-1-1

                                        Very truly yours,

                                        ----------------------------------------
                                        (Transferor)

                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

                                      G-1-2

                                  EXHIBIT G-2A

                       FORM 1 OF TRANSFEREE'S CERTIFICATE
                      FOR TRANSFERS OF PRIVATE CERTIFICATES

                                     [Date]

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479-0113
Attention: Corporate Trust Services - BAFC 2006-F

     Re: Banc of America Funding Corporation, Mortgage Pass-Through
         Certificates, Series 2006-F, Class ___, having an initial aggregate
         Certificate Balance as of June 29, 2006 of $_________]

Ladies and Gentlemen:

     This letter is delivered to you in connection with the transfer by
[_______________] (the "Transferor") to [_________________________________] (the
"Transferee") of the captioned Certificates (the "Transferred Certificates"), pursuant to Section 6.02 of the Pooling and Servicing Agreement (the "Pooling
and Servicing Agreement"), dated June 29, 2006, among Banc of America Funding
Corporation, as Depositor, Wells Fargo Bank, N.A., as Servicer and as Securities
Administrator, and U.S. Bank National Association, as Trustee. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Trustee, that:

          1. The Transferee is a "qualified institutional buyer" (a "Qualified
     Institutional Buyer") as that term is defined in Rule 144A ("Rule 144A")
     under the Securities Act of 1933, as amended (the "1933 Act"), and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the sale to it is being made in reliance on Rule 144A. The Transferee is acquiring the
     Transferred Certificates for its own account or for the account of another
     Qualified Institutional Buyer, and understands that such Transferred
     Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a Qualified Institutional Buyer that purchases for its own account or for the account of another Qualified Institutional
     Buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b) pursuant to another exemption from registration under the 1933 Act.

          2. The Transferee has been furnished with all information regarding
     (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) the nature, performance and servicing of the Mortgage Loans,
     (d) the Pooling and Servicing Agreement and the Trust created pursuant thereto, (e) any credit enhancement mechanism associated with the
     Transferred Certificate, and (f) all related matters, that it has requested.

                                     G-2A-1

          3. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee
     Acknowledgment below.

                                        Very truly yours,

                                        ----------------------------------------
                                        (Transferor)

                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

                                     G-2A-2

                             Nominee Acknowledgment

     The undersigned hereby acknowledges and agrees that as to the Transferred
Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.

                                        ----------------------------------------
                                        (Nominee)

                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

                                     G-2A-3

                                                         ANNEX 1 TO EXHIBIT G-2A

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [For Transferees Other Than Registered Investment Companies]

     The undersigned hereby certifies as follows to [__________________] (the
"Transferor") Wells Fargo Bank, N.A., as Securities Administrator with respect to the mortgage pass-through certificates (the "Transferred Certificates")
described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

     1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee").

     2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended, because (i) the Transferee owned and/or invested on a discretionary basis
$______________________(1) in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year
(such amount being calculated in accordance with Rule 144A) and (ii) the
Transferee satisfies the criteria in the category marked below.

     ___  Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in
          Section 501(c)(3) of the Internal Revenue Code of 1986.

     ___  Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any state, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the state or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. bank, and not more than 18 months preceding such date of sale in the case of a foreign bank or equivalent institution.

     ___  Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a state or federal authority having supervision over any such institutions, or is a foreign savings and loan

----------
(1)  Transferee must own and/or invest on a discretionary basis at least
     $100,000,000 in securities unless Transferee is a dealer, and, in that case, Transferee must own and/or invest on a discretionary basis at least
     $10,000,000 in securities.

                                     G-2A-4

          association or equivalent institute and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred
          Certificates in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale in the case of a foreign savings and loan association or equivalent institution.

     ___  Broker-dealer. The Transferee is a dealer registered pursuant to
          Section 15 of the Securities Exchange Act of 1934, as amended.

     ___  Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a state, U.S. territory or the District of Columbia.

     ___  State or Local Plan. The Transferee is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of the state or its political subdivisions, for the benefit of its employees.

     ___  ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of
          1974.

     ___  Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940.

     ___  Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection
          (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.)

     3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee, (ii) securities that are part of an unsold allotment to or subscription by the Transferee, if the Transferee is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.
For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee did not include any of the securities referred to in this paragraph.

     4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee used the cost of such securities to the Transferee, unless the Transferee reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of the Transferee, but only if such subsidiaries are consolidated with the Transferee in its financial statements prepared in accordance with generally accepted accounting

                                     G-2A-5

principles and if the investments of such subsidiaries are managed under the
Transferee's direction. However, such securities were not included if the
Transferee is a majority-owned, consolidated subsidiary of another enterprise and the Transferee is not itself a reporting company under the Securities
Exchange Act of 1934, as amended.

     5. The Transferee is familiar with Rule 144A and understands that the
Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

          ___   ___   Will the Transferee be purchasing the Transferred
          Yes    No   Certificates only  for the Transferee's own account?

     6. If the answer to the foregoing question is "no," then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

     7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein.
Until such notice is given, the Transferee's purchase of the Transferred
Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.

                                        ----------------------------------------
                                        Print Name of Transferee

                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------
                                        Date:
                                             -----------------------------------

                                     G-2A-6

                                                         ANNEX 2 TO EXHIBIT G-2A

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [For Transferees That Are Registered Investment Companies]

     The undersigned hereby certifies as follows to [_________________] (the
"Transferor") and Wells Fargo Bank, N.A., as Securities Administrator with respect to the mortgage pass-through certificates (the "Transferred
Certificates") described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

     1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee") or, if the
Transferee is a "qualified institutional buyer" as that term is defined in Rule
144A ("Rule 144A") under the Securities Act of 1933, as amended, because the
Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

     2. The Transferee is a "qualified institutional buyer" as defined in Rule
144A because (i) the Transferee is an investment company registered under the
Investment Company Act of 1940, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of
Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the
Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

     ___  The Transferee owned and/or invested on a discretionary basis
          $____________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with
          Rule 144A).

     ___  The Transferee is part of a Family of Investment Companies which owned in the aggregate $__________________ in securities (other than the excluded securities referred to below) as of the end of the
          Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

     3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

                                     G-2A-7

     4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's
Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

     5. The Transferee is familiar with Rule 144A and understands that the
Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A.

          ----   ----
          Yes    No     Will the Transferee be purchasing the Transferred
                        Certificates only for the Transferee's own account?

     6. If the answer to the foregoing question is "no," then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

     7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

                                        ----------------------------------------
                                        Print Name of Transferee or Adviser

                                        By:
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        IF AN ADVISER:

                                        ----------------------------------------
                                        Print Name of Transferee

                                        By:
                                            ------------------------------------
                                        Date:
                                             -----------------------------------

                                     G-2A-8

                                  EXHIBIT G-2B

                       FORM 2 OF TRANSFEREE'S CERTIFICATE
                      FOR TRANSFERS OF PRIVATE CERTIFICATES

                                     [Date]

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479-0113

Attention: Corporate Trust Services - BAFC 2006-F

     Re: Banc of America Funding Corporation, Mortgage Pass-Through
         Certificates, Series 2006-F, Class ___, having an initial aggregate
         Certificate Principal Balance as of June 29, 2006 of $_________

Ladies and Gentlemen:

     This letter is delivered to you in connection with the transfer by
[_______________________] (the "Transferor") to
[_________________________________] (the "Transferee") of the captioned
Certificates (the "Transferred Certificates"), pursuant to Section 6.02 of the
Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated
June 29, 2006, among Banc of America Funding Corporation, as Depositor, Wells
Fargo Bank, N.A., as Servicer and as Securities Administrator, and U.S. Bank
National Association, as Trustee. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Securities Administrator, that:

     1. Transferee is acquiring the Transferred Certificates for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the "1933 Act"), or any applicable state securities laws.

     2. Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the 1933 Act or registered or qualified under any applicable state securities laws, (b) neither the Depositor nor the
Securities Administrator is obligated so to register or qualify the Transferred
Certificates and (c) neither the Transferred Certificates nor any security issued in exchange therefor or in lieu thereof may be resold or transferred unless such resale or transfer is exempt from the registration requirements of the 1933 Act and any applicable state securities laws or is made in accordance with the 1933 Act and laws, in which case (i) unless the transfer is made in reliance on Rule 144A under the 1933 Act, the Securities Administrator or the
Depositor may require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the
Securities Administrator and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the 1933
Act and such laws, which Opinion of Counsel shall not be an

                                     G-2B-1

expense of the Securities Administrator or the Depositor and (ii) the Securities
Administrator shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached to the Pooling and
Servicing Agreement as Exhibit G-1 and a certificate from such
Certificateholder's prospective transferee substantially in the form attached to the Pooling and Servicing Agreement either as Exhibit G-2A or as Exhibit G-2B, which certificates shall not be an expense of the Securities Administrator or the Depositor; provided that the foregoing requirements under clauses (i) and
(ii) shall not apply to a transfer of a Private Certificate between or among the
Depositor, the Sponsor, their affiliates or both.

     3. The Transferee understands that it may not sell or otherwise transfer the Transferred Certificates, any security issued in exchange therefor or in lieu thereof or any interest in the foregoing except in compliance with the provisions of Section 6.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that the Transferred Certificates will bear legends substantially to the following effect:

     THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933,
     AS AMENDED (THE "1933 ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE
     WITHOUT REGISTRATION THEREOF UNDER THE 1933 ACT MAY ONLY BE MADE IN A
     TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND
     IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT
     REFERENCED HEREIN.

     UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON
     BEHALF OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL
     RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT
     OF 1974, AS AMENDED ("ERISA"), THE INTERNAL REVENUE CODE OF 1986, AS
     AMENDED (THE "CODE"), OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW")
     WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT
     IN "PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR
     SIMILAR LAW. TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE
     TRANSFEREE DELIVERS TO THE SECURITIES ADMINISTRATOR EITHER (I) A
     REPRESENTATION LETTER, IN FORM AND SUBSTANCE SATISFACTORY TO THE SECURITIES
     ADMINISTRATOR, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF,
     ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH PURCHASE
     OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO
     PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS
     SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS
     EXEMPTION 95-60 ("PTE 95-60"), 60 FED. REG. 35925 (JULY 12, 1995)), THERE
     IS NO BENEFIT PLAN WITH RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL
     ACCOUNT'S RESERVES AND LIABILITIES FOR THE CONTRACT(S) HELD BY OR ON BEHALF
     OF SUCH BENEFIT PLAN AND ALL OTHER BENEFIT PLANS MAINTAINED BY THE SAME
     EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION V(A)(1) OF PTE 95-60)
     OR BY

                                     G-2B-2

     THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE TOTAL OF ALL RESERVES AND
     LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS ARE DETERMINED UNDER
     SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND ALL PLANS THAT
     HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE 95-60
     APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY
     TO THE SECURITIES ADMINISTRATOR, TO THE EFFECT THAT THE PURCHASE OR HOLDING
     OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT CONSTITUTE OR
     RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION WITHIN THE MEANING OF ERISA,
     SECTION 4975 OF THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR,
     THE SERVICER, THE SECURITIES ADMINISTRATOR OR THE TRUSTEE TO ANY OBLIGATION
     IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT.
     EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE
     DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE REPRESENTATION
     LETTER REFERRED TO IN THE PRECEDING SENTENCE UNLESS SUCH PERSON SHALL HAVE
     PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO
     IN THE PRECEDING SENTENCE TO THE SECURITIES ADMINISTRATOR. THE POOLING AND
     SERVICING AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN
     VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL
     VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.

     4. Neither the Transferee nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a
Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred
Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation by means of general advertising or in any other manner, or (e) taken any other action, that (in the case of any of the acts described in clauses (a) through
(e) above) would constitute a distribution of the Transferred Certificates under the 1933 Act, would render the disposition of the Transferred Certificates a violation of Section 5 of the 1933 Act or any state securities law or would require registration or qualification of the Transferred Certificates pursuant thereto. The Transferee will not act, nor has it authorized nor will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to the Transferred Certificates, any interest in the Transferred
Certificates or any other similar security.

     5. The Transferee has been furnished with all information regarding (a) the
Depositor, (b) the Transferred Certificates and distributions thereon, (c)
nature, performance and servicing of the Mortgage Loans, (d) the Pooling and
Servicing Agreement and the Trust created pursuant thereto, (e) any credit enhancement mechanism associated with the Transferred Certificates, and (f) all related matters, that it has requested.

                                     G-2B-3

     6. The Transferee is an "accredited investor" within the meaning of paragraph (1), (2), (3) or (7) of Rule 501 (a) under the 1933 Act or an entity in which all the equity owners come within such paragraphs and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Transferred
Certificates; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the
Transferee is able to bear the economic risks of such an investment and can afford a complete loss of such investment.

     7. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee
Acknowledgment below.

                                        Very truly yours,

                                        ----------------------------------------
                                        (Transferee)

                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------
                                        Date:
                                              ----------------------------------

                                     G-2B-4

                             Nominee Acknowledgment

     The undersigned hereby acknowledges and agrees that as to the Transferred
Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.

                                        ----------------------------------------
                                        (Nominee)

                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                     G-2B-5

                                    EXHIBIT H

                    FORM OF TRANSFEREE REPRESENTATION LETTER
                        FOR ERISA RESTRICTED CERTIFICATES

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479-0113

Attention: Corporate Trust Services - BAFC 2006-F

     Re: Banc of America Funding Corporation, Mortgage Pass-Through
         Certificates, Series 2006-F, Class ___, having an initial aggregate
         Certificate Balance as of June 29, 2006 of $_________

Ladies and Gentlemen:

     This letter is delivered to you in connection with the transfer by
[_______________________] (the "Transferor") to
[________________________________] (the "Transferee") of the captioned
Certificates (the "Transferred Certificates"), pursuant to Section 6.02 of the
Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated
June 29, 2006, among Banc of America Funding Corporation, as Depositor, Wells
Fargo Bank, N.A., as Servicer and as Securities Administrator, and U.S. Bank
National Association, as Trustee. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement.

     The Transferee hereby certifies, represents and warrants to you, as
Securities Administrator, either that:

     (a) it is not, and is not acting on behalf of, an employee benefit plan or arrangement, including an individual retirement account, subject to the Employee
Retirement Income Security Act of 1974, as amended ("ERISA"), the Internal
Revenue Code of 1986, as amended (the "Code"), or any federal, state or local law ("Similar Law") which is similar to ERISA or the Code (collectively, a
"Plan"), and it is not using the assets of any such Plan to effect the purchase of the Transferred Certificates; or

     (b) With respect to any Transferred Certificates other than the Class 1-A-R
Certificate, it is an insurance company and the source of funds used to purchase the Transferred Certificates is an "insurance company general account" (as defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE
95-60"), 60 Fed. Reg. 35925 (July 12, 1995)), there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE
95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and all Plans that have an interest in such general account are Plans to which PTE 95-60 applies.

                                      H-1

Capitalized terms used in and not otherwise defined herein shall have the meaning assigned to them in the Pooling and Servicing Agreement.

                                        Very truly yours,

                                        ----------------------------------------
                                        (Transferee)

                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------
                                        Date:
                                              ----------------------------------

                                       H-2

                                    EXHIBIT I

                     FORM OF AFFIDAVIT REGARDING TRANSFER OF
                  RESIDUAL CERTIFICATE PURSUANT TO SECTION 6.02

                       Banc of America Funding Corporation
                       Mortgage Pass-Through Certificates,
                                  Series 2006-F

STATE OF  )
          ) ss:
COUNTY OF )

     The undersigned, being first duly sworn, deposes and says as follows:

     1. The undersigned is an officer of _______________________________, the proposed transferee (the "Transferee") of the Class 1-A-R Certificate (the
"Residual Certificate") issued pursuant to the Pooling and Servicing Agreement, dated June 29, 2006 (the "Agreement"), among Banc of America Funding
Corporation, as Depositor, Wells Fargo Bank, N.A., as Servicer and as Securities
Administrator, and U.S. Bank National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement. The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee.

     2. The Transferee is, as of the date hereof, and will be, as of the date of the transfer, a Permitted Transferee. The Transferee is acquiring the Residual
Certificate either (i) for its own account or (ii) as nominee, trustee or agent for another Person who is a Permitted Transferee and has attached hereto an affidavit from such Person in substantially the same form as this affidavit. The
Transferee has no knowledge that any such affidavit is false.

     3. The Transferee has been advised of, and understands that (i) a tax will be imposed on Transfers of the Residual Certificate to Persons that are not
Permitted Transferees; (ii) such tax will be imposed on the transferor, or, if such transfer is through an agent (which includes a broker, nominee or middleman) for a Person that is not a Permitted Transferee, on the agent; and
(iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent Transferee is a Permitted Transferee and, at the time of transfer, such Person does not have actual knowledge that the affidavit is false.

     4. The Transferee has been advised of, and understands that a tax will be imposed on a "pass-through entity" holding the Certificate if at any time during the taxable year of the pass-through entity a Person that is not a Permitted
Transferee is the record Holder of an interest in such entity. The Transferee understands that, other than in the case of an "electing large partnership"
under Section 775 of the Code, such tax will not be imposed for any period with respect to which the record Holder furnishes to the pass-through entity an affidavit that such record Holder is a Permitted Transferee and the pass-through entity does not have actual knowledge that such affidavit is false. (For this purpose, a "pass-through entity" includes a

                                      I-1

regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass-through entities as a nominee for another Person.)

     5. The Transferee has reviewed the provisions of Section 6.02 of the
Agreement and understands the legal consequences of the acquisition of the
Residual Certificate including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the transfer and mandatory sales. The Transferee expressly agrees to be bound by and to abide by the provisions of Section 6.02 of the Agreement and the restrictions noted on the face of the Certificate. The Transferee understands and agrees that any breach of any of the representations included herein shall render the transfer to the Transferee contemplated hereby null and void.

     6. The Transferee agrees to require a transfer affidavit in the form of this Affidavit from any Person to whom the Transferee attempts to transfer the
Residual Certificate, and in connection with any transfer by a Person for whom the Transferee is acting as nominee, trustee or agent, and the Transferee will not transfer the Residual Certificate or cause the Residual Certificate to be transferred to any Person that the Transferee knows is not a Permitted
Transferee.

     7. The Transferee historically has paid its debts as they have become due, and it intends to do so in the future.

     8. The Transferee does not have the intention to impede the assessment or collection of any tax legally required to be paid with respect to the Residual
Certificate.

     9. The taxpayer identification number of the Transferee's nominee is
___________.

     10. The Transferee is (i) a U.S. Person as defined in Code Section
7701(a)(30) or (ii) (A) the Transferee holds the Residual Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Securities Administrator with an effective
Internal Revenue Service Form W-8ECI (or successor thereto) or (B) the
Transferee has delivered to both the transferor and the Securities Administrator an Opinion of Counsel from a nationally-recognized tax counsel to the effect that such transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Residual
Certificate will not be disregarded for federal income tax purposes.

     11. The Transferee is aware that the Residual Certificate may be a
"noneconomic residual interest" within the meaning of Treasury Regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

     12. The Transferee will not cause income from the Residual Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the Transferee or any other U.S.
Person.

                                      I-2

     13. If the Transferee is purchasing the Residual Certificate in a transfer intended to meet the safe harbor provisions of Treasury Regulations Sections
1.860E-1(c), the Transferee has executed and attached Attachment A hereto.

     14. The Transferee is not an employee benefit plan or arrangement, including an individual retirement account, subject to ERISA, the Code or any federal, state or local law which is similar to ERISA or the Code, and the
Transferee is not acting on behalf of such a plan or arrangement.

     15. The Transferee understands that it may incur tax liabilities with respect to the Residual Certificate in excess of cash flows generated thereby.

     16. The Transferee intends to pay taxes associated with holding the
Residual Certificate as such taxes become due.

                                      * * *

                                      I-3

     IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer this _____ day of ________________, ____.

                                        ----------------------------------------
                                        Print Name of Transferee

                                        By
                                           -------------------------------------
                                           Name:
                                           Title:

     Personally appeared before me the above-named ____________________________, known or proved to me to be the same person who executed the foregoing instrument and to be the _______________________ of the Transferee, and
acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

     Subscribed and sworn before me this _____ day of _______________________,
____

                                        ----------------------------------------
                                        NOTARY PUBLIC

                                        My Commission expires the ____ day
                                        of ________, ___.

                                       I-4

                                  ATTACHMENT A

                                       to

      AFFIDAVIT PURSUANT TO SECTION 860E(e)(4) OF THE INTERNAL REVENUE CODE
                OF 1986, AS AMENDED, AND FOR NON-ERISA INVESTORS

Check the appropriate box:

[_]  The consideration paid to the Transferee to acquire the Residual
     Certificate equals or exceeds the excess of (a) the present value of the anticipated tax liabilities over (b) the present value of the anticipated savings associated with holding such Residual Certificate, in each case calculated in accordance with U.S. Treasury Regulations Sections
     1.860E-1(c)(7) and (8), computing present values using a discount rate equal to the short-term Federal rate prescribed by Section 1274(d) of the
     Code and the compounding period used by the Transferee.

                                       OR

[_]  The transfer of the Residual Certificate complies with U.S. Treasury
     Regulations Sections 1.860E-1(c)(5) and (6) and, accordingly:

     (i)  the Transferee is an "eligible corporation," as defined in U.S.
          Treasury Regulations Section 1.860E-1(c)(6)(i), as to which income from Residual Certificate will only be taxed in the United States;

     (ii) at the time of the transfer, and at the close of the Transferee's two fiscal years preceding the year of the transfer, the Transferee had gross assets for financial reporting purposes (excluding any obligation of a person related to the Transferee within the meaning of
          U.S. Treasury Regulations Section 1.860E-1(c)(6)(ii)) in excess of
          $100 million and net assets in excess of $10 million;

     (iii) the Transferee will transfer the Residual Certificate only to another
          "eligible corporation," as defined in U.S. Treasury Regulations
          Section 1.860E-1(c)(6)(i), in a transaction that satisfies the requirements of Sections 1.860E-1(c)(4)(i), (ii) and (iii) and Section
          1.860E-1(c)(5) of the U.S. Treasury Regulations;

     (iv) the Transferee has determined the consideration paid to it to acquire the Residual Certificate based on reasonable market assumptions
          (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Transferee) that it has determined in good faith; and

     (v)  in the event of any transfer of the Residual Certificate by the
          Transferee, the Transferee will require its transferee to complete a representation in the form of this Attachment A as a condition of such transferee's purchase of the Residual Certificate.

                                       I-5

                                    EXHIBIT J

                           LIST OF RECORDATION STATES

                                      None

                                       J-1

                                    EXHIBIT K

           FORM OF INITIAL CERTIFICATION OF THE [TRUSTEE] [CUSTODIAN]

                                  June 29, 2006

Banc of America Funding Corporation
214 North Tryon Street
Charlotte, North Carolina  28255

Wells Fargo Bank, N.A.
1 Home Campus
Des Moines, Iowa  50328-0001

     Re:  The Pooling and Servicing Agreement, dated June 29, 2006 (the "Pooling and Servicing Agreement"), among Banc of America Funding Corporation, as depositor, Wells Fargo Bank, N.A., as servicer and securities administrator, and U.S. Bank National Association, as trustee.

Ladies and Gentlemen:

     In accordance with the provisions of Section 2.02 of the above-referenced
Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), the
undersigned, as [Trustee] [Custodian], hereby certifies that, except as may be specified in any list of exceptions attached hereto, either (i) it has received the original Mortgage Note relating to each of the Mortgage Loans listed on the
Mortgage Loan Schedule or (ii) if such original Mortgage Note has been lost, a copy of such original Mortgage Note, together with a lost note affidavit.

     The [Trustee] [Custodian] has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement in connection with this Initial
Certification. The [Trustee] [Custodian] makes no representations as to: (i) the validity, legality, sufficiency, enforceability, recordability or genuineness of any of the documents contained in each Mortgage File or any of the Mortgage
Loans identified in the Mortgage Loan Schedule or (ii) the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan.

     Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Pooling and Servicing Agreement.

                                        [U.S. BANK NATIONAL ASSOCIATION,
                                        as Trustee]

                                        [______________________________________,
                                        as Custodian]

                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------

                                       K-1

                                        Title:
                                               ---------------------------------

                                       K-2

                                    EXHIBIT L

            FORM OF FINAL CERTIFICATION OF THE [TRUSTEE] [CUSTODIAN]

                           [________________, _____ ]

Banc of America Funding Corporation
214 North Tryon Street
Charlotte, North Carolina  28255

Wells Fargo Bank, N.A.
1 Home Campus
Des Moines, Iowa  50328-0001

     Re:  The Pooling and Servicing Agreement, dated June 29, 2006 (the "Pooling and Servicing Agreement"), among Banc of America Funding Corporation, as depositor, Wells Fargo Bank, N.A., as servicer and securities administrator, and U.S. Bank National Association, as trustee.

Ladies and Gentlemen:

     In accordance with the provisions of Section 2.02 of the above-referenced
Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), the
undersigned, as [Trustee] [Custodian], hereby certifies that, as to each
Mortgage Loan listed in the Mortgage Loan Schedule, except as may be specified in any list of exceptions attached hereto, such Mortgage File contains all of the items required to be delivered pursuant to Section 2.01(b) of the Pooling and Servicing Agreement.

     The [Trustee] [Custodian] has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement in connection with this Final
Certification. The [Trustee] [Custodian] makes no representations as to: (i) the validity, legality, sufficiency, enforceability, recordability or genuineness of any of the documents contained in each Mortgage File or any of the Mortgage
Loans identified in the Mortgage Loan Schedule or (ii) the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan.

                                       L-1

     Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Pooling and Servicing Agreement.

                                        [U.S. BANK NATIONAL ASSOCIATION,
                                        as Trustee]

                                        [______________________________________,
                                        as Custodian]

                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                       L-2

                                    EXHIBIT M

                           RELEVANT SERVICING CRITERIA

                               SERVICING CRITERIA                                     PARTIES RESPONSIBLE
-----------------------------------------------------------------------------------------------------------
    REFERENCE                         CRITERIA
-----------------------------------------------------------------------------------------------------------

                                  GENERAL SERVICING CONSIDERATIONS

1122(d)(1)(i)      Policies and procedures are instituted to monitor any           Servicer and Securities
                   performance or other triggers and events of default in          Administrator
                   accordance with the transaction agreements.

1122(d)(1)(ii)     If any material servicing activities are outsourced to third    Servicer and Securities
                   parties, policies and procedures are instituted to monitor      Administrator
                   the third party's performance and compliance with such
                   servicing activities.

1122(d)(1)(iii)    Any requirements in the transaction agreements to maintain a    Not applicable
                   back-up servicer for the mortgage loans are maintained.

1122(d)(1)(iv)     A fidelity bond and errors and omissions policy is in effect    Servicer
                   on the party participating in the servicing function
                   throughout the reporting period in the amount of coverage
                   required by and otherwise in accordance with the terms of the transaction agreements.

                                 CASH COLLECTION AND ADMINISTRATION

1122(d)(2)(i)      Payments on mortgage loans are deposited into the appropriate   Servicer and Securities
                   custodial bank accounts and related bank clearing accounts no   Administrator
                   more than two business days following receipt, or such other number of days specified in the transaction agreements.

1122(d)(2)(ii)     Disbursements made via wire transfer on behalf of an obligor    Servicer and Securities
                   or to an investor are made only by authorized personnel.        Administrator

1122(d)(2)(iii)    Advances of funds or guarantees regarding collections, cash     Servicer and Securities
                   flows or distributions, and any interest or other fees          Administrator
                   charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

1122(d)(2)(iv)     The related accounts for the transaction, such as cash          Servicer and Securities
                   reserve accounts or accounts established as a form of           Administrator
                   overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the
                   transaction agreements.

                                      M-1

                               SERVICING CRITERIA                                     PARTIES RESPONSIBLE
-----------------------------------------------------------------------------------------------------------
    REFERENCE                            CRITERIA
-----------------------------------------------------------------------------------------------------------

1122(d)(2)(v)      Each custodial account is maintained at a federally insured     Servicer and Securities
                   depository institution as set forth in the transaction          Administrator
                   agreements.  For purposes of this criterion, "federally
                   insured depository institution" with respect to a foreign
                   financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the
                   Securities Exchange Act.

1122(d)(2)(vi)     Unissued checks are safeguarded so as to prevent unauthorized   Servicer and Securities
                   access.                                                         Administrator

1122(d)(2)(vii)    Reconciliations are prepared on a monthly basis for all         Servicer and Securities
                   asset-backed securities related bank accounts, including        Administrator
                   custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction
                   agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original
                   identification, or such other number of days specified in the transaction agreements.

                                 INVESTOR REMITTANCES AND REPORTING

1122(d)(3)(i)      Reports to investors, including those to be filed with the      Servicer and Securities
                   Commission, are maintained in accordance with the transaction   Administrator
                   agreements and applicable Commission requirements.
                   Specifically, such reports (A) are prepared in accordance
                   with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C)
                   are filed with the Commission as required by its rules and regulations; and (D) agree with investors' or the trustee's records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.

1122(d)(3)(ii)     Amounts due to investors are allocated and remitted in          Servicer and Securities
                   accordance with timeframes, distribution priority and other     Administrator
                   terms set forth in the transaction agreements.

1122(d)(3)(iii)    Disbursements made to an investor are posted within two         Servicer and Securities
                   business days to the Servicer's investor records, or such       Administrator
                   other number of days specified in the transaction agreements.

1122(d)(3)(iv)     Amounts remitted to investors per the investor reports agree    Servicer and Securities
                   with cancelled checks, or other form of payment, or custodial   Administrator
                   bank statements.

                                      M-2

                               SERVICING CRITERIA                                     PARTIES RESPONSIBLE
-----------------------------------------------------------------------------------------------------------
    REFERENCE                            CRITERIA
-----------------------------------------------------------------------------------------------------------

                                     POOL ASSET ADMINISTRATION

1122(d)(4)(i)      Collateral or security on mortgage loans is maintained as       Custodian and Servicer
                   required by the transaction agreements or related mortgage loan documents.

1122(d)(4)(ii)     Mortgage loan and related documents are safeguarded as          Custodian and Servicer
                   required by the transaction agreements

1122(d)(4)(iii)    Any additions, removals or substitutions to the asset pool      Servicer
                   are made, reviewed and approved in accordance with any
                   conditions or requirements in the transaction agreements.

1122(d)(4)(iv)     Payments on mortgage loans, including any payoffs, made in      Servicer
                   accordance with the related mortgage loan documents are
                   posted to the Servicer's obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in
                   accordance with the related mortgage loan documents.

1122(d)(4)(v)      The Servicer's records regarding the mortgage loans agree       Servicer
                   with the Servicer's records with respect to an obligor's
                   unpaid principal balance.

1122(d)(4)(vi)     Changes with respect to the terms or status of an obligor's     Servicer
                   mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in
                   accordance with the transaction agreements and related pool asset documents.

1122(d)(4)(vii)    Loss mitigation or recovery actions (e.g., forbearance plans,   Servicer
                   modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other
                   requirements established by the transaction agreements.

1122(d)(4)(viii)   Records documenting collection efforts are maintained during    Servicer
                   the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity's activities in monitoring delinquent mortgage loans including, for
                   example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

1122(d)(4)(ix)     Adjustments to interest rates or rates of return for mortgage   Servicer
                   loans with variable rates are computed based on the related mortgage loan documents.

                                      M-3

                               SERVICING CRITERIA                                     PARTIES RESPONSIBLE
-----------------------------------------------------------------------------------------------------------
    REFERENCE                            CRITERIA
-----------------------------------------------------------------------------------------------------------

1122(d)(4)(x)      Regarding any funds held in trust for an obligor (such as       Servicer
                   escrow accounts): (A) such funds are analyzed, in accordance with the obligor's mortgage loan documents, on at least an annual basis, or such other period specified in the
                   transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable
                   mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.

1122(d)(4)(xi)     Payments made on behalf of an obligor (such as tax or           Servicer
                   insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has
                   been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

1122(d)(4)(xii)    Any late payment penalties in connection with any payment to    Servicer
                   be made on behalf of an obligor are paid from the servicer's funds and not charged to the obligor, unless the late payment was due to the obligor's error or omission.

1122(d)(4)(xiii)   Disbursements made on behalf of an obligor are posted within    Servicer
                   two business days to the obligor's records maintained by the servicer, or such other number of days specified in the
                   transaction agreements.

1122(d)(4)(xiv)    Delinquencies, charge-offs and uncollectible accounts are       Servicer and Securities
                   recognized and recorded in accordance with the transaction      Administrator
                   agreements.

1122(d)(4)(xv)     Any external enhancement or other support, identified in Item   Not Applicable
                   1114(a)(1) through (3) or Item 1115 of Regulation AB, is
                   maintained as set forth in the transaction agreements.

                                      M-4

                                    EXHIBIT N

                         ADDITIONAL FORM 10-D DISCLOSURE

                         ADDITIONAL FORM 10-D DISCLOSURE
--------------------------------------------------------------------------------
            ITEM ON FORM 10-D                        PARTY RESPONSIBLE
----------------------------------------   -------------------------------------
      ITEM 1: DISTRIBUTION AND POOL
         PERFORMANCE INFORMATION

Information included in the [Monthly                      Servicer
Statement]                                        Securities Administrator

Any information required by 1121                         Depositor
which is NOT included on the [Monthly
Statement]

        ITEM 2: LEGAL PROCEEDINGS

Any legal proceeding pending against the
following entities or their respective
property, that is material to
Certificateholders, including any
proceeding known to be contemplated by
governmental authorities:

o    Issuing Entity (Trust Fund)             Trustee, Securities Administrator,
                                                   Servicer and Depositor

o    Sponsor (Seller)                      Seller (if a party to the Pooling and
                                             Servicing Agreement) or Depositor

o    Depositor                                           Depositor

o    Trustee                                              Trustee

o    Securities Administrator                     Securities Administrator

o    Servicer                                             Servicer

o    Custodian                                           Custodian

o    1110(b) Originator                                  Depositor

o    Any 1108(a)(2) Servicer (other than                  Servicer
     the Servicer or Securities
     Administrator)

o    Any other party contemplated by                     Depositor
     1100(d)(1)

  ITEM 3: SALE OF SECURITIES AND USE OF                  Depositor
                PROCEEDS

Information from Item 2(a) of Part II of
Form 10-Q:

With respect to any sale of securities
by the sponsor, depositor or issuing
entity, that are backed by the same
asset pool or are otherwise issued by
the issuing entity, whether or not
registered, provide the sales and use of
proceeds information in Item 701 of
Regulation S-K. Pricing information can
be omitted if securities were not
registered.

                                       N-1

                         ADDITIONAL FORM 10-D DISCLOSURE
--------------------------------------------------------------------------------
          ITEM ON FORM 10-D                         PARTY RESPONSIBLE
----------------------------------------   -------------------------------------
 ITEM 4: DEFAULTS UPON SENIOR SECURITIES          Securities Administrator

Information from Item 3 of Part II of
Form 10-Q:

Report the occurrence of any Event of
Default (after expiration of any grace
period and provision of any required
notice)

   ITEM 5: SUBMISSION OF MATTERS TO A             Securities Administrator
        VOTE OF SECURITY HOLDERS

Information from Item 4 of Part II of
Form 10-Q

     ITEM 6: SIGNIFICANT OBLIGORS OF                     Depositor
               POOL ASSETS

Item 1112(b) - Significant Obligor
Financial Information*

*    This information need only be
     reported on the Form 10-D for the
     distribution period in which
     updated information is required
     pursuant to the Item.

     ITEM 7: SIGNIFICANT ENHANCEMENT
          PROVIDER INFORMATION

Item 1114(b)(2) - Credit Enhancement
Provider Financial Information*

o    Determining applicable disclosure            Securities Administrator
     threshold

o    Requesting required financial                Securities Administrator
     information (including any required
     accountants' consent to the use
     thereof) or effecting incorporation
     by reference

Item 1115(b) - Derivative Counterparty
Financial Information*

o    Determining current maximum                         Depositor
     probable exposure

o    Determining current significance             Securities Administrator
     percentage

o    Requesting required financial                Securities Administrator
     information (including any required
     accountants' consent to the use
     thereof) or effecting incorporation
     by reference

*    This information need only be
     reported on the Form 10-D for the
     distribution period in which
     updated information is required
     pursuant to the Items.

        ITEM 8: OTHER INFORMATION

Disclose any information required to be
reported

                                       N-2

                         ADDITIONAL FORM 10-D DISCLOSURE
--------------------------------------------------------------------------------
          ITEM ON FORM 10-D                         PARTY RESPONSIBLE
----------------------------------------   -------------------------------------
on Form 8-K during the period covered by       Any party responsible for the
the Form 10-D but not reported             applicable  Form 8-K Disclosure item

            ITEM 9: EXHIBITS

Monthly Statement to Certificateholders           Securities Administrator

Exhibits required by Item 601 of                         Depositor
Regulation S-K, such as material
agreements

                                       N-3

                                    EXHIBIT O

                         ADDITIONAL FORM 10-K DISCLOSURE

                         ADDITIONAL FORM 10-K DISCLOSURE
--------------------------------------------------------------------------------
            ITEM ON FORM 10-K                        PARTY RESPONSIBLE
----------------------------------------   -------------------------------------
       ITEM 9B: OTHER INFORMATION          Any party responsible for disclosure
                                                     items on Form 8-K
Disclose any information required to be
reported on Form 8-K during the fourth
quarter covered by the Form 10-K but not
reported

ITEM 15: EXHIBITS, FINANCIAL STATEMENT            Securities Administrator
                SCHEDULES                                Depositor

    REG AB ITEM 1112(B): SIGNIFICANT
         OBLIGORS OF POOL ASSETS

Significant Obligor Financial                            Depositor
Information*

*    This information need only be
     reported on the Form 10-D for the
     distribution period in which
     updated information is required
     pursuant to the Item.

     REG AB ITEM 1114(B)(2): CREDIT
     ENHANCEMENT PROVIDER FINANCIAL
               INFORMATION

o    Determining applicable disclosure            Securities Administrator
     threshold

o    Requesting required financial                Securities Administrator
     information (including any required
     accountants' consent to the use
     thereof) or effecting incorporation
     by reference

*    This information need only be
     reported on the Form 10-D for the
     distribution period in which
     updated information is required
     pursuant to the Items.

     REG AB ITEM 1115(B): DERIVATIVE
         COUNTERPARTY FINANCIAL
               INFORMATION

o    Determining current maximum                         Depositor
     probable exposure

o    Determining current significance             Securities Administrator
     percentage

o    Requesting required financial                Securities Administrator
     information (including any required
     accountants' consent to the use
     thereof) or effecting incorporation
     by reference

*    This information need only be
     reported on the Form 10-D for the
     distribution period in which
     updated information is required
     pursuant to the Items.

   REG AB ITEM 1117: LEGAL PROCEEDINGS

Any legal proceeding pending against the
following entities or their respective
property, that is material to
Certificateholders, including

                                       O-1

                         ADDITIONAL FORM 10-K DISCLOSURE
--------------------------------------------------------------------------------
            ITEM ON FORM 10-K                        PARTY RESPONSIBLE
----------------------------------------   -------------------------------------
any proceeding known to be contemplated
by governmental authorities:

o    Issuing Entity (Trust Fund)             Trustee, Securities Administrator,
                                                   Servicer and Depositor

o    Sponsor (Seller)                      Seller (if a party to the Pooling and
                                             Servicing Agreement) or Depositor

o    Depositor                                           Depositor

o    Trustee                                              Trustee

o    Securities Administrator                     Securities Administrator

o    Servicer                                             Servicer

o    Custodian                                           Custodian

o    1110(b) Originator                                  Depositor

o    Any 1108(a)(2) Servicer (other than                  Servicer
     the Servicer or Trustee)

o    Any other party contemplated by                     Depositor
     1100(d)(1)

 REG AB ITEM 1119: AFFILIATIONS AND
             RELATIONSHIPS

Whether (a) the Sponsor (Seller),                   Depositor as to (a)
Depositor or Issuing Entity is an                 Sponsor/Seller as to (a)
affiliate of the following parties, and
(b) to the extent known and material,
any of the following parties are
affiliated with one another:

o    Servicer                                             Servicer

o    Securities Administrator                     Securities Administrator

o    Trustee                                              Trustee

o    Any other 1108(a)(3) servicer                        Servicer

o    Any 1110 Originator                             Depositor/Sponsor

o    Any 1112(b) Significant Obligor                 Depositor/Sponsor

o    Any 1114 Credit Enhancement                     Depositor/Sponsor
     Provider

o    Any 1115 Derivative Counterparty                Depositor/Sponsor
     Provider

o    Any other 1101(d)(1) material party             Depositor/Sponsor

Whether there are any "outside the                  Depositor as to (a)
ordinary course business arrangements"            Sponsor/Seller as to (a)
other than would be obtained in an arm's
length transaction between (a) the
Sponsor (Seller), Depositor or Issuing
Entity on the one hand, and (b) any of
the following parties (or their
affiliates) on the other hand, that
exist currently or within the past two
years and that are material to a
Certificateholder's understanding of the
Certificates:

o    Servicer                                             Servicer

o    Securities Administrator                     Securities Administrator

o    Trustee                                              Trustee

o    Any other 1108(a)(3) servicer                        Servicer

                                      O-2

                         ADDITIONAL FORM 10-K DISCLOSURE
--------------------------------------------------------------------------------
            ITEM ON FORM 10-K                        PARTY RESPONSIBLE
----------------------------------------   -------------------------------------
o    Any 1110 Originator                             Depositor/Sponsor

o    Any 1112(b) Significant Obligor                 Depositor/Sponsor

o    Any 1114 Credit Enhancement                     Depositor/Sponsor
     Provider

o    Any 1115 Derivative Counterparty                Depositor/Sponsor
     Provider

o    Any other 1101(d)(1) material party             Depositor/Sponsor

Whether there are any specific                      Depositor as to (a)
relationships involving the transaction           Sponsor/Seller as to (a)
or the pool assets between (a) the
Sponsor (Seller), Depositor or Issuing
Entity on the one hand, and (b) any of
the following parties (or their
affiliates) on the other hand, that
exist currently or within the past two
years and that are material:

o    Servicer                                             Servicer

o    Trustee                                              Trustee

o    Securities Administrator                        Securities Administrator

o    Any other 1108(a)(3) servicer                         Servicer

o    Any 1110 Originator                             Depositor/Sponsor

o    Any 1112(b) Significant Obligor                 Depositor/Sponsor

o    Any 1114 Credit Enhancement                     Depositor/Sponsor
     Provider

o    Any 1115 Derivative Counterparty                Depositor/Sponsor
     Provider

o    Any other 1101(d)(1) material party             Depositor/Sponsor

                                      O-3

                                    EXHIBIT P

                         FORM 8-K DISCLOSURE INFORMATION

                         FORM 8-K DISCLOSURE INFORMATION
--------------------------------------------------------------------------------
            ITEM ON FORM 8-K                         PARTY RESPONSIBLE
----------------------------------------   -------------------------------------
    ITEM 1.01- ENTRY INTO A MATERIAL                    All parties
          DEFINITIVE AGREEMENT

Disclosure is required regarding entry
into or amendment of any definitive
agreement that is material to the
securitization, even if depositor is not
a party.

Examples: servicing agreement, custodial
agreement.

Note: disclosure not required as to
definitive agreements that are fully
disclosed in the prospectus

  ITEM 1.02- TERMINATION OF A MATERIAL                  All parties
          DEFINITIVE AGREEMENT

Disclosure is required regarding
termination of any definitive agreement
that is material to the securitization
(other than expiration in accordance
with its terms), even if depositor is
not a party.

Examples: servicing agreement, custodial
agreement.

 ITEM 1.03- BANKRUPTCY OR RECEIVERSHIP                   Depositor

Disclosure is required regarding the
bankruptcy or receivership, with respect
to any of the following:

o    Sponsor (Seller)                            Depositor/Sponsor (Seller)

o    Depositor                                           Depositor

o    Servicer                                             Servicer

o    Affiliated Servicer                                  Servicer

o    Other Servicer servicing 20% or                      Servicer
     more of the pool assets at the time
     of the report

o    Other material servicers                             Servicer

o    Trustee                                              Trustee

o    Securities Administrator                     Securities Administrator

o    Significant Obligor                                 Depositor

o    Credit Enhancer (10% or more)                       Depositor

o    Derivative Counterparty                             Depositor

                                       P-1

                         FORM 8-K DISCLOSURE INFORMATION
--------------------------------------------------------------------------------
            ITEM ON FORM 8-K                         PARTY RESPONSIBLE
----------------------------------------   -------------------------------------
o    Custodian                                           Custodian

   ITEM 2.04- TRIGGERING EVENTS THAT                     Depositor
    ACCELERATE OR INCREASE A DIRECT                       Servicer
 FINANCIAL OBLIGATION OR AN OBLIGATION            Securities Administrator
 UNDER AN OFF-BALANCE SHEET ARRANGEMENT

Includes an early amortization,
performance trigger or other event,
including event of default, that would
materially alter the payment
priority/distribution of cash
flows/amortization schedule.

Disclosure will be made of events other
than waterfall triggers which are
disclosed in the monthly statements to
the certificateholders.

  ITEM 3.03- MATERIAL MODIFICATION TO             Securities Administrator
       RIGHTS OF SECURITY HOLDERS                         Trustee

Disclosure is required of any material
modification to documents defining the
rights of Certificateholders, including
the Pooling and Servicing Agreement.

  ITEM 5.03- AMENDMENTS OF ARTICLES OF                   Depositor
   INCORPORATION OR BYLAWS; CHANGE OF
              FISCAL YEAR

Disclosure is required of any amendment
"to the governing documents of the
issuing entity".

    ITEM 6.01- ABS INFORMATIONAL AND                     Depositor
         COMPUTATIONAL MATERIAL

ITEM 6.02- CHANGE OF SERVICER OR TRUSTEE            Servicer/Securities
                                                 Administrator/Depositor/

Requires disclosure of any removal,
replacement, substitution or addition of
any servicer, affiliated servicer, other
servicer servicing 10% or more of pool
assets at time of report, other material
servicers or trustee.

Reg AB disclosure about any new servicer             Servicer/Depositor
is also required.

Reg AB disclosure about any new Trustee                   Trustee
is also required.

ITEM 6.03- CHANGE IN CREDIT ENHANCEMENT      Depositor/Securities Administrator
          OR EXTERNAL SUPPORT

Covers termination of any enhancement in
manner other than by its terms, the
addition of an enhancement, or a
material change in the

                                       P-2

                         FORM 8-K DISCLOSURE INFORMATION
--------------------------------------------------------------------------------
            ITEM ON FORM 8-K                         PARTY RESPONSIBLE
----------------------------------------   -------------------------------------
enhancement provided. Applies to
external credit enhancements as well as
derivatives.

Reg AB disclosure about any new                          Depositor
enhancement provider is also required.

 ITEM 6.04- FAILURE TO MAKE A REQUIRED            Securities Administrator
              DISTRIBUTION

   ITEM 6.05- SECURITIES ACT UPDATING                    Depositor
               DISCLOSURE

If any material pool characteristic
differs by 5% or more at the time of
issuance of the securities from the
description in the final prospectus,
provide updated Reg AB disclosure about
the actual asset pool.

If there are any new servicers or                        Depositor
originators required to be disclosed
under Regulation AB as a result of the
foregoing, provide the information
called for in Items 1108 and 1110
respectively.

      ITEM 7.01- REG FD DISCLOSURE                      All parties

         ITEM 8.01- OTHER EVENTS                         Depositor

Any event, with respect to which
information is not otherwise called for
in Form 8-K, that the registrant deems
of importance to certificateholders.

  ITEM 9.01- FINANCIAL STATEMENTS AND              Responsible party for
                EXHIBITS                    reporting/disclosing the financial
                                                   statement or exhibit

                                       P-3

                                    EXHIBIT Q

                      FORM OF SARBANES-OXLEY CERTIFICATION

                       Banc of America Funding Corporation
                       Mortgage Pass-Through Certificates,
                                  Series 2006-F

     I, [________], a [_____________] of Banc of America Funding Corporation
(the "Depositor"), certify that:

1.   I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on
     Form 10-K of the Banc of America Funding 2006-F Trust (the "Exchange Act
     Periodic Reports");

2.   Based on my knowledge, the Exchange Act Periodic Reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.   Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act Periodic Reports;

4.   Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act Reports, the servicer has fulfilled its obligations under the pooling and servicing agreement, dated June 29, 2006, by and among the
     Depositor, U.S. Bank National Association and Wells Fargo Bank, N.A.; and

5.   All of the reports on assessment of compliance with the servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item
     1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

     In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated party: Wells Fargo Bank, N.A.

[_________], 20

                                       Q-1

                                    EXHIBIT R

                          FORM OF BACK-UP CERTIFICATION

     Re:  Banc of America Funding 2006-F Trust (the "Trust"), Mortgage
          Pass-Through Certificates, Series 2006-F, issued pursuant to a Pooling and Servicing Agreement, dated June 29, 2006 (the "Pooling
          Agreement"), among Banc of America Funding Corporation, as Depositor,
          Wells Fargo Bank, N.A., as Servicer and as Securities Administrator,
          and U.S. Bank National Association, as Trustee

     The Securities Administrator hereby certifies to the Depositor and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

     1. I have reviewed the annual report on Form 10-K for the fiscal year [___]
(the "Annual Report"), and all reports on Form 10-D required to be filed in respect of period covered by the Annual Report (collectively with the Annual
Report, the "Reports"), of the Trust;

     2. To my knowledge, the Reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the
Annual Report;

     3. To my knowledge, the distribution and servicing information required to be provided by the Securities Administrator under the Pooling Agreement for inclusion in the Reports is included in the Reports;

     4. I am responsible for reviewing the activities performed by the
Securities Administrator under the Pooling and Servicing Agreement, and based on my knowledge and the compliance review conducted in preparing the compliance statement of the Securities Administrator required in the Annual Report under
Item 1123 of Regulation AB, and except as disclosed in the Reports, the
Securities Administrator has fulfilled its obligations under the Pooling
Agreement in all material respects; and

     5. The report on assessment of compliance with servicing criteria for asset-backed securities of the Securities Administrator and its related attestation report on assessment of compliance with servicing criteria required to be included in the Annual Report in accordance with Item 1122 of Regulation
AB and Exchange Act Rules 13a-18 and 15d-18 has been included as an exhibit to the Annual Report. Any material instances of non-compliance are described in such report and have been disclosed in the Annual Report.

                                       R-1

                                        WELLS FARGO BANK, N.A.,
                                        as Securities Administrator

                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:

                                       R-2

                                    EXHIBIT S

                       ADDITIONAL DISCLOSURE NOTIFICATION

**SEND VIA FAX TO 410-715-2380 AND VIA EMAIL TO
cts.sec.notifications@wellsfargo.com AND VIA OVERNIGHT MAIL TO THE ADDRESS
IMMEDIATELY BELOW**

Wells Fargo Bank, N.A., as Securities Administrator
9062 Old Annapolis Road
Columbia, Maryland 21045
Attn: Corporate Trust Services - BAFC 2006-F --SEC REPORT PROCESSING

RE:  **Additional Form [10-D][10-K][8-K] Disclosure** Required

Ladies and Gentlemen:

In accordance with Section [ ] of the Pooling and Servicing Agreement, dated
June 29, 2006, among Banc of America Funding Corporation, as depositor, Wells
Fargo Bank, N.A., as servicer and as securities administrator, and U.S. Bank
National Association, as trustee. The undersigned, as [___], hereby notifies you that certain events have come to our attention that [will] [may] need to be disclosed on Form [10-D][10-K][8-K].

Description of Additional Form [10-D][10-K][8-K] Disclosure:

List of any Attachments hereto to be included in the Additional Form
[10-D][10-K][8-K] Disclosure:

Any inquiries related to this notification should be directed to [__________], phone number: [__________]; email address: [__________].

                                        [NAME OF PARTY],
                                        as [role]

                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:

                                       S-1

                                    EXHIBIT T

                    DATA ELEMENTS FOR SERVICER'S CERTIFICATE

STANDARD FILE LAYOUT -
SECURITIES ADMINISTRATOR
-----------------------------------------------------------------------------------------------------------------------
COLUMN NAME                DESCRIPTION                          DECIMAL   COMMENT                            MAX SIZE
-----------------------------------------------------------------------------------------------------------------------

SER_INVESTOR_NBR           A value assigned by the Servicer                                                  Text up to
                           to define a group of loans.                                                       10 digits

LOAN_NBR                   A unique identifier assigned to                                                   Text up to
                           each loan by the investor.                                                        10 digits

SERVICER_LOAN_NBR          A unique number assigned to a loan                                                Text up to
                           by the Servicer. This may be                                                      10 digits
                           different than the LOAN_NBR.

BORROWER_NAME              The borrower name as received in                                                  Maximum
                           the file. It is not separated by                                                  length of
                           first and last name.                                                              30 (Last,
                                                                                                             First)

SCHED_PAY_AMT              Scheduled monthly principal and         2      No commas(,) or dollar signs ($)       11
                           scheduled interest payment that a
                           borrower is expected to pay, P&I
                           constant.

NOTE_INT_RATE              The loan interest rate as reported      4      Max length of 6                        6
                           by the Servicer.

NET_INT_RATE               The loan gross interest rate less       4      Max length of 6                        6
                           the service fee rate as reported
                           by the Servicer.

SERV_FEE_RATE              The servicer's fee rate for a loan      4      Max length of 6                        6
                           as reported by the Servicer.

SERV_FEE_AMT               The servicer's fee amount for a         2      No commas(,) or dollar signs ($)       11
                           loan as reported by the Servicer.

NEW_PAY_AMT                The new loan payment amount as          2      No commas(,) or dollar signs ($)       11
                           reported by the Servicer.

NEW_LOAN_RATE              The new loan rate as reported by        4      Max length of 6                        6
                           the Servicer.

ARM_INDEX_RATE             The index the Servicer is using to      4      Max length of 6                        6
                           calculate a forecasted rate.

ACTL_BEG_PRIN_BAL          The borrower's actual principal         2      No commas(,) or dollar signs ($)       11
                           balance at the beginning of the
                           processing cycle.

ACTL_END_PRIN_BAL          The borrower's actual principal         2      No commas(,) or dollar signs ($)       11
                           balance at the end of the
                           processing cycle.

BORR_NEXT_PAY_DUE_DATE     The date at the end of processing              MM/DD/YYYY                             10
                           cycle that the borrower's next
                           payment is due to the Servicer, as
                           reported by Servicer.

SERV_CURT_AMT_1            The first curtailment amount to be      2      No commas(,) or dollar signs ($)       11
                           applied.

SERV_CURT_DATE_1           The curtailment date associated                MM/DD/YYYY                             10
                           with the first curtailment amount.

CURT_ADJ_ AMT_1            The curtailment interest on the         2      No commas(,) or dollar signs ($)       11
                           first curtailment amount, if
                           applicable.

SERV_CURT_AMT_2            The second curtailment amount to        2      No commas(,) or dollar signs ($)       11
                           be applied.

SERV_CURT_DATE_2           The curtailment date associated                MM/DD/YYYY                             10
                           with the second curtailment amount.

                                       T-1

CURT_ADJ_ AMT_2            The curtailment interest on the         2      No commas(,) or dollar signs ($)       11
                           second curtailment amount, if
                           applicable.

SERV_CURT_AMT_3            The third curtailment amount to be      2      No commas(,) or dollar signs ($)       11
                           applied.

SERV_CURT_DATE_3           The curtailment date associated                MM/DD/YYYY                             10
                           with the third curtailment amount.

CURT_ADJ_AMT_3             The curtailment interest on the         2      No commas(,) or dollar signs ($)       11
                           third curtailment amount, if
                           applicable.

PIF_AMT                    The loan "paid in full" amount as       2      No commas(,) or dollar signs ($)       11
                           reported by the Servicer.

PIF_DATE                   The paid in full date as reported              MM/DD/YYYY                             10
                           by the Servicer.

ACTION_CODE                The standard FNMA numeric code                 Action Code Key: 15=Bankruptcy,        2
                           used to indicate the                           30=Foreclosure, , 60=PIF,
                           default/delinquent status of a                 63=Substitution,
                           particular loan.                               65=Repurchase,70=REO

INT_ADJ_AMT                The amount of the interest              2      No commas(,) or dollar signs ($)       11
                           adjustment as reported by the
                           Servicer.

SOLDIER_SAILOR_ADJ_AMT     The Soldier and Sailor Adjustment       2      No commas(,) or dollar signs ($)       11
                           amount, if applicable.

NON_ADV_LOAN_AMT           The Non Recoverable Loan Amount,        2      No commas(,) or dollar signs ($)       11
                           if applicable.

LOAN_LOSS_AMT              The amount the Servicer is passing      2      No commas(,) or dollar signs ($)       11
                           as a loss, if applicable.

SCHED_BEG_PRIN_BAL         The scheduled outstanding               2      No commas(,) or dollar signs ($)       11
                           principal amount due at the
                           beginning of the cycle date to be
                           passed through to investors.

SCHED_END_PRIN_BAL         The scheduled principal balance         2      No commas(,) or dollar signs ($)       11
                           due to investors at the end of a
                           processing cycle.

SCHED_PRIN_AMT             The scheduled principal amount as       2      No commas(,) or dollar signs ($)       11
                           reported by the Servicer for the
                           current cycle -- only applicable
                           for Scheduled/Scheduled Loans.

SCHED_NET_INT              The scheduled gross interest            2      No commas(,) or dollar signs ($)       11
                           amount less the service fee amount
                           for the current cycle as reported
                           by the Servicer -- only applicable
                           for Scheduled/Scheduled Loans.

ACTL_PRIN_AMT              The actual principal amount             2      No commas(,) or dollar signs ($)       11
                           collected by the Servicer for the
                           current reporting cycle -- only
                           applicable for Actual/Actual
                           Loans.

ACTL_NET_INT               The actual gross interest amount        2      No commas(,) or dollar signs ($)       11
                           less the service fee amount for
                           the current reporting cycle as
                           reported by the Servicer -- only
                           applicable for Actual/Actual
                           Loans.

PREPAY_PENALTY_ AMT        The penalty amount received when a      2      No commas(,) or dollar signs ($)       11
                           borrower prepays on his loan as
                           reported by the Servicer.

PREPAY_PENALTY_ WAIVED     The prepayment penalty amount for       2      No commas(,) or dollar signs ($)       11
                           the loan waived by the servicer.

MOD_DATE                   The Effective Payment Date of the              MM/DD/YYYY                             10
                           Modification for the loan.

MOD_TYPE                   The Modification Type.                         Varchar - value can be alpha or        30

                                       T-2

                                                                          numeric

DELINQ_P&I_ADVANCE_AMT     The current outstanding principal       2      No commas(,) or dollar signs ($)       11
                           and interest advances made by
                           Servicer.

                                       T-3